  As filed with the Securities and Exchange Commission on October 10, 1995

                                        Registration No. 33-____________________

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM S-4
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                         UNION PLANTERS CORPORATION
           (Exact name of registrant as specified in its charter)


         TENNESSEE                          6712                62-0859007
(State or other jurisdiction of      (Primary Standard       (I.R.S. Employer
incorporation or organization)           Industrial          Identification No.)
                                 Classification Code Number)

                         7130 GOODLETT FARMS PARKWAY
                          MEMPHIS, TENNESSEE 38018
                               (901) 383-6000
            (Address, including zip code, and telephone number of
                  registrant's principal executive offices)

                          E. JAMES HOUSE, JR, ESQ.,
              SECRETARY AND MANAGER OF THE LEGAL DEPARTMENT OF
                         UNION PLANTERS CORPORATION
                         7130 GOODLETT FARMS PARKWAY
                          MEMPHIS, TENNESSEE 38018
                               (901) 383-6584
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                                 COPIES TO:

   R. NASH NEYLAND, ESQ.                          CRAIG A. ADOOR, ESQ.
   Wyatt, Tarrant & Combs             Peper, Martin, Jensen, Maichel and Hetlage
6075 Poplar Avenue, Suite 650                 720 Olive Street, 24th Floor
  Memphis, Tennessee 38119                      St. Louis, Missouri 63101
       (901) 537-1000                                (314) 421-3850


                       CALCULATION OF REGISTRATION FEE


                                                                         Proposed Maximum     Proposed Maximum
Title of Each Class of Securities to be Registered     Amount to be        Offering Price        Aggregate              Amount of
                Registered                              Registered           Per Unit(1)      Offering Price (1)    Registration Fee
--------------------------------------------------     ------------       ----------------    ------------------    ----------------
UPC Common Stock having a par value of $5.00 per        4,192,376           $34.00               $142,540,784           $49,152
share, including rights to purchase shares of
Series A Preferred Stock under certain
circumstances

__________________________________

(1)      Determined pursuant to Rule 457(f)(1).

                              DELAYING AMENDMENT

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                          UNION PLANTERS CORPORATION
              CROSS REFERENCE OF ITEMS IN FORM S-4 TO PROSPECTUS

ITEMS IN PART I OF FORM S-4                                 PROSPECTUS CAPTION OR LOCATION
---------------------------                                 ------------------------------
A.       INFORMATION ABOUT THE TRANSACTION

1.       Forepart of Registration Statement and             Facing Page, Cross Reference Sheet and
         Outside Front Cover Page of Prospectus             Outside Front Cover Page

2.       Inside Front and Outside Back Cover                Inside Front Cover and TABLE OF CONTENTS
         Pages of Prospectus

3.       Risk Factors, Ratio of Earnings to Fixed           *
         Charges and Other Information

4.       Terms of the Transaction                           SUMMARY and THE MERGER

5.       Pro Forma Financial Information                    SUMMARY

6.       Material Contracts with the Company                *
         Being Acquired

7.       Additional Information Required for                *
         Reoffering by Persons and Parties Deemed
         to be Underwriters

8.       Interests of Named Experts and Counsel             THE MERGER--Fairness Opinion of
                                                            Financial Advisor, VALIDITY OF UPC
                                                            COMMON STOCK and EXPERTS

9.       Disclosure of Commission Position on               *
         Indemnification for Securities Act
         Liabilities

B.       INFORMATION ABOUT THE REGISTRANT

10.      Information with Respect to S-3                    SUMMARY, THE MERGER, CERTAIN REGULATORY
         Registrants                                        CONSIDERATIONS, DESCRIPTION OF THE UPC
                                                            COMMON AND PREFERRED STOCK, CERTAIN
                                                            PROVISIONS THAT MAY HAVE AN ANTI-
                                                            TAKEOVER EFFECT and INCORPORATION OF
                                                            CERTAIN DOCUMENTS BY REFERENCE


ITEMS IN PART I OF FORM S-4                                 PROSPECTUS CAPTION OR LOCATION
---------------------------                                 ------------------------------
11.      Incorporation of Certain Information by            INCORPORATION OF CERTAIN DOCUMENTS BY
         Reference                                          REFERENCE

12.      Information with Respect to S-2 or S-3             *
         Registrants

13.      Incorporation of Certain Information by            *
         Reference

14.      Information with Respect to Registrants            *
         Other Than S-3 or S-2 Registrants

C.       INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.      Information with Respect to S-3                    SUMMARY, THE MERGER, CERTAIN REGULATORY
         Companies                                          CONSIDERATIONS, INCORPORATION OF CERTAIN
                                                            DOCUMENTS BY REFERENCE

16.      Information with Respect to S-2 or S-3             *
         Companies

17.      Information with Respect to Companies              *
         Other Than S-3 or S-2 Companies

D.       VOTING AND MANAGEMENT INFORMATION

18.      Information if Proxies, Consents or                INCORPORATION OF CERTAIN DOCUMENTS BY
         Authorizations are to be Solicited                 REFERENCE, THE SPECIAL MEETING, THE
                                                            MERGER, and EFFECT OF MERGER ON RIGHTS
                                                            OF CBI COMMON STOCK SHAREHOLDERS

19.      Information if Proxies, Consents or                *
         Authorizations are not to be Solicited
         or in an Exchange Offer


----------------------------------

*        Omitted because the answer is negative or the item is inapplicable.

                         CAPITAL BANCORPORATION, INC.
                     407 North Kingshighway, Fourth Floor
                        Cape Girardeau, Missouri 63701

                                                           October _____ , 1995
TO THE COMMON STOCK SHAREHOLDERS OF CAPITAL BANCORPORATION, INC.

         You are cordially invited to attend a Special Meeting of the common stock shareholders of Capital Bancorporation, Inc. ("CBI") to be held at ______________________________________________________ at __:00 _.m., Central
Standard Time on _______,  _______, _____, 1995.

         At the Special Meeting you will have the opportunity to consider and vote on a proposal to approve an Agreement and Plan of Reorganization dated as of June 20, 1995, as amended and restated June 22, 1995 (the "Reorganization Agreement"), along with the Plan of Merger annexed thereto as Exhibit A, pursuant to which CBI would be merged with and into CBI Acquisition Company ("Acquisition Company"), a wholly-owned subsidiary of Union Planters Corporation ("UPC"), a bank holding company headquartered in Memphis, Tennessee (the "Merger"). As a result of the Merger, CBI would become a wholly-owned subsidiary of UPC and Acquisition Company, as the corporation surviving the Merger, would be renamed "Capital Bancorporation, Inc." The current subsidiaries of CBI would therefore become indirect subsidiaries of UPC, subject to contemplated consolidations among certain of the CBI subsidiaries as discussed in more detail in the accompanying Prospectus/Proxy Statement. The Boards of Directors of both CBI and UPC have unanimously approved the Reorganization Agreement and the Plan of Merger.

         In the Merger, holders of CBI's common stock, $0.10 par value per share ("CBI Common Stock") outstanding immediately prior to the effective time of the Merger, would receive in exchange for each of their shares of CBI Common Stock, 1.185 shares of UPC's common stock, $5.00 par value per share ("UPC Common Stock") (the "Exchange Ratio"). In no event will UPC issue a fractional share of UPC Common Stock, but instead will make a cash payment to settle any fractional share equal to the amount determined by multiplying the fraction by the average of the last sale prices of UPC Common Stock on the New York Stock Exchange for the ten trading days next preceding the date the Merger is closed.

         Based on the market value of the UPC Common Stock on __________ , 1995, the value of the UPC Common Stock to be received for each share of CBI Common Stock, which is traded on the Nasdaq National Market ("CABK"), would be approximately $__________ . However, the value of UPC Common Stock, which is traded on the New York Stock Exchange (symbol: UPC), is subject to fluctuation, and the value of the UPC Common Stock to be received upon consummation of the Merger may be more or less than $__________ .

         The annexed Notice of Special Meeting of Shareholders and combination Prospectus/Proxy Statement explain the Merger, the Exchange Ratio, the Reorganization Agreement and Plan of Merger, the manner in which other CBI equity and debt securities will be treated, and provide more specific information relative to the Special Meeting. Please read these materials carefully and thoughtfully consider the information contained in them. The approvals of not only CBI's Common Stock Shareholders, but also those of certain federal and state governmental regulatory agencies, are required to consummate the Merger. Only CBI's Common Stock Shareholders are entitled to vote at the Special Meeting.

         Whether or not you plan to attend the Special Meeting, you are urged to complete, sign, date and promptly return the enclosed Proxy Appointment Card to assure that your shares of CBI Common Stock will be voted at the Special Meeting. There is included with this material a postage-paid addressed envelope for returning your Proxy Appointment Card. No additional postage is required if mailed in the United States.

         Your Board of Directors has unanimously approved the Reorganization Agreement and Plan of Merger and believes that the Merger is in the best interests of CBI and the CBI Common Stock Shareholders. Accordingly, the Board of Directors of CBI unanimously recommends that you vote "FOR" approval of the Reorganization Agreement and Plan of Merger being considered.

                                        Sincerely,

                                        Capital Bancorporation, Inc.



                                        Van H. Puls
                                        President & Chief Executive Officer

          PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME

                         CAPITAL BANCORPORATION, INC.
                     407 NORTH KINGSHIGHWAY, FOURTH FLOOR
                        CAPE GIRARDEAU, MISSOURI 63701


                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ___________, 1995


NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Capital Bancorporation, Inc. ("CBI") has been called by the Board of Directors of CBI and will be held at _______________________________________________________________, on _______,
_________, 1995, at __:__ _.m., Central Standard Time, for the following purposes.

         1. To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization dated as of June 20, 1995, as amended and restated June 22, 1995 (the "Reorganization Agreement"), together with the Plan of Merger annexed thereto as Exhibit A, by and between CBI, Union Planters Corporation ("UPC"), a Tennessee-chartered bank holding company headquartered in Memphis, Tennessee, and CBI Acquisition Company, Inc., ("Acquisition Company"), a wholly-owned subsidiary of UPC. The Reorganization Agreement provides for the merger (the "Merger") of CBI with and into Acquisition Company, whereupon the holders of CBI's common stock, $0.10 par value per share ("CBI Common Stock") outstanding immediately prior to the effective time of the Merger would receive in exchange for each such share of CBI Common Stock, 1.185 shares of UPC common stock, $5.00 par value per share ("UPC Common Stock") (the "Exchange Ratio"). No fractional shares of UPC Common Stock will be issued, but instead UPC will settle any fractional share with a cash payment determined by multiplying the particular fraction by the average of the last sale prices of UPC Common Stock on the New York Stock Exchange for the ten trading days next preceding the date the Merger is closed.

         The consideration to be paid by UPC for the CBI Common Stock and the treatment of CBI's other outstanding equity and debt securities is more particularly described in the accompanying Prospectus/Proxy Statement under the heading "THE MERGER--Terms of the Merger" and in Sections 2.7, 2.8 and 3.1(d) and 3.1(e) of the Reorganization Agreement. The Reorganization Agreement, the Plan of Merger, the Exchange Ratio and the Merger are more fully described in the accompanying Prospectus/Proxy Statement.

         2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Management is not aware of any other business to be transacted at the Special Meeting.

CBI COMMON STOCK SHAREHOLDERS HAVE THE RIGHT TO DISSENT FROM THE MERGER PURSUANT TO, AND IN ACCORDANCE WITH, SECTION 351.455 OF THE GENERAL AND BUSINESS CORPORATION LAW OF MISSOURI (THE "MISSOURI ACT"). COPIES OF SAID SECTION OF THE MISSOURI ACT ACCOMPANY THIS NOTICE AS APPENDIX C TO THE ANNEXED PROSPECTUS/PROXY STATEMENT, WHICH IS REFERRED TO THEREIN FOR CONVENIENCE AS THE "PROSPECTUS."

Whether or not you plan to attend the Special Meeting, please sign and date the enclosed Proxy Appointment Card and return it at once in the stamped return envelope in order to ensure that your shares of CBI Common Stock will be represented at the Special Meeting. PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. If you should attend in person, your Proxy Appointment Card can be revoked if you wish and you may vote in person your own shares.

Only CBI Common Stock Shareholders of record at the close of business on _________ ___, 1995, will be entitled to receive notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.


By Order of the Board of Directors



                                        Van H. Puls
                                        President & Chief Executive Officer

                                        Cape Girardeau, Missouri
                                        DATED:  _________________ , 1995



THE BOARD OF DIRECTORS OF CAPITAL BANCORPORATION, INC., BY UNANIMOUS VOTE, RECOMMENDS THAT THE CAPITAL BANCORPORATION, INC. COMMON STOCK SHAREHOLDERS VOTE "FOR" APPROVAL OF THE REORGANIZATION AGREEMENT AND PLAN OF MERGER.

                                  PROSPECTUS
                       4,192,376 SHARES OF COMMON STOCK
                                      OF
                          UNION PLANTERS CORPORATION


                               PROXY STATEMENT
                         CAPITAL BANCORPORATION, INC.
            SPECIAL MEETING TO BE HELD ________, __________, 1995

         This Prospectus and Proxy Statement (hereinafter referred to as the "Prospectus") relates to up to 4,192,376 shares of common stock, $5.00 par value per share (the "UPC Common Stock") of Union Planters Corporation ("UPC"), a Tennessee-chartered bank holding company, to be issued to holders of common stock, $0.10 par value per share (the "CBI Common Stock") of Capital Bancorporation, Inc. ("CBI"), a Missouri-chartered bank holding company, in a merger (the "Merger") in which CBI would be merged with and into CBI Acquisition Company, Inc., ("Acquisition Company"), a Tennessee corporation which is a wholly-owned subsidiary of UPC. The Merger is to be consummated pursuant to an Agreement and Plan of Reorganization dated as of June 20, 1995, by and between CBI, Acquisition Company and UPC, as amended and restated June 22, 1995 (the "Reorganization Agreement"), along with the Plan of Merger ("Plan of Merger") annexed thereto as Exhibit A. In the Merger, those persons who are record holders of CBI's Common Stock outstanding immediately prior to the effective time of the Merger ("CBI Record Shareholders") would receive in exchange for each of their shares of CBI Common Stock, 1.185 shares of UPC Common Stock (the "Exchange Ratio").

         In addition to the consideration to be paid the CBI Record Shareholders, as a result of the Merger being consummated, options issued under the CBI 1990 Stock Option Plan to purchase shares of CBI Common Stock which are outstanding immediately prior to the effective time of the Merger ("CBI Options") will be amended automatically to become options to purchase, at their exercise prices and pursuant to their terms, that number of shares of UPC Common Stock as equals the Exchange Ratio for every one share of CBI Common Stock that could otherwise have been purchased upon exercise of such CBI Options.

         Warrants to purchase CBI Common Stock ("CBI Warrants") which are currently outstanding expire by their own terms on December 31, 1995. Should the Merger become effective prior to December 31, 1995, then any unexercised CBI Warrants would be automatically amended to represent the right to purchase, at its purchase price and pursuant to its terms, that number of shares of UPC Common Stock as equals the Exchange Ratio for every one share of CBI Common Stock that could otherwise have been purchased upon exercise of such CBI Warrant. Otherwise, the Merger will have no effect on the CBI Warrants which will expire on December 31, 1995 regardless of whether the Merger is closed.

         CBI's 9% Convertible Subordinated Capital Notes ("CBI Capital Notes") outstanding immediately prior to the effective time of the Merger will be automatically modified such that each $20 of outstanding principal would be convertible, at the option of the holder, into that number of shares of UPC Common Stock as equals the Exchange Ratio instead of one share of CBI Common Stock.

         CBI's Depositary Shares ("Depositary Shares") outstanding immediately prior to the effective time of the Merger will be redeemed for $20.00 per Depositary Share, plus accrued and unpaid dividends to the redemption date, which date is anticipated to be the date the Merger is consummated. Each Depositary Share represents a 1/25 interest in a share of CBI's Series C 9.75% Increasing Rate, Redeemable Cumulative Preferred Stock, $500 liquidation preference per share (the "CBI Series C Preferred Stock").

         UPC will not issue fractional shares of UPC Common Stock to CBI Record Shareholders as a result of the Merger. Instead, after aggregating all whole and fractional shares of UPC Common Stock otherwise due to a CBI Record Holder, any resulting fractional share will be settled with a cash payment determined by multiplying such fraction by the average of the last sale prices of UPC Common Stock on the New York Stock Exchange ("NYSE") for the ten trading days next preceding the date the Merger is closed (the "Closing Date"). Fractional shares of UPC Common Stock will not be issued after the effective time of the Merger to persons exercising CBI Options, CBI Warrants (if the Merger closed prior to December 31, 1995), or surrendering CBI Capital Notes for conversion into shares of UPC Common Stock. Instead, after aggregating all whole and fractional shares of UPC Common Stock otherwise due to such persons, any resulting fractional share will be settled with a cash payment determined by multiplying such fraction by the last sale price of UPC Common Stock on the date of exercise of such CBI Option or CBI Warrant or conversion of such CBI Capital Note. See "THE MERGER--Terms of the Merger" and Sections 2.7, 2.8 and 3.1(d) and 3.1(e) of the Reorganization Agreement, a copy of which is annexed as Appendix A to this Prospectus.

         The annexed Notice of Special Meeting of Shareholders and this Prospectus explain the Merger, the Exchange Ratio, the Reorganization Agreement and the Plan of Merger, and provide specific information relative to the Special Meeting. Please read these materials carefully and thoughtfully consider the information contained in them. In addition to the satisfaction of certain contractual conditions, the prior approvals of not only the CBI Common Stock Shareholders, but also of certain federal and state governmental regulatory agencies, are required in order to consummate the Merger.

         Shares of the UPC Common Stock are now, and the UPC Common Stock to be issued in connection with the Merger will be, listed for trading on the NYSE under the symbol "UPC." The last reported sale price of UPC Common Stock on the NYSE on _____________, 1995, was $_____ per share. Based on the market value of the UPC Common Stock on __________ , 1995, the value of the UPC Common Stock to be received for each share of CBI Common Stock, which is listed on the National Association of Securities Dealers Automated Quotation/National Market System ("Nasdaq National Market"), symbol "CABK", would be approximately $__________ . However, the value of UPC Common Stock is subject to fluctuation, and the value of the UPC Common Stock to be received by CBI Record Shareholders upon consummation of the Merger may be more or less than $__________ .

         All information contained in this Prospectus pertaining to UPC and its subsidiaries, including Acquisition Company, has been supplied by UPC, and all information pertaining to CBI and its subsidiaries has been supplied by CBI. This Prospectus and the accompanying Proxy Appointment Cards are first being mailed to the CBI Common Stock Shareholders on or about _______________ __, 1995.

THE SHARES OF UPC COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS ______________ __, 1995.

                              TABLE OF CONTENTS

AVAILABLE INFORMATION                                                                                                  (i)

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                                                                        (i)

SUMMARY                                                                                                                 1
         Parties to the Merger                                                                                          1
         Special Meeting of CBI Common Stock Shareholders                                                               4
         Votes Required; Record Date                                                                                    4
         Terms of the Merger                                                                                            5
         Effective Date                                                                                                 6
         Reasons for the Merger; Recommendations of Board of Directors                                                  7
         Fairness Opinion of Financial Advisor                                                                          7
         Waiver and Amendment; Termination                                                                              7
         Conditions; Regulatory Approvals                                                                               8
         Limitation on Negotiations                                                                                     8
         Management After the Merger                                                                                    8
         Interests of Certain Persons in the Merger                                                                     9
         Shareholders' Dissenters' Rights                                                                               9
         Comparison of the Rights of UPC and CBI Common Stock Shareholders                                              9
         Provisions That May Have an Anti-Takeover Effect                                                              10
         Certain Federal Income Tax Consequences                                                                       10
         Accounting Treatment                                                                                          10
         Market Prices of UPC and CBI Common Stock                                                                     10
         Selected Consolidated Financial Data                                                                          12
         Recent Developments Affecting UPC                                                                             20
         Equivalent and Pro Forma Per Share Data                                                                       22
         Pro Forma Condensed Consolidated Financial Information                                                        25

THE SPECIAL MEETING                                                                                                    31
         Time and Place of Special Meeting; Solicitation of Proxies; Revocation                                        31
         Votes Required                                                                                                32
         Voting                                                                                                        32
         CBI Common Stock Shareholders' Dissenters' Rights                                                             33
         Recommendation                                                                                                34

THE MERGER                                                                                                             35
         Background of and Reasons for the Merger                                                                      35
         Fairness Opinion of Financial Advisor                                                                         36
         Terms of the Merger                                                                                           42
         Effective Date and Effective Time of the Merger                                                               44
         Surrender of Certificates                                                                                     44
         Conditions to Consummation of the Merger                                                                      45
         Regulatory Approvals                                                                                          47
         Conduct of Business Pending the Merger                                                                        48


         Payment of Dividends                                                                                          49
         Waiver and Amendment; Termination                                                                             49
         Management after the Merger                                                                                   50
         Interests of Certain Persons in the Merger                                                                    51
         Limitation on Negotiations                                                                                    53
         Certain Federal Income Tax Consequences                                                                       53
         Accounting Treatment                                                                                          55
         Expenses                                                                                                      55
         Resales of UPC Common Stock                                                                                   55

CERTAIN REGULATORY CONSIDERATIONS                                                                                      56

DESCRIPTION OF THE UPC COMMON AND PREFERRED STOCK                                                                      57
         The UPC Common Stock                                                                                          58
         UPC Preferred Stock                                                                                           59

CERTAIN PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT                                                               60

EFFECT OF MERGER ON RIGHTS OF CBI COMMON STOCK SHAREHOLDERS                                                            61
         Removal of Directors                                                                                          62
         Required Shareholder Votes                                                                                    62
         Election of Directors                                                                                         62
         Method of Casting Votes                                                                                       62
         Share Purchase Rights Plan                                                                                    63
         Restrictions on Changes in Control                                                                            63

VALIDITY OF UPC COMMON STOCK                                                                                           63

EXPERTS                                                                                                                64

INDEX TO APPENDICES                                                                                                    65

Appendix A             Agreement and Plan of Reorganization dated as of June 20, 1995, as amended and restated June 22,
                       1995, along with the Plan of Merger annexed as Exhibit A thereto.

Appendix B             Fairness Opinion of Financial Advisor

Appendix C             Dissenters' Rights provisions of The General and Business Corporation Law of Missouri.


                            AVAILABLE INFORMATION


         Both UPC and CBI are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith both UPC and CBI file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at regional offices of the Commission located at Room 1228, 75 Park Place, New York, New York 10007 and 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such reports, proxy statements and other information concerning UPC can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Reports, proxy statements and other information concerning CBI can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. UPC has filed with the Commission a Registration Statement (No. 33-_______) on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of UPC Common Stock to be issued pursuant to the Reorganization Agreement. This Prospectus does not contain all of the information set forth in the Registration Statement and the Exhibits thereto. Certain items have been omitted as permitted by the rules and regulations of the Commission.

         For further information regarding UPC and the UPC Common Stock offered by this Prospectus, reference is made to the complete Registration Statement, including all amendments thereto and the schedules and exhibits filed as a part thereof. Statements contained herein concerning provisions of documents are necessarily summaries of the documents and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by UPC and CBI with the Commission (except as otherwise indicated, under Commission File Number 1-10160 as to UPC and Commission File Number 0-17710 as to CBI) pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus:

         1.      UPC's Annual Report on Form 10-K for the year ended December
                 31, 1994;

         2. UPC's Quarterly Reports on Form 10-Q for the three-month period ended March 31, 1995, and for the three- and six-month periods ended June 30, 1995;

         3. UPC's Registration Statement on Form 8-A dated January 19, 1989, filed on February 1, 1989 (Commission File Number 0-6919), in connection with UPC's designation and authorization of its Series A Preferred Stock;

         4. UPC's Current Report on Form 8-K dated December 31, 1994, as filed January 13, 1995 and amended on January 31, 1995.

         5. UPC's Current Report on Form 8-K dated April 27, 1995, as filed on April 27, 1995;

         6. UPC's Current Report on Form 8-K dated June 20, 1995, as filed on June 27, 1995;

         7. UPC's Current Report on Form 8-K dated July 27, 1995, as filed on July 27, 1995;

         8. UPC's Current Reports on Form 8-K dated August 21, 1995, as filed on August 22, 1995, and dated August 22, 1995, as filed on August 22, 1995;

         9. The description of the UPC Common Stock contained in UPC's Registration Statement under Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description;

         10. CBI's Annual Report on Form 10-K for the year ended December 31, 1994;

         11. CBI's Quarterly Reports on Form 10-Q for the three-month period ended March 31, 1995, and for the three- and six-month periods ended June 30, 1995;

         12. CBI's Registration Statement on Form 8-A dated June 9, 1992, filed on June 11, 1992 in connection with CBI's designation and authorization of its Series C 9.75% Increasing Rate, Redeemable, Cumulative Preferred Stock.

         13. CBI's Current Report on Form 8-K dated June 22, 1995, filed on June 28, 1995, as amended by CBI's Current Report on Form 8-K/A-1 dated as of July 27, 1995, and filed on July 28, 1995;

         14. The description of CBI Common Stock set forth in CBI's Registration Statement under Section 12(g) of the Exchange Act and any amendment or report filed for the purpose of updating such description.

         The fact that a report has been listed above does not mean that it has not been superseded or amended, in whole or in part, by a subsequent report.

         UPC's Annual Report on Form 10-K for the year ended December 31, 1994, incorporates by reference specific portions of UPC's Annual Report to Shareholders for that year (UPC's "Annual Report to Shareholders" which is Exhibit 13 to said Form 10-K) but does not incorporate other portions of UPC's Annual Report to Shareholders. The portion of UPC's Annual Report to Shareholders captioned "Letter to Shareholders" and other portions of UPC's Annual Report





                                      (ii)
to Shareholders not specifically incorporated into UPC's Annual Report on Form 10-K are not incorporated herein and are not a part of the Registration Statement.

         CBI's Annual Report on Form 10-K for the year ended December 31, 1994, incorporates by reference specific portions of CBI's Annual Report to Shareholders for that year (CBI's "Annual Report to Shareholders" which is Exhibit 13 to said Form 10-K) but does not incorporate other portions of CBI's Annual Report to Shareholders. The portion of CBI's Annual Report to Shareholders captioned "Letter to Shareholders" and other portions of CBI's Annual Report to Shareholders not specifically incorporated into CBI's Annual Report on Form 10-K are not incorporated herein and are not a part of the Registration Statement.

         All documents filed by UPC and CBI with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares of the UPC Common Stock offered hereby shall likewise be incorporated herein by reference and shall become a part hereof from and after the time such documents are filed. Any statement contained herein or in a document incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently-filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, IN THE CASE OF DOCUMENTS RELATING TO UPC, TO UNION PLANTERS CORPORATION, POST OFFICE BOX 387, MEMPHIS, TENNESSEE 38147 (TELEPHONE NUMBER (901) 383-6584), ATTENTION: E. JAMES HOUSE, SECRETARY, OR IN THE CASE OF DOCUMENTS RELATING TO CBI, TO CAPITAL BANCORPORATION, INC., 407 NORTH KINGSHIGHWAY, FOURTH FLOOR, CAPE GIRARDEAU, MISSOURI 63701 (TELEPHONE NUMBER (314) 334-0700), ATTENTION: DAVID G. COLLIER, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS SHOULD BE RECEIVED PRIOR TO ____________, 1995.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UPC OR





                                     (iii)

CBI SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.





                                      (iv)

                                    SUMMARY

         THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL MATERIAL FACTS REGARDING UPC, ACQUISITION COMPANY, CBI AND THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING, AND IS QUALIFIED IN ALL RESPECTS BY THE INFORMATION APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS REFERRED TO HEREIN.

PARTIES TO THE MERGER

         UPC.   Union Planters Corporation ("UPC") is a multi-state bank
holding company and savings and loan holding company headquartered in Memphis, Tennessee. At June 30, 1995, UPC had total consolidated assets of approximately $9.7 billion, loans of approximately $6.1 billion, deposits of approximately $8.3 billion and shareholders' equity of approximately $812 million. As of that date UPC was the second-largest independent bank holding company headquartered in Tennessee as measured by consolidated assets.

         In recent years UPC's Management has emphasized asset quality and maintenance of capital well in excess of regulatory minima. At June 30, 1995, UPC's ratio of nonperforming loans to total loans was .41% and its ratio of nonperforming assets to loans and foreclosed property was .51%. The ratio of UPC's allowance for losses on loans to total loans at such date was 1.95% and the ratio of UPC's allowance for losses on loans to nonperforming loans was 475%. Also at such date, UPC's Tier 1 risk-based capital, total risk-based capital and leverage ratios were 12.98%, 15.49% and 7.96%, respectively.

         UPC conducts its business activities through its principal bank subsidiary, the $2.1 billion asset Union Planters National Bank, founded in 1869 and headquartered in Memphis, Tennessee; and 32 other bank subsidiaries and two savings and loan subsidiaries located in Tennessee, Mississippi, Arkansas, Louisiana, Alabama and Kentucky (collectively, the "UPC Banking Subsidiaries"). Through the UPC Banking Subsidiaries, UPC provides a diversified range of financial services in the communities in which they operate, including traditional banking services; consumer, commercial and corporate lending; retail banking and mortgage banking. UPC also is engaged in mortgage servicing; investment management and trust services; the issuance and servicing of credit and debit cards; and the origination, packaging and securitization of the government-guaranteed portions of Small Business Administration loans.

         Through the UPC Banking Subsidiaries, UPC operates approximately 383 banking offices. UPC's assets are allocable by state to its banking offices approximately as follows: $5.9 billion in Tennessee, $2.4 billion in Mississippi, $742 million in Arkansas, $501 million in Louisiana, $267 million in Alabama and $108 million in Kentucky.


         Acquisitions have been, and are expected to continue to be, an important part of the expansion of UPC's business. UPC completed four acquisitions in 1992, 12 in 1993 and 13 in 1994, adding approximately $1.6 billion in total assets in 1992, $1.3 billion in 1993 and $3.8 billion in 1994. UPC has completed two acquisitions in 1995, adding approximately $170 million in assets. See "--Recent Developments Affecting UPC--Recently Completed Acquisitions." Prior to the date hereof, UPC has entered into agreements to acquire the following financial institutions: (i) Eastern National Bank, Miami, Florida, a national banking association ("ENB");
(ii) First Bancshares of Eastern Arkansas ("FBEA"), an Arkansas-chartered bank holding company whose principal asset is First National Bank of West Memphis, Arkansas; and (iii) First Bancshares of North Eastern Arkansas ("FBNEA"), an Arkansas-chartered bank holding company whose principal asset is First National Bank of Osceola, Arkansas. At June 30, 1995, ENB had total consolidated assets of approximately $266 million, loans of approximately $165 million, deposits of approximately $235 million and shareholders' equity of approximately $20.6 million. At June 30, 1995 FBEA had total consolidated assets of approximately $58 million, loans of approximately $21 million, deposits of approximately $51 million and shareholders' equity of approximately $7.1 million. At June 30, 1995, FBNEA had total consolidated assets of approximately $60 million, loans of approximately $28 million, deposits of approximately $53 million and shareholders' equity of approximately $6.7 million. For additional information regarding the acquisitions of ENB, FBEA and FBNEA, and the impact of the acquisition of CBI on the financial condition of UPC, see "--Pro Forma Condensed Consolidated Financial Information" and "--Recent Developments Affecting UPC." For a discussion of UPC's acquisition program and UPC Management's philosophy on that subject, see the caption "UPC's Pending Acquisitions" (on pages 10 and 11) and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1994 and 1993 (on pages 43 through 47) contained in UPC's Annual Report to Shareholders which is
Exhibit 13 to UPC's Annual Report on Form 10-K for the year ended December 31, 1994, which Exhibit 13 is incorporated by reference herein to the extent indicated.

         UPC expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions. Future acquisitions may entail the payment by UPC of consideration in excess of the book value of the underlying net assets acquired, may result in the issuance of additional shares of UPC capital stock or the incurring of additional indebtedness by UPC, and could have a dilutive effect on the earnings or book value per share of UPC Common Stock. Moreover, significant charges against earnings are sometimes required incidental to acquisitions. For acquisitions which are currently pending, see "-- Recent Developments Affecting UPC--Pending Acquisitions."

         UPC controls risk through centralized loan review and audit functions as well as close monitoring of the financial performance of each UPC Banking Subsidiary. UPC also implements its asset and liability management strategy on a consolidated basis and effects all trades for the investment portfolios of the UPC Banking Subsidiaries. UPC seeks to achieve economies in the UPC Banking Subsidiaries through consolidation of administrative and operational processes and has recently completed its conversion of the UPC Banking Subsidiaries to a common data processing system. The data processing system conversion should permit UPC to realize significant cost savings.

         UPC's corporate office is located at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018, and its telephone number is (901) 383-6000.

         Additional information about UPC is included in the documents incorporated by reference in this Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         CBI. CBI, a multi-bank holding company and savings and loan holding company incorporated in Missouri in 1983, is headquartered in Cape Girardeau in southeastern Missouri. CBI currently owns, directly or through subsidiaries, three banks in southeastern Missouri, one bank in central Missouri, one bank in Clayton, Missouri, a suburb of St. Louis, one bank in southwestern Missouri, and a savings association located in northeastern Arkansas. CBI's subsidiary banks operate from 35 banking locations. CBI's subsidiary banks are: Capital Bank of Cape Girardeau County (the "Cape Girardeau Bank"); Capital Bank of Sikeston (the "Sikeston Bank"); Capital Bank and Trust (the "St. Louis Bank"); Capital Bank of Perryville, National Association (the "Perryville Bank"); Capital Bank of Columbia (the "Columbia Bank"); Capital Bank of Southwest Missouri (the "Springfield Bank"); and Capital Bank, a Federal Savings Bank (the "Jonesboro Bank"). The Columbia Bank and the St. Louis Bank are wholly-owned subsidiaries of Century State Bancshares, Inc. ("Century") and Maryland Avenue Bancorporation, Inc. ("Maryland Bancorporation"), respectively, which are both wholly-owned bank holding company subsidiaries of CBI. At June 30, 1995, on a consolidated basis, CBI had total assets of approximately $1.1 billion, total deposits of approximately $975 million, and total shareholders' equity of approximately $78.3 million. For the six-month period ended June 30, 1995, CBI had net income of approximately $4.94 million. The Cape Girardeau Bank, the Sikeston Bank, the Perryville Bank, the Columbia Bank, the St. Louis Bank, the Springfield Bank and the Jonesboro Bank are referred to collectively hereafter as the "CBI Subsidiary Banks". At June 30, 1995, the CBI Subsidiary Banks had total assets and deposits in the following amounts:

                                                                             June 30, 1995
                                                                             (In Thousands)
                                                                  -------------------------------------
                                                                    Assets                     Deposits
                                                                  ----------                   --------
Cape Girardeau Bank                                               $  448,707                   $387,151

Columbia Bank                                                         80,510                     70,837

Springfield Bank                                                     208,262                    187,200

St. Louis Bank                                                       151,995                    133,576

Sikeston Bank                                                         65,074                     60,050

Perryville Bank                                                       77,507                     70,269

Jonesboro Bank                                                        81,762                     65,986
                                                                  ----------                   --------
TOTAL                                                             $1,113,817                   $975,069
                                                                  ==========                   ========

         CBI's corporate office is located at 407 North Kingshighway, Fourth Floor, Cape Girardeau, Missouri, 63701, and its telephone number is (314) 334-0700.

         Additional information about CBI is included in documents incorporated by reference in this Prospectus. See "INCORPORATION OF DOCUMENTS BY REFERENCE."

         Acquisition Company. Acquisition Company is a Tennessee corporation which is wholly-owned by UPC and which was incorporated solely for the purpose of consummating the Merger. Acquisition Company has its main office at 7130 Goodlett Farms Parkway, Memphis, Tennessee 38018. In the Merger, CBI would be merged with and into Acquisition Company which would survive the Merger and which would change its name to "Capital Bancorporation, Inc." After the Merger, the survivor would operate as a wholly-owned subsidiary of UPC. The current subsidiaries of CBI would become indirect subsidiaries of UPC. It is currently anticipated that shortly after the Merger becomes effective, certain of the subsidiaries of CBI would be consolidated among themselves or with existing subsidiaries of UPC. See "--Management After the Merger."

SPECIAL MEETING OF CBI COMMON STOCK SHAREHOLDERS

         A Special Meeting (the "Special Meeting") of the CBI Common Stock Shareholders will be held on _______, ___________, 1995, at ______ __.m.,
Central Standard Time, at
______________________________________________________ , to consider and vote upon a proposal to approve the Reorganization Agreement and the Plan of Merger. See "THE SPECIAL MEETING."

VOTES REQUIRED; RECORD DATE

         Only CBI Common Stock Shareholders of record at the close of business on _________, 1995 (the "Record Date") will be entitled to receive notice of and to vote at the Special Meeting. The affirmative votes of the holders of at least two-thirds (2/3) of the shares of CBI Common Stock outstanding on the Record Date are required to approve the Reorganization Agreement and the Plan of Merger.

         The directors and executive officers of CBI (the "CBI Management Group") held beneficially as of the Record Date, ________ shares or approximately ______% of the outstanding shares of CBI Common Stock which the CBI Management Group has advised they intend to vote for approval of the Reorganization Agreement and Plan of Merger. William G. Lauber and Douglas D. Hommert, Co-Trustees of the Capital Trust dated February 4, 1994, the PAN Bank Trust dated February 11, 1994, the CNN Bank Trust dated February 11, 1994, the JJN Bank Trust dated February 4, 1994, and the MDN Bank Trust dated February 4, 1994 (collectively, the "Bank Trusts"), joined in the Reorganization Agreement with CBI, UPC and Acquisition Company for the limited purpose of binding themselves, as co-trustees of the Bank Trusts, to vote the __________ (__________% of outstanding) shares of CBI Common Stock owned by the Bank Trusts as of the Record Date in favor of the proposed Merger. See "THE SPECIAL MEETING."

TERMS OF THE MERGER

         Upon consummation of the Merger, each share of CBI Common Stock outstanding immediately prior to the Effective Time of the Merger (except for those shares with respect to which dissenters' rights shall have been perfected in accordance with Section 351.455 of the General and Business Corporation Law of Missouri (the "Missouri Act")) will be converted exclusively into the right to receive 1.185 shares of UPC Common Stock in exchange for each share of CBI Common Stock (the "Exchange Ratio"). The Exchange Ratio is, however, subject to a downward adjustment in the event CBI Common Stock Shareholders exercise their dissenters' rights as to more than seven percent of the outstanding shares of CBI Common Stock, and the parties agree to consummate the Merger rather than terminate the Reorganization Agreement. See "THE MERGER--Terms of the Merger."

         Pursuant to the terms of the Reorganization Agreement, CBI's Capital Notes outstanding immediately prior to the Effective Time of the Merger will be automatically modified so that each $20.00 of outstanding principal amount thereof would be convertible, at the option of the holder, into that number of shares of UPC Common Stock as shall equal the Exchange Ratio instead of one share of CBI Common Stock. Likewise, CBI Options outstanding immediately prior to the Effective Time of the Merger will be automatically amended to represent options to purchase, on the same terms and conditions, that number of shares of UPC Common Stock as shall equal the Exchange Ratio instead of one share of CBI Common Stock. CBI's Depositary Shares outstanding immediately prior to the Effective Time of the Merger, would be redeemed for $20 per Depositary Share (which equates to $500 per share of Series C Preferred Stock), plus all accrued but unpaid dividends thereon calculated to the redemption date, which redemption date is expected to be the Effective Date of the Merger. In addition, should any CBI Warrants be outstanding immediately prior to the Effective Time of the Merger those CBI Warrants would be automatically amended to represent the right to purchase, on the same terms and conditions, that number of shares of UPC Common Stock as shall equal the Exchange Ratio instead of one share of CBI Common Stock. The CBI Warrants expire on December 31, 1995 (the "CBI Warrant Expiration Date"). The CBI Warrant Expiration Date will not be effected by the proposed Merger; therefore, regardless of when or whether the Merger becomes effective, any holder of a CBI Warrant who wishes to exercise such CBI Warrant must do so in accordance with the terms thereof on or prior to the CBI Warrant Expiration Date. Any CBI Warrants which are not exercised on or before the CBI Warrant Expiration Date will thereafter cease to represent any right to acquire CBI Common Stock or UPC Common Stock.

         In no event will UPC issue fractional shares of UPC Common Stock, but instead will settle any fractional share in cash, without interest. The cash amount to be paid to CBI Record Shareholders for a fraction of a share of UPC Common Stock to be issued in the Merger will be determined by multiplying the particular fraction by the average of the last sale prices of UPC Common Stock on the NYSE for the ten (10) trading days next preceding the date the Merger is closed (the "Closing Date"). The cash amount to be paid for any fractional share to holders of CBI Options, CBI Warrants (if any) or CBI Capital Notes upon their exercise thereof, or upon conversion thereof in the case of the CBI Capital Notes, will be determined by multiplying the particular fraction by the last sale price of UPC Common Stock on the NYSE on the date the options, warrants or capital notes are exercised or submitted for conversion, as the case may be. In all cases the fraction will be determined after aggregating all whole and fractions of shares of UPC Common Stock to which the holder is entitled.

         See "THE MERGER--Terms of the Merger" for a description of the Exchange Ratio, potential adjustments to the Exchange Ratio and the effect of the Merger being consummated on the CBI Options, CBI Warrants, CBI Capital Notes and CBI Depositary Shares and underlying CBI Series C Preferred Stock. See also Sections 2.7, 2.8, 2.9 and 3.1(d) and (e) of the Reorganization Agreement, a copy of which is attached hereto as Appendix A, for the specific provisions concerning these matters.

         Based on the market value of the UPC Common Stock on __________ , 1995, the value of the UPC Common Stock to be received for each share of CBI Common Stock would be approximately $__________ . However, the value of UPC Common Stock is subject to fluctuation, and the value of the UPC Common Stock to be received upon consummation of the Merger may be more or less than $__________ .

         The market price of the UPC Common Stock may change significantly prior to the effective date of the Merger. The Reorganization Agreement DOES NOT contain any provisions which would cause an adjustment to the Exchange Ratio based on the market price of UPC Common Stock. However, it is a condition precedent to CBI's obligation to consummate the Merger that the fairness opinion received by CBI's Board of Directors (the "CBI Board") from M.
A. Schapiro & Co., Inc. shall not have been withdrawn on or prior to the Closing Date. See "THE MERGER--Fairness Opinion of Financial Advisor" and "THE MERGER--Conditions to Consummation of the Merger".

EFFECTIVE DATE

         The Merger would become effective at the time Articles of Merger are filed with the Secretary of State of Tennessee, or at such later time as may be set forth in the Articles of Merger (the "Effective Time of the Merger"). Assuming the timely receipt of all prior regulatory approvals, the expiration of all statutory waiting periods and the satisfaction or waiver of all contractual conditions to closing set forth in the Reorganization Agreement, it is expected that the Merger would become effective in either the fourth quarter of 1995 or the first quarter of 1996. The effective date of the Merger will be the day on which the Effective Time of the Merger occurs (the "Effective Date of the Merger"). Only CBI Record Shareholders will be entitled to receive the shares of UPC Common Stock and cash payment for any fractional share to be exchanged in the Merger pursuant to the Reorganization Agreement and Plan of Merger.

REASONS FOR THE MERGER; RECOMMENDATIONS OF BOARD OF DIRECTORS

         The CBI Board believes the Merger is fair to, and in the best interests of CBI and its shareholders and unanimously recommends that the CBI Common Stock Shareholders vote "FOR" approval of the Reorganization Agreement and Plan of Merger. The CBI Board, after consideration of a number of alternatives available to CBI and the CBI Common Stock Shareholders, believes that the Merger will enable the CBI Record Shareholders to participate in opportunities for investment value and growth. The Merger and the resulting affiliation with UPC's banking network would give CBI's Subsidiary Banks access to a substantially larger base of capital and enhanced regulatory and operating expertise. Moreover, affiliation with UPC will enhance the ability of the CBI Subsidiary Banks to compete more effectively in their marketplaces and to enjoy certain economies of scale in their banking operations. See "THE MERGER--Background of and Reasons for the Merger."

FAIRNESS OPINION OF FINANCIAL ADVISOR

         CBI has retained M. A. Schapiro & Co., Inc. ("M. A. Schapiro") as its financial advisor in connection with the Merger and requested that M. A. Schapiro render an opinion that as of the date of this Prospectus the Exchange Ratio was fair from a financial point of view to the CBI Common Stock Shareholders. A copy of M. A. Schapiro's written confirmation of such opinion is attached hereto as Appendix B and should be read in its entirety with respect to assumptions made, limitations on review undertaken and other matters. The description of M. A. Schapiro's Opinion set forth herein is qualified in its entirety by reference to the opinion.

         See "THE MERGER--Fairness Opinion of Financial Advisor" for information regarding, among other things, the selection of M. A. Schapiro and its compensation for services rendered in connection with the Merger and its rendering of such opinion.

WAIVER AND AMENDMENT; TERMINATION

         Prior to the Effective Date of the Merger, any condition to consummation of the Merger (to the extent permitted by law) may be amended, modified or waived by the party benefitted by the provision by an agreement in writing which is approved by the Board of Directors of UPC (the "UPC Board") and the CBI Board; provided, however, that no such amendment may be effected after approval by the CBI Common Stock Shareholders of the Reorganization Agreement and Plan of Merger without such shareholders' approval if the effect of such amendment would be to change the amount or type of consideration to be paid in the Merger to the CBI Record Shareholders at the Effective Time of the Merger, or the tax consequences to such CBI Record Shareholders.

         The Reorganization Agreement and Plan of Merger is subject to termination by UPC and/or CBI at any time prior to the Effective Date of the Merger upon the occurrence of certain events. See "The Merger--Waiver and Amendment; Termination."

CONDITIONS; REGULATORY APPROVALS

         Consummation of the Merger is subject to various conditions, including receipt of the approval of the CBI Common Stock Shareholders, receipt of the required prior regulatory approvals and satisfaction of certain customary contractual closing conditions.

         The regulatory approvals and consents necessary to consummate the transactions contemplated by the Reorganization Agreement include the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Missouri Division of Finance (the "Missouri Division"). Applications for such approvals were submitted to each of the respective regulatory agencies on or about August 21, 1995. As of the date hereof, only the approval of the Missouri Division has been received. There can be no assurance as to when or if UPC and CBI will receive all of the necessary regulatory approvals. See "THE MERGER--Conditions to Consummation of the Merger," "-- Regulatory Approvals", "--Conduct of Business Pending the Merger" and "CERTAIN REGULATORY CONSIDERATIONS."

LIMITATION ON NEGOTIATIONS

         CBI is prohibited from instituting, soliciting or knowingly encouraging any inquiry, discussion or proposal concerning any "Acquisition Proposal" (defined generally as any agreement or proposal pursuant to which any entity other than UPC or any UPC subsidiary would acquire ownership, directly or indirectly, of CBI or any CBI Subsidiary Bank, or the right to vote ten percent (10%) or more of the outstanding CBI Common Stock or the outstanding voting stock of any CBI Subsidiary Bank, or a significant portion of the assets or earning power of CBI or any CBI Subsidiary Bank). In the event CBI were to enter into a letter of intent or agreement with respect to an Acquisition Proposal, CBI or the acquiror would be required to pay liquidated damages to UPC in the amount of $6 million. Such sum would be payable immediately in the event that CBI were to enter into a letter of intent or agreement with respect to an Acquisition Proposal. The limitation will remain in effect until April 30, 1996, unless before that date either the Merger shall have been consummated or the Reorganization Agreement shall have been terminated, or if the Merger shall not have been consummated under specified circumstances. See "THE MERGER--Limitation on Negotiations."

MANAGEMENT AFTER THE MERGER

         Those persons serving as directors and officers of CBI immediately prior to the Effective Time of the Merger will not be directors or officers of Acquisition Company as the surviving entity. Instead, the directors and officers of Acquisition Company after the Effective Time of the Merger shall be those persons as UPC shall elect or appoint. It is expected that the directors and officers of Acquisition Company after the Merger will be persons who are officers of UPC.

         While the directors and officers of CBI will be affected by the Merger, it is expected that the directors and officers of the CBI Subsidiary Banks will continue to hold their positions after the Merger, with certain exceptions in connection with the anticipated mergers of the Sikeston

Bank and the Perryville Bank with and into the Cape Girardeau Bank, and the anticipated merger of the Jonesboro Bank with and into Union Planters Bank of Northeast Arkansas, each of which are expected to occur only if the Merger is consummated. This is consistent with UPC's operational philosophy of having its subsidiary banks operate autonomously in their respective communities with the banking decisions being made, within broad guidelines established by UPC, by a local board of directors and executive management.

         It is not anticipated that anyone who is a director or executive officer of CBI will be nominated as a director of UPC or appointed as an executive officer of UPC or any UPC Banking Subsidiary. UPC and CBI have been informed by Mr. Van H. Puls, CBI's President and Chief Executive Officer, that he will retire from any and all officer and director positions held with CBI and all CBI Subsidiary Banks, upon consummation of the Merger. See "THE MERGER--Management after the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In connection with the Merger, certain employees of CBI and the CBI Subsidiary Banks are eligible to receive payments in settlement of the terms of agreements with CBI concerning such employee's termination with CBI and the CBI Subsidiary Banks. See "THE MERGER--Interests of Certain Persons in the Merger."

SHAREHOLDERS' DISSENTERS' RIGHTS

         Under Missouri law a CBI Common Stock Shareholder entitled to vote at the Special Meeting may dissent from the Merger and receive payment of the "fair value" of such shares in cash if the Merger is consummated, by following certain procedures set forth in Section 351.455 of the Missouri Act, the text of which is attached hereto as Appendix C. Failure to follow such procedures may result in the loss of dissenters' rights. Any CBI Common Stock Shareholder returning an executed Proxy Appointment Card which does not provide instructions to vote against the Merger will be deemed to have approved the Reorganization Agreement and the Plan of Merger, thereby waiving any such dissenters' rights. See "THE SPECIAL MEETING--Shareholders' Dissenters' Rights" and Appendix C.

         It is a condition to UPC's obligation to consummate the Merger that dissenters' rights are not perfected under the Missouri Act for more than ten percent of the outstanding shares of CBI Common Stock. Further, should dissenters' rights be perfected for seven percent or more of the outstanding CBI Common Stock the Exchange Ratio may be adjusted downward.

COMPARISON OF THE RIGHTS OF UPC AND CBI COMMON STOCK SHAREHOLDERS

         Upon consummation of the Merger, holders of CBI Common Stock, whose rights are presently governed by the Missouri Act and CBI's Restated Articles of Incorporation and Bylaws, as amended, would become shareholders of UPC, a Tennessee corporation. Accordingly, their rights would be governed by Tennessee corporate law and the Charter and Bylaws of UPC.

Certain differences arise from differences between the Charter and Bylaws of UPC and the Restated Articles of Incorporation and Bylaws, as amended, of CBI. See "EFFECT OF THE MERGER ON RIGHTS OF CBI COMMON STOCK SHAREHOLDERS."

PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT

         Certain provisions of UPC's Charter and Bylaws, and certain provisions of Tennessee law, may have an anti-takeover effect in that they could prevent, discourage or delay a change in control of UPC. See "DESCRIPTION OF UPC COMMON AND PREFERRED STOCK" and "CERTAIN PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         It is expected that for federal income tax purposes, the Merger will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, for federal income tax purposes, no gain or loss would be recognized by CBI Record Shareholders who exchange their shares of CBI Common Stock solely for shares of UPC Common Stock in the Merger. However, cash received in lieu of fractional shares, and cash received by persons exercising dissenters' rights, may give rise to taxable income or loss. ALL CBI COMMON STOCK SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICABILITY OF VARIOUS FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS. See "THE MERGER--Certain Federal Income Tax Consequences."

ACCOUNTING TREATMENT

         The Merger is expected to be accounted for as a pooling of interests under generally accepted accounting principles ("GAAP") as described in Accounting Principles Board Opinion No. 16 and the interpretations thereof. See "THE MERGER--Accounting Treatment."

MARKET PRICES OF UPC AND CBI COMMON STOCK

         UPC Common Stock. The UPC Common Stock is listed and traded on the NYSE (symbol: UPC). The following table sets forth for the periods indicated the high and low closing sale prices of the UPC Common Stock on the NYSE and the cash dividends declared per share for the periods indicated:

                                                                  Price Range                     Cash Dividends
                                                          ------------------------------           Declared Per
                                                           High                    Low                 Share
                                                          ------                  ------          --------------
1995
First Quarter                                             $24.50                  $20.88                $0.23
Second Quarter                                             28.13                   23.13                 0.25
Third Quarter                                              30.75                   26.13                 0.25
Fourth Quarter
   Through October ____, 1995                                                                            ---
                                                                                                        -----
Total                                                                                                   $0.73
                                                                                                        =====

1994
First Quarter                                             $26.25                  $23.13                $0.21
Second Quarter                                             28.75                   24.75                 0.21
Third Quarter                                              26.00                   23.50                 0.23
Fourth Quarter                                             24.50                   19.63                 0.23
                                                                                                        -----
Total                                                                                                   $0.88
                                                                                                        =====

1993
First Quarter                                             $29.13                  $22.50                $0.18
Second Quarter                                             29.25                   22.63                 0.18
Third Quarter                                              30.00                   25.00                 0.18
Fourth Quarter                                             28.75                   23.63                 0.18
                                                                                                        -----
Total                                                                                                   $0.72
                                                                                                        =====

         The last reported sale price of UPC Common Stock on the NYSE as of ____________, 1995, which was the last practicable date prior to the mailing of this Prospectus, was $__________ per share.

         CBI Common Stock. The CBI Common Stock is listed and traded on the National Association of Securities Dealers Automated Quotation System/ National Market System ("Nasdaq National Market") under the symbol "CABK". The following table sets forth for the periods indicated the high and low closing sales prices of CBI Common Stock as reported by the Nasdaq National Market and the cash dividends declared per share for the periods indicated:

                                                                  Price Range                     Cash Dividends
                                                          ------------------------------           Declared Per
                                                           High                    Low                 Share
                                                          ------                  ------          --------------
1995
First Quarter                                             $24.75                  $21.50                $0.18
Second Quarter                                             30.25                   24.25                 0.18
Third Quarter                                              35.25                   30.00                 0.19
Fourth Quarter
   Through October ____, 1995                                                                            ---
                                                                                                        -----
Total                                                                                                   $0.55
                                                                                                        =====

1994
First Quarter                                             $21.50                  $19.00                $0.17
Second Quarter                                             22.25                   20.50                 0.17
Third Quarter                                              24.25                   21.25                 0.17
Fourth Quarter                                             24.75                   21.50                 0.18
                                                                                                        -----
Total                                                                                                   $0.69
                                                                                                        =====

1993
First Quarter                                             $19.25                  $15.50                $0.16
Second Quarter                                             18.00                   15.25                 0.16
Third Quarter                                              22.50                   17.50                 0.16
Fourth Quarter                                             23.00                   18.88                 0.17
                                                                                                        -----
Total                                                                                                   $0.65
                                                                                                        =====

         The last reported sale of CBI Common Stock on the Nasdaq National Market as of __________ , which was the last practicable date prior to the mailing of this Prospectus, was $__________ per share.

         CBI Common Stock Shareholders are advised to obtain current market quotations for the UPC Common Stock. No assurance can be given as to the market price of UPC Common Stock at the Effective Time of the Merger or anytime thereafter.

SELECTED CONSOLIDATED FINANCIAL DATA

         The following tables present for (i) UPC, (ii) CBI and (iii) UPC on a pro forma basis, selected consolidated financial data for the five year period ended December 31, 1994, and for the six-month periods ended June 30, 1995 and 1994. The information for UPC has been derived from the consolidated financial statements of UPC, including the audited consolidated financial statements of UPC incorporated in this Prospectus by reference to Exhibit 13 to UPC's 1994 Annual Report on Form 10-K for the year ended December 31, 1994, and the unaudited interim consolidated financial statements of UPC for the three- and six-month periods ended June 30, 1995, included in UPC's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and should be read in conjunction therewith and with the notes thereto. The information for CBI has been derived from consolidated financial statements of CBI, including the audited consolidated financial statements of CBI incorporated in this Prospectus by reference to Exhibit 13 to CBI's 1994 Annual Report on Form 10-K for the year ended December 31, 1994, and the unaudited interim consolidated financial statements of CBI for the three- and six-month periods ended June 30, 1995, included in CBI's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and should be read in conjunction therewith and with the notes thereto. Historical results are not necessarily indicative of results to be expected for any future period. In the opinion of the managements of the respective companies, all adjustments, consisting only of normal recurring adjustments necessary to arrive at a fair statement of interim results of operations of UPC and CBI, have been included. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         On September 1, 1995, UPC completed its acquisition of Planters Bank & Trust Company, Forrest City, Arkansas ("PBTC"), an Arkansas bank having approximately $60 million in assets, in a transaction accounted for as a pooling of interests. The PBTC transaction was not material to UPC and the Selected Consolidated Financial Data have not been restated for the transaction. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         Certain information concerning UPC's recently completed and pending acquisitions is presented on page 20 below.

                    UPC Selected Consolidated Financial Data

                                                                 Six Months Ended
                                                                    June 30, (6)         Years Ended December 31, (1)
                                                             --------------------------------------------------------
                                                                 1995           1994           1994           1993
                                                             --------------------------------------------------------
                                                                        (Dollars in thousands, except per share data)
Income Statement Data
  Net interest income                                        $   199,089    $    188,528   $    388,278   $   343,710
  Provision for losses on loans                                    3,686           1,800          3,636        16,558
  Investment securities gains (losses)                                (3)            274        (20,298)        4,495
  Other noninterest income                                        71,773          56,389        113,860       115,430
  Noninterest expense                                            169,095         168,863        398,835       319,681
                                                             -----------    ------------   ------------   -----------
  Earnings before income taxes,
    extraordinary item, and accounting changes                    98,078          74,528         79,369       127,396
  Applicable income taxes                                         31,197          22,889         20,761        37,420
                                                             -----------    ------------   ------------   -----------
  Earnings before extraordinary item and
    accounting changes                                            66,881          51,639         58,608        89,976
  Extraordinary item-defeasance of debt, net of taxes                  -               -              -        (3,206)
  Accounting changes, net of taxes                                     -               -              -         5,782
                                                             -----------    ------------   ------------   -----------

  Net earnings                                               $    66,881    $     51,639   $     58,608   $    92,552
                                                             ===========    ============   ============   ===========

Per Common Share Data (2)
  Primary
    Earnings before extraordinary item and
      accounting changes                                     $      1.56    $       1.18   $       1.25   $      2.31
    Extraordinary item-defeasance of debt, net of taxes                -               -              -         (0.09)
    Accounting changes, net of taxes                                   -               -              -          0.16
    Net earnings                                                    1.56            1.18           1.25          2.38
  Fully diluted
    Earnings before extraordinary item and
      accounting changes                                            1.49            1.14           1.25          2.23
    Extraordinary item-defeasance of debt, net of taxes                -               -              -         (0.08)
    Accounting changes, net of taxes                                   -               -              -          0.15
    Net earnings                                                    1.49            1.14           1.25          2.30
  Cash dividends                                                    0.48            0.42           0.88          0.72
  Book value                                                       17.86           16.64          16.01         16.29
                                                                  Years Ended December 31, (1)
                                                           ---------------------------------------------
                                                                 1992         1991         1990
                                                           ---------------------------------------------
                                                           (Dollars in thousands, except per share data)
Income Statement Data
  Net interest income                                        $  281,148    $  233,790    $  206,529
  Provision for losses on loans                                  27,182        34,203        26,304
  Investment securities gains (losses)                           14,019         2,624            83
  Other noninterest income                                       98,590        90,697        92,076
  Noninterest expense                                           279,464       238,475       231,733
                                                             ----------    ----------    ----------
  Earnings before income taxes,
    extraordinary item, and accounting changes                   87,111        54,433        40,651
  Applicable income taxes                                        23,861        11,537         5,408
                                                             ----------    ----------    ----------
  Earnings before extraordinary item and
    accounting changes                                           63,250        42,896        35,243
  Extraordinary item-defeasance of debt, net of taxes                 -             -             -
  Accounting changes, net of taxes                                    -             -             -
                                                             ----------    ----------    ----------

  Net earnings                                               $   63,250    $   42,896    $   35,243
                                                             ==========    ==========    ==========

Per Common Share Data (2)
  Primary
    Earnings before extraordinary item and
      accounting changes                                     $     1.79    $     1.32    $     1.03
    Extraordinary item-defeasance of debt, net of taxes               -             -             -
    Accounting changes, net of taxes                                  -             -             -
    Net earnings                                                   1.79          1.32          1.03
  Fully diluted
    Earnings before extraordinary item and
      accounting changes                                           1.77          1.32          1.03
    Extraordinary item-defeasance of debt, net of taxes               -             -             -
    Accounting changes, net of taxes                                  -             -             -
    Net earnings                                                   1.77          1.32          1.03
  Cash dividends                                                   0.60          0.48          0.48
  Book value                                                      14.02         12.77         11.77

(continued on following page)

                                                               Six Months Ended
                                                                 June 30, (6)         Years Ended December 31, (1)
                                                        ----------------------------- ----------------------------
                                                              1995           1994           1994           1993
                                                        ----------------------------- ----------------------------
                                                                     (Dollars in thousands, except per share data)
Balance Sheet Data (at period end)
  Total assets                                          $   9,745,439  $   10,090,999 $   10,015,069  $  9,029,893
  Loans, net of unearned income                             6,085,087       5,388,459      5,949,128     4,653,368
  Allowance for losses on loans                               118,675         122,823        122,089       114,353
  Investment securities                                     2,506,948       3,672,357      2,962,144     3,295,644
  Deposits                                                  8,263,263       8,341,007      8,417,842     7,671,621
  Short-term borrowings                                       140,434         534,101        415,171       275,537
  Long-term debt (3)
    Parent company                                            114,816         114,764        114,790       114,729
    Subsidiary banks                                          298,607         226,873        226,161       195,442
  Total shareholders' equity                                  811,520         768,747        730,707       682,002
Average assets                                              9,787,388       9,961,386     10,025,383     8,857,216
Average shareholders' equity                                  779,517         769,170        778,232       639,874
Average shares outstanding (in thousands)
  Primary                                                      40,514          40,004         40,055        35,311
  Fully diluted                                                45,005          44,486         40,397        39,541
Profitability and Capital Ratios
  Before extraordinary item and accounting changes
   Return on average assets                                      1.38 %          1.05 %         0.58 %        1.02 %
   Return on average common equity                              18.48           14.33           7.40         15.08
  Net earnings
   Return on average assets                                      1.38            1.05           0.58          1.04
   Return on average common equity                              18.48           14.33           7.40         15.55
  Net interest income (taxable-equivalent) to
    average earning assets (4)                                   4.62            4.35           4.39          4.44
  Loans/deposits                                                73.64           64.60          70.67         60.66
  Common and preferred dividend payout ratio                    34.14           35.45          64.68         31.81
  Equity/assets (period end)                                     8.33            7.62           7.30          7.55
  Average shareholders' equity/average total assets              7.96            7.72           7.76          7.22
  Tier 1 capital to risk-weighted assets (5)                    12.98           13.68          12.22         13.58
  Total capital to risk-weighted assets (5)                     15.49           16.29          14.75         16.40
  Leverage ratio (5)                                             7.96            7.43           7.18          7.23
Asset Quality Ratios
  Allowance/period end loans                                     1.95            2.28           2.05          2.46
  Nonperforming loans/total loans                                0.41            0.47           0.32          0.59
  Allowance/nonperforming loans                                   475             487            641           414
  Nonperforming assets/loans and foreclosed properties           0.51            0.63           0.42          0.78
  Provision/average loans                                        0.12            0.07           0.07          0.37
  Net charge-offs/average loans                                  0.24            0.10           0.09          0.30



                                                             Years Ended December 31, (1)
                                                   ---------------------------------------------
                                                            1992         1991         1990
                                                   ---------------------------------------------
                                                   (Dollars in thousands, except per share data)
Balance Sheet Data (at period end)
  Total assets                                          $ 7,493,004  $ 5,928,496  $ 6,095,531
  Loans, net of unearned income                           3,585,769    3,132,924    3,376,435
  Allowance for losses on loans                              89,827       67,989       67,505
  Investment securities                                   2,793,950    1,777,754    1,773,508
  Deposits                                                6,441,991    5,145,181    5,182,379
  Short-term borrowings                                     321,976      222,510      362,364
  Long-term debt (3)
    Parent company                                           74,292       38,163       44,662
    Subsidiary banks                                         21,756       10,083        4,469
  Total shareholders' equity                                529,496      425,970      383,349
Average assets                                            6,934,718    5,928,927    6,096,808
Average shareholders' equity                                494,529      398,651      386,800
Average shares outstanding (in thousands)
  Primary                                                    31,910       31,752       33,738
  Fully diluted                                              34,754       32,105       34,078
Profitability and Capital Ratios
  Before extraordinary item and accounting changes
   Return on average assets                                    0.91 %       0.72 %       0.58 %
   Return on average common equity                            13.48        10.80         9.12
  Net earnings
   Return on average assets                                    0.91         0.72         0.58
   Return on average common equity                            13.48        10.80         9.12
  Net interest income (taxable-equivalent) to
    average earning assets (4)                                 4.62         4.54         4.02
  Loans/deposits                                              55.66        60.89        65.15
  Common and preferred dividend payout ratio                  35.72        35.66        43.08
  Equity/assets (period end)                                   7.07         7.19         6.29
  Average shareholders' equity/average total assets            7.13         6.72         6.34
  Tier 1 capital to risk-weighted assets (5)                  13.35        11.91         9.98
  Total capital to risk-weighted assets (5)                   15.44        14.13        12.09
  Leverage ratio (5)                                           7.11         7.10         6.18
Asset Quality Ratios
  Allowance/period end loans                                   2.51         2.17         2.00
  Nonperforming loans/total loans                              1.32         1.09         1.07
  Allowance/nonperforming loans                                 190          200          187
  Nonperforming assets/loans and foreclosed properties         1.69         1.74         1.81
  Provision/average loans                                      0.77         1.04         0.78
  Net charge-offs/average loans                                0.60         1.02         0.85

-------------------------------------------------------

(1) Reference is made to "Basis of Presentation" in Note 1 to the consolidated financial statements.
(2) Share and per share amounts have been retroactively restated for material acquisitions accounted for as poolings of interests.
(3) Long-term debt includes subordinated notes and debentures, obligations under capital leases, mortgage indebtedness, and notes payable with maturities greater than one year. Subsidiary banks' long-term debt is primarily FHLB advances.
(4) Calculation does not include the impact of the unrealized gain or loss on available for sale investment securities.
(5) The risk-based capital ratios are based upon capital guidelines prescribed by federal bank regulatory authorities. Under those guidelines, the required minimum Tier 1 and Total Capital to risk-weighted assets ratios are 4% and 8%, respectively. The required minimum leverage ratio of Tier
    1 capital to total adjusted assets is 3% to 5% (5% for bank holding companies effecting acquisitions).
(6) Interim period ratios have been annualized where applicable.

                    CBI Selected Consolidated Financial Data

                                                                    Six Months Ended
                                                                       June 30, (1)           Years Ended December 31,
                                                                --------------------------  ----------------------------
                                                                    1995           1994           1994           1993
                                                                --------------------------  ----------------------------
                                                                           (Dollars in thousands, except per share data)
Income Statement Data
  Net Interest income                                              $   19,297    $  16,454    $  34,836    $  31,323
  Provision for losses on loans                                           852          303        1,258        1,392
  Investment securities gains (losses)                                      -            -            -           11
  Other noninterest income                                              4,214        3,710        7,243        7,626
  Noninterest expense                                                  14,758       14,093       28,862       26,769
                                                                   ----------    ---------    ---------    ---------
  Earnings before income taxes, extraordinary item
    and accounting changes                                              7,901        5,768       11,959       10,799
  Applicable income taxes                                               2,964        2,162        4,706        3,769
                                                                   ----------    ---------    ---------    ---------

  Earnings before extraordinary item and accounting changes             4,937        3,606        7,253        7,030
  Extraordinary item - Net operating loss benefits                          -            -            -            -
  Accounting changes, net of taxes                                          -            -            -           21
                                                                   ----------    ---------    ---------    ---------
  Net earnings                                                     $    4,937    $   3,606    $   7,253    $   7,051
                                                                   ==========    =========    =========    =========

Per Common and Common Equivalent Share
    Earnings before extraordinary item and accounting changes      $     1.33    $    0.95    $    1.90    $    1.87
    Extraordinary item - Net operating loss benefits                        -            -            -            -
    Accounting changes, net of taxes                                        -            -            -         0.01
    Net earnings                                                         1.33         0.95         1.90         1.88
  Cash dividends                                                         0.36         0.34         0.69         0.65
  Book value                                                            20.99        19.43        19.99        18.75

                                                                      Years Ended December 31,
                                                         ---------------------------------------------
                                                                   1992         1991         1990
                                                         ---------------------------------------------
                                                         (Dollars in thousands, except per share data)
Income Statement Data
  Net Interest income                                           $   24,063   $  22,747   $  18,961
  Provision for losses on loans                                      1,889       1,757       1,880
  Investment securities gains (losses)                                   -           -           -
  Other noninterest income                                           4,916       4,727       4,244
  Noninterest expense                                               18,201      17,431      14,994
                                                                ----------   ---------   ---------
  Earnings before income taxes, extraordinary item
    and accounting changes                                           8,889       8,286       6,331
  Applicable income taxes                                            3,187       2,906       2,393
                                                                ----------   ---------   ---------

  Earnings before extraordinary item and accounting changes          5,702       5,380       3,938
  Extraordinary item - Net operating loss benefits                       -           -          85
  Accounting changes, net of taxes                                       -           -           -
                                                                ----------   ---------   ---------
  Net earnings                                                  $    5,702   $   5,380   $   4,023
                                                                ==========   =========   =========

Per Common and Common Equivalent Share
    Earnings before extraordinary item and accounting changes   $     1.66   $    2.04   $    1.67
    Extraordinary item - Net operating loss benefits                     -           -        0.04
    Accounting changes, net of taxes                                     -           -           -
    Net earnings                                                      1.66        2.04        1.71
  Cash dividends                                                      0.60        0.42        0.32
  Book value                                                         17.34       16.45       16.14



(continued on following page)

                                                                    Six Months Ended
                                                                       June 30, (1)           Years Ended December 31,
                                                                --------------------------  ----------------------------
                                                                    1995           1994          1994         1993
                                                                --------------------------  ----------------------------
                                                                           (Dollars in thousands, except per share data)
Balance Sheet Data (at period end)
  Total assets                                                   $  1,115,333   $  926,346   $  969,951   $  890,051
  Loans, net of unearned income                                       854,760      728,321      773,857      649,624
  Allowance for losses on loans                                        13,702       11,278       11,877       11,146
  Investment securities                                               115,418      122,688      121,966      135,437
  Deposits                                                            975,069      797,987      835,323      774,139
  Short-term borrowings                                                34,090       36,504       39,839       24,877
  Long-term debt
    Parent company                                                     20,407       15,057       15,057       16,707
    Subsidiary banks                                                        -            -            -            -
  Total stockholders' equity                                           78,315       71,928       74,440       69,842
Average assets                                                        990,675      903,199      923,596      849,140
Average stockholders' equity                                           76,636       70,996       72,702       67,914
Average shares outstanding (in thousands)
     Common and common equivalent                                       3,195        3,084        3,110        3,041
Profitability and Capital Ratios
  Before extraordinary item and accounting changes
    Return on average assets                                             1.00 %       0.80 %       0.79 %       0.83 %
    Return on average common equity                                     13.70        10.26        10.03        10.50
  Net earnings
    Return on average assets                                             1.00         0.80         0.79         0.83
    Return on average common equity                                     13.70        10.26        10.03        10.54
  Net interest income (taxable-equivalent) to
     average earning assets (2)                                          4.18         3.95         4.07         4.01
  Loans/deposits                                                        87.66        91.27        92.64        83.92
  Common and preferred dividend payout ratio                            35.89        43.62        44.84        43.51
  Equity/assets (period end)                                             7.02         7.76         7.67         7.85
  Average stockholders' equity/average total assets                      7.74         7.86         7.87         8.00
  Tier 1 capital to risk-weighted assets (3)                             8.26         9.04         9.11         9.53
  Total capital to risk-weighted assets (3)                              9.53        10.32        10.38        10.81
  Leverage ratio (3)                                                     6.09         6.88         6.88         6.89
Asset Quality Ratios
  Allowance/period end loans                                             1.60         1.55         1.53         1.72
  Nonperforming loans/total loans (4)                                    0.91         0.37         0.36         0.45
  Allowance/nonperforming loans (4)                                       177          418          429          379
  Nonperforming assets/loans and foreclosed property (5)                 1.04         0.60         0.52         0.78
  Provision/average loans                                                0.11         0.04         0.18         0.22
  Net charge-offs/average loans                                          0.05         0.02         0.07         0.11

                                                                       Years Ended December 31,
                                                           ---------------------------------------------
                                                                    1992         1991         1990
                                                           ---------------------------------------------
                                                           (Dollars in thousands, except per share data)
Balance Sheet Data (at period end)
  Total assets                                                   $  838,069   $ 638,477   $ 638,188
  Loans, net of unearned income                                     607,607     481,021     471,057
  Allowance for losses on loans                                      10,455       6,750       5,860
  Investment securities                                             141,715      87,117      69,331
  Deposits                                                          729,200     552,881     568,243
  Short-term borrowings                                              21,476      22,003      12,739
  Long-term debt
    Parent company                                                   16,707       8,707      10,972
    Subsidiary banks                                                      -           -           -
  Total stockholders' equity                                         65,610      49,158      40,545
Average assets                                                      652,109     626,082     572,344
Average stockholders' equity                                         57,121      44,105      37,288
Average shares outstanding (in thousands)
     Common and common equivalent                                     2,998       2,377       1,920
Profitability and Capital Ratios
  Before extraordinary item and accounting changes
    Return on average assets                                           0.87 %      0.86 %      0.69 %
    Return on average common equity                                   10.01       12.48       10.78
  Net earnings
    Return on average assets                                           0.87        0.86        0.70
    Return on average common equity                                   10.01       12.48       11.01
  Net interest income (taxable-equivalent) to
     average earning assets (2)                                        4.03        3.94        3.65
  Loans/deposits                                                      83.33       87.00       82.90
  Common and preferred dividend payout ratio                          38.58       25.35       30.28
  Equity/assets (period end)                                           7.83        7.70        6.35
  Average stockholders' equity/average total assets                    8.76        7.04        6.52
  Tier 1 capital to risk-weighted assets (3)                           9.47        9.68        7.53
  Total capital to risk-weighted assets (3)                           10.72       11.28        9.18
  Leverage ratio (3)                                                   6.72        6.67        5.14
Asset Quality Ratios
  Allowance/period end loans                                           1.72        1.40        1.24
  Nonperforming loans/total loans (4)                                  0.63        0.50        0.42
  Allowance/nonperforming loans (4)                                     273         282         296
  Nonperforming assets/loans and foreclosed property (5)               0.89        0.69        0.55
  Provision/average loans                                              0.38        0.37        0.47
  Net charge-offs/average loans                                        0.24        0.18        0.38

----------------------------------------

  (1) Interim period ratios have been annualized where applicable.
  (2) Average balances and calculations do not include the impact of the net unrealized gain or loss on available for sale securities.
  (3) The risk-based capital ratios are based upon capital guidelines prescribed by federal bank regulatory authorities. Under those guidelines, the required minimum Tier 1 and total capital to risk-weighted assets ratios are 4% and 8%, respectively. The required minimum leverage ratio of Tier 1 capital to total adjusted assets is 3% to 5%.
  (4) Nonperforming loans include loans on nonaccrual status and restructured loans.
  (5) Nonperforming assets include nonperforming loans and foreclosed properties.

               UPC Selected Pro Forma Consolidated Financial Data

                                                                                Six Months Ended
                                                                                   June 30, (1)           Years Ended December 31,
                                                                            --------------------------  ----------------------------
                                                                                1995           1994          1994         1993
                                                                            --------------------------  ----------------------------
                                                                                      (Dollars in thousands, except per share data)
Income Statement Data
  Net Interest income                                                       $  218,386     $  204,982     $  423,114    $  375,033
  Provision for losses on loans                                                  4,538          2,103          4,894        17,950
  Investment securities gains (losses)                                              (3)           274        (20,298)        4,506
  Other noninterest income                                                      75,987         60,099        121,103       123,056
  Noninterest expense                                                          183,853        182,956        427,697       346,450
                                                                            ----------     ----------     ----------    ----------
  Earnings before income taxes, extraordinary items
    and accounting changes                                                     105,979         80,296         91,328       138,195
  Applicable income taxes                                                       34,161         25,051         25,467        41,189
                                                                            ----------     ----------     ----------    ----------
  Earnings before extraordinary items and accounting changes                    71,818         55,245         65,861        97,006
  Extraordinary items                                                                -              -              -        (3,206)
  Accounting changes, net of taxes                                                   -              -              -         5,803
                                                                            ----------     ----------     ----------    ----------
  Net earnings                                                              $   71,818     $   55,245     $   65,861    $   99,603
                                                                            ==========     ==========     ==========    ==========

Per Common Share Data
  Primary
    Earnings before extraordinary items and accounting changes              $     1.53     $     1.15     $     1.28    $     2.24
    Extrordinary items                                                               -              -              -         (0.08)
    Accounting changes, net of taxes                                                 -              -              -          0.15
    Net earnings                                                                  1.53           1.15           1.28          2.31
  Fully diluted
    Earnings before extraordinary items and accounting changes                    1.46           1.12           1.28          2.18
    Extrordinary items                                                               -              -              -         (0.07)
    Accounting changes, net of taxes                                                 -              -              -          0.13
    Net earnings                                                                  1.46           1.12           1.28          2.24
  Cash dividends                                                                  0.48           0.42           0.88          0.72
  Book value                                                                     17.85          16.62          16.08         16.25

                                                                                      Years Ended December 31,
                                                                           ---------------------------------------------
                                                                                   1992         1991         1990
                                                                           ---------------------------------------------
                                                                           (Dollars in thousands, except per share data)
Income Statement Data
  Net Interest income                                                          $  305,211    $  256,537   $  225,490
  Provision for losses on loans                                                    29,071        35,960       28,184
  Investment securities gains (losses)                                             14,019         2,624           83
  Other noninterest income                                                        103,506        95,424       96,320
  Noninterest expense                                                             297,665       255,906      246,727
                                                                               ----------    ----------   ----------
  Earnings before income taxes, extraordinary items
    and accounting changes                                                         96,000        62,719       46,982
  Applicable income taxes                                                          27,048        14,443        7,801
                                                                               ----------    ----------   ----------
  Earnings before extraordinary items and accounting changes                       68,952        48,276       39,181
  Extraordinary items                                                                   -             -           85
  Accounting changes, net of taxes                                                      -             -            -
                                                                               ----------    ----------   ----------
  Net earnings                                                                 $   68,952    $   48,276   $   39,266
                                                                               ==========    ==========   ==========
Per Common Share Data
  Primary
    Earnings before extraordinary items and accounting changes                 $     1.75    $     1.37   $     1.08
    Extrordinary items                                                                  -             -            -
    Accounting changes, net of taxes                                                    -             -            -
    Net earnings                                                                     1.75          1.37         1.08
  Fully diluted
    Earnings before extraordinary items and accounting changes                       1.73          1.36         1.08
    Extrordinary items                                                                  -             -            -
    Accounting changes, net of taxes                                                    -             -            -
    Net earnings                                                                     1.73          1.36         1.08
  Cash dividends                                                                     0.60          0.48         0.48
  Book value                                                                        14.08         12.88        12.14



(continued on following page)

                                                                                Six Months Ended
                                                                                   June 30, (1)           Years Ended December 31,
                                                                            --------------------------  ----------------------------
                                                                                1995           1994          1994         1993
                                                                            --------------------------  ----------------------------
                                                                                      (Dollars in thousands, except per share data)
Balance Sheet Data (at period end)
  Total assets                                                           $  10,860,772  $  11,017,345  $  10,985,020  $  9,919,944
  Loans, net of unearned income                                              6,939,847      6,116,780      6,722,985     5,302,992
  Allowance for losses on loans                                                132,377        134,101        133,966       125,499
  Investment securities                                                      2,622,366      3,795,045      3,084,110     3,431,081
  Deposits                                                                   9,238,332      9,138,994      9,253,165     8,445,760
  Short-term borrowings                                                        174,524        570,605        455,010       300,414
  Long-term debt (3)
    Parent company                                                             135,223        129,821        129,847       131,436
    Subsidiary banks                                                           298,607        226,873        226,161       195,442
  Total shareholders' equity                                                   889,835        840,675        805,147       751,844
Average assets                                                              10,778,063     10,864,585     10,948,979     9,706,356
Average stockholders' equity                                                   856,153        840,166        850,934       707,788
Average shares outstanding (in thousands)
       Primary                                                                  44,300         43,659         43,741        38,914
       Fully Diluted                                                            48,791         48,141         44,083        43,144
Profitability and Capital Ratios
  Before extraordinary items and accounting changes
     Return on average assets                                                     1.34 %         1.03 %         0.60 %        1.00 %
     Return on average common equity                                             17.93          13.93           7.50         14.68
  Net earnings
     Return on average assets                                                     1.34           1.03           0.60          1.03
     Return on average common equity                                             17.93          13.93           7.50         15.11
  Net interest income (taxable-equivalent) to
    average earning assets (2)                                                    4.58           4.32           4.36          4.40
  Loans/deposits                                                                 75.12          66.93          72.66         62.79
  Common and preferred dividend payout ratio                                     34.26          35.90          62.50         33.50
  Equity/assets (period end)                                                      8.19           7.63           7.33          7.58
  Average stockholders' equity/average total assets                               7.94           7.73           7.77          7.29
  Tier 1 capital to risk-weighted assets (4)                                     12.41          13.15          11.88         13.12
  Total capital to risk-weighted assets (4)                                      14.77          15.61          14.27         15.75
  Leverage ratio (4)                                                              7.77           7.38           7.15          7.21
Asset Quality Ratios
  Allowance/period end loans                                                      1.91           2.19           1.99          2.37
  Nonperforming loans/total loans (5)                                             0.47           0.46           0.32          0.58
  Allowance/nonperforming loans (5)                                                404            480            614           411
  Nonperforming assets/loans and foreclosed property (6)                          0.57           0.63           0.43          0.78
  Provision/average loans                                                         0.13           0.07           0.08          0.35
  Net charge-offs/average loans                                                   0.22           0.10           0.09          0.28

                                                                                  Years Ended December 31,
                                                                      ---------------------------------------------
                                                                               1992         1991          1990
                                                                      ---------------------------------------------
                                                                      (Dollars in thousands, except per share data)
Balance Sheet Data (at period end)
  Total assets                                                            $  8,331,073  $  6,566,973  $ 6,733,719
  Loans, net of unearned income                                              4,193,376     3,613,945    3,847,492
  Allowance for losses on loans                                                100,282        74,739       73,365
  Investment securities                                                      2,935,665     1,864,871    1,842,839
  Deposits                                                                   7,171,191     5,698,062    5,750,622
  Short-term borrowings                                                        343,452       244,513      375,103
  Long-term debt (3)
    Parent company                                                              90,999        46,870       55,634
    Subsidiary banks                                                            21,756        10,083        4,469
  Total shareholders' equity                                                   595,106       475,128      423,894
Average assets                                                               7,586,827     6,555,009    6,669,152
Average stockholders' equity                                                   551,650       442,756      424,088
Average shares outstanding (in thousands)
       Primary                                                                  35,463        34,569       36,013
       Fully Diluted                                                            38,307        34,922       36,353
Profitability and Capital Ratios
  Before extraordinary items and accounting changes
     Return on average assets                                                     0.91 %        0.74 %       0.59 %
     Return on average common equity                                             13.36         11.22         9.25
  Net earnings
     Return on average assets                                                     0.91          0.74         0.59
     Return on average common equity                                             13.36         11.22         9.27
  Net interest income (taxable-equivalent) to
    average earning assets (2)                                                    4.57          4.48         3.99
  Loans/deposits                                                                 58.48         63.42        66.91
  Common and preferred dividend payout ratio                                     36.12         34.51        41.77
  Equity/assets (period end)                                                      7.14          7.24         6.30
  Average stockholders' equity/average total assets                               7.27          6.75         6.36
  Tier 1 capital to risk-weighted assets (4)                                     12.85         11.66         9.73
  Total capital to risk-weighted assets (4)                                      14.83         13.80        11.79
  Leverage ratio (4)                                                              7.07          7.06         6.09
Asset Quality Ratios
  Allowance/period end loans                                                      2.39          2.07         1.91
  Nonperforming loans/total loans (5)                                             1.22          1.01         0.99
  Allowance/nonperforming loans (5)                                                196           205          192
  Nonperforming assets/loans and foreclosed property (6)                          1.58          1.60         1.66
  Provision/average loans                                                         0.72          0.95         0.75
  Net charge-offs/average loans                                                   0.55          0.92         0.80

----------------------------------------

  (1) Interim period ratios have been annualized where applicable.
  (2) Average balances and calculations do not include the impact of the net unrealized gain or loss on available for sale securities.
  (3) Long-term debt includes subordinated notes and debentures, obligations under capital leases, mortgage indebtedness, and notes payable with maturities greater than one year. Subsidiary banks' long-term debt is primarily FHLB advances.
  (4) The risk-based capital ratios are based upon capital guidelines prescribed by federal bank regulatory authorities. Under those guidelines, the required minimum Tier 1 and total capital to risk-weighted assets ratios are 4% and 8%, respectively. The required minimum leverage ratio of Tier 1 capital to total adjusted assets is 3% to 5% (5% for bank holding companies effecting acquisitions).
  (5) Nonperforming loans include loans on nonaccrual status and restructured loans.
  (6) Nonperforming assets include nonperforming loans and foreclosed properties.

RECENT DEVELOPMENTS AFFECTING UPC


         Recently Completed Acquisitions. Since June 30, 1995, UPC has completed the acquisitions of the following institutions (collectively, the "Recently Completed Acquisitions"). UPC's Current Report on Form 8-K, dated August 22, 1995, includes unaudited pro forma consolidated financial statements which include the pro forma impact of the Recently Completed Acquisitions:

                                              Asset Size                                      Method of
Institution                                  (In Millions)        Consideration              Accounting
--------------------------------------       -------------  ----------------------------    ------------
Planters Bank & Trust Company, Forrest           $ 60       348,029 shares of UPC Common    Pooling of
City, Arkansas                                              Stock                           Interests

First State Bancorporation, Inc. and              110       388,497 shares of Series E      Purchase
its subsidiary, First Exchange Bank,                        Preferred Stock of UPC
Dyersburg, Tennessee

                                                 ----
Total                                            $170
                                                 ====

         Pending Acquisitions. UPC has entered into definitive agreements to acquire the following financial institutions in addition to CBI (collectively, the "Pending Acquisitions") which UPC's management considers probable of consummation and which are expected to close in the fourth quarter of 1995 or the first quarter of 1996.

                                                                              Consideration
                                                                --------------------------------------------
                                                                 Approximate
                                           Asset Size               Value
Institution                               (In Millions)         (In Millions)                 Type
------------------------------------      -------------         -------------      -------------------------
Eastern National Bank,                         $266                  $30.4         Cash, Notes and UPC
Miami, Florida                                                                     Series E Preferred Stock (1)

First Bancshares of Eastern                      58                   10.6         Cash
Arkansas, Inc., West Memphis,
Arkansas, and its subsidiary First
National Bank of West Memphis,
Arkansas

First Bancshares of North Eastern                60                    9.3         Cash
Arkansas, Inc., Osceola, Arkansas,
and its subsidiary, First National
Bank of Osceola, Arkansas

                                               ----                  -----
Total                                          $384                  $50.3
                                               ====                  =====

___________________________________________

(1) Cash in the amount of $4.5 million, UPC Notes in the amount of $14.5 million, and up to 317,459 shares of Series E Preferred Stock of UPC.

         Earnings Considerations Related to Pending Acquisitions. In connection with UPC's Pending Acquisitions, including the Merger, it is anticipated that UPC or those institutions will incur charges related thereto and to the assimilation of those institutions into the UPC organization. Anticipated charges would be for matters such as, but not limited to, legal and accounting fees, financial advisory fees, consulting fees, payment of contractual benefits triggered by a change of control, early retirement and involuntary separation and related benefits, postretirement and postemployment benefit expenses related to employees of entities which were acquired in a transaction accounted for as a pooling of interests and who were given credit for prior service, costs associated with elimination of duplicate facilities and branch closures, data processing charges, cancellation of vendor contracts, the potential for additional provision for loan losses, and similar costs associated with consolidation of operational activities.

         Charges associated with the Pending Acquisitions, including the Merger, have been preliminarily estimated to be between $8 million to $10 million after taxes, with a significant portion thereof arising out of the Merger. To the extent any of these charges are contingent upon consummation of a particular transaction, those charges would be recognized in the period in which the particular transaction closes. This range of potential charges is based on currently available information as well as preliminary estimates and is subject to change. The range is provided as a preliminary estimate of the significance of the charges which may be required and should be viewed accordingly.

         If the Merger, the Pending Acquisitions and the Recently Completed Acquisitions had been consummated at June 30, 1995, UPC's consolidated total assets would have increased by approximately $1.5 billion to approximately $11.3 billion, UPC's consolidated total loans would have increased by approximately $1.1 billion to approximately $7.2 billion, and UPC's consolidated total deposits would have increased by approximately $1.3 billion to approximately $9.6 billion, based upon June 30, 1995, pro forma consolidated financial information. See "--Pro Forma Condensed Consolidated Financial Information" and the related pro forma consolidated financial information in UPC's Current Report on Form 8-K dated August 22, 1995. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

Earnings Considerations relating to Potential Special Regulatory Assessment. There are several bills currently under consideration by the U.S. legislature, the purpose of which is to provide additional financing for the Savings Association Insurance Fund ("SAIF") and to provide for interest payments on the Financing Corporation ("FICO") bonds issued in connection with earlier Congressional efforts to support the failing thrift industry. A common feature of these proposed bills is a one-time special assessment of from 85 to 90 basis points on all deposits insured by the SAIF ($0.85 to $0.90 per $100 of covered deposits) ("SAIF Insured Deposits"). All SAIF Insured Deposits may not be subject to an assessment at the 85 to 90 basis point level. Those SAIF Insured Deposits which were acquired by banks in so-called Oakar transactions ("Oakar Deposits") may be assessed at a lower rate, possibly 66 basis points. In addition to the special assessment on SAIF Insured Deposits, the bills also contemplate special assessments on deposits which are insured by the Bank Insurance Fund ("BIF")("BIF Deposits"). The assessment on BIF Deposits would be for the purpose of providing financial support to pay interest on the FICO bonds. It is unknown at this time what the assessment level will be on BIF Deposits, but it is believed the assessment will be in the 7 to 10 basis point range. A further unknown at this time is whether or not these assessments will reduce the paying institution's taxable income. At June 30, 1995, UPC's subsidiaries held approximately $1.6 billion in SAIF Insured Deposits, approximately $1.2 billion of which are Oakar Deposits. At June 30, 1995, CBI Bank Subsidiaries held approximately $325 million in SAIF Insured Deposits, of which approximately $262 million are Oakar Deposits. Should the proposed legislation be adopted at levels indicated, both UPC and CBI, as well as all other financial institutions with insured deposits, would be required to take significant charges in relation to these special assessments. See "CERTAIN REGULATORY CONSIDERATIONS."

EQUIVALENT AND PRO FORMA PER SHARE DATA

         The following table presents selected, comparative, unaudited per share data for (i) the UPC Common Stock and the CBI Common Stock on an historical basis; (ii) the UPC Common Stock on a pro forma basis for CBI only;
(iii) the UPC Common Stock on a pro forma basis for CBI, the Recently Completed Acquisitions and the ENB transaction; (iv) the CBI Common Stock on an equivalent pro forma basis for CBI only; and (v) the CBI Common Stock on an equivalent pro forma basis for CBI, the Recently Completed Acquisitions and the ENB transaction, for the periods indicated. The FBEA and FBNEA transactions are immaterial to the presentations set forth in the following tables and, accordingly, those transactions have not been included in the pro forma presentations.

         These data are not necessarily indicative of the results of the future operations of either UPC, CBI, the Recently Completed Acquisitions or the Pending Acquisitions (excluding the FBEA and FBNEA transactions which are immaterial Pending Acquisitions that are not included in the pro forma financial statements), or the actual results that would have occurred had the Merger been consummated January 1, 1992. The information as of and for the six months ended June 30, 1995, and as of and for the year ended December 31, 1994, reflects on a pro forma basis the Recently Completed Acquisitions and the Pending Acquisitions (excluding the FBEA and FBNEA transactions which are immaterial Pending Acquisitions that are not included in the pro forma financial statements) accounted for using either the pooling of interests or purchase method of accounting in accordance with the accounting requirements of each respective acquisition. The information as of and for the two years ended December 31, 1993, presents only UPC and CBI on an historical basis using the pooling of interests method of accounting. The information is derived from and should be read in conjunction with, the historical consolidated financial statements of UPC (including related notes thereto) which are incorporated by reference, the historical consolidated financial statements of CBI (including related notes thereto) which are incorporated by reference, and the unaudited pro forma consolidated financial statements and related notes in UPC's Current Report on Form 8-K dated August 22, 1995 and incorporated by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                         UNION PLANTERS CORPORATION
             HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

                                                                         Six Months
                                                                           Ended            Year Ended
                                                                          June 30,          December 31,
                                                                         ----------   ------------------------
                                                                            1995      1994     1993    1992
                                                                         ----------   ------------------------
Earnings before extraordinary items
  and accounting changes

  UPC
    Primary                                                                  $1.56     $1.25     $2.31     $1.79
    Fully diluted                                                             1.49      1.25      2.23      1.77

  UPC pro forma (CBI only)
    Primary                                                                   1.53      1.28      2.24      1.75
    Fully diluted                                                             1.46      1.28      2.18      1.73

  UPC pro forma (all recently completed acquisitions,
    the ENB transaction and CBI) (2)
    Primary                                                                   1.50      1.29       N/A       N/A
    Fully diluted                                                             1.42      1.29       N/A       N/A

  CBI
    Common and common equivalent share                                        1.33      1.90      1.87      1.66

  CBI equivalent pro forma (CBI only)
    Primary                                                                   1.81      1.52      2.65      2.07
    Fully diluted                                                             1.73      1.52      2.58      2.05

  CBI equivalent pro forma (all recently completed
    acquisitions, the ENB transaction and CBI) (2)
    Primary                                                                   1.78      1.53       N/A       N/A
    Fully diluted                                                             1.68      1.53       N/A       N/A

Cash dividends per share

  UPC                                                                         0.48      0.88      0.72      0.60

  UPC pro forma                                                               0.48      0.88      0.72      0.60

  CBI                                                                         0.36      0.69      0.65      0.60

  CBI equivalent pro forma                                                    0.57      1.04      0.85      0.71


                                                                                       June 30,          December 31,
                                                                                         1995               1994
                                                                                       --------          ------------
Book value per common share

  UPC                                                                                   $17.86              $16.01

  UPC pro forma (CBI only)                                                               17.85               16.08

  UPC pro forma (all recently completed acquisitions,
    the ENB transaction and CBI)                                                         18.42               17.44

  CBI                                                                                    20.99               19.99

  CBI equivalent pro forma (CBI only)                                                    21.15               19.05

  CBI equivalent pro forma (all recently completed
    acquisitions, the ENB transaction and CBI) (2)                                       21.83               20.67
--------------------------

N/A = Not Applicable
(1) The equivalent pro forma per share data for CBI are computed by multiplying UPC's pro forma information by 1.185, the Exchange Ratio.
(2) See also, "--Recent Developments Affecting UPC."

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         The following tables contain unaudited pro forma consolidated condensed financial information including a balance sheet at June 30, 1995, and statements of earnings for the six-month period ended June 30, 1995, and the years ended December 31, 1994, 1993 and 1992. The pro forma statements reflect pro forma historical results for (i) UPC for all periods; (ii) UPC and CBI for all periods; and (iii) UPC, CBI, the Recently Completed Acquisitions, the ENB transaction, as well as the retirement of CBI indebtedness to a third-party financial institution and the redemption of the CBI Depositary Shares, both of which are anticipated to occur on or shortly after consummation of this Merger, as of and for the six-month period ended June 30, 1995, and the year ended December 31, 1994 only. The FBEA and FBNEA transactions are not material to the pro forma financial information presented and, accordingly, have not been included in the pro forma statements presented. The Merger meets the significant subsidiary test and pro forma financial information is presented for all periods. The unaudited pro forma consolidated financial information reflects the Recently Completed Acquisitions and the Pending Acquisitions (other than FBEA and FBNEA which are immaterial) using the purchase method of accounting, except for Planters Bank & Trust Company and CBI which are expected to be accounted for by the poolings of interests method of accounting. The unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements of UPC and CBI, respectively, and in conjunction with the information presented in UPC's and CBI's Quarterly Reports on Form 10-Q for the quarter ended June 30, 1995, and UPC's Current Reports on Form 8-K dated July 20, 1995, August 21, 1995, and August 22, 1995. Pro forma results are not necessarily indicative of future operating results. Certain nonrecurring charges as discussed in "--Recent Developments Affecting UPC--Earnings Considerations Related to Pending Acquisitions" have not been included in the pro forma condensed consolidated financial information. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".

                 UNION PLANTERS CORPORATION AND SUBSIDIARIES
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                JUNE 30, 1995
                            (Dollars in thousands)

                                                                                                                         UPC,
                                                                                                                        OTHER
                                                                                                                     CONSUMMATED
                                                                                                                    AND PROBABLE
                                                                                                                       PENDING
                                                                                                                    ACQUISITIONS,
                                                                                                          UPC      AND RETIREMENT
                                                                                                          AND        OF DEBT AND
                                                                                             UPC          CBI      PREFERRED STOCK
                                                                                         ----------  -----------   ---------------
ASSETS
  Cash and due from banks                                                                $  434,175  $   462,080     $   479,521
  Interest-bearing deposits at financial
    institutions                                                                             35,020       39,131          39,490
  Federal funds sold and securities
    purchased under agreements to resell                                                     56,351      130,076         124,651
  Trading account securities                                                                210,775      210,775         210,775
  Loans held for resale                                                                      54,136       59,384          59,384
  Investment securities
    Available for sale, at fair value                                                     1,501,600    1,519,374       1,546,000
    Held to maturity, at amortized cost                                                   1,005,348    1,102,992       1,180,821
  Loans                                                                                   6,115,497    6,966,907       7,226,571
    Less:  Unearned income                                                                  (30,410)     (32,308)        (33,926)
               Allowance for losses on loans                                               (118,675)    (132,377)       (135,382)
                                                                                         ----------  -----------     -----------
        Net loans                                                                         5,966,412    6,802,222       7,057,263

  Premises and equipment                                                                    199,170      226,883         241,816
  Accrued interest receivable                                                                83,191       91,172          95,229
  Goodwill and other intangibles                                                             46,940       58,097          73,929
  Other assets                                                                              152,321      158,586         162,408
                                                                                         ----------  -----------     -----------
        Total assets                                                                     $9,745,439  $10,860,772     $11,271,287
                                                                                         ==========  ===========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits
    Noninterest-bearing                                                                  $1,244,678  $ 1,345,519     $ 1,420,373
    Certificates of deposit of $100,000
      and over                                                                              585,569      698,745         754,988
    Other interest-bearing                                                                6,433,016    7,194,068       7,449,927
                                                                                         ----------  -----------     -----------
        Total deposits                                                                    8,263,263    9,238,332       9,625,288

  Short-term borrowings                                                                     140,434      167,540         173,212
  FHLB advances                                                                             291,630      298,614         298,614
  Long-term debt                                                                            121,793      142,200         134,793
  Accrued interest, expenses, and taxes                                                      76,672       82,852          85,530
  Other liabilities                                                                          40,127       41,399          46,005
                                                                                         ----------  -----------     -----------
        Total liabilities                                                                 8,933,919    9,970,937      10,363,442
                                                                                         ----------  -----------     -----------
  Shareholders' equity
    Preferred stock
      Convertible                                                                            87,298       87,298         104,586
      Nonconvertible                                                                              0       13,800               0
    Common stock                                                                            202,766      223,736         225,502
    Additional paid-in capital                                                               74,960       90,350          99,377
    Net unrealized gain (loss) on available
      for sale securities                                                                       926          808             662
    Retained earnings                                                                       445,570      473,843         477,718
                                                                                         ----------  -----------     -----------
        Total shareholders' equity                                                          811,520      889,835         907,845
                                                                                         ----------  -----------     -----------
        Total liabilities and
          shareholders' equity                                                           $9,745,439  $10,860,772     $11,271,287
                                                                                         ==========  ===========     ===========

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                 (Dollars in thousands, except per share data)

                                                                                                     UPC,
                                                                                                    OTHER
                                                                                                 CONSUMMATED
                                                                                                 AND PROBABLE
                                                                                             TENDING ACQUISITIONS,
                                                                                  UPC           AND RETIREMENT
                                                                                  AND            OF DEBT AND
                                                                     UPC          CBI           PREFERRED STOCK
                                                                  --------      --------     ---------------------
Interest income
  Interest and fees on loans                                      $270,725      $305,122            $319,716
  Interest on investment securities
    Taxable                                                         68,017        70,961              74,362
    Tax-exempt                                                      15,700        15,956              16,158
  Interest on deposits at financial institutions                       902           907                 922
  Interest on federal funds sold and securities
    purchased under agreements to resell                             2,258         3,354               2,965
  Interest on trading account securities                             6,005         6,005               6,005
  Interest on loans held for resale                                  1,239         1,357               1,357
                                                                  --------      --------            --------
      Total interest income                                        364,846       403,662             421,485
                                                                  --------      --------            --------
Interest expense
  Interest on deposits                                             145,520       163,765             171,471
  Interest on short-term borrowings                                  7,146         7,859               7,921
  Interest on FHLB advances and long-term debt                      13,091        13,652              13,940
                                                                  --------      --------            --------
      Total interest expense                                       165,757       185,276             193,332
                                                                  --------      --------            --------
      Net interest income                                          199,089       218,386             228,153
Provision for losses on loans                                        3,686         4,538               5,882
                                                                  --------      --------            --------
      Net interest income after provision
        for losses on loans                                        195,403       213,848             222,271
                                                                  --------      --------            --------
Noninterest income
  Service charges on deposit accounts                               33,888        35,671              37,000
  Investment securities losses                                          (3)           (3)                 (3)
  Other income                                                      37,885        40,316              41,499
                                                                  --------      --------            --------
      Total noninterest income                                      71,770        75,984              78,496
                                                                  --------      --------            --------
Noninterest expense
  Salaries and employee benefits                                    78,383        85,900              90,694
  Net occupancy expense                                             12,443        13,667              15,267
  Equipment expense                                                 14,276        15,447              15,447
  Other expense                                                     63,993        68,839              73,070
                                                                  --------      --------            --------
      Total noninterest expense                                    169,095       183,853             194,478
                                                                  --------      --------            --------
      Earnings (loss) before income taxes                           98,078       105,979             106,289
Applicable income taxes (benefit)                                   31,197        34,161              34,796
                                                                  --------      --------            --------
      Net earnings (loss)                                         $ 66,881      $ 71,818            $ 71,493
                                                                  ========      ========            ========


Earnings per common share
  Primary                                                         $   1.56      $   1.53            $   1.50
  Fully diluted                                                       1.49          1.46                1.42
Weighted average shares outstanding (in thousands)
    Primary                                                         40,514        44,300              44,641
    Fully diluted                                                   45,005        48,791              49,997

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                 (Dollars in thousands, except per share data)

                                                                                           UPC,
                                                                                          OTHER
                                                                                       CONSUMMATED
                                                                                       AND PROBABLE
                                                                                         PENDING
                                                                                       ACQUISITIONS,
                                                                               UPC     AND RETIREMENT
                                                                               AND       OF DEBT AND
                                                                UPC            CBI     PREFERRED STOCK
                                                             --------       --------  ---------------
Interest income
  Interest and fees on loans                                 $460,617       $517,032     $543,236
  Interest on investment securities
    Taxable                                                   156,429        162,012      168,017
    Tax-exempt                                                 32,406         32,999       33,375
  Interest on deposits at financial institutions                  718            734          839
  Interest on federal funds sold and securities
    purchased under agreements to resell                        3,637          4,472        3,725
  Interest on trading account securities                        9,143          9,143        9,143
  Interest on loans held for resale                             1,107          1,573        1,573
                                                             --------       --------     --------
      Total interest income                                   664,057        727,965      759,908
                                                             --------       --------     --------
Interest expense
  Interest on deposits                                        235,815        262,572      274,514
  Interest on short-term borrowings                            20,082         21,300       21,386
  Interest on FHLB advances and long-term debt                 19,882         20,979       21,529
                                                             --------       --------     --------
      Total interest expense                                  275,779        304,851      317,429
                                                             --------       --------     --------
      Net interest income                                     388,278        423,114      442,479
Provision for losses on loans                                   3,636          4,894        6,288
                                                             --------       --------     --------
      Net interest income after provision
        for losses on loans                                   384,642        418,220      436,191
                                                             --------       --------     --------
Noninterest income
  Service charges on deposit accounts                          52,590         55,552       58,807
  Investment securities gains (losses)                        (20,298)       (20,298)     (20,297)
  Other income                                                 61,270         65,551       68,428
                                                             --------       --------     --------
      Total noninterest income                                 93,562        100,805      106,938
                                                             --------       --------     --------
Noninterest expense
  Salaries and employee benefits                              160,862        175,218      184,468
  Net occupancy expense                                        25,750         28,041       31,652
  Equipment expense                                            26,451         28,698       29,238
  Other expense                                               185,772        195,740      203,973
                                                             --------       --------     --------
      Total noninterest expense                               398,835        427,697      449,331
                                                             --------       --------     --------
      Earnings (loss) before income taxes                      79,369         91,328       93,798
Applicable income taxes (benefit)                              20,761         25,467       27,109
                                                             --------       --------     --------
      Net earnings (loss)                                    $ 58,608       $ 65,861     $ 66,689
                                                             ========       ========     ========

Earnings per common share
  Primary                                                    $   1.25       $   1.28     $   1.29
  Fully diluted                                                  1.25           1.28         1.29
Weighted average shares outstanding (in thousands)
    Primary                                                    40,055         43,741       44,082
    Fully diluted                                              40,397         44,083       44,424

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                 (Dollars in thousands, except per share data)

                                                                                                      UPC
                                                                                                      AND
                                                                                            UPC       CBI
                                                                                         --------  --------
Interest income
  Interest and fees on loans                                                             $375,567  $425,967
  Interest on investment securities
    Taxable                                                                               151,538   157,403
    Tax-exempt                                                                             29,825    30,507
  Interest on deposits at financial institutions                                            1,742     1,862
  Interest on federal funds sold and securities
    purchased under agreements to resell                                                    5,092     6,175
  Interest on trading account securities                                                    6,194     6,194
  Interest on loans held for resale                                                         7,432     7,438
                                                                                         --------  --------

      Total interest income                                                               577,390   635,546
                                                                                         --------  --------

Interest expense
  Interest on deposits                                                                    213,197   238,019
  Interest on short-term borrowings                                                         7,230     8,203
  Interest on FHLB advances and long-term debt                                             13,253    14,291
                                                                                         --------  --------

      Total interest expense                                                              233,680   260,513
                                                                                         --------  --------

      Net interest income                                                                 343,710   375,033
Provision for losses on loans                                                              16,558    17,950
                                                                                         --------  --------

      Net interest income after provision
        for losses on loans                                                               327,152   357,083
                                                                                         --------  --------

Noninterest income
  Service charges on deposit accounts                                                      46,532    49,490
  Investment securities gains (losses)                                                      4,495     4,506
  Other income                                                                             68,898    73,566
                                                                                         --------  --------

      Total noninterest income                                                            119,925   127,562
                                                                                         --------  --------

Noninterest expense
  Salaries and employee benefits                                                          150,383   163,711
  Net occupancy expense                                                                    23,356    25,393
  Equipment expense                                                                        23,986    25,989
  Other expense                                                                           121,956   131,357
                                                                                         --------  --------

      Total noninterest expense                                                           319,681   346,450
                                                                                         --------  --------

      Earnings before income taxes, extraordinary
        items, and accounting changes                                                     127,396   138,195
Applicable income taxes                                                                    37,420    41,168
                                                                                         --------  --------

      Earnings before extraordinary items
        and accounting changes                                                           $ 89,976  $ 97,027
                                                                                         ========  ========


Earnings per common share
  Primary                                                                                $   2.31  $   2.24
  Fully diluted                                                                              2.23      2.18
Weighted average shares outstanding (in thousands)
    Primary                                                                                35,311    38,914
    Fully diluted                                                                          39,541    43,144

                 UNION PLANTERS CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                     FOR THE YEAR ENDED DECEMBER 31, 1992
                (Dollars in thousands, except per share data)

                                                                                                       UPC
                                                                                                       AND
                                                                                             UPC       CBI
                                                                                          --------  --------
Interest income
  Interest and fees on loans                                                              $314,814  $358,948
  Interest on investment securities
    Taxable                                                                                142,663   147,303
    Tax-exempt                                                                              22,238    22,846
  Interest on deposits at financial institutions                                             4,915     4,985
  Interest on federal funds sold and securities
    purchased under agreements to resell                                                     5,250     6,229
  Interest on trading account securities                                                     6,648     6,648
  Interest on loans held for resale                                                          7,250     7,250
                                                                                          --------  --------

      Total interest income                                                                503,778   554,209
                                                                                          --------  --------

Interest expense
  Interest on deposits                                                                     209,035   234,070
  Interest on short-term borrowings                                                          8,040     9,086
  Interest on FHLB advances and long-term debt                                               5,555     5,842
                                                                                          --------  --------

      Total interest expense                                                               222,630   248,998
                                                                                          --------  --------

      Net interest income                                                                  281,148   305,211
Provision for losses on loans                                                               27,182    29,071
                                                                                          --------  --------

      Net interest income after provision
        for losses on loans                                                                253,966   276,140
                                                                                          --------  --------

Noninterest income
  Service charges on deposit accounts                                                       35,590    37,750
  Investment securities gains (losses)                                                      14,019    14,019
  Other income                                                                              63,000    65,756
                                                                                          --------  --------

      Total noninterest income                                                             112,609   117,525
                                                                                          --------  --------

Noninterest expense
  Salaries and employee benefits                                                           116,764   125,769
  Net occupancy expense                                                                     19,401    20,793
  Equipment expense                                                                         18,836    20,331
  Other expense                                                                            124,463   130,772
                                                                                          --------  --------

      Total noninterest expense                                                            279,464   297,665
                                                                                          --------  --------

      Earnings before income taxes                                                          87,111    96,000
Applicable income taxes                                                                     23,861    27,048
                                                                                          --------  --------

      Net earnings                                                                        $ 63,250  $ 68,952
                                                                                          ========  ========

Earnings per common share
  Primary                                                                                 $   1.79  $   1.75
  Fully diluted                                                                               1.77      1.73
Weighted average shares outstanding (in thousands)
    Primary                                                                                 31,910    35,463
    Fully diluted                                                                           34,754    38,307

                              THE SPECIAL MEETING


TIME AND PLACE OF SPECIAL MEETING; SOLICITATION OF PROXIES; REVOCATION

         Each copy of this Prospectus being mailed to CBI Common Stock Shareholders on the Record Date is accompanied by a Proxy Appointment Card furnished in connection with the CBI Board's solicitation of proxies for use at the Special Meeting and at any adjournments or postponements thereof. The Special Meeting is scheduled to be held at _____ a.m., Central Standard Time on ________, _________, 1995, at ____________________________________ . Only CBI
Common Stock Shareholders at the close of business on ______________, 1995, are entitled to receive notice of and to vote at the Special Meeting. At the Special Meeting, CBI Common Stock Shareholders will consider and vote upon a proposal to approve the Reorganization Agreement and Plan of Merger. If no contrary instructions are indicated on the Proxy Appointment Card, the Proxy will be voted FOR the approval of the Reorganization Agreement and Plan of Merger. If matters other than the consideration of the Reorganization Agreement and Plan of Merger properly come before the Special Meeting, the Proxy will be voted by the persons named therein in a manner which they consider to be in the best interests of CBI. CBI's management is not aware of any other matters to be acted upon at the Special Meeting.

         CBI COMMON STOCK SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY APPOINTMENT CARD AND RETURN IT PROMPTLY TO CBI IN THE ENCLOSED, POSTAGE-PAID ENVELOPE. FAILURE TO RETURN YOUR PROPERLY EXECUTED PROXY APPOINTMENT CARD OR FAILURE TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPROVAL OF THE REORGANIZATION AGREEMENT AND PLAN OF MERGER (BUT WILL NOT BE SUFFICIENT, WITHOUT FURTHER ACTION, TO PERFECT DISSENTERS' RIGHTS). CBI COMMON STOCK SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY APPOINTMENT CARDS.

         Any CBI Common Stock Shareholder who has executed and delivered a Proxy Appointment Card may nevertheless revoke it at any time before it is voted by attending the Special Meeting and voting in person at the Special Meeting or by giving notice of revocation in writing, or by submitting a signed Proxy Appointment Card bearing a later date to Capital Bancorporation, Inc., P.O. Box 2017, Cape Girardeau, Missouri 63702-2017, Attention: David G. Collier, Corporate Secretary, provided such notice or later dated Proxy Appointment Card is actually received by CBI before the vote of CBI Common Stock Shareholders has been taken.

         In addition to solicitation of proxies from CBI Common Stock Shareholders by use of the mail, proxies also may be solicited by personal interview, telephone and facsimile by directors, officers and employees of CBI who will not be specifically compensated for such services. It is expected that banks, brokerage houses, and other institutions, nominees or fiduciaries will be requested to forward the soliciting materials to their principals and obtain authorization for the execution of proxies. All costs of soliciting proxies, assembling and mailing the Prospectus, all papers which now accompany or hereafter may supplement the same, as well as reasonable out-of-pocket expenses incurred by such banks, brokerage houses, and other institutions, nominees or fiduciaries for forwarding proxy materials to and obtaining proxies from their principals, will be borne by CBI; provided, however, that UPC will pay all Commission filing fees and other regulatory filing fees incurred in connection with the Merger and the costs of printing the Prospectus.

VOTES REQUIRED

         The affirmative votes of the holders of two-thirds (2/3) of the outstanding shares of CBI Common Stock entitled to vote at the Special Meeting are required in order to approve the Reorganization Agreement and Plan of Merger. As of the Record Date, there were __________ shares of CBI Common Stock outstanding and entitled to vote at the Special Meeting, with each share entitled to one vote.

         The CBI Management Group held beneficially as of the Record Date _____ shares or approximately _____% of the outstanding shares of CBI Common Stock. CBI has been advised by the members of the CBI Management Group that they intend to vote their shares of CBI Common Stock "FOR" approval of the Reorganization Agreement and Plan of Merger. William G. Lauber and Douglas D. Hommert, Co-Trustees of the Bank Trusts are the record and beneficial owners of 473,071 shares (_________%) of the outstanding CBI Common Stock as of the Record Date. Messrs. Lauber and Hommert, in their capacities as Co-Trustees of the Bank Trusts, have joined in the Reorganization Agreement for the limited purpose of obligating themselves to vote all shares of CBI Common Stock they hold or control "FOR" approval of the Reorganization Agreement and Plan of Merger. Should the CBI Management Group and Trustees of the Bank Trusts vote "FOR" approval of the Reorganization Agreement and Plan of Merger, a total of _________ shares of CBI Common Stock (_________% of outstanding) will have been voted "FOR" approval of the Reorganization Agreement and Plan of Merger, and __________ additional shares of CBI Common Stock must be voted "FOR" approval of the Reorganization Agreement and Plan of Merger in order to meet the shareholder approval requirements.

VOTING

         Only the holders of record of CBI Common Stock as of the close of business on the Record Date are entitled to vote either in person or by proxy at the Special Meeting and any adjournments thereof. At the close of business on the Record Date, _______ shares of CBI Common Stock were issued and outstanding.

         A majority of the outstanding shares of CBI Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Special Meeting. Proxies marked to abstain from voting will be treated as shares that are present at the Special Meeting for purposes of determining the presence of a quorum for the transaction of business at the Special Meeting.

         The proposal to approve the Reorganization Agreement and Plan of Merger requires the affirmative vote of the holders of two-thirds of the issued and outstanding shares of CBI Common Stock as of the Record Date. Therefore, failure to return a properly executed Proxy Appointment Card or to vote in person at the Special Meeting, and abstentions, will have the same effect as a vote against approval of the Reorganization Agreement and Plan of Merger.

CBI COMMON STOCK SHAREHOLDERS' DISSENTERS' RIGHTS

         Each CBI Common Stock Shareholder as of the Record Date has the right to dissent from the Merger and receive the fair value of such shares of CBI Common Stock in cash if the CBI Common Stock Shareholder follows the procedures set forth under Section 351.455 of the Missouri Act, a copy of which is attached hereto as Appendix C, and the material provisions of which are summarized below. Under Section 351.455 of the Missouri Act, a CBI Common Stock Shareholder entitled to vote at the Special Meeting may dissent and Acquisition Company, as the surviving corporation, will pay to such shareholder the fair value of such shareholder's shares of CBI Common Stock as of the day prior to the Special Meeting if such CBI Common Stock Shareholder (1) files with CBI prior to or at the Special Meeting a written objection to the Merger;
(2) does not vote in favor thereof; and (3) within 20 days after the Effective Date of the Merger makes written demand on Acquisition Company for payment of the fair value of the shares of CBI Common Stock held by such shareholder as of the day prior to the date of the Special Meeting. UPC will include notice of the Effective Date of the Merger in its Exchange Materials (as defined below). Such Exchange Materials will be mailed within five days following the Effective Date of the Merger. Such demand by a dissenting CBI Common Stock Shareholder must state the number of shares of CBI Common Stock owned by such dissenting shareholder. Any CBI Common Stock Shareholder failing to make demand within the 20-day period shall be conclusively presumed to have consented to the Merger and shall be bound by the terms thereof. A PROXY OR VOTE AGAINST THE MERGER WILL NOT, BY ITSELF, BE REGARDED AS A WRITTEN OBJECTION FOR PURPOSES OF ASSERTING DISSENTERS' RIGHTS.

         If within 30 days after the Effective Date of the Merger, the value of such shares of CBI Common Stock is agreed upon between the dissenting CBI Common Stock Shareholder and the Acquisition Company, payment therefor shall be made within 90 days after the Effective Date of the Merger upon the surrender by such dissenting CBI Common Stock Shareholder of the certificate or certificates representing said shares of CBI Common Stock. Upon payment of the agreed value, the dissenting Common Stock Shareholder shall cease to have any interest in such shares or in Acquisition Company or UPC.

         If within 30 days after the Effective Date of the Merger the dissenting CBI Common Stock Shareholder and Acquisition Company do not agree as to value, then the dissenting CBI Common Stock Shareholder may, within 60 days after the expiration of the 30-day period, file a petition in any court of competent jurisdiction asking for a finding and determination of the fair value of such shares of CBI Common Stock, and shall be entitled to judgment against Acquisition Company for the amount of such fair value as of the day prior to the date of the Special Meeting, together with interest thereon to the date of such judgment. The "fair value" of the shares determined by the court may be more or less than the amount offered to CBI Common Stock Shareholders under the Reorganization Agreement and Plan of Merger. The judgment will be payable only upon and simultaneously with the surrender to Acquisition Company of the certificate or certificates representing said shares of CBI Common Stock. Upon the payment of the judgment, the dissenting CBI Common Stock Shareholder shall cease to have any interest in such shares of CBI Common Stock or in Acquisition Company or UPC. Unless a dissenting CBI Common Stock Shareholder shall have filed such petition within such 60-day period, such dissenting CBI Common Stock Shareholder, and all persons claiming under such dissenting CBI Common Stock Shareholder, will be conclusively presumed to have approved and ratified the Merger, and will be bound by the terms thereof.

         The foregoing summary of the applicable provisions of Section 351.455 of the Missouri Act is not intended to be a complete statement of such provisions, and is qualified in its entirety by reference to such Section, a copy of which is annexed to this Prospectus as Appendix C. FAILURE TO COMPLY WITH THESE PROCEDURES WILL CAUSE THE CBI COMMON STOCK SHAREHOLDER TO LOSE HIS OR HER DISSENTERS' RIGHTS TO RECEIVE IN CASH PAYMENT FOR HIS OR HER SHARES OF CBI COMMON STOCK. CONSEQUENTLY, ANY CBI COMMON STOCK SHAREHOLDER WHO DESIRES TO EXERCISE HIS OR HER RIGHTS TO PAYMENT FOR HIS OR HER SHARES OF CBI COMMON STOCK IS URGED TO CONSULT HIS OR HER LEGAL ADVISER BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

         Only those CBI Common Stock Shareholders of record at the Close of business on the Record Date are entitled to exercise dissenters' rights; therefore, holders of outstanding CBI Depositary Shares and CBI Capital Notes will not be entitled to exercise any dissenters' rights.

         The Reorganization Agreement provides that should CBI Common Stock Shareholders holding more than seven percent (7%) of the CBI Common Stock issued and outstanding at the Closing Date have perfected their dissenters' rights in accordance with the Missouri Act through the Closing Date, UPC and Acquisition Company have the right, exercisable in their sole discretion (i) to terminate the Reorganization Agreement without penalty, or (ii) subject to the prior approval of the CBI Board, to reduce the Exchange Ratio by an amount sufficient to offset the aggregate amount required to be paid to such dissenting CBI Common Stock Shareholders that exceeds the amount of consideration such CBI Common Stock Shareholders would have received had they not exercised their dissenters' rights.

         For a discussion of certain federal income tax consequences in connection with exercising dissenters' rights, see "THE MERGER--Certain Federal Income Tax Consequences."

RECOMMENDATION

         For the reasons described below, the CBI Board has adopted and approved the Reorganization Agreement and Plan of Merger and believes that the Merger is in the best interest of CBI and the CBI Common Stock Shareholders and recommends that the CBI Common Stock Shareholders vote "FOR" the approval of the Reorganization Agreement and Plan of Merger.


                                   THE MERGER

         The following information concerning the Merger, insofar as it relates to matters contained in the Reorganization Agreement or the Plan of Merger annexed thereto as Exhibit A, is qualified in its entirety by reference to the Reorganization Agreement and the Plan of Merger which are annexed hereto as Appendix A and are incorporated herein by reference. CBI Common Stock Shareholders are urged to read carefully the Reorganization Agreement and the Plan of Merger annexed thereto as Exhibit A.

BACKGROUND OF AND REASONS FOR THE MERGER

         Prior to 1994, CBI's management had casual discussions in informal settings with personnel of other bank holding companies regarding potential affiliations. During 1994, CBI was contacted by representatives from several broker-dealers and bank holding companies concerning affiliation inquiries. In February 1995, CBI engaged the services of M. A. Schapiro in connection with a potential sale of CBI. It was determined that indications of interest should be sought by CBI from selected potential acquirors to determine an appropriate evaluation of the value of CBI.

         The CBI Board reviewed proposals from UPC as well as several other regional bank holding companies, and rejected all indications of interest received, including that of UPC, but authorized CBI's Management to continue discussions with UPC. After consultations with representatives of M. A. Schapiro, the CBI Board determined that UPC's proposal was the most advantageous to the CBI Common Stock Shareholders, and in June 1995, authorized formal negotiations with UPC. During the first part of June 1995, the terms of the Reorganization Agreement were negotiated. The Merger consideration and other terms and conditions of the Reorganization Agreement were established through arm's length negotiations between CBI and UPC and their respective advisors.

         The CBI Board met on June 19, 1995. After carefully considering the terms in the Reorganization Agreement, the CBI Board unanimously approved the Reorganization Agreement as being in the best interests of CBI and the CBI Common Stock Shareholders.

         The recommendation of CBI's Board is based upon a number of factors, including the Exchange Ratio and other terms of the Reorganization Agreement, the tax-free nature of the Merger for CBI's Common Stock Shareholders, the opinion of M. A. Schapiro that the Exchange Ratio is fair from a financial point of view to CBI Common Stock Shareholders; the benefits expected to result from the combination of CBI and UPC, information concerning the financial condition, results of operations and prospects of CBI and UPC on a combined basis, the market prices of and dividend policies with respect to CBI Common Stock and UPC Common Stock, results of due diligence investigations of UPC by CBI, and recent federal and state legislative changes affecting the banking industry in general.

FAIRNESS OPINION OF FINANCIAL ADVISOR

         CBI retained M. A. Schapiro to provide an opinion as to the fairness of the Exchange Ratio, from a financial point of view to the CBI Common Stock Shareholders. CBI selected M. A. Schapiro as its financial advisor because of its reputation and because M. A. Schapiro has substantial experience in transactions similar to the Merger. M. A. Schapiro, has, from time to time, provided other financial advisory services to CBI, including advising CBI with respect to mergers and acquisitions. M. A. Schapiro is a nationally-recognized investment banking firm specializing in the banking and financial services industry. M. A. Schapiro is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, private placements, competitive biddings, secondary distributions of listed and unlisted securities, and valuations for estate, corporate and other purposes.

         M. A. Schapiro has delivered its written opinion to the CBI Board that, as of the date of this Prospectus, the Exchange Ratio was fair from a financial point of view, to the CBI Common Stock Shareholders. No limits were imposed by the CBI Board upon M. A. Schapiro with respect to the investigations made or procedures followed by M. A. Schapiro in rendering its opinions. M. A. Schapiro did not set the Exchange Ratio, but the Exchange Ratio was presented to M. A. Schapiro for its analysis and opinion.

         THE FULL TEXT OF THE OPINION OF M. A. SCHAPIRO DATED THE DATE OF THIS PROSPECTUS, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY M. A. SCHAPIRO, IS ATTACHED HERETO AS APPENDIX B. CBI COMMON STOCK SHAREHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. M.
A. SCHAPIRO'S OPINION ARE DIRECTED ONLY TO THE EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CBI COMMON STOCK SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING OR AS TO ANY OTHER MATTER. THE SUMMARY OF THE OPINIONS OF M. A. SCHAPIRO SET FORTH IN THIS PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

         In connection with its opinion dated the date hereof, M. A. Schapiro reviewed, among other things: (a) the Reorganization Agreement and Plan of Merger; (b) this Prospectus; (c) publicly available reports filed with the Commission by CBI and UPC; (d) certain other publicly available financial and other information concerning CBI and UPC; (e) certain other internal information, including projections, relating to CBI and UPC, prepared by the managements of CBI and UPC and furnished to M. A. Schapiro for purposes of its analysis; and (f) publicly available information concerning certain other banks and bank holding companies, the trading markets for their securities and the nature and terms of certain other merger and acquisition transactions believed relevant to its inquiry. M. A. Schapiro also met with certain officers and representatives of CBI and UPC to discuss the foregoing as well as other matters relevant to its inquiry, including the past and current business operations, results of regulatory examinations, financial condition, current loan quality and trends, and future prospects of CBI and UPC, both separately and on a combined basis. In addition, M. A. Schapiro reviewed the reported price and trading activity for both the CBI Common Stock and the UPC Common Stock, compared certain financial and stock market information for CBI and UPC with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking industry and performed such other studies and analyses as it considered appropriate. M. A. Schapiro also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. M. A. Schapiro's opinion was necessarily based upon conditions as they existed and could be evaluated on the date thereof and the information made available to M. A. Schapiro through the date thereof.

         In conducting its review and in arriving at its opinion, M. A. Schapiro relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available and did not attempt independently to verify the same. M. A. Schapiro relied upon the managements of CBI and UPC as to the reasonableness and achievability of the projections (and the assumptions and bases therefor) provided to M. A. Schapiro, and assumed such projections, including without limitation, projected cost savings and operating synergies resulting from the Merger, reflected the best currently available estimates and judgments of such managements and that such projections would be realized in the amounts and in the time periods estimated. M. A. Schapiro also assumed, without independent verification, that the aggregate allowances for loan losses for CBI and UPC were adequate to cover such losses.
M. A. Schapiro did not make or obtain any evaluations or appraisals of the property of CBI or UPC. M. A. Schapiro was retained by the CBI Board to express an opinion as to the fairness of the Exchange Ratio to the CBI Common Stock Shareholders from a financial point of view. M. A. Schapiro did not address CBI's underlying business decisions to proceed with the Merger and did not make any recommendations to the CBI Board with respect to any approval of the Merger.

         In connection with rendering its opinion to the CBI Board, M. A. Schapiro performed a variety of financial analyses which are summarized below. The summary of such analyses set forth herein does not purport to be a complete description of such analyses. M. A. Schapiro believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying M. A. Schapiro's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and it is not necessarily susceptible to partial analyses or summary description. In its analyses, M. A. Schapiro made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of CBI and UPC. Any estimates contained in M.
A. Schapiro's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the price at which companies or their securities actually may be sold. No company or transaction utilized in M. A. Schapiro's analyses was identical to CBI or UPC or the

Merger. Accordingly, such analyses are not based solely on arithmetic calculations; rather they involve complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies, the timing of the relevant transaction and prospective buyer interest, as well as other factors that could affect the public trading values of the company or companies to which they are being compared. None of the analyses performed by M. A. Schapiro was assigned a greater significance by
M. A. Schapiro than any other.

         The projections reviewed by M. A. Schapiro were prepared by the managements of CBI and UPC. Neither CBI nor UPC publicly discloses internal management projections of the type provided to the CBI Board and to M. A. Schapiro in connection with the review of the Merger. Such projections were not prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions which were inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, as well as trends in asset quality. Accordingly, actual results could vary significantly from those set forth in such projections.

         The following is a brief summary of the analyses performed by M. A. Schapiro as described to the CBI Board by M. A. Schapiro on ______________, 1995:

         (a) Summary. M. A. Schapiro summarized the terms of the Merger, including the conversion of each share of CBI Common Stock into the right to receive 1.185 shares of UPC Common Stock. M. A. Schapiro also summarized the competitive and economic factors in CBI's market area as they affect financial institutions, earnings sensitivity, pricing comparability and earnings per share estimates for the pro forma company in light of the Merger.

         (b) Analyses of Other Merger Transactions. M. A. Schapiro analyzed certain other bank and bank holding company merger and acquisition transactions with transaction values between $50 million and $250 million from 1988 through June 16, 1995. M. A. Schapiro compared the multiples produced by the UPC offer with the median deal multiples for all transactions announced in 1995 as of June 16, 1995. This analysis compared price/earnings, price/fully diluted book value and price/fully diluted tangible book value multiples of the UPC offer to the median multiples for the transactions analyzed. The following are the median deal multiples presented to the CBI Board:

                                                              Bank                     UPC/*
                                                          Acquisitions                  CBI
                                                     -----------------------------------------------
                     Price/Earnings                            15.3x                    14.6x
                     Price/Book                               170.5%                   157.0%
                     Price/Tangible Book                      180.7%                   184.0%

__________________________________

*The value of the UPC offer was presented to the CBI Board as of June 16, 1995. The corresponding Price/Earnings, Price/Book, and Price/Tangible Book ratios were 16.3%, 175.4%, and 205.6% as of October 3, 1995.

         M. A. Schapiro's analysis showed that the range of implied valuations of CBI, applying the median deal multiples described above to CBI's earnings, book value and tangible book value, was $32.22 to $34.94 per share. The results produced in this analysis do not purport to be indicative of actual values or expected values of CBI or the shares of CBI Common Stock.

         The bank acquisition transactions for the Midwest for the period from January 1, 1995 included in the above multiples are:

                          BUYER                                     SELLER
                          -----                                     ------
                 Summit Bancorp                             Garden State Bancshares
                 First Commerce Corp.                       Central Corporation
                 Comerica Inc.                              Metrobank
                 Bank of New York                           Putnam Trust Co.
                 First Tennessee National                   Financial Investment
                 National City Corp.                        United Bancorp of Kentucky
                 Staten Island Savings Bank                 Gateway Bancorp

         (c) Discounted Cash Flow. M. A. Schapiro performed a discounted cash flow analysis of CBI. This scenario assumed annual earnings and cash dividend appreciation of CBI of 12.2% and 6.2% respectively, discount rates of 12% to 16%, and different terminal price multiples ranging from 13.0x to 16.0x to apply to 1999 estimated earnings. This scenario showed a range of present values per share of CBI Common Stock from $26.41 to $37.76. The results produced in this analysis do not purport to be indicative of the actual values or expected values of CBI or the shares of CBI Common Stock.

         (d) Analysis of the Combined Company. M. A. Schapiro analyzed certain balance sheet and income statement data for CBI and UPC, on both a historical and pro forma basis. Such analysis reviewed the profitability, capital, credit quality, and market niches of UPC, and the ranking and competitiveness within its banking market. The analysis showed, among other things, that the pro forma company would be approximately $11 billion in assets with an excess of $800 million in shareholders' equity. Profitability was analyzed from the impact of realizing non- expense savings and assuming a 15% reduction in CBI's pre-tax operating expenses.

         (e) Analysis of Comparable Companies. M. A. Schapiro examined the operating and trading performance of CBI in comparison to selected publicly traded bank holding companies located in Missouri and contiguous states. The group of eighteen companies included:

                 AMCORE Financial, Inc.                     Homeland Bankshares Corp.
                 BancFirst Corporation                      Hawkeye Bancorporation
                 Brenton Banks, Inc.                        Mid-America Bancorp.
                 CBT Corporation                            Mississippi Valley Bancshares
                 Cole Taylor Financial Group                Peoples First Corporation
                 Firstbank of Illinois Co.                  Pikeville National Corporation
                 First Commerce Bancshares                  River Forest Bancorp
                 Farmers Capital Bank Corp.                 Trans Financial Bancorp, Inc.
                 Heritage Financial Services                First United Bancshares, Inc.

         M. A. Schapiro analyzed the relative performance and outlook for CBI by comparing certain financial and trading market information of CBI with the group of comparable banks. M. A. Schapiro compared CBI with the comparable banks based upon selected operating statistics, including capitalization, profitability and credit quality. Using data at, or for the twelve months ended, March 31, 1995, and pricing data as of June 16, 1995 the median market price to latest twelve months earnings multiple was 11.8x for the comparable banks and 14.0x for CBI. The median price to stated book value was 148.6% for the comparable banks and 147.6% for CBI. The median price to tangible book value was 155.4% for the comparable banks and 169.7% for CBI.

         M. A. Schapiro examined the operating and trading performance of UPC in comparison to selected publicly traded commercial bank holding companies. The group of thirty-three companies consisted of:

                 AmSouth Bancorporation                     Huntington Bancshares Inc.
                 Bank South Corporation                     Magna Group, Inc.
                 Central Fidelity Banks, Inc.               Marshall & Ilsley Corporation
                 Centura Banks, Inc.                        Mercantile Bancorporation Inc.
                 Commerce Bancshares, Inc.                  Northern Trust Corporation
                 Compass Bancshares, Inc.                   Old Kent Financial Corporation
                 Crestar Financial Corporation              Old National Bancorp
                 Deposit Guaranty Corp.                     Provident Bancorp, Inc.
                 Fifth Third Bancorp                        Regions Financial Corp.
                 First American Corporation                 Signet Banking Corporation

                 First Citizens BancShares Inc.             Southern National Corporation
                 First Commercial Corporation               SouthTrust Corporation
                 First Tennessee National Corp.             Star Banc Corporation
                 First Virginia Banks, Inc.                 Synovus Financial Corp.
                 Firstar Corporation                        Trustmark Corporation
                 FirstMerit Corporation                     UMB Financial Corporation
                 Fourth Financial Corporation

         M. A. Schapiro also analyzed the relative performance and outlook for UPC by comparing certain financial and trading market information of UPC with the group of comparable commercial banks. M. A. Schapiro compared UPC with the comparable commercial banks based upon selected operating statistics, including capitalization, profitability and credit quality. Using data at, or for the twelve months ended March 31, 1995 and pricing data as of June 16, 1995, the median market price to latest twelve months earnings multiple was 11.1x for the comparable commercial banks and 19.2x for UPC. The median price to 1995 earnings estimates was 10.2x for the comparable commercial banks and 9.1x for UPC. The median price to stated book value was 162.5% for the comparable commercial banks and 155.8% for UPC. The median price to tangible book value was 181.6% for the comparable commercial banks and 168.8% for UPC. The median capitalization levels for the comparable commercial banks was, 7.28% tangible common equity to assets, and 10.66% Tier 1 risk-based capital ratio. UPC ratios for these measures were 6.57% and 12.76%. The median return on average common equity was 14.90% for the comparable commercial banks and 7.30% for UPC. The median ratio of nonperforming assets to loans and other real estate owned was 0.71% for the comparable commercial banks and 0.60% for UPC. The median ratio of reserves to nonperforming assets was 221.8% for the comparable commercial banks and 338.7% for UPC, while reserves to loans was 1.65% for the comparable commercial banks and 2.05% for UPC.

         In the ordinary course of its business, M. A. Schapiro makes a market in the common stock of CBI for its own account and for the account of its customers and may at any time hold a long or short position in such securities.

         CBI and M. A. Schapiro have entered into a letter agreement dated February 22, 1995 (the "M. A. Schapiro Engagement Letter"), relating to the services to be performed by M. A. Schapiro in connection with the Merger. CBI has agreed to pay M. A. Schapiro a fee (the "Fee") for its services equal to 0.85% of the value of the consideration received by CBI and its CBI Common Stock Shareholders less $25,000 which, based upon a projected $35.25 value per share, will equal $1,035,034. The Fee, which will be paid in cash, was and is to be paid according to the following schedule: $300,000 upon the execution of the Reorganization Agreement and Plan of Merger; with the remaining balance to be paid at the Effective Time of the Merger. All such payments shall be non-refundable. For purposes of the M. A. Schapiro Engagement Letter, the value of the non-cash consideration received by CBI and CBI Common Stock Shareholders shall mean the fair market value of UPC Common Stock, based on the average last sale price as reported on the NYSE for the ten trading days ending five trading days prior to the Effective

Time of the Merger. CBI also agreed to periodically reimburse M. A. Schapiro for its out-of-pocket expenses, including fees and disbursements of M. A. Schapiro's legal counsel. In the M. A. Schapiro Engagement Letter, CBI agreed to indemnify M. A. Schapiro against certain liabilities, including liabilities under the federal securities laws.

         M. A. Schapiro's opinion does not constitute a recommendation to any CBI Common Stock Shareholders as to how such shareholder should vote his or her shares of CBI Common Stock on the Reorganization Agreement and Plan of Merger.

TERMS OF THE MERGER

         At the Effective Time of the Merger, CBI will merge with and into Acquisition Company with Acquisition Company surviving the Merger. Acquisition Company, as the surviving entity, will immediately change its name to "Capital Bancorporation, Inc.," and will continue to operate thereafter as a wholly-owned subsidiary of UPC. In that manner, CBI and all of its subsidiaries would be acquired by UPC. In the Merger, each share of CBI Common Stock outstanding immediately prior to the Effective Time of the Merger, other than shares of CBI Common Stock with respect to which dissenters' rights shall have been perfected as described above, will be converted exclusively into the right of the CBI Record Shareholder to receive the consideration provided for in the Reorganization Agreement and Plan of Merger as described in the following paragraph.

         The Exchange Ratio; Adjustments. The method of determining the Exchange Ratio and the amount to be paid for fractional shares of UPC Common Stock is stipulated in Section 3.1(e) of the Reorganization Agreement. Under
Section 3.1(e), the CBI Record Shareholders would receive for each of their shares of CBI Common Stock, 1.185 shares of UPC Common Stock. The Exchange Ratio may, however, be adjusted downward in the event CBI Common Stock Shareholders holding more than seven percent (7%) of the CBI Common Stock issued and outstanding at the Closing Date perfected their dissenters' rights in accordance with the Missouri Act through the Closing Date. If such were to occur, UPC and Acquisition Company have the right, exercisable in their sole discretion (i) to terminate the Reorganization Agreement without penalty, or
(ii) subject to the prior approval of the CBI Board, to reduce the Exchange Ratio by an amount sufficient to offset the aggregate amount required to be paid to such dissenting CBI Common Stock Shareholders that exceeds the amount of consideration such CBI Common Stock Shareholders would have received had they not exercised their dissenters' rights.

         CBI Options. Pursuant to Section 2.7 of the Reorganization Agreement, at the Effective Time of the Merger all CBI Options then outstanding immediately prior to the Effective Time of the Merger will be automatically amended to represent the option to purchase, on their same terms and conditions, that number of shares of UPC Common Stock as would equal the Exchange Ratio for each share of CBI Common Stock which otherwise could be purchased. Thereafter, the stock option plan pursuant to which the CBI Options were issued will remain in effect, but no additional CBI Options will be issued. UPC will register with the Commission the shares of UPC Common Stock to be issued upon exercise of the CBI Options outstanding immediately prior to the Effective Time of the Merger on a Form S-8 Registration Statement, which it is anticipated will become effective on or shortly after the Effective Date of the Merger. Such shares will also be listed on the NYSE.

         CBI Warrants. Pursuant to Section 2.7 of the Reorganization Agreement, should there be any CBI Warrants outstanding and exercisable immediately prior to the Effective Time of the Merger, then at such Effective Time of the Merger those CBI Warrants would be automatically amended to represent the right to purchase, on its same terms and conditions, that number of shares of UPC Common Stock as shall equal the Exchange Ratio for each share of CBI Common Stock which otherwise could be purchased upon exercise of such CBI Warrant. Pursuant to their terms, the CBI Warrants expire on December 31, 1995 (the "CBI Warrant Expiration Date"), regardless of whether the Merger is consummated. Any holder of a CBI Warrant who wishes to exercise his or her CBI Warrants must do so on or prior to the CBI Warrant Expiration Date.

         CBI Capital Notes. Pursuant to Section 2.8 of the Reorganization Agreement, as of the Effective Time of the Merger, the CBI Capital Notes then outstanding will be automatically modified such that each $20 of principal thereof would be convertible into that number of shares of UPC Common Stock as would equal the Exchange Ratio instead of one share of CBI Common Stock.

         Therefore, assuming there is no adjustment to the Exchange Ratio due to dissenters' rights, the Exchange Ratio will be 1.185 shares of UPC Common Stock for each share of CBI Common Stock.

         No fractional shares of UPC Common Stock will be issued in the transaction and if, after aggregation of all shares (and fractional shares) of UPC Common Stock to which a CBI Record Shareholder shall be entitled to receive as a result of the Merger being consummated, such CBI Record Shareholder should be entitled to any fraction of a share of UPC Common Stock, cash will be paid by UPC in lieu of such remaining fractional share based on the average of the last sale price of UPC Common Stock on the NYSE for the ten (10) trading days next preceding the Closing Date.

         CBI Common Stock Shareholders at the close of business on the Record Date for the Special Meeting will have the right to dissent from the Reorganization Agreement and the Plan of Merger and receive a cash payment equal to the fair value of their shares of CBI Common Stock, all in conformity with Section 351.455 of the Missouri Act. See "THE SPECIAL MEETING--Shareholders' Dissenters' Rights" and a copy of Section 351.455 of the Missouri Act attached hereto as Appendix C. In order to be entitled to receive the UPC Common Stock offered in exchange for CBI Common Stock in the Merger, the CBI Common Stock Shareholder must own of record his or her shares of CBI Common Stock at the Effective Time of the Merger.

EFFECTIVE DATE AND EFFECTIVE TIME OF THE MERGER

         As soon as reasonably practicable after all conditions precedent contained in the Reorganization Agreement have been satisfied or lawfully waived, including receipt of all regulatory approvals and expiration of all statutory waiting periods, or on such later date as may be agreed to by UPC and CBI, the parties will cause to be filed Articles of Merger with the Secretary of State of Tennessee. The Effective Time of the Merger will be the time specified in the Articles of Merger. The Effective Date of the Merger will be the day on which the Effective Time of the Merger occurs. It is presently expected that the Effective Time of the Merger will occur in either the fourth quarter of 1995 or in the first quarter of 1996. There can be no assurance that such expectation will be achieved.

SURRENDER OF CERTIFICATES

         Within five days after the Effective Time of the Merger, the Corporate Trust Department of Union Planters National Bank, acting in the capacity of exchange agent for UPC and CBI (the "Exchange Agent"), will mail to each CBI Record Shareholder a form letter of transmittal, together with instructions and a return mailing envelope (collectively, the "Exchange Materials") to facilitate the exchange of such holder's certificates formerly representing shares of CBI Common Stock for UPC Common Stock and cash payment for any fractional share, as provided in the Reorganization Agreement.

         CBI COMMON STOCK SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE EXCHANGE MATERIALS FROM THE EXCHANGE AGENT.

         Upon receipt of the Exchange Materials, CBI Record Shareholders should complete the letter of transmittal in accordance with the instructions provided and deliver the letter of transmittal, together with all stock certificates formerly representing shares of CBI Common Stock to the Exchange Agent in the return envelope provided. If the Exchange Agent shall have received the certificates and related documentation completed in proper form, on or prior to the tenth day after receipt thereof, UPC will issue and the Exchange Agent will mail to the CBI Record Shareholder a certificate representing the whole number of shares of UPC Common Stock to which such holder is entitled pursuant to the Reorganization Agreement, together with a check in the amount of any cash consideration in lieu of a fractional share. No consideration will be delivered to a CBI Record Shareholder unless and until such holder shall have properly delivered to the Exchange Agent certificates formerly representing the shares of CBI Common Stock owned by him or her and in respect of which he or she claims payment is due, or such documentation, if applicable, and security in respect of lost or stolen certificates as may be required by the Reorganization Agreement or the Exchange Materials.

         No dividend or other distribution with respect to the shares of UPC Common Stock will be paid or delivered to the holder of any unsurrendered certificate(s) formerly evidencing and representing shares of CBI Common Stock until the holder surrenders such certificate(s) in accordance with the Exchange Materials, at which time the holder will be entitled to receive all previously withheld dividends and distributions, without any interest thereon.

         After the Effective Time of the Merger there will be no further transfers recognized of CBI Common Stock on CBI's stock transfer books. If certificates representing shares of CBI Common Stock should be presented for transfer after the Effective Time of the Merger, they will be returned to the presenter together with a form of letter of transmittal and exchange instructions.

         Neither UPC, CBI, the Exchange Agent, nor any other person shall be liable to any former CBI Record Shareholder for any amount properly delivered to a public official pursuant to applicable unclaimed property, escheat or similar laws.

         If a certificate formerly representing CBI Common Stock shall have been lost, stolen or destroyed, the Exchange Agent will deliver the consideration properly payable with respect to the shares of CBI Common Stock formerly represented by such certificate in accordance with the Reorganization Agreement upon receipt of appropriate evidence as to such loss, theft or destruction; appropriate evidence as to ownership of such certificate by the claimant; and a lost instrument bond in form and with a surety satisfactory to UPC and the Exchange Agent as required by the Exchange Materials.

CONDITIONS TO CONSUMMATION OF THE MERGER

         The respective obligations of UPC and CBI to effect the Merger are subject to the satisfaction of the following conditions prior to the Effective Time of the Merger: (i) approval of the Reorganization Agreement and Plan of Merger and the transactions contemplated thereby by the affirmative votes of the holders of at least two-thirds (2/3) of the total shares of CBI Common Stock outstanding on the Record Date; (ii) approval of the Reorganization Agreement and the transactions contemplated thereby by the Federal Reserve and the Missouri Division, and the expiration of any statutory waiting periods with respect thereto; (iii) receipt of all other regulatory and contractual consents necessary to consummate the transactions contemplated by the Reorganization Agreement; (iv) the satisfaction of all other requirements prescribed by law as conditions precedent to the consummation of the transactions contemplated by the Reorganization Agreement; (v) none of UPC, CBI or Acquisition Company shall be subject to any order, decree or injunction of a court or agency which presents a substantial risk of the restraint or prohibition of the consummation of the Merger or the obtaining of material damages or other relief in connection therewith; and (vi) the Registration Statement of which this Prospectus forms a part shall have been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission.

         The obligations of UPC and Acquisition Company to effect the Merger are further subject to the satisfaction or waiver by UPC of the following conditions: (i) UPC shall have received a legal opinion, dated the date of closing, from counsel to CBI as to the good standing of CBI, the enforceability and due authorization of the Reorganization Agreement and the receipt of all required approvals (subject to limitations as permitted in the Reorganization Agreement); (ii) each of the representations, warranties and covenants of CBI set forth in the Reorganization Agreement shall, in all material respects, be true on, or complied with by, the Effective Date of the Merger as if made on such date (except to the extent they relate by their terms to an earlier date) and UPC shall have received a certificate signed by certain officers of CBI to such effect; (iii) there shall have been no damage to or destruction of, or taking of any property of CBI or any material adverse change in the business, financial condition, results of operations or prospects of CBI; (iv) CBI shall not have committed to effect any form of business combination with, or asset sale to any other person or entity, adopted any "poison pill", shareholders' rights provision or "golden parachute", or taken any other action the effect of which would be to materially diminish the value of CBI to UPC; (v) CBI shall have maintained certain asset and capital covenants and refrained from declaring or paying any dividends on CBI Common Stock subsequent to December 31, 1994 (except a regular cash dividend of eighteen cents ($0.18) per share of CBI Common Stock per quarter, increasing to nineteen cents ($0.19) per share of CBI Common Stock per quarter beginning in the third quarter of 1995, the declaration date of which must be consistent with CBI's past practices); (vi) each member of the CBI Board, other than Van
H. Puls and P. Anthony Novelly, shall have entered into a non-compete agreement with UPC, CBI and each CBI Subsidiary Bank (in the form annexed as Schedule 8.2(j) to the Reorganization Agreement); (vii) UPC shall have received letters from all CBI executive officers, directors and shareholders who would be deemed to be "affiliates" of CBI, committing not to pledge, assign, sell or take any action which would diminish the risk of owning the UPC Common Stock in order to preserve pooling of interests accounting treatment, and further committing to resell the shares of UPC Common Stock they receive in the Merger only in accordance with the Federal securities laws; (viii) dissenters' rights shall not have been perfected for more than ten percent of the total number of shares of CBI Common Stock outstanding; (ix) UPC shall have received an opinion from its independent financial adviser to the effect that the consideration to be delivered to the CBI Common Stock Shareholders is fair to the UPC shareholders from a financial point of view and such opinion shall not have been withdrawn prior to the Closing Date and UPC shall have received an updated "fairness opinion" from its financial advisor dated within five (5) days of the Closing Date reconfirming its opinion; and (x) UPC shall have received from Price Waterhouse LLP, a letter dated within five (5) business days prior to the Closing Date stating such independent accountants' opinion that the Merger should be accounted for by UPC as a pooling of interests for financial purposes and that such accounting is in accordance with GAAP.

         The obligation of CBI to effect the Merger is further subject to the satisfaction or waiver by CBI, of the following conditions: (i) CBI shall have received a legal opinion, dated the Closing Date, from counsel to UPC and Acquisition Company as to the good standing of UPC and Acquisition Company; the enforceability and due authorization of the Reorganization Agreement; the receipt of required approvals and the absence of conflict with UPC's and Acquisition Company's respective Charters, Bylaws and material contracts (subject to limitations as permitted in the Reorganization Agreement); (ii) each of the representations, warranties and covenants of UPC and Acquisition Company set forth in the Reorganization Agreement will, in all material respects, be true on, or complied with by, the Effective Date of the Merger as if made on such date (except to the extent they relate by their terms to an earlier date) and CBI shall have received a certificate signed by certain officers of UPC and Acquisition Company to that effect; (iii) CBI shall have received from UPC and Acquisition Company certificates from UPC and Acquisition Company executive officers stating that the consummation of the transaction has been duly authorized and that the persons executing and delivering documents on behalf of UPC and Acquisition Company are duly appointed and that their signatures are genuine; (iv) CBI shall have received from the Exchange Agent a certificate to the effect that the Exchange Agent has received proper authorization to issue certificates representing the UPC Common Stock, and cash for any fractional shares, in an amount sufficient under the circumstances set forth in the Reorganization Agreement; (v) there shall have been no damage to or destruction of any property of UPC or any UPC Subsidiary, or any material adverse change in the business, financial condition, results of operation or prospects of UPC; (vi) CBI shall have received an opinion from M.
A. Schapiro that the Exchange Ratio is fair to the CBI Common Stock Shareholders from a financial point of view, and such fairness opinion shall not have been withdrawn prior to the Closing Date; and (vii) CBI shall have received a legal opinion from its legal counsel that the Merger will constitute a tax-free reorganization under Section 368 of the Code.

         No assurance can be provided as to when, if ever, the regulatory consents and approvals necessary to consummate the Merger will be obtained (or, if so obtained, that such consents and approvals will not contain conditions or requirements which would materially reduce the benefits of, and result in abandonment of the Merger) or whether all of the other conditions precedent to the Merger will be satisfied or waived by the party lawfully permitted to do so.

REGULATORY APPROVALS

         The Merger and its related transactions are subject to prior approval by (i) the Federal Reserve under Section 3(a) of the Bank Holding Company Act;
(ii) the Missouri Division under Section 362.920 of the Revised Statutes of Missouri. The Bank Holding Company Act, as amended (the "Bank Holding Company Act"), requires that the Federal Reserve take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served.
The Bank Holding Company Act prohibits the Federal Reserve from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be to substantially lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless it should find that the anticompetitive effects of the Merger are clearly outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Federal Reserve also has the authority to deny an application if it should conclude that the combined organization would have an inadequate capital position or if the acquiring organization does not comply with the requirements of the Community Reinvestment Act of 1977, as amended (the "CRA").

         Under the Bank Holding Company Act, the Merger may not be consummated earlier than the 15th day following the date of approval by the Federal Reserve, during which period the United States Department of Justice is afforded an opportunity to challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve's approval unless a court should specifically order otherwise. There can be no assurance that the Department of Justice will not challenge the Merger, or if such challenge is made, as to the result thereof.

         Applications seeking regulatory approval of the Merger were filed on or about August 21, 1995 with the Federal Reserve and the Missouri Division. The Missouri Division has approved the Merger, but as of the date hereof the Federal Reserve has not. On or about September 22, 1995, Hubert Van Tol, Executive Director, Mid-South Peace and Justice Center, Memphis, Tennessee, filed a protest against the Merger with the Federal Reserve alleging, among other things, that UPC is not in compliance with its obligations under the CRA. This is not the first time that Mr. Van Tol has filed such a protest against UPC in connection with its acquisition applications, and UPC does not believe that the protest will adversely effect the proposed Merger or result in a denial of the application submitted in connection therewith.

         The Merger may not lawfully proceed in the absence of the requisite regulatory approvals. See "THE MERGER-- Conditions to Consummation of the Merger" and "--Waiver and Amendment; Termination."

CONDUCT OF BUSINESS PENDING THE MERGER

         The Reorganization Agreement contains certain restrictions upon the conduct of CBI's business pending consummation of the Merger. In particular, the Reorganization Agreement provides that, except as otherwise provided in the Reorganization Agreement and/or without the written consent of UPC, CBI may not, among other things; (i) amend its Restated Articles of Incorporation or Bylaws; (ii) permit any lien or security interest to exist in respect to any share of stock held by CBI, with the exception of the collateralization of the loan from an unaffiliated lender incidental to CBI's acquisition of the Jonesboro Bank; (iii) repurchase any of its capital stock, split or otherwise subdivide its capital stock, recapitalize in any way or declare a stock dividend in respect to the CBI Common Stock other than its regular cash dividend of eighteen cents ($0.18) per share of CBI Common Stock per quarter, increasing to nineteen cents ($0.19) per share of CBI Common Stock per quarter beginning in the third quarter of 1995, the declaration dates of which shall be consistent with CBI's past practice; (iv) issue or sell any CBI Common Stock or sell or otherwise dispose of a substantial part of CBI's assets or earning power; (v) dispose of, discontinue or acquire any material assets or earning power other than in the ordinary course of business; (vi) incur any additional debt in excess of $100,000 except in the ordinary course of business; (vii) increase compensation, pay bonuses or enter into severance arrangements except in accordance with past practices; (viii) amend any existing employment contract with any person having a salary in excess of $30,000 per year or enter into any new employment contract providing for an annual salary exceeding $30,000 per year unless CBI or its subsidiaries may terminate the same at will without liability, except for past services rendered by the employee; (ix) adopt any new, or make any change in or termination of, any existing benefit plan; (x) enter into any new lease agreement or service contract; (xi) make any capital expenditures except in the ordinary course of business; (xii) extend credit (or commit to extend credit) to any officer, director or holder of 2% or more of CBI Common Stock if such extension of credit would exceed $1 million or amend the terms of any such credit; or (xiii) acquire direct or indirect control over any person or entity except in the ordinary course of business or in connection with internal reorganizations and acquisitions in CBI's fiduciary capacity. Moreover, CBI shall, among other things, operate in the usual, regular and ordinary course, preserve its organization and assets and maintain its rights and franchises, use its best efforts to retain its customer base and assist UPC in procuring all applicable regulatory approvals.

PAYMENT OF DIVIDENDS

         CBI is prohibited under Section 7.3(c) of the Reorganization Agreement from paying dividends on or making any other type of distribution with respect to the CBI Common Stock, with the exception of its regular cash dividend on CBI Common Stock of eighteen cents ($0.18) per share of CBI Common Stock per quarter, increasing to nineteen cents ($0.19) per share of CBI Common Stock per quarter beginning in the third quarter of 1995, the declaration dates of which shall be consistent with CBI's past practice. This provision does not affect CBI's right to pay dividends on the outstanding CBI Preferred Stock thereby providing for the payment of interest on the outstanding CBI Depositary Shares, or the payment of interest on the outstanding CBI Capital Notes.

WAIVER AND AMENDMENT; TERMINATION

         Prior to the Effective Date of the Merger any condition to closing set forth in the Reorganization Agreement may (to the extent permitted by law) be waived by the party benefitted by the provision, or the Reorganization Agreement may be amended or modified (including the structure of the transaction) by an agreement in writing approved by the Boards of UPC and CBI; provided, however, that no such amendment may be effected after approval of the Reorganization Agreement and Plan of Merger by the CBI Common Stock Shareholders without approval of such shareholders if the effect of such amendment would be to change the amount or the type of consideration to be delivered and/or paid in the Merger to the CBI Record Shareholders, other than in the event there should be an adjustment of the Exchange Ratio in accordance with the Reorganization Agreement or the tax consequences to such CBI Record Holders. For a discussion of the events which might lead to an adjustment of the Exchange Ratio, see "The Merger--Terms of the Merger."

         The Reorganization Agreement may be terminated at any time prior to the Effective Date of the Merger, either before or after approval by the CBI Common Stock Shareholders, as follows: (i) by the mutual consent of the parties; (ii) by UPC or Acquisition Company if CBI or any subsidiary of CBI should violate any affirmative or negative covenant in respect to the operation of its business; (iii) by UPC or CBI if the Closing Date shall not have, with certain exceptions, occurred by January 31, 1996 (which may, in certain circumstances, be extended to

April 30, 1996), unless the failure should be due to actions of the party seeking to terminate; (iv) by either party if any governmental or regulatory approval should be denied and not successfully appealed within certain time limits; (v) by either party if the other party's closing conditions shall not have been satisfied in all material respects or waived as of the Closing Date or if the other party shall have committed a material breach which shall not have been cured within 30 days after the breaching party receives notice of such breach; (vi) by either party if there shall have been a material adverse change in the business, properties, liabilities, prospects or net worth of the other party; or (vii) by UPC should CBI enter into any business combination or any letter of intent or agreement with respect thereto with any other person or if CBI or any CBI Subsidiary Bank should enter into a formal capital plan in cooperation with any applicable bank regulatory authority.

         In the event of the valid termination of the Reorganization Agreement by either UPC or CBI, the Reorganization Agreement and the Plan of Merger shall become void, and there will be no liability on the part of either party or their officers or directors except for liability for breach of the Reorganization Agreement or for any misstatement or misrepresentation made prior to such termination.

MANAGEMENT AFTER THE MERGER

         The Reorganization Agreement and the Plan of Merger provide that after the Effective Time of the Merger, the name of the Acquisition Company shall be changed to "Capital Bancorporation, Inc.", and that Acquisition Company's directors and officers in place immediately prior to the Effective Time of the Merger shall continue to be the directors and officers of Acquisition Company (as then renamed Capital Bancorporation, Inc.) after the Effective Time of the Merger, until such directors or officers shall be replaced in accordance with its Charter and Bylaws.

         The current directors and officers of the Acquisition Company are employees of UPC. The directors and officers of the CBI Subsidiary Banks are expected to remain as officers and directors of such CBI Subsidiary Banks, subject to changes resulting from certain contemplated mergers between such CBI Subsidiary Banks as discussed below.

         It is anticipated that those persons who are directors and officers of the CBI Subsidiary Banks, with the exception of Van H. Puls, will continue after the Effective Time of the Merger in their respective capacities. Exceptions will arise in connection with the proposed merger of the Perryville Bank and the Sikeston Bank with and into the Cape Girardeau Bank, and the merger of the Jonesboro Bank with and into Union Planters Bank of Northeast Arkansas. These mergers involving CBI Subsidiary Banks will not be completed unless the Merger is consummated.

         The anticipated management structure of CBI and the CBI Subsidiary Banks will be consistent with UPC's operational philosophy of having its subsidiary and affiliate banks operate autonomously in their respective communities with the banking decisions being made by a local board of directors and local management, within broad guidelines established by UPC. UPC has a very flat organizational structure with each of its 36 affiliated bank chief executive officers reporting directly to UPC's President/Chief Operating Officer, or Chairman/Chief Executive Officer.
Because of this, UPC does not micro-manage its bank affiliates, but seeks to support them in their local communities and provide supervisory assistance to protect the value of UPC's investment in each bank. The day-to-day decisions necessary to run the banks are made by the respective bank's management and board of directors. As such, it is not anticipated that a change in the directors and management of CBI will affect the day-to-day operations of the CBI Subsidiary Banks. By and large those bank subsidiaries will continue to be operated by their present management and employees.

         UPC and CBI have been informed that Van H. Puls, President and Chief Executive Officer of CBI, will retire from any and all officer and director positions held with CBI or any CBI Subsidiary Bank upon, or shortly after, the Effective Time of the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         The directors and officers of CBI own approximately _____% of the shares of CBI Common Stock issued and outstanding and will receive the Merger consideration described above.

         CBI has entered into non-compete/separation agreements with the executive officers of CBI, except for Edwin R. Puls; the presidents of each of the Cape Girardeau Bank, the Sikeston Bank, the Perryville Bank, the Columbia Bank, the St. Louis Bank, and the Springfield Bank; and certain other employees of CBI (the "Employees"). The agreements generally provide that if after a change of control (as defined in the agreements) the Employee's employment with CBI or any of its successors should be terminated by the Employee for any reason or by CBI or any of its successors during a period of time ranging between six to 24 months following the change of control, CBI or its successors will be obligated for a period of time ranging from six to 24 months following the date of such employee's termination to (i) pay the base salary of such Employee as then in effect, (ii) pay the Employee an amount equal to the average of the bonuses paid by CBI or any of its successors to the Employee during the three fiscal years immediately preceding the fiscal year in which the termination date occurs, and (iii) maintain at its sole cost and expense all fringe benefit plan programs enjoyed by such Employee at the date of such termination and, at the end of such change of control period, grant the Employee the opportunity to convert to an individual plan or program, any and all such fringe benefit programs which by their terms are so convertible, at the Employees' sole cost and expense. In consideration for the promise to make the payments set forth above, the agreements contain a covenant not to compete restricting the Employees from, among other things, engaging in any business which is competitive with that of CBI or the CBI Bank Subsidiaries, within a 50-mile radius of their respective work locations.

         Through 1985, the Cape County Bank of Jackson (which was subsequently merged into the Cape Girardeau Bank) entered into salary continuation agreements (the "Salary Continuation

Agreements") with certain of its officers that provide supplemental retirement and death benefits to such officers. In 1994, CBI assumed the obligations of the Cape Girardeau Bank under the Salary Continuation Agreements. At the same time, the Salary Continuation Agreements were amended to provide that in the event of a "change of control" of CBI (as that term was defined in the amendment), the payments due under the Salary Continuation Agreements would become immediately due but payable in accordance with the schedule set forth in the Salary Continuation Agreements.

         CBI has entered into incentive stock option agreements with Van H. Puls, the executive officers of CBI, and the presidents of each of the Cape Girardeau Bank, the Sikeston Bank, the Perryville Bank, the Columbia Bank, the St. Louis Bank, and the Springfield Bank, pursuant to which each was awarded options to purchase shares of CBI Common Stock, which options vest at dates ranging from November 8, 1994 through December 31, 1996. All such options would become immediately exercisable in the event the person's employment is terminated for any reason.

         CBI also maintains a "key man" life insurance policy on Van H. Puls in the amount of $1,000,000, under which CBI is the beneficiary. If Mr. Puls' employment with CBI is terminated at any time within 24 months following a change of control, he shall have the right, upon assumption of CBI's obligation to pay the premium, to designate the beneficiary or beneficiaries under such policy.

         Van H. Puls has also entered into a Non-Competition Agreement dated July 13, 1995 with UPC and Acquisition Company. The Non-Competition Agreement provides that (i) Acquisition Company shall pay Mr. Puls the aggregate sum of $375,000 to be paid in 12 equal quarterly installments, the first of which is payable within ten days of the Effective Date of the Merger; (ii) for three years from the Effective Date of the Merger, Mr. Puls shall be a participant in the UPC Group Health Plan on the same terms and conditions as UPC executive officers, and thereafter, Mr. Puls shall be entitled to participate in the UPC Group Health Plan as a retiree; (iii) for a period of 24 months from the Effective Date of the Merger, Mr. Puls may retain the use of the automobile provided to him by CBI at the Effective Date of the Merger and at the end of such period, Acquisition Company or UPC, as the case may be, shall convey title to such automobile to Mr. Puls at no cost to Mr. Puls. In consideration for the foregoing, the Non-Competition Agreement contains a covenant not to compete for a period of three years from the Effective Date of the Merger in those counties in Missouri and Arkansas in which CBI and any financial subsidiaries of CBI shall maintain their banking offices, including branches, on the Effective Date of the Merger, as well as those counties contiguous to those counties in which they operate banking offices and branches. The Non-Competition Agreement also prohibits Mr. Puls for a period of three years after the Effective Date of the Merger from disclosing any confidential information to any person or entity not employed by UPC, or any of its subsidiaries or affiliates.

LIMITATION ON NEGOTIATIONS

         The Reorganization Agreement provides that CBI and its subsidiaries shall not (and shall use their best efforts to ensure that their respective directors, officers, employees and advisors do not) institute, solicit or knowingly encourage any inquiry, discussion or proposal, or participate in any discussions or negotiations with, or provide any confidential or non-public information to, any entity or group concerning any Acquisition Proposal, except for actions reasonably considered by the CBI Board of Directors, based upon the advice of outside counsel, to be required in order for the CBI Board to fulfill its fiduciary obligations. CBI must notify UPC immediately following receipt of any Acquisition Proposal. In the event CBI were to enter into a letter of intent or agreement with respect to an Acquisition Proposal, CBI or the acquiror would be required to pay liquidated damages in the amount of $6,000,000 to UPC, which amount represents the sum of the agreed expenses incurred by UPC in connection with the Merger and the agreed loss to UPC in the event the Merger were not consummated. Such sum would be payable immediately in the event that CBI were to enter into a letter of intent or agreement with respect to an Acquisition Proposal. The limitation on negotiations and provision for liquidated damages will remain in effect until April 30, 1996, unless before that date either the Merger should be consummated or the Reorganization Agreement should be terminated, or if the Merger should be otherwise not consummated, under specified circumstances. These provisions may have the effect of discouraging competing offers to acquire or merge with CBI.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS ABBREVIATED IN NATURE AND IS INCLUDED FOR GENERAL INFORMATION ONLY. FURTHER, THE FEDERAL INCOME TAX DISCUSSION BELOW DOES NOT ADDRESS THE TAX CONSEQUENCES OF THE MERGER, INCLUDING BUT NOT LIMITED TO ANY WITHHOLDING OBLIGATION, UPON CBI COMMON STOCK SHAREHOLDERS WHO ARE NOT RESIDENT CITIZENS OF THE UNITED STATES. ALL CBI COMMON STOCK SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

         This discussion is based on the Code, regulations and rulings now in effect or proposed thereunder, current administrative rulings and practice, and judicial precedent, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences discussed herein. This discussion is also based on certain assumptions regarding the factual circumstances that will exist at the Effective Time of the Merger, including certain representations of UPC and CBI. If any of these factual assumptions should be inaccurate, the tax consequences of the Merger could differ from those described herein. This discussion assumes that shares of CBI Common Stock are held as capital assets (within the meaning of Section 1221 of the Code).

         Assuming the Merger occurs in accordance with the Reorganization Agreement, the Merger will constitute a "reorganization" for federal income tax purposes under Section 368(a)(1) of the Code, with the following federal income tax consequences:

         (1) CBI Record Shareholders will recognize no gain or loss as a result of the exchange of their CBI Common Stock solely for shares of UPC Common Stock pursuant to the Merger, except with respect to cash received in lieu of fractional shares, if any, as discussed below.

         (2) The aggregate adjusted tax basis of the shares of UPC Common Stock received by each CBI Record Shareholder in the Merger (including any fractional share of UPC Common Stock deemed to have been received, as described in Paragraph 4 below) will be equal to the aggregate adjusted tax basis of the shares of CBI Common Stock surrendered.

         (3) The holding period of the shares of UPC Common Stock received by each CBI Record Shareholder in the Merger (including any fractional share of UPC Common Stock deemed to have been received, as described in Paragraph 4 below) will include the holding period of the shares of CBI Common Stock exchanged therefor.

         (4) A CBI Record Shareholder who receives cash in the Merger in lieu of a fractional share of UPC Common Stock will be treated as if the fractional share had been received in the Merger and then redeemed by UPC in return for cash. The receipt of such cash will cause the recipient to recognize capital gain or loss equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of the UPC Common Stock allocable to the fractional share.

         (5) A CBI Record Shareholder who perfects his or her dissenters' rights under the laws of Missouri and who receives a cash payment for the "fair value" of his or her shares of CBI Common Stock will be treated as having received such payment in redemption of such stock. Such redemption will be subject to the conditions and limitations of Section 302 of the Code, including the attribution rules of Section 318. In general, if the shares of CBI Common Stock are held by the CBI Record Shareholder as a capital asset at the Effective Time of the Merger, such CBI Record Shareholder will recognize capital gain (or loss) measured by the difference between the amount of cash received by such CBI Record Shareholder and the basis in his or her shares of CBI Common Stock. Each CBI Common Stock Shareholder who contemplates exercising his or her dissenters' rights should consult his or her own tax advisor as to the possibility that any payment to him or her would be treated as dividend income.

         THE FOREGOING IS A GENERAL DISCUSSION OF CERTAIN OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH CBI COMMON STOCK SHAREHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSION MAY NOT APPLY TO EACH CBI COMMON STOCK SHAREHOLDER. IN VIEW OF THE INDIVIDUAL NATURE OF INCOME TAX CONSEQUENCES, EACH CBI COMMON STOCK SHAREHOLDER SHOULD CONSULT THEIR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE

APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

         The Merger is expected to be treated by UPC and CBI as a pooling of interests for accounting purposes. Accordingly, under GAAP as described in Accounting Principles Board Opinion No. 16 for business combinations, the assets and liabilities of CBI and UPC will be carried on the books of UPC immediately subsequent to the Effective Time of the Merger at the amounts recorded on the respective books of each corporation immediately prior to the Effective Time of the Merger. Net income of UPC subsequent to the Merger becoming effective will include the net income of CBI and UPC for the entire fiscal period in which the Merger is consummated, which is expected by UPC and CBI to be either in the fourth quarter of 1995 or the first quarter of 1996. Subsequent to the Merger becoming effective, the historical reported income of CBI and UPC will be combined and restated as income of UPC. The unaudited pro forma consolidated financial information contained in this Prospectus has been prepared using the pooling of interests method of accounting where applicable.

EXPENSES

         The Reorganization Agreement provides, in general, that UPC, CBI and Acquisition Company will each pay its own expenses in connection with the Reorganization Agreement and the transactions contemplated thereby, including fees and expenses of their own independent accountants and counsel.

RESALES OF UPC COMMON STOCK

         The shares of UPC Common Stock issued to CBI Record Shareholders pursuant to the Reorganization Agreement will be freely transferable under the Securities Act, except for those shares of UPC Common Stock issued to any CBI executive officer, director or shareholder who shall be deemed as of the date of the Special Meeting to be an "affiliate" of CBI and, therefore, an "underwriter" with respect to the UPC Common Stock received for purposes of Rule 145 under the Securities Act. Affiliates may not sell their shares of UPC Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of CBI generally include individuals or entities that control, are controlled by or are under common control with, CBI and includes its executive officers, directors, or holders of ten percent (10%) or more of the outstanding CBI Common Stock. In addition, so that UPC would be able to account for the Merger as a pooling of interests, affiliates of CBI will be prohibited from pledging, assigning, selling, transferring or likewise alienating or taking any action which would eliminate or diminish their risk of owning or holding shares of UPC Common Stock received in the Merger, or from entering into a formal or informal agreement to do so, until UPC has published financial information reflecting the results of combined operations of UPC and CBI for a period of not less than thirty days. UPC will place restrictive legends on certificates representing UPC Common Stock issued to all persons who are deemed by UPC to be "affiliates". The form of the restrictive legend is set forth in Section 2.6 of the Reorganization Agreement (page 13 of Appendix A to this Prospectus).


                       CERTAIN REGULATORY CONSIDERATIONS

         As a bank holding company, UPC, like CBI, is subject to the regulation and supervision of the Federal Reserve. In addition, as a savings and loan holding company, UPC, like CBI, is registered with the Office of Thrift Supervision (the "OTS"). Thus, UPC, like CBI, is subject to Federal Reserve and OTS regulation, supervision and reporting requirements. The UPC Banking Subsidiaries and the CBI Subsidiary Banks which are national banking associations are subject to supervision and examination by both the Office of the Comptroller of the Currency (the "Comptroller") and the Federal Deposit Insurance Corporation (the "FDIC"). State chartered bank subsidiaries of UPC which are members of the Federal Reserve System are subject to supervision and examination by both the Federal Reserve and the state banking authorities of the states in which they are located. State-chartered bank subsidiaries of UPC and CBI which are not members of the Federal Reserve System are subject to supervision and examination by both the FDIC and the state banking authorities of the states in which they are located. UPC's and CBI's federally-chartered savings bank subsidiaries are subject to supervision and examination by the OTS. UPC's Banking Subsidiaries, like the CBI Subsidiary Banks, are subject to various requirements and restrictions, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon, and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of these banking subsidiaries. In addition to the impact of regulation, these banking subsidiaries are also affected significantly by the actions of the Federal Reserve as it attempts to control the money supply and credit availability in order to influence the economy. A more detailed discussion of this subject may be found in Part I, Item 1 of UPC's Annual Report on Form 10-K for the year ended December 31, 1994, under the caption GOVERNMENTAL SUPERVISION AND REGULATION OF FINANCIAL INSTITUTIONS (pages 3 through 6) which is hereby incorporated by reference in this Prospectus.

         Some of the many subjects of governmental regulation are: business expansion through acquisitions or otherwise, capital adequacy, the requirement of prompt corrective action under certain circumstances, restriction upon payments of dividends and making other distributions, support of subsidiary banks, limitations upon transactions with affiliates, FDIC Deposit Insurance assessments, standards for safety and soundness, limitations upon acceptance of brokered deposits, consumer protection, accounting, financial reporting and similar matters.

         In the area of FDIC insurance assessments, Federal regulators have recently reduced the annual premiums for most of the nation's banks, but not savings associations, as a result of having reached required capital levels in its bank insurance fund. Under the new premium schedule, the annual premiums for banks range from $.04 to $.31 for every $100 of deposits as opposed to a range of $.23 to $.31 under the old assessment schedule. For a detailed description of FDIC insurance assessment requirements, see Part I, Item 1 of UPC's Annual Report on Form 10-K for the year ended December 31, 1994, as noted above, and UPC's Quarterly Report on Form 10-Q for the three- and six-month periods ended June 30, 1995. Based on UPC's current deposit levels, it is estimated that UPC's deposit insurance expense will be reduced approximately $12 million annually. The change is expected to be effective during the third quarter of 1995 and may result in retroactive application to the second quarter of 1995. As of June 30, 1995, UPC had approximately $6.7 billion of deposits insured by the Bank Insurance Fund ("BIF") and $1.6 billion of deposits insured by the Savings Association Insurance Fund ("SAIF").

         Several proposed bills have been introduced into the United States legislature, the main purpose of which is to provide additional capitalization of the SAIF and to provide funds to pay interest and/or principal on bonds issued to finance governmental costs associated with the savings and loan industry. A common feature of the proposed legislation is a one-time payment to the SAIF and BIF by both savings associations and banks. The consideration of these proposed bills is ongoing, and at this time it is impossible to state with accuracy the amounts, if any, CBI and UPC, or any of their subsidiaries, will be required to pay in connection with any such legislation should it be passed, or the effect such payments, if any, will have on the financial condition of CBI or UPC.


               DESCRIPTION OF THE UPC COMMON AND PREFERRED STOCK

         UPC's Charter of Incorporation ("Charter") currently authorizes the issuance of 100,000,000 shares of common stock having a par value of $5.00 per share (the "UPC Common Stock") and 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock"). As of September 30, 1995, 41,298,627 shares of UPC Common Stock were issued and outstanding and approximately 775,000 shares were subject to issuance through the exercise of options granted pursuant to UPC's 1992 and 1983 Stock Option Plans and other employee, officer and director benefit plans; approximately 968,000 shares were authorized for issuance pursuant to said plans but not yet subject to option grants or otherwise issued; and approximately 4,710,292 shares were authorized for issuance and reserved for conversion of certain outstanding shares of UPC Preferred Stock. In addition, as of September 30, 1995, 3,540,419 shares of UPC Preferred Stock of all series were issued and outstanding, consisting of 44,000 shares of UPC's $8.00 Nonredeemable, Cumulative, Convertible Preferred Stock, Series B (the "Series B Preferred Stock"); and 3,496,419 shares of UPC's 8% Cumulative, Convertible Preferred Stock, Series E. As of September 30, 1995, none of UPC's 250,000 authorized shares of Series A Preferred Stock were issued and outstanding nor is management aware of the existence of circumstances from which it may be inferred that such issuance is imminent.
THE CAPITAL STOCK OF UPC DOES NOT REPRESENT OR CONSTITUTE A DEPOSIT ACCOUNT AND IS NOT INSURED BY THE FDIC, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY GOVERNMENTAL AGENCY.

THE UPC COMMON STOCK

         General. Shares of UPC Common Stock may be issued at such time or times and for such consideration (not less than the par value thereof) as the UPC Board may deem advisable, subject to such limitations as may be set forth in the laws of the State of Tennessee, UPC's Charter or Bylaws or the rules of the NYSE. Union Planters National Bank, a wholly-owned subsidiary of UPC, is the Registrar, Transfer Agent and Dividend Disbursing Agent for shares of UPC Common Stock. Its street address is Union Planters National Bank, Corporate Trust Department, 6200 Poplar Avenue, Third Floor, Memphis, Tennessee 38119. Its mailing address is P.O. Box 387, Memphis, Tennessee 38147.

         Dividends. Subject to the preferential dividend rights applicable to outstanding shares of the UPC Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds, if any, for all outstanding UPC Preferred Stock, the holders of the UPC Common Stock are entitled to receive, to the extent permitted by law, only such dividends as may be declared from time to time by the UPC Board.

         UPC has the right to, and may from time to time, enter into borrowing arrangements or issue other debt instruments, the provisions of which may contain restrictions on payment of dividends and other distributions on UPC Common Stock and UPC Preferred Stock; however, UPC has no such arrangements in effect at the date hereof.

         Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of UPC, after distribution in full of the preferential amounts required to be distributed to the holders of UPC Preferred Stock, holders of UPC Common Stock will be entitled to receive all of the remaining assets of UPC, of whatever kind, available for distribution to shareholders ratably in proportion to the number of shares of UPC Common Stock held. The UPC Board may distribute in kind to the holders of UPC Common Stock such remaining assets of UPC or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person or entity and receive payment therefor in cash, stock or obligations of such other person or entity, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of UPC Common Stock. Neither the merger or consolidation of UPC into or with any other corporation, nor the merger of any other corporation into UPC, nor any purchase or redemption of shares of stock of UPC of any class, shall be deemed to be a dissolution, liquidation or winding-up of UPC for purposes of this paragraph.

         Because UPC is a holding company, its right and the rights of its creditors and shareholders, including the holders of UPC Preferred Stock and UPC Common Stock, to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors except to the extent that UPC itself may be a creditor having recognized claims against such subsidiary.

UPC PREFERRED STOCK

         Series A Preferred Stock. UPC's Charter provides for the issuance of up to 250,000 shares (subject to adjustment by action of the UPC Board) of Series A Preferred Stock under certain circumstances involving a potential change in control of UPC. None of such shares are outstanding and management is aware of no facts suggesting that issuance of such shares may be imminent. The Series A Preferred Stock is described in more detail in UPC's Registration Statement on Form 8-A dated January 19, 1989, and filed February 1, 1989 (Commission File No. 0-6919) which is incorporated by reference herein.

         Series B Preferred Stock. In November 1989, UPC issued to two holders, in a private offering incidental to an acquisition, 44,000 shares of its Series B Preferred Stock all of which are outstanding as of the date hereof. Such shares bear a dividend rate of $8.00 per share per annum; dividends are cumulative. Each share of Series B Preferred Stock is convertible at the option of the holder into 7.722 shares of UPC Common Stock, with the maximum number of shares of UPC Common Stock into which such shares may be converted being 339,768. The Series B Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares provide for a liquidation preference of $100.00 per share plus unpaid dividends accrued thereon and are not subject to redemption by UPC. Holders of Series B Preferred Stock have no voting rights except as required by law and in certain other limited circumstances.

         Series E Preferred Stock. In February 1992, UPC issued in a public offering 2,200,000 shares of Series E Preferred Stock, all of which (except for 600 previously converted shares) are outstanding as of the date hereof. In the first two quarters of 1993, UPC issued 908,522 shares of Series E Preferred Stock in connection with UPC's acquisition of the remaining equity interest in Bank of East Tennessee and UPC's acquisition of Erin Bank & Trust Company in Erin, Tennessee, all of which are outstanding as of the date hereof. On July 1, 1995, UPC issued 388,497 shares of Series E Preferred Stock in connection with its acquisition of First State Bancorporation, Inc. Up to 317,459 shares of Series E Preferred Stock are expected to be issued upon consummation of UPC's pending acquisition of ENB.

         All shares of Series E Preferred Stock have a stated value of $25.00 per share. Dividends are payable at the rate of $0.50 per share per quarter and are cumulative. The Series E Preferred Stock is convertible at the rate of
1.25 shares of UPC Common Stock for each share of Series E Preferred Stock.
The Series E Preferred Stock is not subject to any sinking fund provisions and has no preemptive rights. Such shares have a liquidation preference of $25.00 per share plus unpaid dividends accrued thereon and, at UPC's option and with the prior approval of the Federal Reserve, are subject to redemption by UPC at any time or from time to time after March 31, 1997. Holders of Series E Preferred Stock have no voting rights except as required by law and in certain other limited circumstances.

            CERTAIN PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT

         Certain provisions of UPC's Charter and Bylaws and certain provisions of Tennessee law may have an anti-takeover effect in that they could prevent, discourage or delay a change in control of UPC. The following summary briefly describes certain of those provisions. The summary is not intended to be complete and is qualified in its entirety by reference to UPC's Charter and Bylaws and to applicable Tennessee law.

         Charter and Bylaw Provisions. Pursuant to UPC's Charter, the directors of UPC are elected for three-year terms of office, and approximately one-third of the members of the UPC Board are up for election each year. The Charter also restricts the removal of directors by shareholders.

         The Charter requires the affirmative votes of the holders of 66 2/3% of the outstanding shares for approval of a merger, consolidation or a sale or lease of all or substantially all of the assets of UPC if the other party to the transaction is a beneficial owner of 10% or more of the outstanding shares of UPC. The Charter also requires the affirmative votes of the holders of 66 2/3% of the outstanding stock to amend the Bylaws of UPC and the provisions of the Charter applicable to UPC's capital stock; to change the number, election and classification of directors; to give approval of certain transactions as described above; and to amend certain provisions of the Charter.

         Share Purchase Rights Plan. In 1989, the UPC Board adopted a Share Purchase Rights Plan and distributed a dividend of one Preferred Share Unit Purchase Right ("Right") for each outstanding share of UPC Common Stock. Moreover, one Right was required to be, automatically and without further action by UPC, distributed in respect to each share of UPC Common Stock issued thereafter. The Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of UPC to treat each shareholder on a fair and equal basis. Each Right trades in tandem with the share of UPC Common Stock to which it relates until the occurrence of certain events indicating a potential change in control of UPC. Upon the occurrence of such an event, the Rights would separate from UPC Common Stock and each holder of a Right (other than the potential acquiror) would be entitled to purchase certain equity securities at prices below their market value. UPC has authorized 250,000 shares of Series A Preferred Stock for issuance under the Share Purchase Rights Plan, but no shares have been issued as of the date of this Prospectus. Until a Right is exercised, the holders thereof, as such, will have no rights as shareholders of UPC, thus they would have no right to vote or to receive dividends on the Series A shares.

         Provisions of the Tennessee Code. As a Tennessee corporation, UPC is or could be subject to various legislative acts set forth in Chapter 35 of Title 48 of the Tennessee Code, which impose certain restrictions on business combinations, including, but not limited to, combinations with interested shareholders similar to those described above.

         The Tennessee Business Combination Act (the "Tennessee BCA") generally prohibits a "business combination" (generally defined to include mergers, share exchanges, sales and leases of assets, issuances of securities, and similar transactions) by UPC or a subsidiary with an "Interested Shareholder" (generally defined as any person or entity which beneficially owns 10% or more of the voting power of any class or series of UPC's stock then outstanding) within five years after the person or entity becomes an Interested Shareholder unless the business combination or the transaction pursuant to which the Interested Shareholder became such was approved by the UPC Board before the Interested Shareholder became such, and the business combination satisfies any other applicable requirements imposed by law or by UPC's Charter or Bylaws.
The Tennessee BCA also severely limits the extent to which UPC or any of its officers or directors could be held liable for resisting any business combination.

         The Tennessee Control Share Acquisition Act (the "Tennessee CSAA") restricts the voting powers of shares acquired by a party once a specific level of control is acquired unless certain conditions are met. Specifically, the Tennessee CSAA provides that "Control Shares" will not have the voting rights to which they normally would be entitled unless approved by the other shareholders at an annual or special meeting. "Control shares" are shares that, in the absence of the Tennessee CSAA, would give the acquiror voting power within any of the following ranges of all of the voting power of UPC: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more.

         The provisions described above might be deemed to make UPC less attractive as a candidate for acquisition by another company than would otherwise be the case in the absence of such provisions. For example, if another company should seek to acquire a controlling interest of less than 66 2/3% of the outstanding shares of UPC Common Stock, the acquiror would not thereby obtain the ability to replace a majority of the UPC Board until at least the second annual meeting of shareholders following the acquisition, and furthermore the acquiror would not obtain the ability immediately to effect a merger, consolidation or other similar business combination unless the described conditions were met. As a result, UPC's shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices in a takeover context. The provisions described above also may make it more difficult for UPC's shareholders promptly to replace the UPC Board or management, even if the holders of a majority of the UPC Common Stock should believe that such replacement is in the interests of UPC. As a result, such provisions may tend to perpetuate the incumbent UPC Board and management.


          EFFECT OF MERGER ON RIGHTS OF CBI COMMON STOCK SHAREHOLDERS

         At the Effective Date of the Merger, CBI Record Shareholders (except for any such holder who shall have effectively exercised his or her dissenters' rights) automatically will become holders of the UPC Common Stock and their rights as holders of the UPC Common Stock will be determined by the Tennessee Business Corporation Act and by UPC's Charter and Bylaws.

The following is a summary of the material differences in the rights of holders of UPC Common Stock and CBI Common Stock.

REMOVAL OF DIRECTORS

         CBI Directors may be removed with or without cause by the vote of the holders of a majority of the shares entitled to vote at any meeting called for that purpose.

         In contrast, UPC's bylaws provide that directors may be removed with or without cause by vote of the holders of 66 2/3% or more of the outstanding shares entitled to vote generally in the election of directors.

REQUIRED SHAREHOLDER VOTES

         Neither CBI's Restated Articles of Incorporation nor CBI's Bylaws, as amended, require a supermajority vote of shareholders with respect to any item. The UPC Charter provides that the vote of the holders of 66 2/3% or more of the shares entitled to vote shall be required to approve any merger or consolidation of UPC with or into any other corporation or the sale, lease, exchange or other disposition of substantially all of UPC's assets, if on the date a binding agreement is executed providing for such merger, sale or other disposition, the corporation, person or entity into which UPC would be merged or to which its assets would be sold is the beneficial owner of 10% or more of the outstanding capital stock of UPC.

ELECTION OF DIRECTORS

         CBI's Bylaws provide for only one class of directors and shareholders are entitled to elect all of CBI's directors annually. Cumulative voting for the election of directors is permitted. The number of directors may be fixed from time to time by a majority of the entire CBI Board, but in no event shall the number of directors be less than three nor more than twenty-five (25).

         In contrast, UPC's bylaws provide for a classified board of directors consisting of three classes with staggered terms of three years each. Therefore, UPC shareholders are entitled to elect only one class, i.e., approximately one-third of UPC's directors annually. The number of UPC directors shall be not less than seven (7) nor more than twenty-five (25). To increase the number of directors, 66 2/3% of the directors then in office must concur.

METHOD OF CASTING VOTES

         Voting Rights. Each UPC Common Stock Shareholder shall have one vote on all matters voted upon by shareholders in respect of each share of UPC Common Stock held. Holders of UPC Common Stock do not have cumulative voting rights.

         Each CBI Common Stock Shareholder is entitled to one vote for each share of stock held by him on each matter submitted at a meeting of shareholders; provided, however, that in electing directors, each shareholder has cumulative voting rights. Cumulative voting entitles each CBI Common Stock Shareholder to as many votes as shall equal the number of shares of CBI Common Stock held by such CBI Common Stock Shareholder multiplied by the number of directors to be elected, which votes may be cast for one candidate or distributed among as many candidates and in such numbers as he or she shall see fit.

         Reservation of Shares. Such number of shares of UPC Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of UPC Preferred Stock or any other obligation of UPC convertible into shares of UPC Common Stock which shall be at the time outstanding, and (ii) upon the exercise of any outstanding options or warrants to purchase shares of UPC Common Stock.

SHARE PURCHASE RIGHTS PLAN

         As described above under "CERTAIN PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT--Share Purchase Rights Plan," UPC Common Stock has attached Rights, which may deter certain takeover proposals. CBI does not have a rights plan.

RESTRICTIONS ON CHANGES IN CONTROL

         CBI is subject to the control share acquisition and the business combination sections of the Missouri Act. The Missouri business combination statute protects domestic corporations from hostile takeovers by prohibiting certain transactions once an acquiror has gained control. The Missouri control share acquisition statute generally requires shareholder approval for the purchase of control shares, as defined, of a publicly traded corporation.
These provisions generally make it more difficult for there to be a change in control of CBI or for CBI to enter into certain business combinations. As described above under CERTAIN PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT--Provisions of the Tennessee Code, UPC is subject to similar restrictions on changes in control.


                          VALIDITY OF UPC COMMON STOCK

         The validity of the shares of the UPC Common Stock offered hereby will be passed upon by E. James House, Jr., Secretary and Manager of the Legal Department of UPC. E. James House, Jr. is an officer of, and receives compensation from UPC. The tax consequences of the Merger to the CBI Record Shareholders, in general, will be passed upon by Peper, Martin, Jensen, Maichel and Hetlage, counsel to CBI. Certain members of Peper, Martin, Jensen, Maichel and Hetlage own in the aggregate 1,900 shares of CBI Common Stock, 1,600 CBI Warrants and $11,000 in principal amount of CBI Capital Notes.

                                    EXPERTS

         The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Union Planters Corporation for the year ended December 31, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Capital Bancorporation, Inc., for the year ended December 31, 1994 have been so incorporated in reliance on the report of KPMG Peat Marwick LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                           UNION PLANTERS CORPORATION
                              INDEX TO APPENDICES

APPENDIX
 NUMBER
--------
A        --      Agreement and Plan of Reorganization between Union Planters Corporation, Capital Bancorporation, Inc.
                 and CBI Acquisition Company, Inc., dated as of June 20, 1995, as amended and restated June 22, 1995, together with the related Plan of Merger annexed thereto as Exhibit A.

B        --      Fairness Opinion of Financial Advisor

C        --      Copy of Section 351.455 of the Missouri Act pertaining to Shareholders' Dissenters' Rights.


                      AGREEMENT AND PLAN OF REORGANIZATION


                           Dated as of June 20, 1995
                    (As amended and restated June 22, 1995)

                                    Between



                         UNION PLANTERS CORPORATION and
                         CBI ACQUISITION COMPANY, INC.


                                      and


                          CAPITAL BANCORPORATION, INC.


                       Joined in for limited purposes by:


                   WILLIAM G. LAUBER AND DOUGLAS D. HOMMERT,
               AS CO-TRUSTEES OF CERTAIN TRUSTS DESCRIBED HEREIN

                                                    TABLE OF CONTENTS
                                                                                                                     Page
                                                                                                                     ----
                                           AGREEMENT AND PLAN OF REORGANIZATION . . . . . . . . . . . . . . . . . . .   1

                                                        AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . . . .   3

                                                        ARTICLE 1

                                                       DEFINITIONS
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                 -----------

                                                        ARTICLE 2

                                               TERMS OF THE REORGANIZATION
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.2     Charter, Bylaws, Directors, Officers and Name of the Surviving Corporation . . . . . . . . . . . . .  10
                 (a)      Charter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (b)      Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (c)      Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 (d)      Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.3     Due Diligence Review . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.4     Availability of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.5     UPC's Right to Revise the Structure of the Transaction . . . . . . . . . . . . . . . . . . . . . . .  12
         2.6     Holding Period of UPC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.7     CBI Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.8     CBI Convertible Subordinated Capital Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.9     CBI 9.5% Increasing Rate, Redeemable, Cumulative, Perpetual Preferred Stock, Series C  . . . . . . .  14
         2.10    CBI Treasury Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                        ARTICLE 3

                                              DESCRIPTION OF THE TRANSACTION
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.1     Terms of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (a)      Satisfaction of Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (b)      Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 (c)      Shares of INTERIM to Remain Outstanding . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (d)      Conversion of Outstanding Shares of CBI . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 (e)      Conversion and Exchange of Shares of CBI Common Stock; Exchange Ratio   . . . . . . . . . .  16
                 (f)      Mechanics of Payment of Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 (g)      Stock Transfer Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (h)      Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 (i)      Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 (j)      Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                 (k)      Dissenters' Rights of CBI Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         3.2     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                                        ARTICLE 4

                                    REPRESENTATIONS AND WARRANTIES OF UPC AND INTERIM
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.1     Organization and Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.2     Authorization, Execution and Delivery; Reorganization Agreement Not in Breach  . . . . . . . . . . .  24
         4.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.4     Government and Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         4.5     Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.6     UPC Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.7     Exchange Act and Listing Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.8     The UPC Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.9     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.10    Labor and Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.11    Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.12    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.13    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         4.14    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         4.15    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

                                                        ARTICLE 5

                                     REPRESENTATIONS AND WARRANTIES OF CBI COMPANIES
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.1     Organization and Qualification of CBI and Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .  31
         5.2     Authorization, Execution and Delivery; Reorganization Agreement Not in Breach  . . . . . . . . . . .  32
         5.3     No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.4     Government and Other Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.5     Compliance With Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.6     Charter Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.7     CBI Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.8     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.9     Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.10    Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.11    CBI Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.12    Condition of Fixed Assets and Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.13    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.14    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.15    Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         5.16    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.17    Labor and Employment Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         5.18    Records and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.19    Capitalization of CBI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.20    Sole Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         5.21    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         5.22    Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

         5.23    Allowance for Possible Loan or ORE Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         5.24    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         5.25    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         5.26    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         5.27    Material Contract Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         5.28    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         5.29    Exchange Act Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         5.30    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

                                                        ARTICLE 6

                                                     COVENANTS OF UPC
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         6.1     Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         6.2     Registration of UPC Common Stock under the Securities Laws . . . . . . . . . . . . . . . . . . . . .  57
         6.3     Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         6.4     Conduct of Business -- Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         6.5     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                                        ARTICLE 7

                                                COVENANTS OF CBI COMPANIES
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         7.1     Proxy Statement; CBI Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         7.2     Conduct of Business -- Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         7.3     Conduct of Business -- Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         7.4     Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

                                                        ARTICLE 8

                                                  CONDITIONS TO CLOSING
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         8.1     Conditions to the Obligations of CBI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                 (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                 (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                 (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                 (d)      Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                 (e)      Opinion of UPC's and INTERIM's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                 (f)      Destruction of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                 (g)      Inspections Permitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                 (h)      No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                 (i)      Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                 (j)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         8.2     Conditions to Obligations of UPC and INTERIM . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 (a)      Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 (c)      Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 (d)      Destruction of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                 (e)      Inspections Permitted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                 (f)      No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                 (g)      Opinion of CBI's Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

                 (h)      Other Business Combinations, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                 (i)      Maintenance of Certain Covenants, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                 (j)      Non-Compete Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                 (k)      Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                 (l)      Receipt of Affiliate Letters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                 (m)      Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
                 (n)      Pooling of Interests Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . .  79
         8.3     Conditions to Obligations of All Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
                 (a)      No Pending or Threatened Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
                 (b)      Government Approvals and Acquiescence Obtained  . . . . . . . . . . . . . . . . . . . . . .  79
                 (c)      Shareholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
                 (d)      Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

                                                        ARTICLE 9

                                                       TERMINATION
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         9.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         9.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

                                                        ARTICLE 10

                                                    GENERAL PROVISIONS
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         10.1    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         10.2    Assignability and Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         10.3    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         10.4    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         10.5    Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         10.6    Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         10.7    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         10.8    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         10.9    Modifications, Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         10.10   Interpretation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         10.11   Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         10.12   Finders and Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         10.13   Equitable Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         10.14   Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         10.15   No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         10.16   Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86

                      AGREEMENT AND PLAN OF REORGANIZATION
                    (as amended and restated June 22, 1995)

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Reorganization Agreement") dated as of the 20th day of June, 1995, by and between UNION PLANTERS CORPORATION ("UPC"), a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and as a savings and loan holding company and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018; CBI ACQUISITION COMPANY, INC. ("INTERIM" or the "Surviving Corporation" as the context may require), a corporation chartered and existing under the laws of the State of Tennessee whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018 and which is a wholly-owned subsidiary of UPC; and CAPITAL BANCORPORATION, INC. ("CBI"), a corporation chartered and existing under the laws of the State of Missouri which is registered as a bank holding company and whose principal offices are located at 407 North Kingshighway, Fourth Floor, Cape Girardeau, Cape Girardeau County, Missouri 63701.

         UPC and INTERIM may sometimes be referred to herein collectively as the "UPC Parties" and UPC, INTERIM and CBI are sometimes referred to herein collectively as the "Parties."

         Certain other capitalized terms used in this Reorganization Agreement are defined below in ARTICLE 1.

         CAPITAL BANK OF CAPE GIRARDEAU COUNTY, CAPITAL BANK OF COLUMBIA, CAPITAL BANK OF SOUTHWEST MISSOURI, CAPITAL BANK AND TRUST and CAPITAL BANK OF SIKESTON, each a Missouri-chartered banking corporation; CAPITAL BANK OF PERRYVILLE, NATIONAL ASSOCIATION, a National Banking Association chartered under the Acts of Congress; MARYLAND AVENUE BANCORPORATION, INC. and CENTURY STATE BANCSHARES, INC., both Missouri corporations registered as bank holding companies under the BHCA (collectively, the "CBI Financial Subsidiaries") are each wholly-owned subsidiaries of CBI.

         CBI is currently in the process of acquiring HOME FEDERAL SAVINGS AND LOAN ASSOCIATION, a thrift institution chartered under the Acts of Congress and headquartered in Jonesboro, Craighead County, Arkansas. When and if said acquisition should be consummated, HOME FEDERAL SAVINGS AND LOAN ASSOCIATION shall also be deemed to be one of the CBI Financial Subsidiaries for purposes of this Reorganization Agreement.

         Although they shall not be deemed to be formal parties to it, in consideration of UPC and INTERIM executing this Reorganization Agreement, each of the CBI Financial Subsidiaries


                       REORGANIZATION AGREEMENT - PAGE 1
shall, during the "initial Due Diligence Review" period described in Section
2.3 below, execute and deliver to UPC a CERTIFICATION in the form of Exhibit B hereto in which each of them shall make the same warranties, representations and covenants to UPC and INTERIM as CBI shall make to UPC and INTERIM in
Article 5, Article 7 and elsewhere in this Reorganization, limited, however, in the case of each CBI Financial Subsidiary to the properties, operations and other activities of such Subsidiary.

         William G. Lauber and Douglas D. Hommert, co-trustees of the Capital Trust dated February 4, 1994, PAN-Bank Trust dated February 11, 1994, CNN-Bank Trust dated February 11, 1994, JJN-Bank Trust dated February 4, 1994, and MDN-Bank Trust dated February 4, 1994 beneficially own as co-trustees of such trusts an aggregate 603,142 shares of CBI Common Stock (including shares issuable upon the exercise of CBI warrants). William G. Lauber and Douglas D Hommert are executing this Reorganization Agreement for the sole purpose of binding themselves, as co-trustees of the foregoing trusts, to vote such shares of CBI Common Stock held as co-trustees of the foregoing trusts in favor of the Reorganization Agreement and Plan of Merger annexed hereto as Exhibit A (the "Plan of Merger"), and they acknowledge that the execution of this Reorganization Agreement by UPC constitutes a sufficient consideration to support their said undertaking.


                                    RECITALS

         A. CBI is the beneficial owner and holder of record of all of the issued and outstanding shares of the capital stock of each of the CBI Financial Subsidiaries and desires to have itself and, indirectly, all of its assets, including the capital stock of each of the CBI Financial Subsidiaries, acquired by UPC on the terms and subject to the conditions set forth in this Reorganization Agreement and the Plan of Merger.

         B. UPC is the beneficial owner and holder of record of 1,000 shares of common stock having a par value of $1.00 per share of INTERIM (the "INTERIM Common Stock") which constitute all of the shares of INTERIM Common Stock which are issued and outstanding and UPC desires to acquire CBI and, indirectly, CBI's assets, including the capital stock of the CBI Financial Subsidiaries, on the terms and subject to the conditions set forth in this Reorganization Agreement and the accompanying Plan of Merger.

         C. The Board of Directors of CBI deems it desirable and in the best interests of CBI and the shareholders of CBI (the "CBI Shareholders") that CBI be merged with and into INTERIM (which would survive the merger as the Surviving Corporation, as defined herein) on the terms and subject to the conditions set forth in



                       REORGANIZATION AGREEMENT - PAGE 2
this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger (the "Merger") and has directed that the Reorganization Agreement and annexed Plan of Merger be submitted to the CBI Shareholders with the recommendation that it be approved by them.

         D. The Boards of Directors of UPC and INTERIM deem it desirable and in the best interests of UPC and INTERIM and the shareholders of UPC and INTERIM that CBI be merged with and into INTERIM on the terms and subject to the conditions set forth in this Reorganization Agreement and in the manner provided in this Reorganization Agreement and the Plan of Merger and have directed that the Reorganization Agreement and annexed Plan of Merger be submitted to UPC as the sole shareholder of INTERIM with the recommendation that it be approved.

         E. The respective Boards of Directors of UPC, INTERIM and CBI have each adopted (or will each adopt) resolutions setting forth and adopting this Reorganization Agreement and the annexed Plan of Merger, and have directed that this Reorganization Agreement and the annexed Plan of Merger and all resolutions adopted by said Boards of Directors and by the CBI Shareholders and INTERIM Shareholder related to this Reorganization Agreement, be submitted with appropriate applications to, and filed with the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Division of Finance of the Department of Consumer Affairs Regulation and Licensing of the State of Missouri (the "Missouri Division"); the Tennessee Department of Financial Institutions (the "TDFI") and such other regulatory agencies or authorities as may be necessary in order to obtain all prior governmental authorizations required to consummate the proposed Merger and the transactions contemplated in this Reorganization Agreement in accordance with this Reorganization Agreement, the Plan of Merger and applicable law.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:


                                   AGREEMENT

                                   ARTICLE 1

                                  DEFINITIONS

                 1.1 Definitions. As used in this Reorganization Agreement, the following terms have the definitions indicated:





                       REORGANIZATION AGREEMENT - PAGE 3

                 "AFFILIATE" of a party means any person, partnership, corporation, association, limited liability company, business trust, or other legal entity directly or indirectly controlling, controlled by or under common Control, as that term is defined herein, with that party.

                 "APPLICABLE ENVIRONMENTAL LAWS" shall have the meaning assigned to such term in Section 5.15(a) of this Reorganization Agreement.

                 "AUDITED FINANCIAL STATEMENTS OF CBI" shall have the meaning assigned to such term in Section 5.7 of this Reorganization Agreement.

                 "BALANCE SHEET DATE" shall have the meaning assigned to such term in Section 5.8 of this Reorganization Agreement.

                 "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

                 "BUSINESS DAY" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a federal or state holiday generally recognized or observed by banks in the States of Missouri or Tennessee.

                 "CBI" means Capital Bancorporation, Inc., a corporation chartered and existing under the laws of the State of Missouri which is registered as a bank holding company under the BHCA and whose principal offices are located at 407 North Kingshighway, Cape Girardeau, Cape Girardeau County, Missouri 63701.

                 "CBI COMMON STOCK" has the meaning assigned to such term in
Section 3.1(d) of this Reorganization Agreement.

                 "CBI COMPANIES" shall mean CBI and all of its Subsidiaries, whether direct or indirect.

                 "CBI EMPLOYEE PLANS" shall mean any pension plans, profit sharing plans, deferred compensation plans, stock option plans, cafeteria plans, and any other such or related benefit plans or arrangements offered or funded by CBI or any CBI Subsidiary, to or for the benefit of the officers, directors or employees of CBI or any CBI Subsidiary.

                 "CBI RECORD HOLDERS" means those Persons who shall be the holders of record of all of the issued and outstanding shares of CBI Common Stock immediately prior to the Effective Time of the Merger.

                 "CBI SERIES C PREFERRED STOCK" shall have the meaning assigned in Section 5.19.





                       REORGANIZATION AGREEMENT - PAGE 4

                 "CBI SHAREHOLDERS" shall have the meaning assigned to such term in Recital C of this Reorganization Agreement.

                 "CBI STOCK OPTIONS" shall have the meaning assigned to such term in Section 2.7 of this Reorganization Agreement.

                 "CBI FINANCIAL SUBSIDIARIES" shall have the meaning assigned in the Preamble.

                 "CERCLA" shall have the meaning set forth in Section 5.15(a) of this Reorganization Agreement.

                 "CLOSING" shall have the meaning assigned to such term in
Section 3.1(a) of this Reorganization Agreement.

                 "CLOSING DATE" shall have the meaning assigned to such term in
Section 3.2 of this Reorganization Agreement.

                 "COMPTROLLER" shall mean the Office of the Comptroller of the Currency, or any successor thereto.

                 "CONSIDERATION" shall mean the value to be received by the CBI Record Holders in exchange for their shares of CBI Common Stock, such value to be determined as provided in Article 3, Section 3.1(e), of this Reorganization Agreement.

                 "CONTROL" shall have the meaning assigned to such term in
Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended.

                 "DEPOSITS" shall mean all deposits (including, but not limited to, certificates of deposit, savings accounts, NOW accounts and checking accounts) of the CBI Financial Subsidiaries and other deposit-taking Affiliates.

                 "EFFECTIVE DATE OF THE MERGER" shall mean that date on which the Effective Time of the Merger shall have occurred.

                 "EFFECTIVE TIME OF THE MERGER" shall have the meaning assigned in Section 3.3 of the Plan of Merger and Section 3.1(b) of this Reorganization Agreement.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                 "EXCHANGE AGENT" shall mean Union Planters National Bank, Memphis, Tennessee, a wholly-owned subsidiary of UPC, acting through its Corporate Trust Department.

                 "EXCHANGE RATIO" shall have the meaning assigned to such term in Section 3.1(e) of this Reorganization Agreement.





                       REORGANIZATION AGREEMENT - PAGE 5

                 "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

                 "FEDERAL RESERVE" shall mean the Board of Governors of the Federal Reserve System and shall include the Federal Reserve Bank of St. Louis when acting under delegated authority.

                 "FIXED ASSETS" shall mean the furniture, fixtures and equipment of the referenced Party.

                 "GAAP" shall mean generally accepted accounting principles as in effect from time to time, consistently applied.

                 "GOVERNMENT APPROVALS" shall have the meaning assigned to such term in Section 4.4 of this Reorganization Agreement.

                 "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended and recodified.

                 "HAZARDOUS SUBSTANCES" shall have the meaning set forth in
Section 5.15(a) of this Reorganization Agreement.

                 "INTERIM" shall mean CBI Acquisition Company, Inc., a corporation chartered and existing under the laws of the State of Tennessee, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018, and which is a wholly-owned subsidiary of UPC formed solely to effect the Merger.

                 "INTERIM COMMON STOCK" shall have the meaning assigned to such term in Section 3.1(c) of this Reorganization Agreement.

                 "IRC" shall mean the Internal Revenue Code of 1986, as amended.

                 "MERGER" shall, as described in Section 2.1 of this Reorganization Agreement, mean the merger of CBI with and into INTERIM, in which INTERIM shall survive the Merger as the Surviving Corporation.

                 "MISSOURI CODE" shall mean the Revised Statutes of the State of Missouri 1994.

                 "MISSOURI DIVISION" shall mean the Division of Finance of the Department of Consumer Affairs Regulation and Licensing of the State of Missouri.

                 "NYSE" shall mean the New York Stock Exchange, or its successor, upon which shares of the UPC Common Stock are listed for trading.





                       REORGANIZATION AGREEMENT - PAGE 6

                 "1933 ACT" shall mean the Securities Act of 1933, as amended.

                 "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "OFFICER" shall have the meaning set forth in Section 5.8(k) of this Reorganization Agreement.

                 "ORE" shall mean real estate and other property acquired through foreclosure, deed in lieu of foreclosure or similar procedures.

                 "OTS" shall mean the Office of Thrift Supervision, or any successor thereto.

                 "PARTIES" shall mean CBI, UPC and INTERIM collectively; CBI on the one hand or UPC and INTERIM on the other hand, may sometimes be referred to as a "PARTY."

                 "PENSION PLAN" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by the referenced Party.

                 "PERSON" shall mean any natural person, fiduciary, corporation, partnership, joint venture, association, business trust or any other entity of any kind.

                 "PLAN OF MERGER" shall mean the Plan of Merger substantially in the form of Exhibit A hereto to be executed by authorized representatives of CBI, UPC and INTERIM and filed with the Tennessee Secretary of State along with Articles of Merger prepared in accordance with Section 48-21-107 of the Tennessee Code and providing for the Merger of CBI with and into INTERIM, the Surviving Corporation, as contemplated by Section 2.1 of this Reorganization Agreement.

                 "PROPERTY" shall have the meaning assigned to such term in
Section 5.15(a) of this Reorganization Agreement.

                 "PROXY STATEMENT" shall mean the proxy statement to be used by CBI to solicit proxies with a view to securing the approval of the CBI Shareholders of this Reorganization Agreement and the Plan of Merger.

                 "REALTY" means the real property of CBI or of any CBI Subsidiary owned or leased by CBI or any CBI Subsidiary.

                 "RECORDS" means all available records, minutes of meetings of the Board of Directors, committees and shareholders of CBI or any CBI Subsidiary; original instruments and other





                       REORGANIZATION AGREEMENT - PAGE 7
documentation, pertaining to CBI or any CBI Subsidiary, CBI's or any CBI Subsidiary's assets (including plans and specifications relating to the Realty), CBI's or any CBI Subsidiary's liabilities, the CBI Common Stock, the common stock of any CBI Subsidiary, the Deposits and the loans; and all other business and financial records which are necessary or customary for use in the conduct of CBI's or any CBI Subsidiary's business by UPC or CBI on and after the Effective Time of the Merger as it was conducted prior to the Closing Date.

                 "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Reserve, the Missouri Division, the TDFI, the SEC, or any other state or federal governmental or quasi-governmental entity which has, or may hereafter have, jurisdiction over any aspect of any of the transactions described in this Reorganization Agreement.

                 "RELEASE" shall have the meaning assigned to such term in
Section 5.15(b)(i) of this Reorganization Agreement.

                 "REORGANIZATION" shall mean the Merger (as described in Section 2.1 of this Reorganization Agreement) and the ancillary transactions contemplated in this Reorganization Agreement and the Plan of Merger annexed hereto as Exhibit A.

                 "REORGANIZATION AGREEMENT" means collectively this Agreement and Plan of Reorganization together with the Plan of Merger (Exhibit A) and all Exhibits and Schedules annexed to, and incorporated by specific reference as a part of, this Reorganization Agreement except where the context indicates otherwise.

                 "SEC" shall mean the United States Securities and Exchange Commission, or any successor thereto.

                 "SEC DOCUMENTS" shall mean all reports, proxy statements and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries pursuant to the Securities Laws, whether filed, or required to be filed, with the SEC, the OTS, the Comptroller, the FDIC, the Missouri Division, the TDFI, the Federal Reserve or with any other Regulatory Authority pursuant to the Securities Laws.

                 "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, as well as any similar state securities laws and any similar rules and regulations promulgated by the applicable federal or state bank Regulatory Authorities.





                       REORGANIZATION AGREEMENT - PAGE 8

                 "SHAREHOLDERS MEETING" shall mean the Special Meeting of the CBI Shareholders to be held pursuant to Section 7.1 of this Reorganization Agreement, including any adjournment or adjournments thereof.

                 "SUBSIDIARIES" shall mean all of those corporations, banks, associations or other entities of which the entity in question owns or controls 5% or more of the outstanding voting equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity acquired through foreclosure or in satisfaction of a debt previously contracted in good faith, any such entity that owns or operates an automatic teller machine interchange network, any such entity that is a joint venture of the parent or of a Subsidiary of the parent, or any such entity the equity securities of which are owned or controlled in a fiduciary capacity or through a small business investment corporation.

                 "SURVIVING CORPORATION" shall mean INTERIM as the corporation resulting from and surviving the consummation of the Merger as set forth in
Section 2.1(a) of this Reorganization Agreement.

                 "TENNESSEE CODE" shall mean the Tennessee Code Annotated, as amended.

                 "TDFI" shall mean the Tennessee Department of Financial Institutions.

                 "TENNESSEE COMMISSIONER" shall mean the Commissioner of Financial Institutions of the State of Tennessee.

                 "UPC" means Union Planters Corporation, a corporation chartered and existing under the laws of the State of Tennessee which is registered both as a bank holding company and as a savings and loan holding company and whose principal offices are located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018.

                 "UPC COMMON STOCK" shall have the meaning set forth in Section
4.5 of this Reorganization Agreement.

                 "UPC FINANCIAL STATEMENTS" shall mean (i) the audited consolidated balance sheets as of December 31, 1994 and 1993 and the related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows for the three years ended December 31, 1994 (including related notes) of UPC and its Subsidiaries and as of each subsequent December 31 prior to the Effective Time of the Merger, and (ii) the quarterly unaudited





                       REORGANIZATION AGREEMENT - PAGE 9
consolidated balance sheets and related consolidated statements of earnings, of changes in shareholders' equity, and of cash flows (including related notes) of UPC and its Subsidiaries for each of the quarters ended or ending after January 1, 1995, as filed by UPC in SEC Documents.

                 "UPC PREFERRED STOCK" shall have the meaning assigned to such term in Section 4.5 of this Reorganization Agreement.


                                   ARTICLE 2

                          TERMS OF THE REORGANIZATION

                 2.1 The Merger. Subject to the satisfaction (or the lawful waiver) of all of the conditions to the obligations of each of the Parties to this Reorganization Agreement, at the Effective Time of the Merger, CBI shall be merged with and into INTERIM (the "Merger"). INTERIM shall survive the Merger as the "Surviving Corporation."

                 2.2 Charter, Bylaws, Directors, Officers and Name of the Surviving Corporation.

                          (a)     Charter.  At the Effective Time of the
Merger, the Charter of INTERIM as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Charter of INTERIM as the Surviving Corporation unless and until the same shall be amended thereafter as provided by law and the terms of such Charter.

                          (b)     Bylaws.  At the Effective Time of the Merger,
the Bylaws of INTERIM, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Bylaws of INTERIM as the Surviving Corporation unless and until amended or repealed as provided by law, its Charter and such Bylaws.

                          (c)     Directors and Officers.  The directors and
officers of INTERIM in office immediately prior to the Effective Time of the Merger shall continue to be the directors and officers of the Surviving Corporation subsequent to the Effective Time of the Merger and to hold office as provided in the Charter and Bylaws of the Surviving Corporation unless and until their successors shall have been elected or appointed and shall have qualified or until they shall have been removed in the manner provided therein.

                          (d)     Name.  At the Effective Time of the Merger,
the name of INTERIM as the Surviving Corporation of the Merger shall be changed to and be: CAPITAL BANCORPORATION, INC.





                       REORGANIZATION AGREEMENT - PAGE 10

                 2.3 Due Diligence Review. At the time of execution of this Reorganization Agreement, neither Party has received from the other Party(ies) any Schedules of Exceptions which are to become a part of this Reorganization Agreement and no Party has conducted its due diligence investigation of the other(s). Within 15 days after the date of this Reorganization Agreement, each Party shall deliver to the opposite Party(ies) any Schedules of Exceptions which it is required or may desire to provide hereunder. Upon execution hereof, each Party shall be entitled forthwith to commence its due diligence review of the books, records and operations of the other Party, including, but not limited to, a review of the other Party's loan portfolios, ORE and classified assets, investment portfolios and properties, to verify the quality of such assets, the adequacy of any allowances or reserves which have been provided against them and the reasonableness of the other Party's earnings projections, growth projections and sustained earnings prospects after consummation of the Merger at reasonable growth rates; provided, however, that any review conducted by a Party pursuant to the provisions of this Section 2.3 shall be completed within thirty (30) days from the date of this Reorganization Agreement or within fifteen (15) days of receipt of all Schedules of Exceptions from the opposite Party, whichever shall be the longer period. Should, as a result of such review, either Party find in good faith that the allowances/reserves provided by the other Party are insufficient to absorb any losses inherent in such other Party's assets or that the earnings projections, growth projections or sustained earnings prospects provided by the other Party are not likely to be achieved or maintained after consummation of the Merger, it may, prior to the expiration of said due diligence review period (as extended by failure of a Party to provide its Schedules of Exceptions on a timely basis), terminate this Reorganization Agreement without penalty by giving the other Party written notice of such termination in the manner provided in Section 10.1. Nothing in this Section
2.3 shall be construed to limit the right of any party to continue its due diligence review through the Closing Date.

                 2.4 Availability of Information. Promptly after the execution by the Parties of this Reorganization Agreement, each Party shall provide to the other Party, its Officers, employees, agents, and representatives access, on reasonable notice and during customary business hours, to all of the books, records, properties and facilities of the Party and shall use its best efforts to cause its Officers, employees, agents and representatives to cooperate with any of the reviewing Party's reasonable requests for information which would be customary in order to conduct the review provided for in Section 2.3 of this Reorganization Agreement as well as its ongoing review through Closing. Except as expressly permitted by the disclosing Party, the receiving Party shall keep confidential all non-public





                       REORGANIZATION AGREEMENT - PAGE 11
information received by the disclosing Party in connection with the provisions of this Section 2.4, which covenant shall survive the Closing of this Reorganization Agreement.

                 2.5 UPC's Right to Revise the Structure of the Transaction. UPC shall have the unilateral right to revise the structure of the corporate reorganization contemplated by this Reorganization Agreement in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC shall not have the right, without the approval of the Board of Directors of CBI, to make any revision to the structure of the Reorganization which (i) changes the amount of the Consideration which the CBI Record Holders are entitled to receive [determined in the manner provided in Section 3.1(e) of this Reorganization Agreement];
(ii) changes the intended tax-free effect of the Merger to UPC, INTERIM, CBI or to any CBI Shareholder or CBI Subsidiary; or (iii) would permit UPC to pay the Consideration other than by delivery of shares of UPC Common Stock registered with the SEC (in the manner described in Section 6.2 of this Reorganization Agreement). UPC may exercise this right of revision by giving written Notice to CBI in the manner provided in Section 10.1 of this Reorganization Agreement, which Notice shall be in the form of an amendment to this Reorganization Agreement or in the form of an Amended and Restated Agreement and Plan of Reorganization.

                 2.6 Holding Period of UPC Common Stock. CBI hereby acknowledges and agrees that, in order to qualify the Merger under the IRC as a tax-free reorganization, any CBI Record Holder who would be deemed an Affiliate of CBI at the time of Closing under the Securities Laws and who shall accept shares of UPC Common Stock as Consideration for the cancellation, exchange and conversion of his or her shares of CBI Common Stock pursuant to the terms and conditions of this Reorganization Agreement, shall not pledge, assign, sell, transfer, or otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such CBI Record Holder upon consummation of the Merger, nor shall such Affiliate enter into any formal or informal agreement to pledge, assign, sell or transfer or otherwise alienate his right, title or interest in any of the shares of UPC Common Stock to be delivered by UPC to such CBI Record Holder pursuant to the terms and conditions of this Reorganization Agreement except in accordance with the Securities Laws and consistently with the transaction being treated as one or more tax-free "reorganizations" as defined in Section 368 of the IRC. Moreover, no person who would be deemed an Affiliate of CBI shall pledge, assign, sell, transfer, or otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such CBI Record Holder upon consummation of the Merger or enter into any





                       REORGANIZATION AGREEMENT - PAGE 12
formal or informal agreement to pledge, assign, sell or transfer or otherwise alienate his right, title or interest in any of the shares of UPC Common Stock to be delivered by UPC to such CBI Record Holder pursuant to the terms and conditions of this Reorganization Agreement until there shall have been published financial information which reflects the results of combined operations of UPC and CBI for a period of not less than 30 days in order to permit the Parties to account for the acquisition of CBI by UPC as a "pooling of interests" under Accounting Principles Bulletin No. 16 and GAAP.

         CBI further acknowledges and agrees that any certificates representing and evidencing UPC Common Stock issued in connection with the Merger to CBI Record Holders who would be deemed Affiliates of CBI or UPC at the time of Closing under the Securities Laws shall be subject to, and bear two restrictive legends in substantially the following form:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE SHALL NOT BE PLEDGED, ASSIGNED, SOLD, TRANSFERRED, OR OTHERWISE ALIENATED NOR SHALL THE HOLDER TAKE ANY ACTION WHICH WOULD ELIMINATE OR DIMINISH THE RISK OF OWNING OR HOLDING SUCH SHARES OR ENTER INTO ANY FORMAL OR INFORMAL AGREEMENT TO PLEDGE, ASSIGN, SELL, TRANSFER OR OTHERWISE ALIENATE THE HOLDER'S RIGHT, TITLE OR INTEREST IN ANY OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE UNTIL THERE SHALL HAVE BEEN PUBLISHED FINANCIAL INFORMATION CONCERNING UNION PLANTERS CORPORATION
         ("UPC") WHICH REFLECTS THE RESULTS OF THE COMBINED OPERATIONS OF UPC AND CAPITAL BANCORPORATION, INC. FOR A PERIOD OF NOT LESS THAN 30 DAYS.

         IN ADDITION, THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE HELD SUBJECT TO ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE RULES AND REGULATIONS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") THEREUNDER. NO SALES, TRANSFERS OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (OTHER THAN A REGISTRATION STATEMENT ON SEC FORM S-4) OR UPON THE PRIOR DELIVERY TO UNION PLANTERS CORPORATION ("UPC") OF AN OPINION FROM LEGAL COUNSEL SATISFACTORY TO UPC AND IN FORM AND SUBSTANCE SATISFACTORY TO UPC AND ITS LEGAL COUNSEL, STATING THAT SUCH SALE OR OTHER DISPOSITION IS BEING MADE PURSUANT TO AND IN ACCORDANCE WITH THE REQUIREMENTS OF SEC RULES 144 AND 145 OR IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

                 2.7      CBI Stock Options.  Except as described in Schedule
2.7 hereto, as of the date of this Reorganization Agreement there are no validly issued and outstanding options to





                       REORGANIZATION AGREEMENT - PAGE 13
purchase shares of CBI Common Stock, and no other options, rights, warrants, scrip or similar rights to purchase shares of CBI Common Stock (collectively, the "CBI Stock Options") are (or have been) issued and outstanding by CBI. Therefore, at the Effective Time of the Merger, there will be no issued and outstanding CBI Stock Options, warrants or similar instruments other than those described in Schedule 2.7 hereto. Each CBI Stock Option or warrant which shall be outstanding at the Effective Time of the Merger shall, without any action on the part of anyone, be automatically converted into an option to acquire at the exercise price per share of CBI Common Stock that number of shares of UPC Common Stock as shall be equal to the Exchange Ratio; e.g., assuming that the Exchange Ratio were 1.185 shares of UPC Common Stock for each share of CBI Common Stock, a holder of an option or warrant to purchase 100 shares of CBI Common Stock for $20.00 per share would, upon exercise by paying the exercise price of $2,000, receive, after aggregation, 118 full shares of UPC Common Stock and a cash settlement for the remaining .5 share based upon the closing price of the UPC Common Stock on the date of exercise of the option or warrant. [100 X 1.185 = 118.5]

                 2.8 CBI Convertible Subordinated Capital Notes. As of the date hereof, CBI has outstanding $207,400 in principal amount of 9% Convertible Subordinated Capital Notes which are due and payable on June 30, 1997 (the "CBI Convertible Notes" or "Notes"). At the option of the holders, the Notes are convertible into shares of CBI Common Stock prior to maturity at the rate of one share of CBI Common Stock for each $20.00 of principal outstanding on the Notes. At the Effective Time of the Merger, without any action on the part of anyone, the Notes shall automatically be modified such that each $20.00 of outstanding principal would be convertible at the option of the holder into that number of shares and fractional shares of UPC Common Stock which shall be equal to the Exchange Ratio; i.e., assuming that the Exchange Ratio were 1.185 shares of UPC Common Stock for one share of CBI Common Stock, $20.00 of outstanding principal would be convertible into 1.185 shares of UPC Common Stock. (A cash settlement would be paid for any fractional share remaining after aggregation of all whole and fractional shares to which a CBI convertible noteholder would be entitled.)

                 2.9 CBI 9.5% Increasing Rate, Redeemable, Cumulative, Perpetual Preferred Stock, Series C. At the Effective Time of the Merger, each share of CBI Series C Preferred Stock which shall be validly issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 3.1(d)(1) hereof.





                       REORGANIZATION AGREEMENT - PAGE 14

                 2.10     CBI Treasury Stock.  Except as described in Schedule
2.10 hereto, within two (2) years prior to the date of this Reorganization Agreement, CBI has not repurchased any CBI Stock Options and CBI has not repurchased any shares of its capital stock. Therefore, as of the date of this Reorganization Agreement, there are no shares of CBI Common Stock held by CBI as Treasury Stock nor will there be any such shares at the Effective Time of the Merger.


                                   ARTICLE 3

                         DESCRIPTION OF THE TRANSACTION

                 3.1      Terms of the Merger.

                          (a)     Satisfaction of Conditions to Closing.  After
the transactions contemplated herein shall have been approved by the shareholders of CBI and INTERIM and each other condition to the obligations of the Parties hereto (other than those conditions which are to be satisfied by delivery of documents by any Party to any other Party) shall have been satisfied or, if lawfully permitted, waived by the Party or Parties entitled to the benefits thereof, a closing (the "Closing") shall be held on the date (the "Closing Date") and at the time of day and place referred to in Section 3.2 of this Reorganization Agreement. At the Closing the Parties shall use their respective best efforts to deliver the certificates, letters and opinions which constitute conditions to effecting the Merger and each Party shall provide the other Parties with such proof or indication of satisfaction of the conditions to the obligations of such other Parties to consummate the Merger as such other Parties may reasonably require. If all conditions to the obligations of each of the Parties shall have been satisfied or lawfully waived by the Party(ies) entitled to the benefits thereof, the Parties shall, at the Closing, duly execute Articles of Merger for filing with the Secretary of State of the State of Tennessee and its banking authorities and promptly thereafter CBI and INTERIM shall take all steps necessary or desirable to consummate the Merger in accordance with all applicable laws, rules and regulations and the Plan of Merger which is attached hereto as Exhibit A and incorporated by reference as part of this Reorganization Agreement. The Parties shall thereupon take such other and further actions as UPC shall direct or as may be required by law or this Reorganization Agreement to consummate the transactions contemplated herein.

                          (b)     Effective Time of the Merger.  Upon the
satisfaction of all conditions to Closing, the Merger shall become effective upon the filing of Articles of Merger and other required documentation with the Secretary of State of the State





                       REORGANIZATION AGREEMENT - PAGE 15
of Tennessee or on such later date and time as may be specified in such Articles of Merger (the "Effective Time of the Merger").

                          (c)     Shares of INTERIM to Remain Outstanding.
Each share of $1.00 par value common stock of INTERIM (the "INTERIM Common Stock") which shall be issued and outstanding immediately prior to the Effective Time of the Merger shall remain outstanding after the Effective Time of the Merger as one share of the issued and outstanding common stock of INTERIM as the Surviving Corporation.

                          (d)     Conversion of Outstanding Shares of CBI.

                                  (1) CBI PREFERRED STOCK.  CBI has outstanding
         27,600 shares of its Series C Preferred Stock having a stated value and redemption value of $500.00 per share. The CBI Series C Preferred Stock is currently redeemable at the option of CBI at $500 per share together with unpaid accrued dividends thereon with the prior written consent of the Federal Reserve. Unless earlier redeemed by CBI, the Series C Preferred Stock shall, as a result of the Merger becoming effective and without any action on the part of anyone, be converted exclusively into the right of the holders thereof to receive in cash Five Hundred Dollars ($500) per share, together with all accrued and unpaid dividends thereon (whether or not declared) calculated to the Effective Date of the Merger in the manner provided in CBI's CERTIFICATE OF PREFERRED STOCK DESIGNATION dated June 10 1992 pursuant to which the CBI Series C Preferred Stock has been issued.

                                  (2) CBI COMMON STOCK.  At the Effective Time
         of the Merger, each share of common stock of CBI having a par value of $.10 per share (the "CBI Common Stock") which shall be validly issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 3.1(e) hereof.

                          (e)     Conversion and Exchange of Shares of CBI
Common Stock; Exchange Ratio. At the Effective Time of the Merger, all outstanding shares of CBI Common Stock held by the CBI Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, shareholder or otherwise) in CBI and shall, except for those shares held by any CBI Record Holders who shall have properly perfected such Holders' dissenters' rights and shall have maintained the perfected status of such dissenters' rights through the Effective Time of the Merger, automatically be converted exclusively into, and constitute only the right of each CBI Record Holder to





                       REORGANIZATION AGREEMENT - PAGE 16
receive in exchange for such holder's shares of CBI Common Stock, whole shares of UPC Common Stock and a cash payment in settlement of any fractional share of UPC Common Stock which shall remain after aggregating all whole and fractional shares of UPC Common Stock to which the CBI Record Holder is entitled as provided in this Section 3.1(e). The shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable by UPC to the CBI Record Holders pursuant to the terms of this Reorganization Agreement are sometimes collectively referred to herein as the "Consideration."

                          (1)     THE EXCHANGE RATIO.  Subject to any
         adjustments which may be required by an event described in Subsections 3.1(e)(3) and 3.1(e)(4) below, the number of shares of UPC Common Stock to be exchanged for each share of CBI Common Stock which shall be issued and outstanding immediately prior to the Effective Time of the Merger shall be based on an exchange ratio (the "Exchange Ratio") of One and 185/1000 (1.185) shares of UPC Common Stock for each share of CBI Common Stock which shall be outstanding immediately prior to the Effective Time of the Merger. The Exchange Ratio specified in this
         Section 3.1(e) is based upon there being no more than an aggregate of 3,067,268 shares of CBI Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger in addition to any shares of CBI Common Stock which shall have been issued in connection with: (i) the exercise of options or warrants which are outstanding on the date of this Reorganization Agreement, the existence of which is specifically disclosed in this Reorganization Agreement or in a Schedule of Exceptions hereto or (ii) the conversion of the principal of the CBI Convertible, Subordinated Capital Notes referred to in Section 2.8, above; provided, however, that no fractional shares of UPC Common Stock shall be issued in the transaction and if, after aggregating all of the whole and fractional shares of UPC Common Stock to which a CBI Record Holder shall be entitled based upon the Exchange Ratio, there should be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to the Mechanics of Payment of the Consideration set forth in Section 3.1(f) hereof, which cash settlement shall be based upon the Current Market Price Per Share of one (1) full share of UPC Common Stock.

                          (2) DEFINITION OF "CURRENT MARKET PRICE PER SHARE." The "Current Market Price Per Share" shall be the average price per share of the "last" real time trades (i.e., the "closing price") of the UPC Common Stock on the New York Stock Exchange ("NYSE") Consolidated Tape (the information as published in The Wall Street Journal,





                       REORGANIZATION AGREEMENT - PAGE 17

         Midwestern Edition, shall be rebuttably presumed to be correct) for each of the ten (10) general market trading days next preceding the Closing Date on which the NYSE shall have been open for business (the "Pricing Period"). In the event the UPC Common Stock should not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price per share of UPC Common Stock and the average shall be based upon the "last" real time trades and the number of days on which the UPC Common Stock actually traded on the NYSE during the Pricing Period.

                          (3) EFFECT OF EXERCISE OF DISSENTERS' RIGHTS ON THE EXCHANGE RATIO. Should CBI Record Holders holding as much as seven percent (7%) of the shares of CBI Common Stock issued and outstanding at the time of Closing have perfected such CBI Record Holders' Dissenters' Rights pursuant to the Missouri Code and have maintained the perfected status of such Dissenters' Rights through the Closing Date, UPC and INTERIM shall have the right, exercisable in their sole discretion, to either terminate this Reorganization Agreement without penalty or, subject to the prior approval of a committee consisting of those persons who were serving on the CBI Board of Directors immediately prior to the Effective Time of the Merger, to reduce the per share Consideration to be delivered by UPC hereunder (i.e., the Exchange Ratio) by an amount sufficient to offset against the aggregate Consideration the amount by which (A) the aggregate amount paid, or required to be paid, by INTERIM as the Surviving Corporation to such dissenting CBI Record Holders in satisfaction of their Dissenters' Rights shall exceed (B) the value of the Consideration which would have been delivered hereunder to such dissenting Record Holders had they not exercised their Dissenters' Rights. The "value" referred to in the previous sentence shall be the Current Market Price Per Share of the UPC Common Stock as defined in Subsection 3.1(e)(2) above.

                          (4) EFFECT OF STOCK SPLITS, REVERSE STOCK SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF CBI. Should CBI effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Reorganization Agreement but prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes.





                       REORGANIZATION AGREEMENT - PAGE 18

                 (f)      Mechanics of Payment of Consideration.

                          (1) THE CBI COMMON STOCK. Within five days after the Effective Time of the Merger and the receipt of a certified list of all of the CBI Record Holders, the Corporate Trust Department of Union Planters National Bank, Memphis, Tennessee (the "Exchange Agent") shall deliver to each of the CBI Record Holders such materials and information as may be deemed necessary by the Exchange Agent to advise the CBI Record Holders of the procedures required for proper surrender of their certificates formerly evidencing and representing shares of the CBI Common Stock in order for the CBI Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by First Class United States mail to the CBI Record Holders at the addresses set forth on a certified shareholder list to be delivered by CBI to UPC at the Closing (the "Shareholder List"). As soon as reasonably practicable thereafter, the CBI Record Holders of all of the outstanding shares of CBI Common Stock, shall deliver, or cause to be delivered, to the Exchange Agent, pursuant to the Shareholder Materials, the certificates formerly evidencing and representing all of the shares of CBI Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of CBI Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which the Exchange Agent may deem necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of CBI Common Stock, the Exchange Agent shall, on or prior to the 10th day after the receipt of such certificates, mail to the former CBI Record Holders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such CBI Record Holder's shares of CBI Common Stock evidenced by the certificate or certificates which were cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of CBI Common Stock of a CBI Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such CBI Record Holder's shares of





                       REORGANIZATION AGREEMENT - PAGE 19

         CBI Common Stock were converted and aggregated at the Effective Time of the Merger. Unless and until the outstanding certificate or certificates which immediately prior to the Effective Time of the Merger evidenced and represented the CBI Record Holder's CBI Common Stock shall have been properly surrendered as provided above, the Consideration payable to the CBI Record Holder(s) of the cancelled shares as of any time after the Effective Date shall not be paid to the CBI Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. No dividends or other distributions which shall otherwise be payable on the shares of UPC Common Stock constituting the Consideration shall be paid to any CBI Record Holders entitled to receive such shares until such persons shall have surrendered in accordance with the Shareholder Materials their certificates formerly representing shares of CBI Common Stock. Upon such proper surrender, there shall be paid to such person in whose name the shares of UPC Common Stock shall be issued any dividends or other distributions, the record date of which shall have occurred between the Effective Time of the Merger and such surrender, with respect to such shares of UPC Common Stock, without interest thereon. Each CBI Record Holder will be responsible for all federal, state and local taxes which may be incurred by him or her on account of his or her receipt of the Consideration to be paid in the Merger. The CBI Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this Section 3.1(f), receive the Consideration to which each such CBI Record Holder is entitled, provided that each such CBI Record Holder shall deliver to UPC and to the Exchange Agent: (i) a sworn statement certifying the fact of such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which shall have been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Surviving Corporation, UPC, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the CBI Record Holder. Should the Exchange Ratio potentially be subject to adjustment in the manner provided in Subsection 3.1(e)(3) above, the Exchange Agent shall, with the presumed consent of each CBI Record Holder, withhold delivery of the Consideration until such time as the amount of the adjustment to the Exchange Ratio shall have been determined upon the proceedings upon the Dissenters' Rights having





                       REORGANIZATION AGREEMENT - PAGE 20
become final; provided, however, that if a CBI Record Holder should so elect in his or her Letter of Transmittal, the Exchange Agent shall retain for future delivery only such part of the Consideration as shall be reasonably estimated to be required to effect the adjustment described in Section 3.1(e)(3) and shall deliver to the CBI Record Holder the remainder of the Consideration.

                          (2) THE CBI PREFERRED STOCK. Within five days after the Effective Time of the Merger and the receipt of a certified list of all of those persons who shall be holders of record of the CBI Series C Preferred Stock immediately prior to the Effective Time of the Merger, the Exchange Agent shall deliver to each of such holders of CBI Series C Preferred Stock such materials and information as may be deemed necessary by the Exchange Agent to advise them of the procedures required for proper surrender of their certificates formerly evidencing and representing shares of the CBI Series C Preferred Stock in order for such holders thereof to receive the consideration into which such shares shall have been converted upon the Merger becoming effective. Such procedures shall be similar to the procedures set forth above with respect to the surrender of the CBI Common Stock; provided, however, that if all of such CBI Series C Preferred Stock shall be held of record at the Effective Time of the Merger by Capital Bank of Cape Girardeau County or its successor as Depositary for the benefit of the holders of Depositary Shares each representing a 1/25th (or other)interest in a share of CBI Series C Preferred Stock, the Exchange agent shall, by prior arrangement with such Depositary, cause to be transferred by wire transfer to the Depositary against delivery of the certificates formerly evidencing and representing shares of the CBI Series C Preferred Stock immediately available funds in an amount sufficient to pay the redemption price plus unpaid accrued dividends as provided in Subsection 3.1(d)(1) above. This transfer shall be effected by the Exchange Agent as soon as practicable after the Effective Time of the Merger.

                          (g)     Stock Transfer Books.  At the Effective Time
of the Merger, the stock transfer books of CBI shall be closed and no transfer of shares of CBI Common Stock or CBI Series C Preferred Stock shall be made thereafter.

                          (h)     Effects of the Merger.  At the Effective Time
of the Merger, the separate existence of CBI shall cease, and CBI shall be merged with and into INTERIM which, as the Surviving Corporation, shall thereupon and thereafter possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of the two merged corporations, whether of





                       REORGANIZATION AGREEMENT - PAGE 21
a public or a private nature, and shall be subject to all of the liabilities, restrictions, disabilities and duties of both CBI and INTERIM as provided in
Section 48-21-108 of the Tennessee Code.

                          (i)     Transfer of Assets.  At the Effective Time of
the Merger, all rights, assets, licenses, permits, franchises and interests of CBI and INTERIM in and to every type of property, whether real, personal, or mixed, whether tangible or intangible, and to choses in action shall be deemed to be vested in INTERIM as the Surviving Corporation by virtue of the Merger having become effective and without any deed or other instrument or act of transfer whatsoever as provided in Section 48-21-108(2) of the Tennessee Code.

                          (j)     Assumption of Liabilities.  At the Effective
Time of the Merger, the Surviving Corporation shall become and be liable for all debts, liabilities, obligations and contracts of CBI as well as those of INTERIM, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of CBI or INTERIM as provided in Section 48-21-108(3) of the Tennessee Code.

                          (k)     Dissenters' Rights of CBI Shareholders.  Any
CBI Record Holder of shares of CBI Common Stock who shall comply strictly with the provisions of Sections 351.455, et seq. of the Missouri Code, shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Missouri Code. Such a CBI Shareholder is referred to herein as a "CBI Dissenting Shareholder." However, UPC and INTERIM shall not be obligated to consummate the Merger if CBI Record Holders holding or controlling more than ten percent (10%) of the shares of the CBI Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall have perfected and maintained in perfected status their Dissenters' Rights in accordance with the Missouri Code and the perfected status of said Dissenters' Rights shall have continued to the time of Closing.

                          (l)     Reservation, Registration and Listing of
shares of UPC Common Stock. UPC shall reserve for issuance, register under the Securities Laws and apply for listing for trading on the NYSE a sufficient number of shares of UPC Common Stock for the purpose of having available such shares for issuance to the CBI Record Holders of the Consideration to which they shall become entitled under the provisions of this Reorganization Agreement and for issuance to the holders of CBI Stock Options, CBI Warrants and CBI Convertible Notes upon the exercise or conversion thereof.





                       REORGANIZATION AGREEMENT - PAGE 22

                 3.2 Time and Place of Closing. The Closing shall take place at 10:00 a.m. on the Business Day next preceding the date on which the Effective Time of the Merger is expected to occur, or at such other time as the Parties, acting through their respective chief executive officers, presidents or chief financial officers, may mutually agree (the "Closing Date"). The place of Closing shall be at the Union Planters Administrative Center, Union Planters Corporation Executive Offices (Fourth Floor), 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018. The Closing may be held at such other time or place as may be mutually agreed upon by the Parties.



                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF UPC AND INTERIM

                 As of the date hereof and as of the Effective Time of the Merger, UPC and INTERIM represent and warrant to CBI as follows:

                 4.1 Organization and Corporate Authority. (a) UPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. UPC is registered with the Federal Reserve under the BHCA as a bank holding company. INTERIM is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. UPC and INTERIM (i) have, in all material respects, all requisite corporate power and authority to own, operate and lease their material properties and to carry on their businesses as they are currently being conducted; (ii) are in good standing and are duly qualified to do business in each jurisdiction where the character of their properties owned or held under lease or the nature of their business makes such qualification necessary; and
(iii) have in effect all material federal, state, local and foreign governmental authorizations, permits and licenses which are necessary for them to own or lease their properties and assets and to carry on their businesses as they are currently being conducted. The corporate Charter and Bylaws of UPC and the Charter and Bylaws of INTERIM, as amended to date, are in full force and effect.

                          (b)  Each UPC Subsidiary is duly chartered, validly
existing and in good standing under the laws of the state or jurisdiction of its incorporation and (i) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its





                       REORGANIZATION AGREEMENT - PAGE 23
business makes such qualification necessary. Each UPC Subsidiary has in effect all material federal, state, local and foreign governmental authorizations, permits and licenses necessary for it to own or its respective properties and assets and to carry on its business as it is currently being conducted.

                          (c)     UPC's bank and thrift Subsidiaries' deposit
accounts are insured by the Bank Insurance Fund (the "BIF") and the Savings Association Insurance Fund ("SAIF"), respectively, as administered by the FDIC to the fullest extent permitted under applicable law.

                 4.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                          (a)     UPC and INTERIM have all requisite corporate
power and authority to execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. This Reorganization Agreement, and all other agreements contemplated to be executed in connection herewith by UPC and/or INTERIM, have been (or upon execution will have been) duly executed and delivered by UPC and/or INTERIM, have been (or upon execution will have been) effectively authorized by all necessary action, corporate or otherwise, and, other than the approval of UPC as sole shareholder of INTERIM and UPC's Board of Directors, no other corporate proceedings on the part of UPC or INTERIM are (or will be) necessary to authorize such execution and delivery, and constitute (or upon execution will constitute) legal, valid and enforceable obligations of UPC and INTERIM, subject as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and to the application of equitable principles and judicial discretion.

                          (b)     Except as described in Schedule 4.2(b), the
execution and delivery of this Reorganization Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not result in a violation or breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice or both, would constitute a default under), or conflict with, or permit the acceleration of any obligation under, any material mortgage, lease, covenant, agreement, indenture or other instrument to which UPC or INTERIM or any UPC Subsidiary is a party or by which they or their property or any of their assets are bound; the corporate Charter and Bylaws of UPC or the Charter and Bylaws of INTERIM or any UPC Subsidiary; or any material judgment, decree, order or award of any court, governmental body or arbitrator by which UPC or INTERIM or any UPC Subsidiary is bound; or any material permit, concession,





                       REORGANIZATION AGREEMENT - PAGE 24
grant, franchise, license, law, statute, ordinance, rule or regulation applicable to UPC or INTERIM or any UPC Subsidiary or their properties; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the property or assets of UPC or INTERIM or any UPC Subsidiary, except that the Government Approvals shall be required in order for UPC and INTERIM to consummate the Merger.

                 4.3 No Legal Bar. Neither UPC nor INTERIM is a party to, subject to or bound by any agreement, judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction, or any law which would prevent the execution of this Reorganization Agreement by UPC or INTERIM or the Plan of Merger by INTERIM, or the delivery thereof to CBI and the CBI Companies or the consummation of the transactions contemplated hereby or thereby, and no action or proceeding is pending, or to the best of the knowledge of UPC, INTERIM or any UPC Subsidiary, threatened against UPC or INTERIM or any UPC Subsidiary in which the validity of this Reorganization Agreement, any of the transactions contemplated hereby or any action which has been taken by any of such parties in connection herewith or in connection with any of the transactions contemplated hereby is at issue.

                 4.4 Government and Other Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by UPC or INTERIM in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated hereby by UPC or INTERIM, except for: (a) the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") of the Merger under the Bank Holding Company Act of 1956, as amended; (b) the prior approval of the Director of Finance of the Missouri Division under Sections 362.925, et seq of the Missouri Code and the regulations promulgated by the Missouri Division thereunder; (c) the prior approval of the Tennessee Department of Financial Institutions ("TDFI") under Sections 45-12-101 et seq of the Tennessee Code and the regulations promulgated by the TDFI thereunder; and (d) if required, the prior approval of the OTS and HOLA, as amended (collectively, the "Government Approvals"). Neither UPC nor Interim is aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained. Except as described in Schedule 4.4, no consent or approval is required from any non-governmental party in connection with the execution and delivery of this Reorganization Agreement or the consummation of the transactions contemplated hereby.





                       REORGANIZATION AGREEMENT - PAGE 25

                 4.5 Capitalization. (a) The authorized capital stock of UPC consists of 10,000,000 shares of preferred stock having no par value (the "UPC Preferred Stock") and 100,000,000 shares of common stock having a par value of $5.00 per share (the "UPC Common Stock"). As of March 31, 1995, UPC had issued and outstanding: 44,000 shares of $8.00 Nonredeemable Cumulative Convertible Preferred Stock, Series B; 253,655 shares of 9.5% Redeemable, Cumulative Preferred Stock, Series D; and 3,107,922 shares of 8% Cumulative, Convertible Preferred Stock, Series E. In addition, 250,000 shares of UPC Preferred Stock have been reserved for issuance as Series A Preferred Stock pursuant to the UPC Share Purchase Rights Agreement dated January 19, 1989, between UPC and Union Planters National Bank as Rights Agent (the "UPC Share Purchase Rights Agreement"). As of April 30,1995, there were 40,415,368 shares of UPC Common Stock issued and outstanding. All of the issued and outstanding shares of UPC Common Stock and UPC Preferred Stock are duly and validly issued and outstanding and are fully-paid and non-assessable. None of the outstanding shares of UPC Common Stock or UPC Preferred Stock has been issued in violation of any preemptive rights.

         As of the date hereof, UPC is the holder, directly or indirectly, of all of the outstanding capital stock of its Subsidiaries, except for directors' qualifying shares.

                          (b)  The authorized capital stock of INTERIM consists
of 1,000 shares of common stock having a par value of $1.00 per share (the "INTERIM Common Stock") and no preferred stock. As of the date hereof, INTERIM had issued all 1,000 shares of the authorized INTERIM Common Stock to UPC. Therefore, UPC is the record holder and beneficial owner of all of the INTERIM Common Stock outstanding.

                 4.6 UPC Financial Statements. UPC has delivered and, to the extent reference is made to financial statements not yet available or capable of development, will deliver to CBI true and complete copies of: (i) UPC's audited Consolidated Financial Statements for the calendar years ended December 31, 1994 and 1993 (as originally issued, but without giving effect to subsequently effected business combinations accounted for as poolings of interests); (ii) UPC's Forms 10-K filed under the 1934 Act for the years ended December 31, 1994 and 1993, including UPC's annual reports to shareholders filed as Exhibits 13 thereto; (iii) UPC's unaudited consolidated financial statements for each of the calendar quarters ending in calendar year 1995 and thereafter through the Closing Date; and (iv) upon issuance thereof, UPC's audited Consolidated Financial Statements for the calendar year ending December 31, 1995. Such financial statements and the notes thereto present fairly, or will present fairly when issued, in all material respects, the consolidated financial position of UPC at the respective dates thereof and the





                       REORGANIZATION AGREEMENT - PAGE 26
consolidated results of operations and consolidated cash flow of UPC for the periods indicated, and in each case in conformity with GAAP consistently applied and maintained.

                 4.7      Exchange Act and Listing Filings.

                          (a)  The outstanding shares of UPC Common Stock are
registered with the SEC pursuant to Section 12(b) of the 1934 Act and UPC has filed with the SEC all material forms and reports required by law to be filed by UPC with the SEC, which forms and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                          (b)  The outstanding shares of UPC Common Stock are
listed for trading on the NYSE (under the symbol "UPC") pursuant to the listing rules of the NYSE and UPC has made all required filings with the NYSE and has filed with the NYSE all reports required by the NYSE to be filed by UPC with the NYSE, which filings and reports, taken as a whole, are true and correct in all material respects, and do not misstate a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                 4.8 The UPC Common Stock. All shares of UPC Common Stock to be issued by UPC and delivered to the CBI Record Holders in exchange for all of the CBI Common Stock will be duly authorized, validly issued, fully paid and non-assessable and none of such shares of UPC Common Stock will have been issued in violation of any preemptive rights of any UPC shareholders. The shares of UPC Common Stock to be delivered in payment of the Consideration shall have in all material respects such distinguishing characteristics as those of the shares of UPC Common Stock which shall be outstanding immediately prior to the Effective Time of the Merger.

                 4.9 Litigation. Except as set forth in Schedule 4.9 hereto, there is no action, suit or proceeding pending against UPC or any UPC Subsidiary, or to the best knowledge of UPC or any UPC Subsidiary, threatened against or affecting UPC, any UPC Subsidiary or any of their assets, before any court or arbitrator or any governmental body, agency or official that (i) would, if decided against UPC or the UPC Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of UPC or any significant UPC Subsidiary and that are not reflected in the UPC Financial Statements or (ii) has been brought by or on behalf of





                       REORGANIZATION AGREEMENT - PAGE 27
any employee employed or formerly employed by UPC or any UPC Subsidiary.

                 4.10     Labor and Employment Matters.  Except as reflected in
Schedule 4.10 hereto, there is no (i) collective bargaining agreement or other labor agreement to which UPC or any UPC Subsidiary is a party or by which any of them is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which UPC or any UPC Subsidiary is a party or by which it is bound; or (iii) plan or agreement under which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of UPC or any UPC Subsidiary. No party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Neither UPC nor any UPC Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. UPC and each UPC Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities, and UPC and each UPC Subsidiary have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities, all amounts required to be withheld from the employees of UPC and each UPC Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Schedule 4.10, there is no: unfair labor practice complaint against UPC or any UPC Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or other labor trouble affecting UPC or any UPC Subsidiary; labor grievance pending against UPC or any UPC Subsidiary; pending representation question respecting the employees of UPC or any UPC Subsidiary; pending arbitration proceedings arising out of or under any collective bargaining agreement to which UPC or any UPC Subsidiary is a party, or to the best knowledge of UPC, any basis for which a claim may be made under any collective bargaining agreement to which UPC or any UPC Subsidiary is a party.

                 4.11 Absence of Undisclosed Liabilities. Except as described in Schedule 4.11 hereto, neither UPC nor any UPC





                       REORGANIZATION AGREEMENT - PAGE 28

Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of UPC or any significant UPC Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of UPC or any material UPC Subsidiary (i) except as disclosed in the UPC Financial Statements delivered to CBI prior to the date of this Reorganization Agreement, or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices, or (iii) except as is contemplated under this Reorganization Agreement. Since December 31, 1994, neither UPC nor any UPC Subsidiary has incurred or paid any obligation or liability or entered into any transactions which would be material to the financial condition or operations of UPC except for obligations paid in connection with transactions made by it in the ordinary course of its business consistent with past practices, laws and regulations applicable to UPC, and there has not been any material change in the capital stock or long-term debt of UPC or any material adverse change in the condition (financial or otherwise), net worth, business, affairs, prospects or the results of operations of UPC.

                 4.12 Disclosure. The information concerning, and the representations or warranties made by UPC and INTERIM as set forth in this Reorganization Agreement or in the Schedules of Exceptions of UPC and INTERIM hereto, or in any document, statement, certificate or other writing furnished or to be furnished by UPC and INTERIM to CBI pursuant hereto, do not and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact required to be stated herein or therein which is necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to CBI by UPC or INTERIM pursuant hereto were or will be complete and accurate copies of such documents.

                 4.13     Compliance with Laws.  UPC and each UPC Subsidiary:
                          (a)  Is in compliance with all laws, rules,
regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of UPC or of any UPC Subsidiary or which would or could reasonably be expected to subject UPC, or any UPC Subsidiary or any of the directors or officers of UPC or of a UPC Subsidiary to civil money penalties; and





                       REORGANIZATION AGREEMENT - PAGE 29

                          (b)  Has received no notification or communication
from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that UPC or any UPC Subsidiary is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on UPC or on any UPC Subsidiary; (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of UPC or any UPC Subsidiary; or (iii) requiring UPC or any UPC Subsidiary to enter into a cease and desist order, consent, agreement, or memorandum of understanding.

                 4.14 Reports. Since January 1, 1990, UPC and each UPC Subsidiary have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the Tennessee Department, (ii) the Federal Reserve, (iii) the Comptroller, (iv) the FDIC, (v) the OTS or (vi) the SEC, including, but not limited to, Annual Reports on Form 10-K; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; Reports on Form 2900 and FFIEC Forms 032, 033 and 034 and proxy statements; and (vi) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings which are not material). As of their respective dates, each of such reports and documents, including the financial statements, tables, exhibits, and schedules thereto, complied in all material respects with all of the requirements of the respective forms on which they were filed and with all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. UPC will provide to CBI true and correct copies of all such reports filed by UPC or by any UPC Subsidiary subsequent to January 1, 1990.

                 4.15 Statements True and Correct. None of the information prepared by, or on behalf of UPC or by any UPC Subsidiary regarding UPC, any UPC Subsidiary or any Subsidiary of a UPC Subsidiary included or to be included in the Proxy Statement to be mailed to CBI's shareholders in connection with the Shareholders Meeting and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transaction contemplated herein, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of CBI, be false





                       REORGANIZATION AGREEMENT - PAGE 30
or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders Meeting. All documents which UPC or any UPC Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations issued thereunder.



                                   ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF CBI COMPANIES

         Both as of the date hereof and as of the Effective Time of the Merger, both CBI and each of the CBI Financial Subsidiaries represent and warrant to UPC and INTERIM as follows:

                 5.1      Organization and Qualification of CBI and
Subsidiaries.

                          (a)  CBI is a corporation duly organized, validly
existing and in good standing under the laws of the State of Missouri and (i) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted;
(ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary; and (iii) is registered with the Federal Reserve under the BHCA as a bank holding company.

                          (b)  Each CBI Subsidiary is duly chartered, validly
existing and in good standing under the laws of the state or jurisdiction of its incorporation and (i) has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is currently being conducted and (ii) is in good standing and is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its business makes such qualification necessary. CBI and each of its Subsidiaries have in effect all material federal, state, local and foreign governmental authorizations, permits and licenses





                       REORGANIZATION AGREEMENT - PAGE 31
necessary for them to own or lease their respective properties and assets and to carry on their business as it is currently being conducted.

                          (c)  CBI's Financial Subsidiaries are: CAPITAL BANK
OF CAPE GIRARDEAU COUNTY, CAPITAL BANK OF COLUMBIA, CAPITAL BANK OF SOUTHWEST MISSOURI, CAPITAL BANK AND TRUST and CAPITAL BANK OF SIKESTON, each a Missouri-chartered banking corporation; CAPITAL BANK OF PERRYVILLE, NATIONAL ASSOCIATION, a National Banking Association chartered under the Acts of Congress; and MARYLAND AVENUE BANCORPORATION, INC. and CENTURY STATE BANCSHARES, INC., Missouri-chartered corporations registered as bank holding companies. Each is a wholly-owned subsidiary of CBI. If and when HOME FEDERAL SAVINGS AND LOAN ASSOCIATION, Jonesboro, Arkansas, should become a Subsidiary of CBI, it shall be included as a CBI Financial Subsidiary for all purposes of this Reorganization Agreement. Each of said CBI Financial Subsidiaries is duly organized, validly existing and in good standing under the laws of the State of its incorporation (or of the United States) and engages only in activities (and holds properties only of the types) permitted by applicable state and federal law and the rules and regulations promulgated thereunder by the Missouri Division, the Federal Reserve, the FDIC and the Comptroller. CBI's bank Subsidiaries' deposit accounts are insured by the Bank Insurance Fund (the "BIF") or the Savings Association Insurance Fund (the "SAIF") as administered by the FDIC to the fullest extent permitted under applicable law.

                 5.2 Authorization, Execution and Delivery; Reorganization Agreement Not in Breach.

                          (a)     CBI has all requisite power and authority to
execute and deliver this Reorganization Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the proposed transaction have been [or, upon expiration of the initial due diligence review period described in Section 2.3, will have been] duly authorized by a majority of the entire Board of Directors of CBI and, except for the approval of the CBI Shareholders, no other corporate authorizations on the part of CBI are necessary to authorize the execution and delivery of this Reorganization Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby. This Reorganization Agreement and all other agreements and instruments herein contemplated to be executed by CBI or a CBI Financial Subsidiary have been (or upon execution will have been) duly executed and delivered by CBI or such CBI Financial Subsidiary and constitute (or upon execution will constitute) legal, valid and enforceable obligations of CBI or such CBI Financial Subsidiary subject, as to enforceability, to applicable





                       REORGANIZATION AGREEMENT - PAGE 32
bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion.

                          (b)     Except as described in Schedule 5.2(b)
hereto, the execution and delivery of this Reorganization Agreement and the Plan of Merger, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof will not result in a violation or breach of any of the terms or provisions of, or constitute a default under (or an event which, with the passage of time or the giving of notice, or both, would constitute a default under), or conflict with, or permit the acceleration of, any obligation under any mortgage, lease, covenant, agreement, indenture or other instrument to which CBI or any CBI Subsidiary is a party or by which CBI or any CBI Subsidiary is bound; the Restated Articles of Incorporation and Bylaws of CBI or the Articles of Incorporation, Articles of Association or Articles of Agreement and Bylaws of any CBI Subsidiary; or any judgment, decree, order, regulatory letter of understanding or award of any court, governmental body, authority or arbitrator by which CBI or any CBI Subsidiary is bound; or any permit, concession, grant, franchise, license, law, statute, ordinance, rule or regulation applicable to CBI or any CBI Subsidiary or the properties of any of them; or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon the properties or assets of CBI or any CBI Subsidiary.

                 5.3      No Legal Bar.   Neither CBI nor any CBI Subsidiary is
a party to, or subject to, or bound by, any agreement or judgment, order, letter of understanding, writ, prohibition, injunction or decree of any court or other governmental body of competent jurisdiction, or any law which would prevent the execution of this Reorganization Agreement by CBI or the execution of the Plan of Merger by CBI, or the delivery thereof to UPC and INTERIM, or the consummation of the transactions contemplated hereby and thereby, and no action or proceeding is pending against CBI or any CBI Subsidiary in which the validity of this Reorganization Agreement, the transaction contemplated hereby or any action which has been taken by any of such parties in connection herewith or in connection with the transaction contemplated hereby is at issue.

                 5.4 Government and Other Approvals. Except for the Government Approvals described in Section 4.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority is required to be made or obtained by CBI or any CBI Subsidiary in connection with the execution and delivery of this





                       REORGANIZATION AGREEMENT - PAGE 33

Reorganization Agreement or the consummation of the transactions contemplated by this Reorganization Agreement nor is any consent or approval required from any landlord, licensor or other non-governmental party in connection with the execution and delivery of this Reorganization Agreement or the Plan of Merger or the consummation of the transactions contemplated therein. Neither CBI nor any CBI Subsidiary is aware of any facts, circumstances or reasons why such Government Approvals should not be forthcoming or which would prevent or hinder such approvals from being obtained.

                 5.5 Compliance With Law. CBI and all CBI Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses, and CBI and each CBI Subsidiary, respectively, as the owners of the Realty have complied in all material respects with all applicable statutes, laws, ordinances, rules and regulations of all federal, state and local governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over CBI's or any CBI Subsidiary's properties or over any other part of CBI's or any CBI Subsidiary's assets, liabilities or operations. The benefits of all of such licenses, franchises, permits and authorizations are in full force and effect and may continue to be enjoyed by CBI and each CBI Subsidiary subsequent to the Closing of the transactions contemplated herein without any consent or approval. Neither CBI nor any CBI Subsidiary has received notice of any proceeding for the suspension or revocation of any such license, franchise, permit, or authorization and no such proceeding is pending or has been threatened by any governmental authority.

                 5.6 Charter Documents. Included in Schedule 5.6 hereto are true and correct copies of the Articles of Incorporation and Bylaws of CBI and the Articles of Incorporation or Articles of Association or Articles of Agreement and Bylaws of each CBI Subsidiary, respectively. The Articles of Incorporation and Bylaws of CBI and the Articles of Incorporation, Articles of Association or Articles of Agreement and Bylaws of each CBI Subsidiary, as amended to date, are in full force and effect.

                 5.7 CBI Financial Statements. Accompanying Schedule 5.7 hereto are true copies of the audited Consolidated Balance Sheets of Capital Bancorporation, Inc. and Subsidiaries as of December 31, 1994 and 1993 together with the related Consolidated Statements of Income, Consolidated Statements of Changes in Stockholders' Equity and Consolidated Statements of Cash Flows of CBI for the years ended December 31, 1994, 1993 and 1992 (the "Audited Financial Statements of CBI") and the unaudited comparative interim (or annual) consolidated financial statements of CBI for any subsequent quarter ending after December 31, 1994 and prior to the Closing Date; the audited comparative parent





                       REORGANIZATION AGREEMENT - PAGE 34
company only balance sheets of CBI as of December 31, 1994 and 1993; certain unaudited Selected Consolidated Financial Data of Capital Bancorporation, Inc. and Subsidiaries for the years ended December 31, 1994, 1993, 1992, 1991 and 1990; and all Call Reports, including any amendments thereto, filed with the federal bank regulatory authorities by each of CBI's deposit-taking Subsidiaries, CAPITAL BANK OF CAPE GIRARDEAU COUNTY, CAPITAL BANK OF COLUMBIA, CAPITAL BANK OF SOUTHWEST MISSOURI, CAPITAL BANK AND TRUST, CAPITAL BANK OF SIKESTON, CAPITAL BANK OF PERRYVILLE, NATIONAL ASSOCIATION and, if and when it should be acquired by CBI, HOME FEDERAL SAVINGS AND LOAN ASSOCIATION, for the years ended December 31, 1994, 1993, 1992 and 1991 together with any correspondence with the SEC or with any financial institution regulatory authority concerning any of the aforesaid financial statements. Such financial statements (i) were (or will be) prepared from the books and records of CBI and/or each CBI Subsidiary; (ii) were (or will be) prepared in accordance with GAAP (or, where applicable, regulatory accounting principles) consistently applied; (iii) accurately present (or, when prepared, will present) CBI's and each CBI Subsidiary's financial condition and the results of its operations, changes in stockholders' equity and cash flows at the relevant dates thereof and for the periods covered thereby; (iv) do contain or reflect (or, when prepared, will contain and reflect) all necessary adjustments and accruals for an accurate presentation of CBI's and each CBI Subsidiary's financial condition and the results of CBI's and each CBI Subsidiary's operations and cash flows for the periods covered by such Financial Statements; (v) do contain and reflect (or, when prepared, will contain and reflect) adequate provisions for loan losses, for ORE reserves and for all reasonably anticipatable liabilities for all taxes, federal, state, local or foreign, with respect to the periods then ended; and (vi) do contain and reflect (or, when prepared, will contain and reflect) adequate provisions for all reasonably anticipated liabilities for Post Retirement Benefits Other Than Pensions ("OPEB") pursuant to SFAS Nos. 106 and 112.


                 5.8      Absence of Certain Changes.  Except as disclosed in
Schedule 5.8 or as provided for or contemplated in this Reorganization Agreement, since December 31, 1994 (the "Balance Sheet Date") there has not been:

                          (a)     any material transaction by CBI or any CBI
Subsidiary not in the ordinary course of business and in conformity with past practice;

                          (b)     any material adverse change in the business,
property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects,





                       REORGANIZATION AGREEMENT - PAGE 35
operations, liquidity, income, condition (financial or otherwise) or net worth of CBI or of any CBI Subsidiary;

                          (c)     any damage, destruction or loss, whether or
not covered by insurance, which has had or which may be reasonably expected to result in a material adverse effect on any of the properties, business or prospects of CBI or any CBI Subsidiary or their future use and operation by CBI or any CBI Subsidiary;

                          (d)     any acquisition or disposition by CBI or any
CBI Subsidiary of any property or asset of CBI or any CBI Subsidiary, whether real or personal, having a fair market value, singularly or in the aggregate for each CBI Company, in an amount greater than One Hundred Thousand Dollars ($100,000), except in the ordinary course of business and in conformity with past practice;

                          (e)     any mortgage, pledge or subjection to lien,
charge or encumbrance of any kind on any of the respective properties or assets of CBI or any CBI Subsidiary, except to secure extensions of credit in the ordinary course of business and in conformity with past practice;

                          (f)     any amendment, modification or termination of
any contract or agreement, relating to CBI or any CBI Subsidiary, to which CBI or any CBI Subsidiary is a party which would have an adverse effect upon the financial condition or operations of CBI or any CBI Subsidiary.

                          (g)     any increase in, or commitment to increase,
the compensation payable or to become payable to any officer, director, employee or agent of CBI or any CBI Subsidiary, or any bonus payment or similar arrangement made to or with any of such officers, directors, employees or agents, other than routine increases made in the ordinary course of business not exceeding the greater of ten percent (10%) per annum or $6,000 for any of them individually;

                          (h)     any incurring of, assumption of, or taking
of, by CBI or any CBI Subsidiary, any property subject to, any liability, except for liabilities incurred or assumed or property taken subsequent to the Balance Sheet Date in the ordinary course of business and in conformity with past practice;

                          (i)     any material alteration in the manner of
keeping the books, accounts or Records of CBI or of any CBI Subsidiary, or in the accounting policies or practices therein reflected;





                       REORGANIZATION AGREEMENT - PAGE 36

                          (j)     any release or discharge (or partial release
or discharge) of any obligation or liability of any person or entity related to or arising out of any loan made by CBI or any CBI Subsidiary of any nature whatsoever, except in the ordinary course of business and in conformity with past practice; or

                          (k)     any loan or other extension of credit (except
credit card loans, loans secured by certificates of deposit, automobile loans, passbook loans or home loans) by CBI or any CBI Subsidiary to any Officer, director or 2% shareholder of CBI or of any CBI Subsidiary or to any Affiliate of CBI or any CBI Subsidiary; or to any member of the immediate family of such Officer, director or 2% shareholder of CBI or to any CBI Subsidiary or any Affiliate of CBI; or to any Person in which such Officer, director or 2% shareholder directly or indirectly owns beneficially or of record ten percent (10%) or more of any class of equity securities in the case of a corporation, or of any equity interest, in the case of a partnership or other non-corporate entity; or to any trust or estate in which such Officer, director or 2% shareholder has a ten percent (10%) or more beneficial interest or as to which such Officer, director or 2% shareholder serves as a trustee or in a similar capacity. As used in this Section 5.8(k), "Officer" shall refer to a person who holds the title of chairman, president, executive vice president, senior vice president, controller, secretary, cashier or treasurer or who performs the normal duties of such officer whether or not he or she is compensated for such service or has an official title.

                 5.9 Deposits. None of the Deposits of any CBI Subsidiary is a "brokered" Deposit or subject to any encumbrance, legal restraint or other legal process. Except as set forth in Schedule 5.9, no portion of the Deposits represents a Deposit by any Affiliate of CBI or any CBI Subsidiary.

                 5.10 Properties. Except as described in Schedule 5.10 hereto or adequately reserved against in the Audited Financial Statements of CBI, CBI and each CBI Subsidiary has good and marketable title free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the Audited Financial Statements of CBI as being owned by CBI or any CBI Subsidiary as of the dates thereof. All buildings, and all fixtures, equipment, and other property and assets which are material to the business of CBI or any of its Subsidiaries held under leases or subleases by CBI or any CBI Subsidiary, are held under valid instruments enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally, and except that





                       REORGANIZATION AGREEMENT - PAGE 37
the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be pending). The policies of fire, theft, liability, and other insurance maintained with respect to the properties, assets or businesses of the CBI Companies provide adequate coverage against loss, and the fidelity bonds in effect as to which any of the CBI Companies is a named insured are believed to be sufficient.

                 5.11 CBI Subsidiaries. Schedule 5.11 hereto lists all of the active and inactive CBI Subsidiaries (including any Subsidiary of a CBI Subsidiary) as of the date of this Reorganization Agreement and describes generally the business activities conducted, or permitted to be conducted by each CBI Subsidiary. Except as described in Schedule 5.11 hereto, no equity securities of any of the CBI Subsidiaries are, or may become required to be issued (other than to CBI or any CBI Subsidiary) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any CBI Subsidiary, and there are no contracts, commitments, understandings, or arrangements by which any CBI Subsidiary is bound to issue (other than to CBI) any additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Except as described in Schedule 5.11 hereto, all of the shares of capital stock of each CBI Subsidiary held by CBI or by any CBI Subsidiary are fully paid and nonassessable and are owned by CBI or by such CBI Subsidiary free and clear of any claim, lien, or encumbrance of any nature whatsoever, whether perfected or not.

                 5.12 Condition of Fixed Assets and Equipment. Except as disclosed in Schedule 5.12 hereto, each item of CBI's or any CBI Subsidiary's fixed assets and equipment having a net book value in excess of One Hundred Thousand Dollars ($100,000) included in the Fixed Assets is in good operating condition and repair, normal wear and tear excepted.

                 5.13 Tax Matters. Except as described in Schedule 5.13 hereto:

                          (a)  all federal, state, local, and foreign tax
returns required to be filed by or on behalf of CBI and each CBI Subsidiary have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before the date of this Reorganization Agreement, and all returns filed are, and the information contained therein is, complete and accurate. All tax obligations reflected in such returns have been paid. As of the date of this Reorganization Agreement, there is no audit examination, deficiency, or refund





                       REORGANIZATION AGREEMENT - PAGE 38
litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to CBI or any CBI Subsidiary except as fully reserved for in the Audited Financial Statements of CBI. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

                          (b)  Neither CBI nor any CBI Subsidiary has executed
an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

                          (c)  Adequate provision for any federal, state,
local, or foreign taxes due or to become due for CBI and all CBI Subsidiaries for all periods through and including December 31, 1994, has been made and is reflected on the December 31, 1994 financial statements included in the Audited Financial Statements of CBI, and have been, and will continue to be made with respect to periods ending after December 31, 1994.

                          (d)  Deferred taxes of CBI and each CBI Subsidiary
have been and will be provided for in accordance with GAAP.

                          (e)  To the best knowledge of CBI and all CBI
Subsidiaries, neither the Internal Revenue Service nor any foreign, state, local or other taxing authority is now asserting or threatening to assert against CBI or any CBI Subsidiary any deficiency or claim for additional taxes, or interest thereon or penalties in connection therewith. All material income, payroll, withholding, property, excise, sales, use, franchise and transfer taxes, and all other taxes, charges, fees, levies or other assessments, imposed upon CBI by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other taxing authority, including all interest, penalties or additions attributable thereto, which are due and payable by CBI or any CBI Subsidiary, either have been paid in full, or have been properly accrued and reflected in the Audited Financial Statements of CBI referred to in Section 5.7 of this Reorganization Agreement.

                 5.14 Litigation. Except as set forth in Schedule 5.14 hereto, there is no action, suit or proceeding pending against CBI or any CBI Subsidiary, or to the best knowledge of CBI or any CBI Subsidiary threatened against or affecting CBI, any CBI Subsidiary or any of their assets, before any court or arbitrator or before any governmental body, agency or official that
(i) would, if decided against CBI or the CBI Subsidiary, have a material adverse impact on the business, properties, assets, liabilities, condition (financial or other) or prospects of CBI or any CBI Subsidiary and that are not fully reflected in the Audited Financial Statements of CBI or (ii) which has been





                       REORGANIZATION AGREEMENT - PAGE 39
brought by or on behalf of any employee employed or formerly employed by CBI or any CBI Subsidiary.

                 5.15     Hazardous Materials.

                          (a)     CBI and all CBI Subsidiaries have obtained
all material permits, licenses and other authorizations which are required to be obtained by CBI or its Subsidiaries with respect to the Property (as defined herein) under all Applicable Environmental Laws (as defined herein). All Property controlled, directly or indirectly, by CBI or any CBI Subsidiary is in material compliance with the terms and conditions of all of such permits, licenses and authorizations, and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Applicable Environmental Laws or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as described in detail in Schedule 5.15 hereto. For purposes hereof, the following terms shall have the following meanings:

                 "APPLICABLE ENVIRONMENTAL LAWS" shall mean all federal, state, local and municipal environmental laws, rules or regulations to the extent applicable to the Property, including, but not limited to, (a) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. ("CERCLA"); (b) the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. "RCRA"; (c) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; (d) the Clean Air Act, 42 U.S.C.
Section 7401 et seq.; (e) the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1471 et seq.; (f) the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; (g) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001 et seq.; (h) the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; (i) the Rivers and Harbours Act of 1899, 33 U.S.C.
Section 401 et seq.; (j) the Occupational Safety and Health Act, 29 U.S.C.
Section 651 et seq.; (k) the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq.; (l) the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; (m) the Missouri Clean Water Law, Title XL Section 644.006 et seq. of the Missouri Code; (n) the Air Quality Attainment Act, Title XL Section 643.300 et seq. of the Missouri Code; (o) the "Missouri Air Conservation Law," Title XL Section
643.010 of the Missouri Code; (p) the "Missouri Hazardous Waste Management Law," Title XVI Section 260.350 of the Missouri Code; (q) the Missouri statutes dealing with "abandoned or uncontrolled" sites where hazardous waste has been disposed of illegally or prior to regulation, Title XVI Section 260.435 of the Missouri Code; (r) the Arkansas Water and Air Pollution Control Act, Section 8-4-101 et seq. of the Arkansas Code of 1987 Annotated; (s) the Arkansas Solid Waste Management





                       REORGANIZATION AGREEMENT - PAGE 40

Act, Section 8-6-201 et seq. of the Arkansas Code of 1987 Annotated; (t) the Hazardous Waste Management Act of 1979, Section 8-7-301 et seq. of the Arkansas Code of 1987 Annotated; (u) the Arkansas Resource Reclamation Act of 1979,
Section 8-7-301 et seq. of the Arkansas Code of 1987 Annotated; (v) the Emergency Response Fund Act, Section 8-7-401 et seq. of the Arkansas Code of 1987 Annotated; (w) Remedial Act Trust Fund Act, Section 8-7-501 et seq. of the Arkansas Code of 1987 Annotated; (x) the Arkansas statute dealing with Regulated Substance Storage Tanks, Sections 8-7-801 et seq. of the Arkansas Code of 1987 Annotated; (y) the Petroleum Storage Tank Trust Fund Act, Sections 8-7-901 et seq. of the Arkansas Code of 1987 Annotated; (z) any amendments to the foregoing Acts and regulations as may be adopted from time to time on or before the Closing; and (aa) any rule, regulation, order, injunction, judgment, declaration or decree implementing or interpreting any of the foregoing Acts, as amended.

                 "HAZARDOUS SUBSTANCES" shall mean any substance, material, waste, or pollutant that is now (or prior to the Closing) listed, defined, characterized or regulated as hazardous, toxic or dangerous under or pursuant to any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local governmental authority having jurisdiction over the Property of CBI or any CBI Subsidiary or its use or operation, including, without limitation, (a) any substance, material, element, compound, mixture, solution, waste, chemical or pollutant listed, defined, characterized or regulated as hazardous, toxic or dangerous under any Applicable Environmental Laws, (b) petroleum, petroleum derivatives or by-products, and other hydrocarbons, (c) polychlorinated biphenyls (PCBs), asbestos and urea formaldehyde, and (d) radioactive substances, materials or waste.

                 "PROPERTY" shall be deemed to include, but shall not be limited to, all real property owned, controlled, leased or held by CBI or a CBI Subsidiary, in whole or in part, solely or in a joint venture or other business arrangement, either for operational or investment purposes, and whether assigned, purchased, or obtained through foreclosure (or similar action) or in satisfaction of debts previously contracted.

      (b)     In addition, except as set forth in Schedule 5.15(b) hereto:

                                  (i)      No notice, notification, demand,
         request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending by any governmental or other entity with respect to any alleged failure by CBI or any CBI Subsidiary to have any permit,





                       REORGANIZATION AGREEMENT - PAGE 41
         license or authorization required in connection with the conduct of the business of CBI or any CBI Subsidiary or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. Section 9601(22) ("Release"), of any Hazardous Substances generated by CBI or any Affiliate of CBI at the Property;

                                  (ii)      To the best knowledge of CBI or any
         CBI Subsidiary, none of the Property has received or held any Hazardous Substances in such amount and in such manner as to constitute a violation of the Applicable Environmental Laws, and no Hazardous Substances have been Released or disposed of on, in or under any of the Property during or prior to CBI's or any CBI Subsidiary's occupancy thereof, or during or, to the best knowledge of CBI or any CBI Subsidiary, prior to the occupancy thereof by any assignee or sublessee of CBI or any CBI Subsidiary, except in compliance with all Applicable Environmental Laws;

                                  (iii)  There are no Hazardous Substances
         being stored at any Property or located in, on or upon, any Property (including the subsurface thereof) or installed or affixed to structures or equipment on the Property; and there are no underground storage tanks for Hazardous Substances, active or abandoned, at any Property; and

                                  (iv)      No Hazardous Substances have been
         Released during, or to the best knowledge of CBI or any CBI Subsidiary, prior to CBI's or any CBI Subsidiary's occupancy thereof, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any Property.

                          (c)      Neither CBI nor any Affiliate of CBI has
transported or arranged for the transportation of any Hazardous Substances to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the CERCLA Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the owner of the Property for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                          (d)     Except as set forth in Schedule 5.15(d), no
Hazardous Substances have been generated, recycled, treated, stored, disposed of or Released by, CBI or any Affiliate of CBI in violation of Applicable Environmental Laws.





                       REORGANIZATION AGREEMENT - PAGE 42

                          (e)     No oral or written notification of a Release
of Hazardous Substances has been filed by or on behalf of CBI or any Affiliate of CBI relating to the Property and no Property is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                          (f)     There are no liens arising under or pursuant
to any Applicable Environmental Laws on any Property, and no government actions have been taken or, to the best knowledge of CBI, threatened, or are in process which could subject any of such properties to such liens and none of the Property would be required to place any notice or restriction relating to the presence of Hazardous Substances at any Property in any deed to such Property.

                          (g)     Except as described in Schedule 5.15(g)
hereto, there have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of CBI or any Affiliate of CBI in relation to any Property, which have not been made available to UPC.

                          (h)     Neither CBI nor any CBI Subsidiary is aware
of any facts which might suggest that CBI or any CBI Subsidiary has engaged in any management practice with respect to any of its past or existing borrowers which could reasonably be expected to subject CBI or any CBI Subsidiary or the Property to any liability, either directly or indirectly, under the principles of law as set forth in United States v. Fleet Factors Corporation, 901 F.2d 1550 (11th Cir. 1990).

                 5.16 Insurance. CBI and each CBI Subsidiary have paid all material amounts due and payable under any insurance policies and guaranties applicable to CBI and any CBI Subsidiary and CBI's or any CBI Subsidiary's assets and operations; all such insurance policies and guaranties are in full force and effect; and CBI and each CBI Subsidiary and all of CBI's and each CBI Subsidiary's material Realty and other material properties are insured against fire, casualty, theft, loss, and such other hazards and occurrences against which it is customary to insure, all such insurance policies being in amounts that are adequate and consistent with past practice and experience.

                 5.17     Labor and Employment Matters.  Except as reflected in
Schedule 5.17 hereto, there is no (i) collective bargaining agreement or other labor agreement to which CBI or any CBI Subsidiary is a party or by which any of them is bound; (ii) employment, profit sharing, deferred compensation, bonus, stock option, purchase, retainer, consulting, retirement, welfare or incentive plan or contract to which CBI or any CBI Subsidiary is a party or by which it is bound; or (iii) plan or agreement under





                       REORGANIZATION AGREEMENT - PAGE 43
which "fringe benefits" (including, but not limited to, vacation plans or programs, sick leave plans or programs and related benefits) are afforded any of the employees of CBI or any CBI Subsidiary. No party to any such agreement, plan or contract is in default with respect to any material term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Neither CBI nor any CBI Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws that remains unresolved respecting employment and employment practices, terms and conditions of employment and wages and hours. CBI and each CBI Subsidiary have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to its employment practices, employee disabilities, wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate governmental authorities and CBI and each CBI Subsidiary have withheld and paid to the appropriate governmental authorities or are holding for payment not yet due to such authorities all amounts required to be withheld from the employees of CBI and each CBI Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Except as set forth in Schedule 5.17, there is no: unfair labor practice complaint against CBI or any CBI Subsidiary pending before the National Labor Relations Board or any state or local agency; pending labor strike or other labor trouble affecting CBI or any CBI Subsidiary; labor grievance pending against CBI or any CBI Subsidiary; pending representation question respecting the employees of CBI or any CBI Subsidiary; pending arbitration proceedings arising out of or under any collective bargaining agreement to which CBI or any CBI Subsidiary is a party, or to the best knowledge of CBI, any basis for which a claim may be made under any collective bargaining agreement to which CBI or any CBI Subsidiary is a party.

                 5.18 Records and Documents. The Records of CBI and of each CBI Subsidiary are and will be sufficient to enable CBI and each such CBI Subsidiary to continue conducting its business under similar standards as CBI and each such CBI Subsidiary have heretofore conducted such business.

                 5.19 Capitalization of CBI. The authorized capital stock of CBI consists of 6,500,000 shares of common stock having a par value of $.10 per share (the "CBI Common Stock"), 200,000 shares of preferred stock having a par value of $1.00 per share (the "CBI Preferred Stock") and no other class of equity security. As of the date of this Reorganization Agreement, (i) 3,067,268 shares of CBI Common Stock were issued and outstanding,





                       REORGANIZATION AGREEMENT - PAGE 44

(ii) 27,600 shares of CBI's 9.75% Increasing Rate, Redeemable, Cumulative, Perpetual Preferred Stock, Series C (the "CBI Series C Preferred Stock") were issued and outstanding; and (iii) no shares of CBI Common Stock or CBI Preferred Stock were held by CBI as treasury stock . All of the outstanding CBI Common Stock is validly issued, fully-paid and nonassessable and has not been issued in violation of any preemptive rights of any CBI Shareholder. Except as described in Section 2.7 of this Reorganization Agreement or as described on
Schedule 5.19 hereto, as of the date hereof, there are no outstanding securities or other obligations which are convertible into CBI Common Stock or into any other equity or debt security of CBI, and there are no outstanding options, warrants, rights, scrip, rights to subscribe to, calls, puts or other commitments of any nature which would entitle the holder, upon exercise thereof, to be issued CBI Common Stock or any other equity or debt security of CBI. Accordingly, immediately prior to the Effective Time of the Merger, there will be not more than (nor less than) 3,067,268 shares of CBI Common Stock issued and outstanding (other than shares which shall have been issued by CBI incidental to the conversion of certain convertible Notes or incidental to the exercise of stock options, warrants or similar rights issued prior to the date hereof, the existence of which has been disclosed in this Reorganization Agreement or in any Schedule hereto. Except as set forth in Schedule 5.19 hereto, CBI is the beneficial owner and record holder of, and has good and freely transferable title to, all of the shares of CBI's Subsidiaries' Common Stock outstanding, which recorded on the books and Records of each CBI Subsidiary as being held in CBI's name, free and clear of all liens, charges or encumbrances, and such stock is not subject to any voting trusts, agreements or similar arrangements or other claims which could affect the ability of CBI to freely vote such stock in support of the transactions contemplated herein.

                 5.20 Sole Agreement. Except as described in Schedule 5.20 hereto, with the exception of this Reorganization Agreement, neither CBI, nor any CBI Subsidiary, nor any Subsidiary of either has been, is or will become a party to: any letter of intent or agreement to merge, to consolidate, to sell or purchase assets (other than in the normal course of its business) or to any other agreement which contemplates the involvement of CBI or any CBI Subsidiary or any Subsidiary of any CBI Subsidiary (or any of their assets) in any business combination of any kind; or any agreement obligating CBI or any CBI Subsidiary to issue or sell or authorize the sale or transfer of CBI Common Stock or the capital stock of any CBI Subsidiary. Except as described in
Schedule 5.20 hereto, there are no (nor will there be at the Effective Time of the Merger any) shares of capital stock or other equity securities of CBI outstanding, except for shares of CBI Common Stock presently issued and outstanding, and there are





                       REORGANIZATION AGREEMENT - PAGE 45
no (nor will there be at the Effective Time of the Merger any) outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of CBI or any CBI Subsidiary, or contracts, commitments, understandings, or arrangements by which CBI or any CBI Subsidiary is or may be bound to issue additional shares of their capital stock or options, warrants, or rights to purchase or acquire any additional shares of their capital stock. There are no (nor will there be at the Effective Time of the Merger any) contracts, commitments, understandings, or arrangements by which CBI or any CBI Subsidiary is or may be bound to transfer or issue to any third party any shares of the capital stock of any CBI Subsidiary, and there are no (nor will there be at the Effective Time of the Merger any) contracts, agreements, understandings or commitments relating to the right of CBI to vote or to dispose of any such shares.

                 5.21 Disclosure. The information concerning, and the representations and warranties made by, CBI and each CBI Subsidiary set forth in this Reorganization Agreement; or in the Schedules of Exceptions of CBI hereto; or in any document, statement, certificate or other writing furnished or to be furnished by CBI or by any CBI Subsidiary to UPC and INTERIM pursuant hereto, does not and will not contain any untrue statement of a material fact or omit and will not omit to state a material fact required to be stated herein or therein necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available to UPC or INTERIM by CBI or any CBI Subsidiary pursuant hereto were or will be complete and accurate copies of such documents.

                 5.22 Absence of Undisclosed Liabilities. Except as described in Schedule 5.22 hereto, neither CBI nor any CBI Subsidiary has any obligation or liability (contingent or otherwise) that is material to the financial condition or operations of CBI or of any CBI Subsidiary, or that, when combined with all similar obligations or liabilities, would be material to the financial condition or operations of CBI or any CBI Subsidiary (i) except as disclosed in the Audited Financial Statements of CBI delivered to UPC prior to the date of this Reorganization Agreement or (ii) except obligations or liabilities incurred in the ordinary course of its business consistent with past practices or (iii) except as contemplated under this Reorganization Agreement. Since December 31, 1994, neither CBI nor any CBI Subsidiary has incurred or paid any obligation or liability which would be material to the financial condition or operations of CBI or such CBI Subsidiary, except for obligations paid in connection with transactions made by it in





                       REORGANIZATION AGREEMENT - PAGE 46
the ordinary course of its business consistent with past practices, laws and regulations applicable to CBI or any CBI Subsidiary.

                 5.23 Allowance for Possible Loan or ORE Losses. The "Allowance for possible loan losses" reflected in the Audited Financial Statements of CBI is (with respect to periods ended on or before December 31, 1994) or will be (with respect to periods ending subsequent to December 31,
1994) adequate in all respects to provide for anticipated losses inherent in Loans outstanding and with respect to commitments to extend credit or similar off-balance-sheet items (including accrued interest receivable) as of the dates thereof. Except as disclosed in Schedule 5.23 hereto, as of the date thereof neither CBI nor any CBI Subsidiary has any Loan or other extension of credit which has been criticized or classified by the bank examiners representing any Regulatory Authority or by its independent auditors as "Other Assets Especially Mentioned," "Substandard," "Doubtful" or "Loss" or as a "Potential Problem Loan." The net book value of CBI's assets acquired through foreclosure in satisfaction of problem loans ("ORE") are carried on the Balance Sheet of the Audited Financial Statements of CBI at fair value at the time of acquisition less estimated selling costs which approximates the net realizable value of the ORE in accordance with the American Institute of Certified Public Accountants' Statement of Position 92-3.

                 5.24     Compliance with Laws.  CBI and each CBI Subsidiary:
                          (a)  Is in compliance with all laws, rules,
regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business (including, but not limited to, those relating to consumer disclosure and currency transaction reporting) the breach or violation of which would or could reasonably be expected to have a material adverse effect on the financial condition or operations of CBI or of any CBI Subsidiary or which would or could reasonably be expected to subject CBI, or any CBI Subsidiary or any of the directors or officers of CBI or of a CBI Subsidiary to civil money penalties; and

                          (b)  Has received no written notification or
communication from any agency or department of federal, state, or local government or any of the Regulatory Authorities, or the staff thereof (i) asserting that CBI or any CBI Subsidiary is not in compliance with any of the statutes, rules, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which, as a result of such noncompliance, would result in a material adverse impact on CBI or on any CBI Subsidiary; (ii) threatening to revoke any license, franchise, permit, or governmental authorization which is material to the financial condition or operations of CBI or any CBI Subsidiary;





                       REORGANIZATION AGREEMENT - PAGE 47
or (iii) requiring CBI or any CBI Subsidiary to enter into a cease and desist order, consent, agreement, or memorandum of understanding.


                 5.25     Employee Benefit Plans.

                          (a)     CBI has previously provided to UPC true and
complete copies of each "employee pension benefit plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of CBI or any CBI Subsidiary or any other entity which is a member of a controlled group or is under common control with CBI or its Subsidiaries in the manner defined and further described in Section 414(b), (c), or (m) of the IRC of 1986 (the "Code"). Such plans are hereinafter referred to collectively as the "Employee Pension Benefit Plans", and each such Employee Pension Benefit Plan is listed in Schedule 5.25(a) hereto. CBI has also provided to UPC true and complete copies of all trust agreements, collective bargaining agreements, and insurance contracts related to such Employee Pension Benefit Plans.

                          To the best knowledge of CBI and its Subsidiaries,
each Employee Pension Benefit Plan which is intended to be qualified under
Section 401(a) of the IRC is so qualified and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the IRC. Copies of the latest determination letters concerning the qualified status of each Employee Pension Benefit Plan which is intended to be qualified under Section 401(a) of the IRC have been provided to UPC. Requests for determination letters relating to amendments required to cause such Employee Pension Benefit Plans to be in compliance with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984, the Retirement Equity Act of 1984 and the IRC were timely filed and have been received by CBI and its Subsidiaries. Requests for determination letters relating to any subsequent amendments to such plans which are currently pending have been provided to UPC. All such requests were timely and properly filed and appropriate notice of any such filing was timely and properly provided to affected plan participants and beneficiaries.

                          To the best knowledge of CBI and its Subsidiaries,
each of the Employee Pension Benefit Plans has been operated in substantial conformity with the written provisions of the applicable plan documents which have been delivered to UPC and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the IRC, which are applicable to such Employee Pension





                       REORGANIZATION AGREEMENT - PAGE 48

Benefit Plans. To the extent that the operation of an Employee Pension Benefit Plan shall have materially deviated from the written provisions of the plan, such operational deviations have been disclosed in Schedule 5.25(a) hereto. In any event, a violation with respect to the Employee Pension Benefit Plans, the consequences of which shall not be material, shall not be deemed to constitute a breach of this warranty and representation.

                          With respect to Employee Pension Benefit Plans which
are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of IRC Section 6047, all required annual reports and annual returns, or such other documents as may have been required as alternative means of compliance with the annual report requirement, have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date have been delivered to UPC. With respect to Employee Pension Benefit Plans which complied with the annual return requirement by satisfaction of an alternate compliance method, any documents required to be filed with the Department of Labor in satisfaction of such requirements have been provided to UPC.

                          With respect to all Employee Pension Benefit Plans
which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to UPC. No Employee Pension Benefit Plan constitutes a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                          No Employee Pension Benefit Plan subject to Part III
of Subtitle B of ERISA or Section 412 of the IRC, or both, has incurred an "accumulated funding deficiency" within the meaning of IRC Section 412, whether or not waived. All required contributions to all Employee Pension Benefit Plans have been timely made. Any penalties or taxes which have been incurred by CBI or its subsidiaries or by any Employee Pension Benefit Plan with respect to the timing or amount of payment of any contribution to an Employee Pension Benefit Plan have been timely paid. The limitations of IRC Section 415 have not been exceeded with respect to any Employee Pension Benefit Plan or combination of such plans to which such limitations apply.

                          To the best knowledge of CBI and its Subsidiaries, no
"reportable event" (as described in Section 4043(b) of ERISA) has occurred with respect to any Employee Pension Benefit Plan. No Employee Pension Benefit Plan or any trust created thereunder, nor any "disqualified person" with respect to the plan (as





                       REORGANIZATION AGREEMENT - PAGE 49
defined in Section 4975 of the IRC), has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the IRC, which could subject such Employee Pension Benefit Plan, any such trust or any such disqualified person (other than a person for whom neither CBI nor any CBI Subsidiary is directly or indirectly responsible) to any material liability under Title I of ERISA or to the imposition of any tax under Section 4975 of the IRC.

                          No condition exists with regard to any Employee
Pension Benefit Plan which constitutes grounds for the termination of such plan pursuant to Section 4042 of ERISA.

                          The fair market value of the assets of any Employee
Pension Benefit Plan which is subject to Title IV of ERISA (excluding for these purposes any accrued but unpaid contributions) exceeded the present value of all benefits accrued under any such plan, determined on a termination basis using the assumptions established by the Pension Benefit Guaranty Corporation as in effect on such date. Neither CBI nor its Subsidiaries have incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. The termination of any IRC Section 401(a) qualified Employee Pension Benefit Plan previously terminated by CBI or any CBI Subsidiary did not adversely affect the qualification of such Employee Pension Benefit Plan. The distribution of the assets of any such Employee Pension Benefit Plan was made or is currently being made in conformity with the requirements of that Employee Pension Benefit Plan and of applicable legal requirements and has not resulted in, will not result in, and is reasonably not anticipated to result in the assessment of any tax, penalty, or excise tax against such pension plan, its related trusts, the fiduciary and administrators of the Employee Pension Benefit Plan, CBI or its Subsidiaries, or any disqualified person (as defined in IRC Section 4975) with respect to the Employee Pension Benefit Plan.

                          No tax has been, will be, or is reasonably
anticipated to be imposed under IRC Section 4978, 4978B, or 4979A due to the operation of an Employee Pension Benefit Plan sponsored by CBI or its Subsidiaries which is an employee stock ownership plan ("ESOP").

                          Except as disclosed in Schedule 5.25(a) hereto, all
Employee Pension Benefit Plans were in effect for substantially all of calendar year 1994. There has been no material amendment of any such plans (other than amendments required to comply with applicable law) or material increase in the cost of maintaining such plans or providing benefits thereunder on or after the last day of the plan year which ended





                       REORGANIZATION AGREEMENT - PAGE 50
in calendar year 1994 for each such Employee Pension Benefit Plan.

                          CBI has provided to UPC copies of the annual
actuarial valuation or allocation report for each Employee Pension Benefit Plan for the three (3) plan years for such plan immediately preceding the current date. With regard to Employee Pension Benefit Plans which are not intended to be qualified under Section 401(a) of the IRC, copies of financial statements or reports containing information regarding the financial accounting expense of maintaining any such Employee Pension Benefit Plan for the three (3) plan years preceding the current date have been delivered to UPC.

                          CBI has provided to UPC copies of all filings
regarding the Employee Pension Benefit Plans which have been made with the Securities and Exchange Commission for the three (3) plan years preceding the date hereof.

                 (b) CBI has furnished to UPC true and complete copies of each "Employee Welfare Benefit Plan" as defined in Section 3(1) of ERISA, which, to the best of its knowledge, is subject to any provision of ERISA and covers any employee, whether active or retired, of CBI or any CBI Subsidiary or members of a controlled group or entities under common control with CBI or its Subsidiaries in the manner defined and further described in Section 414(b),
(c), or (m) of the IRC. Such plans are hereinafter referred to collectively as the "Employee Welfare Benefit Plans", and each such Employee Welfare Benefit Plan is listed in Schedule 5.25(b) hereto.

                          CBI has also provided to UPC true and complete copies
of documents establishing all funding instruments for such Employee Welfare Benefit Plans, including but not limited to, trust agreements, cafeteria plans (pursuant to IRC Section 125), and voluntary employee beneficiary associations (pursuant to IRC Section 501(c)(9)). To the best knowledge of CBI and its Subsidiaries, each of the Employee Welfare Benefit Plans has been operated in substantial conformity with the written provisions of the plan documents which have been delivered to UPC and in compliance with the requirements prescribed by all statutes, orders, rules, and regulations including, but not limited to, ERISA and the IRC, which are applicable to such Employee Welfare Benefit Plans. In any event, a violation with respect to the Employee Welfare Benefit Plans, the consequences of which shall not be material, shall not be deemed to constitute a breach of this warranty and representation. CBI has provided any notification required by law to any participant covered under any Employee Welfare Benefit Plan which has failed to comply with the requirements of any IRC section which results in the imposition





                       REORGANIZATION AGREEMENT - PAGE 51
of a tax on benefits provided to such participants under such plan.

                          With respect to all Employee Welfare Benefit Plans
which are subject to the annual report requirement of ERISA Section 103 or to the annual return requirement of IRC Section 6039D, all annual reports and annual returns as were required to be filed pursuant to such sections have been timely filed. Copies of all such annual returns/reports, including all attachments and Schedules, for the three (3) plan years immediately preceding the current date for all plans subject to such requirements have been delivered to UPC. With respect to all Employee Welfare Benefit Plans which are subject to the summary plan description requirement of ERISA Section 102, all such summary plan descriptions as were required to be filed with the Department of Labor and distributed to participants and beneficiaries have been timely filed and distributed. Copies of all such summary plan descriptions have been delivered to UPC.

                          Except as disclosed in Schedule 5.25(b) hereto, all
Employee Welfare Benefit Plans which are in effect were in effect for substantially all of calendar year 1994. Except as disclosed in Schedule 5.25(b) hereto, there has been with respect to such Employee Welfare Benefit Plans no material amendment thereof (except as may have been, or may be required by applicable law) or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1995.

                          No Employee Welfare Benefit Plan or any trust created
thereunder, nor any "party in interest" with respect to the plan (as defined in Section 3(14) of ERISA), has engaged in a "prohibited transaction", as such term is defined in Section 406 of ERISA, which could subject such Employee Welfare Benefit Plan, any such trust, or any party in interest (other than a person for whom neither CBI nor any CBI Subsidiary is directly or indirectly responsible) to the imposition of a penalty for such prohibited transaction under Section 502(i) of ERISA. The Department of Labor has not assessed any such penalty or served notice to CBI or any of its Subsidiaries that such a penalty may be imposed upon any Employee Welfare Benefit Plan.

                          Neither CBI nor any CBI Subsidiary has failed to make
any contribution to, or pay any amount due and owing by CBI or a CBI Subsidiary under the terms of, an Employee Welfare Benefit Plan. Except as disclosed in
Section 5.25(b) hereto, no claims have been incurred with respect to any Employee Welfare Benefit Plan which may, to the best knowledge, information and belief of CBI, constitute a liability for CBI or any CBI Subsidiary after the application of any insurance, trust or other funds which are applicable to the payment of such claims.





                       REORGANIZATION AGREEMENT - PAGE 52

                          Except as disclosed in Schedule 5.25(b) hereto, to
the best knowledge, information and belief of CBI, no condition exists that could subject any Employee Welfare Benefit Plan or any person (other than a person for whom neither CBI or any CBI Subsidiary is directly or indirectly responsible) to liabilities, damages, losses, taxes, or sanctions that arise under Section 4980B of the IRC or Sections 601 through 608 of ERISA for failure to comply with the continuation health care coverage requirements of ERISA Sections 601 through 608 and IRC Section 4980B with respect to any current or former employee of CBI or any CBI Subsidiary, or the beneficiaries of such employee.

                 (c) CBI has furnished to UPC true and complete copies and/or descriptions of each plan or arrangement maintained or otherwise contributed to by CBI or any CBI Subsidiary which is not an Employee Pension Benefit Plan and is not an Employee Welfare Benefit Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, profit sharing, retirement, group health or insurance, welfare benefits, fringe benefits, or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, or independent contractors of CBI or any CBI subsidiary. Such plans and arrangements shall collectively be referred to herein as "Benefit Arrangements" and all such Benefit Arrangements of CBI and CBI's Subsidiaries are listed on Schedule 5.25(c) hereto. Except as disclosed in Schedule 5.25(c) hereto, there are no other benefit arrangements of the CBI companies and all Benefit Arrangements which are in effect were in effect for substantially all of calendar year 1994. Except as disclosed in Schedule 5.25(c) hereto, there has been with respect to Benefit Arrangements no material amendment thereof or material increase in the cost thereof or benefits payable thereunder on or after January 1, 1995. There has been no material increase in the base salary and wage levels of CBI or any CBI Subsidiary and, except in the ordinary course of business, no change in the terms or conditions of employment (including severance benefits) compared, in each case, to those prevailing for substantially all of calendar year 1994. Except as disclosed in Schedule 5.25(c) hereto, there has been no material increase in the compensation of, or benefits payable to, any senior executive employee of CBI or any CBI subsidiary on or after January 1, 1995, nor has any employment, severance, or similar contract been entered into with any such employee, nor has any amendment to any such contract been made on or after January 1, 1995.

                          With respect to all Benefit Arrangements which are
subject to the annual return requirement of IRC Section 6039D, all annual returns as were required to be filed have been timely filed. Copies of all such annual returns for the three (3) plan





                       REORGANIZATION AGREEMENT - PAGE 53
years immediately preceding the current date have been delivered to UPC.

                 (d) Listed on Schedule 5.25(d) hereto are all Employee Pension Benefit Plans, Employee Welfare Benefit Plans, and Benefit Arrangements which provide compensation or benefits which become effective upon a change in control of CBI or any CBI Subsidiary, including, but not limited to, additional compensation or benefits, or acceleration in the amount or timing of payment of compensation or benefits which had become effective prior to the date of such acceleration. Except as disclosed in Schedule 5.25(d) hereto, there is no Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement covering any employee of CBI or any CBI Subsidiary which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in
Section 280G of the IRC and Regulations proposed pursuant to that section.

                 (e) Except as described in Schedule 5.25(e) hereto, each Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee, or other person may be terminated by CBI (or by INTERIM as the Surviving Corporation) within a period of no more than thirty (30) days following the effective time of the merger, without payment of any amount as a penalty, bonus, premium, severance pay, or other compensation for such termination. No limitation on the right to terminate any such plan has been communicated by CBI or its Subsidiaries to employees, former employees, or retirees who are or may be participants in or beneficiaries of such plans or arrangements. Each Employee Pension Benefit Plan which is qualified under
Section 401(a) of the IRC as a qualified defined benefit pension plan contains language which permits the reversion of excess assets to the employer maintaining the plan or its successors or assigns upon a plan termination and such provision has been included in the Employee Pension Benefit Plan for the period required under ERISA Section 4044(d).

                 (f) Except as disclosed in Schedule 5.25(f) hereto, neither CBI nor any CBI Subsidiary has received notice from any governmental agency of any alleged violation of applicable laws or of any prospective audit or other investigation for the purpose of reviewing compliance with applicable laws with respect to any Employee Pension Benefit Plan, Employee Welfare Benefit Plan or Benefit Arrangement.

                          Except as disclosed in Schedule 5.25(f) hereto, no
suits, actions, or claims have been filed in any court of law or with any governmental agency regarding the operation of any





                       REORGANIZATION AGREEMENT - PAGE 54

Employee Pension Benefit Plan, Employee Welfare Benefit Plan, or Benefit Arrangement and no such additional suits, actions, or claims are, to the best information, knowledge and belief of CBI, anticipated to be filed.

                 5.26 Material Contracts. Except as reflected in the Audited Financial Statements of CBI or as described in Schedule 5.26 hereto, neither CBI nor any CBI Subsidiary, nor any of their respective assets, businesses, or operations, is as of the date of this Reorganization Agreement a party to, or is bound or affected by, or receives benefits under any contract or agreement or amendment thereto that in each case would (assuming that each were a reporting company under the 1934 Act, whether or not it is so registered) be required to be filed as an exhibit to an Annual Report on Form 10-K filed by CBI as of the date of this Reorganization Agreement that has not already been filed as an exhibit to CBI's Form 10-K filed for the fiscal year ended December 31, 1994, or in any other SEC Document filed prior to the date of this Reorganization Agreement.

                 5.27 Material Contract Defaults. Neither CBI nor any CBI Subsidiary is in default in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, which default may be reasonably expected to have either individually or in the aggregate a material adverse effect on CBI or on any CBI Subsidiary and there has not occurred any event which, with the lapse of time or the giving of notice or both, would constitute such a default.

                 5.28 Reports. Since January 1, 1990, CBI and each CBI Subsidiary have filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the Missouri Division; (ii) the Federal Reserve; (iii) the Comptroller; (iv) the FDIC; (v) the OTS (if applicable as a result of the acquisition of Home Federal); or (vi) the SEC, including, but not limited to, Annual Reports on SEC Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements; (vii) reports on Forms 2900 and call reports (on FFIEC Forms 032, 033 and 034 and similar forms) and (viii) any other applicable federal or state securities or banking authorities (except, in the case of federal or state securities authorities, filings which are not material). As of their respective dates, each of such reports and documents, including the financial statements, tables, exhibits, and schedules thereto, complied in all material respects with all of the requirements of the respective forms on which they were filed and with all of the statutes, rules, and regulations enforced or promulgated by the Regulatory Authority with which they were





                       REORGANIZATION AGREEMENT - PAGE 55
filed. All such reports were true and complete in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. CBI will provide to UPC true and correct copies of all such reports filed by CBI or by any CBI Subsidiary subsequent to January 1, 1990.

                 5.29 Exchange Act Filings. The outstanding shares of CBI Common Stock and the Depositary Shares of CBI Series C Preferred Stock are registered with the SEC pursuant to Section 12 of the 1934 Act.

                 5.30 Statements True and Correct. None of the information prepared by, or on behalf of CBI or by any CBI Subsidiary regarding CBI, any CBI Subsidiary or any Subsidiary of a CBI Subsidiary included or to be included in the Proxy Statement to be mailed to CBI's shareholders in connection with the Shareholders Meeting and any other documents to be filed with the SEC, or any other Regulatory Authority in connection with the transaction contemplated herein, will, at the respective times such documents are filed, and, with respect to the Proxy Statement, when first mailed to the shareholders of CBI, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders Meeting. All documents which CBI or any CBI Subsidiary is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of the Securities Laws and the rules and regulations issued thereunder.


                                   ARTICLE 6

                                COVENANTS OF UPC

                 6.1 Regulatory Approvals. Within a reasonable time after completion of UPC's "due diligence review" described in Section 2.3 of this Reorganization Agreement and its decision to proceed with the transaction as a result thereof, UPC shall file any and all applications with the appropriate government Regulatory Authorities in order to obtain the necessary prior





                       REORGANIZATION AGREEMENT - PAGE 56

Government Approvals of the transactions contemplated in this Reorganization Agreement and shall take such other actions as may be reasonably required to consummate the transactions contemplated in this Reorganization Agreement and the Plan of Merger with reasonable promptness. UPC shall pay all fees and expenses arising in connection with such applications for regulatory approval. UPC agrees to provide the appropriate Regulatory Authorities with the information required by such authorities in connection with UPC's applications for regulatory approval and UPC agrees to use its best efforts to obtain such regulatory approvals and any other approvals and consents as may be required for the Closing as promptly as practicable; provided, however, that nothing in this Section 6.1 shall be construed to obligate UPC to take any action to meet any condition required to obtain prior regulatory approval if UPC shall, in UPC's sole discretion, deem such condition to be unreasonable or to constitute a significant impediment upon UPC's ability to carry on its business or acquisition programs or to require UPC to increase UPC's capital ratios to amounts in excess of the Federal Reserve's minimum capital ratio guidelines which may be in effect from time to time.

                 6.2 Registration of UPC Common Stock under the Securities Laws. UPC shall cooperate with CBI in the preparation of the CBI Proxy Statement to be used at the Shareholders Meeting (and which shall serve also as UPC's prospectus with respect to UPC's issuance of shares of UPC Common Stock as Consideration for the Merger) and shall cause a registration statement on the appropriate SEC Form to be prepared and filed so as to cause any shares of UPC Common Stock which may be delivered to the CBI Record Holders in payment of the Consideration to be registered under the 1933 Act and to be duly qualified under the appropriate state securities laws. UPC shall also list for trading on the NYSE the UPC Common Stock to be delivered in payment of the Consideration. Such registration, qualification and listing shall be effected prior to the Closing.

                 6.3 Employee Benefits. Following the consummation of the transactions contemplated herein, UPC shall not be obligated to make further contributions to any of the Employee Plans or Benefit Arrangements of CBI or the CBI Subsidiaries and all employees of CBI and the CBI Subsidiaries immediately prior to the Effective Time of the Merger who shall continue as employees of INTERIM as the Surviving Corporation or as employees of any other UPC Subsidiary will be afforded the opportunity to participate in any employee benefit plans maintained by UPC or UPC's Subsidiaries, including but not limited to any "employee benefit plan," as that term is defined in ERISA, on an equal basis with employees of UPC or any UPC Subsidiaries with comparable positions, compensation, and tenure. Service with CBI or with any CBI Subsidiary prior to the Effective Time of the





                       REORGANIZATION AGREEMENT - PAGE 57

Merger by such former CBI Company employees will be deemed service with UPC for purposes of determining eligibility for participation and vesting in such employee benefit plans of UPC and UPC's Subsidiaries. In its sole discretion, UPC may elect to postpone until the first day of July next following the Effective Time of the Merger the participation of the employees of CBI and CBI's Subsidiaries in the employee benefit plans maintained by UPC or UPC's Subsidiaries; provided, however, during any such postponement period, the CBI Employee Plans and all related employee benefit plans shall continue in full force and effect, except as expressly modified or amended by the terms of this Reorganization Agreement, or until such time as such plans shall have been replaced by benefit plans maintained by UPC.

                 6.4 Conduct of Business -- Affirmative Covenants. Unless the prior written consent of CBI shall have been obtained and, except as otherwise contemplated herein:

                          (a)  At all times prior to the Closing, UPC shall
promptly inform CBI in writing of any developments, occurrences, events or facts necessary to add to, amend or supplement the representations and warranties made herein (including those made in the Schedules of Exceptions attached hereto) as may be necessary to the end that the information contained herein and therein will accurately reflect the current status of UPC and of each UPC Subsidiary; provided, however, that any such updates to Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Schedules and the information contained therein; and, provided further, that before such amendment, supplement or update shall be deemed to have become and to constitute a part of, or an amendment to, this Reorganization Agreement, CBI shall have agreed in writing to each such amendment, supplement or update to the Reorganization Agreement and/or Schedules which initially shall have become a part of this Reorganization Agreement;

                          (b)  On and after the Closing Date, UPC and each UPC
Subsidiary shall give such further assistance to CBI and shall execute, acknowledge and deliver all such documents and instruments as CBI may reasonably request and take such further action as may be necessary or appropriate effectively to consummate the transactions contemplated by this Reorganization Agreement;

                          (c)  Between the date of this Reorganization
Agreement and the Closing Date, UPC and each UPC Subsidiary shall afford CBI and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of, or relating to UPC and any UPC Subsidiary. UPC and each UPC Subsidiary shall provide reasonable assistance





                       REORGANIZATION AGREEMENT - PAGE 58
to CBI in its investigation of matters relating to UPC and any UPC Subsidiary;
and

                          (d) Subject to the terms and conditions of this
Reorganization Agreement, UPC agrees to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transactions contemplated by this Reorganization Agreement. UPC shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                 6.5 Indemnification. (a) From and after the Effective Time of the Merger, UPC shall or UPC shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of CBI and its Subsidiaries (each an "Indemnified Party") against all losses, expenses, claims, damages or liabilities arising out of their status as such officer, director, employee or agent for actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Reorganization Agreement) and, further, including without limitation, any proceeding in which an Indemnified Party becomes or may become involved as a witness, defendant or otherwise as a result of any such act or omission) to the fullest extent permitted under Missouri law and by the Articles of Incorporation and bylaws of CBI as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any action or suit. Without limiting the foregoing, in any case in which approval by UPC or the Surviving Corporation shall be required to effectuate any indemnification, UPC shall or UPC shall cause the Surviving Corporation to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel selected by the Indemnified Party. UPC shall, and shall cause the Surviving Corporation to, apply such rights of indemnification in good faith and to the fullest extent permitted by applicable law.

         (b) For three years after the Effective Time of the Merger, UPC shall or shall cause the Surviving Corporation to provide the directors and officers of CBI and its Subsidiaries with the same directors' and officers' liability insurance coverage, if reasonably available, that UPC provides to directors and officers





                       REORGANIZATION AGREEMENT - PAGE 59
of its other banking subsidiaries generally, with respect to claims arising from facts or events which occurred prior to or at the Effective Time.

         (c) If after the Effective Time of the Merger,UPC or the Surviving Corporation or any of its successors or assigns (i) shall consolidate with, or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity or such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made such that the successors and assigns of UPC or the Surviving Corporation shall assume any remaining obligations set forth in this
Section 6.5.


                                   ARTICLE 7

                           COVENANTS OF CBI COMPANIES

                 7.1 Proxy Statement; CBI Shareholder Approval. CBI shall call a special meeting of its shareholders (the "Shareholders Meeting") to be held as soon as reasonably practicable after the date of this Reorganization Agreement and shall use its best efforts to ensure that such meeting is held no later than November 30, 1995, for the purpose of (i) approving this Reorganization Agreement and the Plan of Merger, and (ii) such other related matters as it deems appropriate. In connection with the Shareholders Meeting,
(i) CBI shall, with UPC's assistance, prepare a Proxy Statement to be filed with the SEC as part of UPC's registration statement on the appropriate SEC Form and with any other appropriate Regulatory Authority; shall mail or cause to be mailed such Proxy Statement to the CBI Shareholders and shall provide UPC the opportunity to review and comment on the Proxy Statement at least five (5) business days prior to the filing of the Proxy Statement with the Regulatory Authorities for prior review and at least five (5) business days prior to the mailing of the Proxy Statement to the CBI Shareholders; (ii) the Parties shall furnish to each other all information concerning them that the other Party may reasonably request in connection with the preparation of such Proxy Statement;
(iii) the Board of Directors of CBI shall recommend (subject to compliance with their legal and fiduciary duties as advised by counsel) to the CBI Shareholders the approval of this Reorganization Agreement and the Plan of Merger; and (iv) CBI shall use its best efforts, subject to compliance with its legal and fiduciary duty as advised by counsel, to obtain such CBI Shareholders' approvals.





                       REORGANIZATION AGREEMENT - PAGE 60

                 7.2 Conduct of Business -- Affirmative Covenants. Unless the prior written consent of UPC shall have been obtained and, except as otherwise contemplated herein:

                          (a)  CBI and each CBI Subsidiary shall, and CBI
shall cause each CBI Subsidiary to:

                                  (i)    Operate its business only in the
usual, regular, and ordinary course;

                                  (ii)   Preserve intact its business
         organization and assets and maintain in effect its rights and franchises;

                                  (iii)  Take no action, unless otherwise
         required by law, rules or regulation, that would (A) adversely affect the ability of any of them or of UPC to obtain any necessary approvals of Regulatory Authorities required to consummate the transactions contemplated by this Reorganization Agreement or (B) adversely affect the ability of such Party to perform its covenants and agreements under this Reorganization Agreement;

                                  (iv)   Except as they may terminate in
         accordance with their terms, keep in full force and effect, and not default in any of their obligations under, all material contracts;

                                  (v)    Keep in full force and effect insurance
         coverage with responsible insurance carriers which is reasonably adequate in coverage and amount for companies the size of CBI or the CBI Subsidiary and for the businesses and properties owned by each and in which each is engaged, to the extent that such insurance is reasonably available;

                                  (vi)   Use its best efforts to retain any CBI
         Subsidiary's present customer base and to enhance the probability of the retention of such customer base by each CBI Subsidiary and its branches after the Effective Time of the Merger; and

                                  (vii)  Maintain, renew, keep in full force
         and effect, and preserve its business organization and material rights and franchises, permits and licenses, and to use its best efforts to maintain positive relations with its present employees such that such employees will continue to perform effectively and will be available to CBI, any CBI Subsidiary or UPC and UPC's Subsidiaries at and after the Effective Time of the Merger, and to use its best efforts to maintain its existing, or substantially equivalent, credit arrangements with banks and other financial institutions and





                       REORGANIZATION AGREEMENT - PAGE 61
         to assure the continuance of any CBI Subsidiary's customer relationships;

                          (b)  CBI and each CBI Subsidiary agree to use their
best respective efforts to assist UPC in obtaining the Government Approvals necessary to complete the transactions contemplated hereby and are not aware of any reason why such Government Approvals cannot be obtained; CBI and each CBI Subsidiary shall provide to UPC or to the appropriate governmental authorities all information required to be submitted in connection with obtaining such approvals;

                          (c)  CBI and each CBI Subsidiary, at their own cost
and expense, shall use their respective best efforts to secure all necessary consents and all consents and releases, if any, which may be required of CBI or of any CBI Subsidiary or from any third parties and shall comply with all applicable laws, regulations and rulings in connection with this Reorganization Agreement and the consummation of the transactions contemplated hereby;

                          (d)  At all times prior to the Closing, CBI and each
CBI Subsidiary shall promptly inform UPC in writing of any developments, occurrences, events or facts necessary to add to, amend or supplement the representations and warranties made herein (including those made in the Schedules of Exceptions attached hereto) as may be necessary to the end that the information contained herein and therein will accurately reflect the current status of CBI and of each CBI Subsidiary; provided, however, that any such updates to Schedules shall be required prior to the Closing only with respect to matters which represent material changes to the Schedules and the information contained therein; and provided further, that before such amendment, supplement or update shall be deemed to have become and to constitute a part of, or an amendment to, this Reorganization Agreement, UPC shall have agreed in writing to each such amendment, supplement or update to the Reorganization Agreement and/or Schedules which initially shall have become a part of this Reorganization Agreement;

                          (e)  On and after the Closing Date, CBI and each CBI
Subsidiary shall give such further assistance to UPC and shall execute, acknowledge and deliver all such documents and instruments as UPC may reasonably request and take such further action as may be necessary or appropriate effectively to consummate the transactions contemplated by this Reorganization Agreement;

                          (f)  Between the date of this Reorganization
Agreement and the Closing Date, CBI and each CBI Subsidiary shall afford UPC and its authorized agents and representatives





                       REORGANIZATION AGREEMENT - PAGE 62
reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of, or relating to CBI and any CBI Subsidiary. CBI and each CBI Subsidiary shall provide reasonable assistance to UPC in its investigation of matters relating to CBI and any CBI Subsidiary; and

                          (g)  Subject to the terms and conditions of this
Reorganization Agreement, CBI and each CBI Subsidiary agree to use all reasonable efforts and to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, with reasonable promptness after the date of this Reorganization Agreement, the transactions contemplated by this Reorganization Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining or other order adversely affecting the ability of the Parties to consummate the transactions contemplated by this Reorganization Agreement. CBI shall use, and shall cause each of its Subsidiaries to use, its best efforts to assist UPC in obtaining the consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of each of the transactions contemplated by this Reorganization Agreement.

                 7.3 Conduct of Business -- Negative Covenants. From the date of this Reorganization Agreement until the earlier of the Effective Time of the Merger or the termination of this Reorganization Agreement, CBI and each CBI Subsidiary covenant and agree that they will neither do, nor agree or commit to do, nor permit any CBI Subsidiary to do or commit or agree to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of UPC, which consent will not be unreasonably withheld:

                          (a)  Except as expressly contemplated by this
Reorganization Agreement or the Plan of Merger, amend its Charter or Bylaws; or

                          (b)  With the exception of the collateralization of a
loan from Boatmen's Bank expected to be incurred incidental to the acquisition of HOME FEDERAL SAVINGS AND LOAN ASSOCIATION, Jonesboro, Arkansas, impose, or suffer the imposition, on any share of capital stock held by it or by any of its Subsidiaries of any lien, charge, or encumbrance, or permit any such lien, charge, or encumbrance to exist; or

                          (c)  (i) Repurchase, redeem, or otherwise acquire or
exchange, directly or indirectly, any shares of its capital stock or other equity securities or any securities or instruments convertible into any shares of its capital stock, or any rights





                       REORGANIZATION AGREEMENT - PAGE 63
or options to acquire any shares of its capital stock or other equity securities except as expressly permitted by this Reorganization Agreement or the Plan of Merger; or (ii) split or otherwise subdivide its capital stock; or
(iii) recapitalize in any way; or (iv) declare a stock dividend on the CBI Common Stock; or (v) with the exception of its regular cash dividend of Eighteen Cents ($.18) per share per quarter, increasing to Nineteen Cents ($.19) cents per share per quarter beginning in the third quarter of 1995, the declaration dates of which shall be consistent with past practice, pay or declare any cash dividends or make or declare any other type of distribution on the CBI Common Stock except as expressly permitted in Section 8.2(i) of this Reorganization Agreement or the Plan of Merger; or

                          (d)  Except as expressly permitted by this
Reorganization Agreement, acquire direct or indirect control over any corporation, association, firm, organization or other entity, other than in connection with (i) mergers, acquisitions, or other transactions approved in writing by UPC, (ii) internal reorganizations or consolidations involving existing Subsidiaries, (iii) foreclosures in the ordinary course of business and not knowingly exposing it to liability by reason of Hazardous Substances,
(iv) acquisitions of control in its fiduciary capacity, or (v) the creation of new subsidiaries organized to conduct or continue activities otherwise permitted by this Reorganization Agreement; or

                          (e)  Except as expressly permitted by this
Reorganization Agreement or the Plan of Merger, to (i) issue, sell, agree to sell, or otherwise dispose of or otherwise permit to become outstanding any additional shares of CBI Common Stock, or any other capital stock of CBI or of any CBI Subsidiary, or any stock appreciation rights, or any option, warrant, conversion, call, scrip, or other right to acquire any such stock, or any security convertible into any such stock, unless any such shares of such stock should be directly sold or otherwise directly transferred to CBI or any CBI Subsidiary, or (ii) sell, agree to sell, or otherwise dispose of any substantial part of the assets or earning power of CBI or of any CBI Subsidiary; or (iii) sell, agree to sell, or otherwise dispose of any asset of CBI or any CBI Subsidiary other than in the ordinary course of business for reasonable and adequate consideration; or (iv) buy, agree to buy or otherwise acquire a substantial part of the assets or earning power of any other Person or entity; or

                          (f)  Incur, or permit any CBI Subsidiary to incur,
any additional debt obligation or other obligation for borrowed money other than (i) in replacement of existing short-term debt with other short-term debt of an equal or lesser amount, (ii) financing of banking related activities consistent with past practices, or (iii) indebtedness of CBI or any CBI Subsidiary to





                       REORGANIZATION AGREEMENT - PAGE 64
any CBI Subsidiary in excess of an aggregate of $100,000 (for CBI and its Subsidiaries on a consolidated basis) except for a loan to CBI by a CBI Subsidiary with respect to the headquarters building of CBI and except in the ordinary course of the business of CBI or such CBI Subsidiary consistent with past practices (and such ordinary course of business shall include, but shall not be limited to, creation of deposit liabilities, entry into repurchase agreements or reverse repurchase agreements, purchases or sales of federal funds, Federal Reserve advances, and sales of certificates of deposit); or

                          (g)  Grant any increase in compensation or benefits
to any of its employees or officers, except in accordance with past practices or as required by law; pay any bonus except in accordance with past practices; enter into any severance agreements with any of its officers or employees; grant any material increase in fees or other increases in compensation or other benefits to any director of CBI or of any CBI Subsidiary; or effect any change in retirement benefits for any class of its employees or officers, unless such change shall be required by applicable law; or

                          (h)  Amend any existing employment contract between
it and any person having a salary thereunder in excess of $30,000 per year (unless such amendment shall be required by law) to increase the compensation or benefits payable thereunder; or to enter into any new employment contract with any person having an annual salary thereunder in excess of $30,000 which CBI or the applicable CBI Subsidiary (or their respective successors) shall not have the unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the Effective Time of the Merger; or

                          (i)  Adopt any new employee benefit plan or terminate
or make any material change in or to any existing employee benefit plan other than any change that shall be required by law or that, in the opinion of counsel, shall be necessary or advisable to maintain the tax-qualified status of any such plan; or

                          (j)  Enter into any new service contract, purchase or
sale agreement or lease agreement which is material to CBI or to any CBI Subsidiary; or

                          (k)  Make any material capital expenditure except for
ordinary purchases, repairs, renewals or replacements; or

                          (l)  Enter into any material transaction other than
in the ordinary course of business; or





                       REORGANIZATION AGREEMENT - PAGE 65

                          (m)  Grant or commit to grant any new extension of
credit to any officer, director or holder of 2% or more of the outstanding CBI Common Stock, or to any officer or director of a CBI Subsidiary, or to any corporation, partnership, trust or other entity controlled by any such person, if such extension of credit, together with all other credits then outstanding to the same borrower and all affiliated persons of such borrower, would exceed $1,000,000, or amend in any material respect the terms of any such credit outstanding on the date hereof.

                 7.4      Certain Actions.   (a)  Except to the extent
necessary to consummate the transactions specifically contemplated by this Reorganization Agreement, CBI and the CBI Financial Subsidiaries shall not, and shall use their respective best efforts to ensure that their respective directors, officers, employees, and advisors do not, directly or indirectly, institute, solicit or knowingly encourage (including by way of furnishing any information not legally required to be furnished) any inquiry, discussion, or proposal, or participate in any discussions or negotiations with, or provide any confidential or non-public information to, any corporation, partnership, person or other entity or group (other than to UPC or any UPC Subsidiary) concerning any "Acquisition Proposal" (as defined below), except for actions reasonably considered by the Board of Directors of CBI, based upon the advice of outside counsel, to be required in order to fulfill its fiduciary obligations. CBI shall notify UPC immediately if any Acquisition Proposal shall have been, or should hereafter be received by CBI or by any of the CBI Financial Subsidiaries, such notice to contain, at a minimum, the identity of such persons, and, subject to disclosure being consistent with the fiduciary obligations of CBI's (or, if applicable, any CBI Financial Subsidiary's) Board of Directors, a copy of any written inquiry, the terms of any proposal or inquiry, any information requested or discussions sought to be initiated, and the status of any requests, negotiations or expressions of interest. For purposes of this Section, "Acquisition Proposal" means any tender offer, agreement, understanding or other proposal of any nature pursuant to which any corporation, partnership, person or other entity or group, other than UPC or any UPC Subsidiary, would directly or indirectly (i) acquire or participate in a merger, share exchange, consolidation or any other business combination involving CBI or any of the CBI Financial Subsidiaries; (ii) acquire the right to vote ten percent (10%) or more of the CBI Common Stock or any CBI Financial Subsidiary's Common Stock; (iii) acquire a significant portion of the assets or earning power of CBI or of any CBI Financial Subsidiary; or (iv) acquire in excess of ten percent (10%) of the outstanding CBI Common Stock or any CBI Financial Subsidiary's Common Stock.





                       REORGANIZATION AGREEMENT - PAGE 66

         (b) As a condition of, and as an inducement to UPC's entering into this Reorganization Agreement, CBI and each of the CBI Financial Subsidiaries covenant, acknowledge, and agree that it shall be a specific, absolute, and unconditionally binding condition precedent to either CBI's or any of the CBI Financial Subsidiaries' entering into a letter of intent, agreement in principle, or definitive agreement (whether or not considered binding, non-binding, conditional or unconditional) with any third-party with respect to an Acquisition Proposal, or supporting or indicating an intent to support an Acquisition Proposal other than this Reorganization Agreement and the transactions contemplated in this Reorganization Agreement, regardless of whether CBI or the CBI Financial Subsidiaries have otherwise complied with the provisions of Section 7.4(a) hereof, that CBI or such third-party which is a party to the Acquisition Proposal shall have paid to UPC the sum of Six Million Dollars ($6,000,000), which sum represents the (i) direct costs and expenses (including, but not limited to, fees and expenses incurred by UPC's financial or other consultants, printing costs, investment bankers, accountants, and counsel) incurred by or on behalf of UPC in negotiating and undertaking to carry out the transactions contemplated by this Reorganization Agreement and
(ii) indirect costs and expenses of UPC in connection with the transactions contemplated by this Reorganization Agreement, including UPC's management time devoted to negotiation and preparation for the transactions contemplated by this Reorganization Agreement and (iii) UPC's loss as a result of the transactions contemplated by this Reorganization Agreement not being consummated. Accordingly, CBI and the CBI Financial Subsidiaries hereby jointly and severally stipulate and covenant that prior to CBI's or any one or more of the CBI Financial Subsidiaries' entering into a letter of intent, agreement in principle, or definitive agreement, (whether binding or non-binding, conditional or unconditional) with any third-party with respect to an Acquisition Proposal or supporting or indicating an intent to support an Acquisition Proposal, either CBI or such third- party shall have paid to UPC the amount set forth above in immediately available funds to satisfy the specific, absolute, and unconditionally binding condition precedent imposed by this Section 7.4. UPC and INTERIM each acknowledges that under no circumstances shall any officer or director of CBI or the CBI Financial Subsidiaries (unless such officer or director shall have an interest in a potential acquiring party in an Acquisition Proposal) be held liable to any of them for any amount of the foregoing payment. On payment of such amount to UPC, neither UPC nor INTERIM shall have any cause of action or claim (either in law or equity) whatsoever against CBI or any of the CBI Financial
Subsidiaries, or against any officer or director of CBI or the CBI Financial Subsidiaries, or the third party, with respect to or in connection with such Acquisition Proposal, this Reorganization Agreement or the Plan of Merger.





                       REORGANIZATION AGREEMENT - PAGE 67

         The requirements, conditions, and obligations imposed by this Section
7.4 shall continue in effect from the date of this Reorganization Agreement until April 30, 1996, unless or until the earlier of any of the following events shall occur, in which event, thereafter neither CBI, the CBI Financial Subsidiaries nor any third party that is involved in an Acquisition Proposal shall be obligated to pay the amount required by this Section 7.4 as a condition precedent to such transaction:

         (1) This Reorganization Agreement shall have been terminated (i) by mutual consent of the Parties pursuant to Section 9.1(a) of this Reorganization Agreement; (ii) by UPC, INTERIM or CBI pursuant to Section 9.1(c) of this Reorganization Agreement;
                 (iii) by CBI pursuant to Section 9.1(d) of this Reorganization Agreement; (iv) by CBI pursuant to Section 9.1(g) of this Reorganization Agreement; (v) by UPC or CBI pursuant to
                 Section 9.1(j) of this Reorganization Agreement; (vi) by CBI pursuant to Section 9.1(k) or (vii) by UPC or CBI pursuant to
                 Section 9.1(e) of this Reorganization Agreement, and in the case of termination pursuant to Section 9.1(e), only on the basis of the failure to satisfy the conditions enumerated in subparagraph (2) below; or

         (2) In the event the Merger should not be consummated as a result of the failure to satisfy any of the following conditions:

                          (i) Noncompliance by UPC or INTERIM with their respective obligations as required by the provisions of Section 8.1(a) of this Reorganization Agreement;

                          (ii) Material inaccuracy (without waiver thereof) of representations and warranties of UPC as contemplated by the provisions of Section 8.1(b) of this Reorganization Agreement;

                          (iii) The failure by UPC or INTERIM to effect all corporate action necessary on their respective parts as required by the provisions of Section 8.1(c)(i) of this Reorganization Agreement;

                          (iv) The occurrence of material legal proceedings as contemplated by the provisions of Section 8.3(a) of this Reorganization Agreement;

                          (v)     The failure to receive the requisite
                          approvals as required by the provisions of Section 8.3(b) of this Reorganization Agreement other than





                       REORGANIZATION AGREEMENT - PAGE 68
                          any such failure arising out of any action or inaction on the part of CBI or of any CBI Financial Subsidiary;

                          (vi) The failure on the part of counsel to UPC to deliver the requisite opinion required by the provisions of Section 8.1(e) of this Reorganization Agreement; or

                          (vii) UPC shall have determined not to consummate the Merger pursuant to Sections 8.2(d), 8.2(f), 8.2(i), or 8.2(k).

                          (viii) The failure by UPC to deliver to CBI and the CBI Financial Subsidiaries the certificates contemplated by Section 8.3 of this Reorganization Agreement.



                                   ARTICLE 8

                             CONDITIONS TO CLOSING

                 8.1 Conditions to the Obligations of CBI. Unless waived in writing by CBI, the obligation of CBI to consummate the transactions contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
undertakings of UPC and INTERIM to be performed at or prior to the Closing Date pursuant to this Reorganization Agreement shall have been duly performed;

                          (b)     Representations and Warranties.  The
representations and warranties of UPC and INTERIM contained in Article 4 of this Reorganization Agreement shall be true and complete, in all material respects, on and as of the Effective Time of the Merger with the same effect as though made on and as of the Effective Time of the Merger;

                          (c)     Documents. In addition to the other
deliveries of UPC or INTERIM described elsewhere in this Reorganization Agreement, CBI shall have received the following documents and instruments:

                                  (i)      a certificate signed by the
         Secretary or an Assistant Secretary of UPC and INTERIM dated as of the Closing Date certifying that:





                       REORGANIZATION AGREEMENT - PAGE 69

                                        (A)     UPC's and INTERIM's respective
                 Boards of Directors have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of UPC or INTERIM is an officer of UPC or INTERIM, as the case may be, holding the office or offices specified therein, with full power and authority to execute this Reorganization Agreement and any and all other documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                                        (C)     the charter documents of UPC
                 and INTERIM attached to such certificate remain in full force and effect; and

                                        (D)     UPC and INTERIM are in good
                 standing under their respective corporate charters; and

                                  (ii)  a certificate signed respectively by
         duly authorized officers of UPC and INTERIM stating that the conditions set forth in Section 8.1(a) and Section 8.1(b) of this Reorganization Agreement have been fulfilled;

                          (d)     Consideration.  CBI shall have received a
certificate executed by an authorized officer of the Exchange Agent to the effect that the Exchange Agent has received and holds in its possession proper authorization to issue certificates representing and evidencing shares of UPC Common Stock and cash or other good funds sufficient to meet the obligation of UPC to deliver to the CBI Record Holders the Consideration under this Reorganization Agreement and the Plan of Merger; and

                          (e)     Opinion of UPC's and INTERIM's Counsel.  CBI
shall have been furnished with an opinion of counsel to UPC and INTERIM, dated as of the Closing Date, addressed to and in form and substance satisfactory to CBI, to the effect that:

                                  (i)      UPC is a Tennessee corporation duly
         organized, validly existing, and in good standing under the laws of the State of Tennessee and INTERIM is a Tennessee





                       REORGANIZATION AGREEMENT - PAGE 70
         corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee;

                                  (ii)     this Reorganization Agreement has
         been duly and validly authorized, executed and delivered by UPC, and INTERIM and (assuming this Reorganization Agreement is a binding obligation of CBI) constitutes a valid and binding obligation of UPC and INTERIM enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to the application of equitable principles and judicial discretion;

                                  (iii)    neither the execution and delivery by
         UPC or INTERIM of this Reorganization Agreement nor any of the documents to be executed and delivered by UPC or INTERIM in connection herewith violates or conflicts with UPC's, or INTERIM's corporate charters or bylaws or, to the best of the knowledge, information and belief (without making special inquiry) of such counsel, any material contracts, agreements or other commitments of UPC or INTERIM; and

                                  (iv)     to the knowledge of such counsel
         after due inquiry, no consent or approval by any Governmental Authority which has not already been obtained is required for execution and delivery by UPC and INTERIM of this Reorganization Agreement or any of the documents to be executed and delivered by UPC or INTERIM in connection herewith.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of UPC or INTERIM or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such other states and may be limited, in any event, to Federal Law and the law of the State of Tennessee; and (iii) incorporate, be guided by, and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                          (f)     Destruction of Property.  Between the date of
this Reorganization Agreement and the Closing Date, there shall have been no damage to, or destruction of, any real property, improvements or personal property of UPC or of any UPC Subsidiary which materially reduces the market value of such property, and no zoning or other order, limitation or restriction imposed against the same that might have a material adverse impact upon the operations, business or prospects of UPC or any UPC Subsidiary; provided, however, that the availability of insurance





                       REORGANIZATION AGREEMENT - PAGE 71
coverage shall be taken into account in determining whether there shall have been such a material adverse impact or material reduction in market value. In the event of such damage, destruction, order, limitation or restriction, UPC and INTERIM may elect either (i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

                          (g)     Inspections Permitted.  Between the date of
this Reorganization Agreement and the Closing Date, UPC and each UPC Subsidiary shall have afforded CBI and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to UPC and each UPC Subsidiary. UPC and each UPC Subsidiary shall have caused all UPC or any such UPC Subsidiary personnel to provide reasonable assistance to CBI in its investigation of matters relating to UPC and any UPC Subsidiary;

                          (h)     No Material Adverse Change.  No material
adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or condition (financial or otherwise) of UPC or of any UPC Subsidiary shall have occurred since the date of this Reorganization Agreement. In the event of such a material adverse change with respect to UPC or any UPC Subsidiary, UPC may elect either (i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

                          (i)     Fairness Opinion.  CBI shall have received a
"fairness opinion" from its independent financial adviser to the effect that, in the opinion of such adviser, the Consideration to be received by the CBI Record Holders incidental to the Merger is fair to them from a financial point of view and such fairness opinion shall not have been withdrawn prior to the Closing Date; and

                          (j)     Tax Opinion.  CBI shall have received a
written opinion from its legal counsel, Messrs. Peper, Martin, Jensen, Maichel and Hetlage to the effect that, in the opinion of such legal counsel, the transactions contemplated by this Reorganization Agreement and the Plan of Merger will constitute one or more tax-free reorganizations under IRC Section 368 and that the CBI Record Holders will not recognize any gain or loss to the extent that such CBI Record Holders shall exchange shares of CBI Common Stock for shares of UPC Common Stock (other than any fractional share of UPC Common Stock which shall remain after aggregating all shares of UPC Common Stock to which each CBI Record shall be entitled to receive in the Merger) contemplated





                       REORGANIZATION AGREEMENT - PAGE 72
by this Reorganization Agreement assuming that the shares of CBI Common Stock so exchanged by such CBI Record Holders shall be held by them as capital assets at the Effective Time of the Merger; (b) that the basis of the UPC Common Stock received will be the same as the basis of the CBI Common Stock exchanged therefor; and (c) that the holding period of the UPC Common Stock received will include the holding period of the CBI Common Stock surrendered in the exchange.

                 8.2 Conditions to Obligations of UPC and INTERIM. Unless waived in writing by UPC, the obligation of UPC and INTERIM to consummate the transactions contemplated by this Reorganization Agreement is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                          (a)     Performance.  Each of the material acts and
undertakings of CBI and of each CBI Subsidiary to be performed at or before the Closing Date pursuant to this Reorganization Agreement shall have been duly performed;

                          (b)     Representations and Warranties.  The
representations and warranties of CBI and of each CBI Subsidiary contained in
Article 5 of this Reorganization Agreement shall be true and correct, in all material respects, on and as of the Closing Date with the same effect as though made on and as of the Closing Date;

                          (c)     Documents. In addition to the documents
described elsewhere in this Reorganization Agreement, UPC shall have received the following documents and instruments:

                                  (i)      a certificate signed by the
         Secretary or Cashier or by an Assistant Secretary or Assistant Cashier of CBI and each CBI Subsidiary dated as of the Closing Date certifying that:

                                        (A)     CBI's Board of Directors and
                 shareholders have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Reorganization Agreement (including the Plan of Merger) and authorizing the consummation of the transactions contemplated by this Reorganization Agreement and certifying that such resolutions have not been amended or modified and remain in full force and effect;

                                        (B)     each person executing this
                 Reorganization Agreement on behalf of CBI is an officer of CBI holding the office or offices specified therein, with full power and authority to execute and deliver this Reorganization Agreement and any and all other





                       REORGANIZATION AGREEMENT - PAGE 73
         documents in connection with the Merger, and that the signature of each person set forth on such certificate is his or her genuine signature;

                                        (C)     the charter documents of CBI
                 and of each CBI Subsidiary attached to such certificate remain in full force and effect; and

                                        (D)     CBI and all CBI Subsidiaries
                 are in good standing under their respective corporate charters; and

                                  (ii)     a certificate signed by the
         respective President, Chief Executive Officer or an Executive Vice President of each of CBI and each CBI Subsidiary stating that the conditions set forth in Section 8.2(a), Section 8.2(b) and 8.2(f) of this Reorganization Agreement, as to each of them, have been satisfied;

                          (d)     Destruction of Property.  Between the date of
this Reorganization Agreement and the Closing Date, there shall have been no damage to or destruction of any real property, improvements or personal property of CBI or of any CBI Subsidiary which materially reduces the market value of such property, and no zoning or other order, limitation or restriction imposed against the same that might have a material adverse impact upon the operations, business or prospects of CBI or any CBI Subsidiary; provided, however, that the availability of insurance coverage shall be taken into account in determining whether there shall have been such a material adverse impact or material reduction in market value. In the event of such damage, destruction, order, limitation or restriction, UPC and INTERIM may elect either
(i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

                          (e)     Inspections Permitted.  Between the date of
this Reorganization Agreement and the Closing Date, CBI and each CBI Subsidiary shall have afforded UPC and its authorized agents and representatives reasonable access during normal business hours to the properties, operations, books, records, contracts, documents, loan files and other information of or relating to CBI and each CBI Subsidiary. CBI and each CBI Subsidiary shall have caused all CBI or any such CBI Subsidiary personnel to provide reasonable assistance to UPC in its investigation of matters relating to CBI and any CBI Subsidiary;

                          (f)     No Material Adverse Change.  No material
adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, contingent or otherwise), prospects, operations, liquidity, income, or





                       REORGANIZATION AGREEMENT - PAGE 74
condition (financial or otherwise) of CBI or of any CBI Subsidiary shall have occurred since the date of this Reorganization Agreement. In the event of such a material adverse change with respect to CBI or any CBI Subsidiary, UPC may elect either (i) to close the contemplated transactions in accordance with the terms of this Reorganization Agreement or (ii) to terminate this Reorganization Agreement without penalty;

                          (g)     Opinion of CBI's Counsel.  UPC shall have
been furnished with an opinion of legal counsel to CBI and the CBI Subsidiaries, dated the Closing Date, addressed to UPC and in form and substance satisfactory to UPC, to the effect that:

                                  (i)       CBI is a corporation duly
         organized, validly existing and in good standing under the laws of the State of Missouri;

                                  (ii)      each CBI Subsidiary is duly
         organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                                  (iii)     this Reorganization Agreement has
         been duly and validly authorized, executed and delivered by CBI and by each CBI Financial Subsidiary and (assuming that this Reorganization Agreement is a binding obligation of UPC and INTERIM and the Plan of Merger is a binding obligation of UPC and INTERIM) constitutes a valid and binding obligation of CBI, enforceable in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and to the application of equitable principles and judicial discretion; and

                                  (iv)      to the knowledge of such counsel
         after due inquiry, no consent or approval, which has not already been obtained, by any governmental authority is required for execution and delivery by CBI or any CBI Subsidiary of this Reorganization Agreement or any of the documents to be executed and delivered by CBI and any CBI Subsidiary in connection herewith and the consummation of the Merger and ancillary transactions described in the Reorganization Agreement.

Such opinion may (i) expressly rely as to matters of fact upon certificates furnished by appropriate officers of CBI or of any CBI Subsidiary or appropriate government officials; (ii) in the case of matters of law governed by the laws of the states in which they are not licensed, reasonably rely upon the opinions of legal counsel duly licensed in such states and may be limited, in any event, to Federal Law and to the law of the State of





                       REORGANIZATION AGREEMENT - PAGE 75

Missouri; and (iii) incorporate, be guided by and be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business Law (1991);

                          (h)     Other Business Combinations, Etc.  Except as
otherwise provided in this Reorganization Agreement, neither CBI nor any CBI Subsidiary shall have entered into any agreement, letter of intent, understanding or other arrangement pursuant to which CBI or any CBI Subsidiary would merge; consolidate with; effect a business combination with; sell any substantial part of CBI's or any CBI Subsidiary's assets; acquire a significant part of the shares or assets of any other Person or entity (financial or otherwise); adopt any "poison pill" or other type of anti- takeover arrangement, any shareholder rights provision, any "golden parachute" or similar program which would have the effect of materially decreasing the value of CBI or of any CBI Subsidiary or the benefits of acquiring the CBI Common Stock;

                          (i)     Maintenance of Certain Covenants, Etc.  At
the time of Closing, (i) the total consolidated assets of CBI and Subsidiaries shall be not less than $970,000,000; (ii) the total consolidated stockholders' equity of CBI shall have been not less than $74,440,000 at December 31, 1994, and shall have increased since that date through earnings growth less any dividends which shall have been declared as permitted hereunder; (iii) the tangible equity capital of CBI shall be not less than its reported level as of December 31, 1994, and shall have increased since that time through earnings growth less any dividends which shall have been declared as permitted hereunder; (iv) neither CBI nor any CBI Subsidiary shall have issued or repurchased from the date hereof any additional equity or debt securities, or any rights to purchase or repurchase such securities, except as set forth in this Reorganization Agreement (such that there shall be not more than 3,067,268 shares of CBI Common Stock validly issued and outstanding at the Effective Time of the Merger other than those additional shares which shall have been issued by CBI subsequent to December 31, 1994, incidental to the exercise of stock options, warrants and similar rights to acquire CBI Common Stock which were issued and outstanding on that date and which have been disclosed to UPC in this Reorganization Agreement and other than shares of CBI Common Stock which shall have been issued incidental to conversion of the CBI Convertible Notes);
(v) from December 31, 1994, there shall have been no extraordinary sale of assets, nor any material investment portfolio restructuring by either CBI or any CBI Subsidiary; (vi) neither CBI nor any CBI Subsidiary shall have issued or granted since December 31, 1994, through the Closing Date any CBI Stock Options; (vii) from the date hereof, except as permitted in Section 7.3(c)(v) of this Reorganization Agreement, CBI shall not have declared or paid any cash dividends or other distributions prior to Closing; and (viii) the Merger shall qualify as one or





                       REORGANIZATION AGREEMENT - PAGE 76
more tax-free reorganizations under Section 368 of the IRC of 1986, as amended. The financial criteria and calculations set forth above shall be determined in accordance with GAAP assuming that CBI and each CBI Subsidiary shall have been operated consistently in the normal course of their respective businesses; provided, however, that the effects of any balance sheet expansion through abnormal, unusual, nonrecurring or out-of-the-ordinary borrowings or by the realization of extraordinary or nonrecurring gains otherwise than in the ordinary course of business or other income from the disposition of assets or liabilities or through similar transactions shall be eliminated from the calculations;

                 (j) Non-Compete Agreements. Each member of the Board of Directors of CBI, other than Van H. Puls and P. Anthony Novelly, should he become a director, shall have entered into a non-compete agreement with UPC, CBI and each CBI Financial Subsidiary substantially in the form of UPC's standard form of non-compete agreement, a copy which is annexed hereto as
Exhibit 8.2(j), providing for a term of two (2) years from Closing and covering those Counties in the State of Missouri (and, if applicable, Arkansas) in which CBI and the CBI Financial Subsidiaries shall maintain their banking offices, including branches, on the Closing Date as well as those Counties which are contiguous to those counties in which they operate banking offices or branches; and such Board Member shall not be involved in any way with the formation or organization of a new financial institution which would maintain banking offices in any of such counties;

                 (k) Tax Opinion. UPC shall have received a written opinion from counsel to the effect that the transactions contemplated by this Reorganization Agreement and the Plan of Merger will constitute one or more tax-free reorganizations under Section 368 of the IRC and that neither UPC, INTERIM nor CBI will recognize any gain or loss for federal income tax purposes as a result of the consummation of the transactions contemplated by the Reorganization Agreement;

                 (l) Receipt of Affiliate Letters. UPC shall have received a written commitment in form and substance satisfactory to UPC and its counsel (an "Affiliate Letter") from each CBI Record Holder who would be deemed under the Securities Laws to be an Affiliate of CBI at the time of Closing and who shall accept shares of UPC Common Stock as Consideration for the cancellation, exchange and conversion of his or her shares of CBI Common Stock pursuant to the terms and conditions of this Reorganization Agreement, committing to UPC that such CBI Record Holder shall not pledge, assign, sell, transfer, otherwise alienate or take any action which would eliminate or diminish the risk of owning or holding the shares of UPC Common Stock to be received by such





                       REORGANIZATION AGREEMENT - PAGE 77

CBI Record Holder upon consummation of the Merger nor enter into any formal or informal agreement to pledge, assign, sell, transfer, or otherwise alienate his right, title and interests in any of the shares of UPC Common Stock to be delivered by UPC to such CBI Record Holder pursuant to the terms and conditions of this Reorganization Agreement if such disposition of, commitment to dispose of, or reduction of the risk of ownership of the shares of UPC Common Stock to be received in the Merger (collectively, a "Disposition"):

                          (i) would require the Merger and other transactions contemplated by the Reorganization Agreement to be accounted for under the "purchase" method of accounting rather than under the "pooling-of-interests" method of accounting; or

                          (ii) would constitute a sale or other disposition of such shares of UPC Common Stock in violation of the Securities Laws; or

                          (iii) would adversely affect the ability of the Parties to treat the Merger and other transactions contemplated in the Reorganization Agreement as one or more tax-free "reorganizations" in the sense of Section 368 of the IRC such that the tax-free status of the transactions might be jeopardized for federal income tax purposes.

Accordingly, no Affiliate shall effect a Disposition prior to the date on which UPC shall have released to the public the financial results of the combined operations of UPC and CBI for a period of not less than 30 days duration in order to satisfy the requirements of clause (i). In addition, no Affiliate shall effect a Disposition otherwise than by compliance with SEC Rules 144 or 145 or in a transaction which, in the opinion of counsel satisfactory to UPC, shall be exempt from the registration requirements of the 1933 Act in order to satisfy the requirements of clause (ii) above. Moreover, each Affiliate shall represent and warrant to UPC that as of the Closing Date such Affiliate has no present intention of disposing of any amount in excess of 45% of the shares of UPC Common Stock to be received by such Affiliate as Consideration for the CBI Common Stock surrendered in the transaction and shall undertake to make no disposition of any of the remaining 55% of the UPC Common Stock received by such Affiliate for a period of not less than 24 months (or, with the approval of UPC, such shorter period as may be justified by material events, occurrences or changes in circumstances which were not reasonably foreseeable or foreseen on the Closing Date)in order to protect the ability of the Parties to treat the Merger and other transactions contemplated in the Reorganization Agreement as one or more tax-free "reorganizations" in the sense of Section 368 of the IRC; and





                       REORGANIZATION AGREEMENT - PAGE 78

                 (m) Fairness Opinion. UPC shall have received a "fairness opinion" from its independent financial adviser to the effect that, in the opinion of such adviser, the Consideration to be received by the CBI Record Holders in exchange for their shares of CBI Common Stock pursuant to the terms and conditions of this Reorganization agreement is fair to the shareholders of UPC from a financial point of view; such fairness opinion shall not have been withdrawn prior to the Closing Date; and UPC shall have received an updated "fairness opinion" letter from such advisers dated within five days of the Closing Date confirming that, in the opinion of such adviser, such Consideration to be received by the CBI Record Holders continues to be fair to the UPC Shareholders from a financial point of view.

                 (n) Pooling of Interests Accounting Treatment. UPC shall have received (i) from Price Waterhouse or other independent accountants satisfactory to UPC, a letter dated within five days prior to the Closing Date, in form and substance acceptable to UPC, stating the accountants' opinion that, based upon the information furnished to them, the Reorganization and Merger should be accounted for by UPC as a "pooling of interests" for financial statement purposes and that such accounting treatment is in accordance with generally accepted accounting principles and (ii) from CBI's regularly retained independent accountants or other accountants acceptable to UPC, a letter dated within five days prior to the Closing Date stating that, upon a review of the books and records of CBI, such accountants are aware of no reason why the business combination described in this Reorganization Agreement to which CBI is a Party should not be accounted for as a "pooling of interests" under generally accepted accounting principles.


                 8.3 Conditions to Obligations of All Parties. The obligation of each Party to effect the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

                          (a)     No Pending or Threatened Claims.  That no
claim, action, suit, investigation or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Reorganization Agreement or the obtaining of material damages or other relief in connection therewith; and

                          (b)     Government Approvals and Acquiescence
Obtained. The Parties hereto shall have received all applicable Government Approvals for the consummation of the transactions contemplated herein and all waiting periods incidental to such approvals or notices given shall have expired; and





                       REORGANIZATION AGREEMENT - PAGE 79

                          (c)     Shareholder Approval.  The shareholders of
CBI shall have approved the Merger in accordance with the Missouri Code; and

                          (d)     Registration Statement.  UPC's Registration
Statement to be filed with the SEC shall have been declared effective by the SEC and shall not be subject to a stop order issued by the SEC and, should the offer and sale of the UPC Common Stock incidental to the Merger described in this Reorganization Agreement be subject to the Blue Sky Laws of any state, shall not be subject to any stop order of any state securities commission.


                                   ARTICLE 9

                                  TERMINATION

                 9.1 Termination. This Reorganization Agreement and the Plan of Merger may be terminated at any time prior to the Closing, as follows:

                          (a)     By mutual consent in writing of the Parties;

                          (b)     By UPC or INTERIM, should CBI or any CBI
Subsidiary fail to conduct its business pursuant to CBI's and such CBI Subsidiary's Covenants made in Article 7;

                          (c)     By UPC, INTERIM or CBI in the event the
Closing shall not have occurred by January 31, 1996 (the "Target Date"), unless the failure of the Closing to occur shall be due to the failure of the Party seeking to terminate this Agreement to perform its obligations hereunder in a timely manner. If UPC shall have filed any and all applications to obtain the requisite Government Approvals within sixty (60) days of the date hereof, and if the Closing shall not have occurred solely because of a delay caused by a government regulatory agency or authority in its review of the application before it, then CBI and any CBI Subsidiary that is a party to this Reorganization Agreement shall, upon UPC's written request, extend the Closing Date until such time as all Government Approvals shall have been obtained and any statutory waiting periods shall have expired; provided, however, the Closing Date shall not be extended under the provisions of this Section 9.1(c) beyond April 30, 1996;

                          (d)     By either UPC, INTERIM or CBI, upon written
notice to the other Party, upon denial of any Governmental Approval necessary for the consummation of the Merger (or should such approval be conditioned upon a substantial deviation from the transactions contemplated); provided, however, that either UPC or CBI may, upon written notice to the other, extend the term





                       REORGANIZATION AGREEMENT - PAGE 80
of this Reorganization Agreement for only one 60-day period to prosecute diligently and overturn such denial, provided, further, that such denial shall have been appealed within twenty (20) business days of the receipt thereof;

                          (e)     By UPC or INTERIM in the event the conditions
set forth in Sections 8.2 or 8.3 shall not have been satisfied in all material respects as of the Closing Date, or by CBI if the conditions set forth in
Section 8.1 or 8.3 shall not have been satisfied in all material respects as of the Closing Date, and such failure shall not have been waived prior to the Closing;

                          (f)     By UPC or INTERIM in the event that there
shall have been, in UPC's good faith opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of CBI or any CBI Subsidiary taken as a whole, or upon the occurrence of any event or circumstance which may have the effect of limiting or restricting UPC's voting power or other rights normally enjoyed by the registered holders of the CBI Common Stock which are the subject of the instant transaction;

                          (g)     By UPC, INTERIM or CBI in the event that
there shall have been a material breach of any obligation of the other Party hereunder and such breach shall not have been remedied within thirty (30) days after receipt by the breaching Party of written notice from the other Party specifying the nature of such breach and requesting that it be remedied;

                          (h)     By UPC or INTERIM should CBI or any CBI
Subsidiary enter into any letter of intent or agreement with a view to being acquired by, or effecting a business combination with any other Person; or any agreement to merge, to consolidate, to combine with or to sell a material portion of its assets or to be acquired in any other manner by any other Person or to acquire a material amount of assets or a material equity position in any other Person, whether financial or otherwise;

                          (i)     By UPC or INTERIM should CBI or any CBI
Subsidiary enter into any formal agreement, letter of understanding, memorandum or other similar arrangement with any bank regulatory authority establishing a formal capital plan requiring CBI or any CBI Subsidiary to raise additional capital or to sell a substantial portion of its assets;

                          (j)     By either Party, without penalty, during the
"due diligence review" period described in Section 2.3 of this Reorganization Agreement in the manner provided, and on the basis set forth in said Section 2.3.





                       REORGANIZATION AGREEMENT - PAGE 81

                          (k)     By CBI in the event that there shall have
been, in CBI's good faith opinion, a material adverse change in the business, property, assets (including loan portfolios), liabilities (whether absolute, accrued, contingent or otherwise), prospects, operations, liquidity, income, condition (financial or otherwise) or net worth of UPC; or

If a Party should elect to terminate this Reorganization Agreement pursuant to subsections (b), (c), (d), (e), (f), (g), (h), (i), (j) or (k) of this Section 9.1, it shall give notice to the other Party, in writing, of its election in the manner prescribed in Section 10.1 ("Notices") of this Reorganization Agreement.

                 9.2 Effect of Termination. In the event that this Reorganization Agreement should be terminated pursuant to Section 9.1 hereof, all further obligations of the Parties under this Reorganization Agreement shall terminate without further liability of any Party to another; provided, however, that a termination under Section 9.1 hereof shall not relieve any Party of any liability for a breach of this Reorganization Agreement or for any misstatement or misrepresentation made hereunder prior to such termination, or be deemed to constitute a waiver of any available remedy for any such breach, misstatement or misrepresentation.


                                   ARTICLE 10

                               GENERAL PROVISIONS

                 10.1 Notices. Any notice, request, demand and other communication which either Party hereto may desire or may be required hereunder to give shall be in writing and shall be deemed to be duly given if delivered personally or mailed by certified or registered mail (postage prepaid, return receipt requested), air courier or facsimile transmission, addressed or transmitted to such other Party as follows:


If to UPC/INTERIM:        Union Planters Corporation
                          Post Office Box 387 (for mailing)
                          Memphis, Tennessee  38147
                          7130 Goodlett Farms Parkway (for deliveries)
                          Memphis, Tennessee  38018
                          Fax:  (901) 383-2877
                          Attn: Mr. Jackson W. Moore, President
                                E. James House, Jr., Esquire, Secretary





                       REORGANIZATION AGREEMENT - PAGE 82

With a copy to:           McDonnell Dyer, P.L.C
                          Post Office Box 775000 (for mailing)
                          Memphis, TN 38177-5000
                          6075 Poplar Avenue (Suite 650) (deliveries)
                          Memphis, TN 38119
                          Fax:  (901) 537-1010
                          Attn: Marion S. Boyd, Jr.

If to CBI:                Capital Bancorporation, Inc.
                          Post Office Box 2017 (for mailing)
                          Cape Girardeau, MO 63702-2017
                          407 N. Kingshighway (4th Floor) (deliveries)
                          Cape Girardeau, MO 63701
                          Fax:  (314) 335-1085
                          Attn: Mr. Van H. Puls
                          President & Chief Executive Officer
                          Mr. David G. Collier, Secretary

With a copy to:           Peper, Martin, Jensen, Maichel and Hetlage
                          720 Olive Street (24th Floor)
                          St. Louis, MO 63101
                          Fax:  (314) 621-4834
                          Attn: John R. Short, Esq.


or to such other address as any Party hereto may hereafter designate to the other Parties in writing. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

                 10.2 Assignability and Parties in Interest. This Reorganization Agreement shall not be assignable by any of the Parties hereto; provided, however, that UPC may assign, set over and transfer all, or any part of its rights and obligations under this Reorganization Agreement to any one or more of its present or future Affiliates. This Reorganization Agreement shall inure to the benefit of, and be binding only upon the Parties hereto and their respective successors and permitted assigns and no other Persons.

                 10.3 Governing Law. This Reorganization Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Tennessee, unless and to the extent that federal law controls. Any dispute arising between the Parties in connection with the transactions which are the subject of this Reorganization Agreement shall be heard in a court of competent jurisdiction located in Tennessee.

                 10.4 Counterparts. This Reorganization Agreement may be executed simultaneously in one or more counterparts, each of





                       REORGANIZATION AGREEMENT - PAGE 83
which shall be deemed an original, but all of which shall constitute but one and the same instrument.

                 10.5 Best Efforts. CBI, each CBI Subsidiary, UPC and INTERIM each agrees to use its best efforts to complete the transactions contemplated by this Reorganization Agreement; provided, however, that the use of best efforts by UPC shall not obligate UPC or INTERIM to obtain or to provide CBI or any CBI Subsidiary additional capital in an amount, to divest any Subsidiary or branch, or to meet any other condition which may be imposed by any Regulatory Authority as a condition to approval which UPC or INTERIM shall deem in good faith to be unreasonable in the circumstances.

                 10.6 Publicity. The Parties agree that press releases and other public announcements to be made by any of them with respect to the transactions contemplated hereby shall be subject to mutual agreement. Notwithstanding the foregoing, each of the Parties hereto may respond to inquiries relating to this Reorganization Agreement and the transactions contemplated hereby by the press, employees or customers without any notice or further consent of the other Parties, provided, however, that the Parties shall mutually develop in advance, responses to anticipated inquiries by the press.

                 10.7 Entire Agreement. This Reorganization Agreement, together with the Plan of Merger which is Exhibit A hereto, the Schedules, Annexes, Exhibits and certificates required to be delivered hereunder and any amendments or addenda hereafter executed and delivered in accordance with
Section 10.9 hereof constitute the entire agreement of the Parties hereto pertaining to the transactions contemplated hereby and supersede all prior written and oral (and all contemporaneous oral) agreements and understandings of the Parties hereto concerning the subject matter hereof. The Schedules, Annexes, Exhibits and certificates attached hereto or furnished pursuant to this Reorganization Agreement are hereby incorporated as integral parts of this Reorganization Agreement. Except as provided herein, by specific language and not by mere implication, this Reorganization Agreement is not intended to confer upon any other person not a Party to this Reorganization Agreement any rights or remedies hereunder.

                 10.8 Severability. If any portion or provision of this Reorganization Agreement should be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction, such portion or provision shall be ineffective as to that jurisdiction to the extent of such invalidity, illegality or unenforceability, without affecting in any way the validity or enforceability of the remaining portions or provisions hereof in such jurisdiction or rendering that or any





                       REORGANIZATION AGREEMENT - PAGE 84
other portions or provisions of this Reorganization Agreement invalid, illegal or unenforceable in any other jurisdiction.

                 10.9 Modifications, Amendments and Waivers. At any time prior to the Closing or termination of this Reorganization Agreement, the Parties may, solely by written agreement executed by their duly authorized officers:

                          (a)     extend the time for the performance of any of
the obligations or other acts of the other Party hereto;

                          (b)     waive any inaccuracies in the representations
and warranties made by the other Party contained in this Reorganization Agreement or in the Annexes, Schedules or Exhibits hereto or any other document delivered pursuant to this Reorganization Agreement;

                          (c)     waive compliance with any of the covenants or
agreements of the other Party contained in this Reorganization Agreement; and

                          (d)     amend or add to any provision of this
Reorganization Agreement or the Plan of Merger; provided, however, that, subject to the provisions of Section 2.5, no provision of this Reorganization Agreement may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest and expressly stating that it is an amendment to this Reorganization Agreement.

                 10.10 Interpretation. The headings contained in this Reorganization Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement.

                 10.11 Payment of Expenses. Except as set forth herein, UPC, INTERIM and CBI shall each pay its own fees and expenses (including, without limitation, legal fees and expenses) incurred by it in connection with the transactions contemplated hereunder.

                 10.12 Finders and Brokers. Except as disclosed in Schedule 10.12, UPC, INTERIM, CBI and each CBI Subsidiary represent and warrant to each other that they have employed no broker or finder in connection with the transactions described in this Reorganization Agreement under an arrangement pursuant to which a fee is, or may be due to such broker or finder as a result of the execution of this Reorganization Agreement or the closing of the transactions contemplated herein. This section shall survive the termination of this Reorganization Agreement.





                       REORGANIZATION AGREEMENT - PAGE 85

                 10.13 Equitable Remedies. The Parties hereto agree that, in the event of a breach of this Reorganization Agreement by CBI or any CBI Subsidiary, UPC and INTERIM will be without an adequate remedy at law by reason of the unique nature of CBI and each CBI Subsidiary. In recognition thereof, in addition to (and not in lieu of) any remedies at law which may be available to UPC and INTERIM, UPC and INTERIM shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Reorganization Agreement by CBI or any CBI Subsidiary, and no attempt on the part of UPC or INTERIM to obtain such equitable relief shall be deemed to constitute an election of remedies by UPC or INTERIM which would preclude UPC or INTERIM from obtaining any remedies at law to which it would otherwise be entitled. CBI and each CBI Subsidiary covenant that they shall not contend in any such proceeding that UPC or INTERIM is not entitled to a decree of specific performance by reason of having an adequate remedy at law.

                 10.14 Attorneys' Fees. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Reorganization Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its reasonable costs and expenses necessarily incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).

                 10.15 No Waiver. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or default, nor shall it be construed to be a waiver of any such right, power or remedy, or an acquiescence in any similar breach or default; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Reorganization Agreement must be in writing and must be executed by the Parties to this Reorganization Agreement and shall be effective only to the extent specifically set forth in such writing.

                 10.16 Remedies Cumulative. All remedies provided in this Reorganization Agreement, by law or otherwise, shall be cumulative and not alternative.

          IN WITNESS WHEREOF, each of the Parties hereto has duly executed and delivered this Reorganization Agreement or has caused this Reorganization Agreement to be executed and delivered





                       REORGANIZATION AGREEMENT - PAGE 86
in its name and on its behalf by its representatives thereunto duly authorized, all as of the date first written above.



                          CAPITAL BANCORPORATION, INC.


                                      By: /s/ Van H. Puls
                                          ------------------------------------
                                                      Van H. Puls
                                               Its: President and Chief
                                                     Executive Officer
ATTEST:

/s/ David G. Collier
----------------------------------
David G. Collier, Secretary



                                      CAPITAL TRUST Dated February 4, 1994

                                      /s/ William G. Lauber
                                      ----------------------------------------
                                      William G. Lauber, Co-trustee

                                      /s/ Douglas D. Hommert
                                      ----------------------------------------
                                      Douglas D. Hommert, Co-trustee



                                      PAN-BANK TRUST Dated February 11, 1994

                                      /s/ William G. Lauber
                                      ----------------------------------------
                                      William G. Lauber, Co-trustee

                                      /s/ Douglas D. Hommert
                                      ----------------------------------------
                                      Douglas D. Hommert, Co-trustee



                                      CNN-BANK TRUST Dated February 11, 1994

                                      /s/ William G. Lauber
                                      ----------------------------------------
                                      William G. Lauber, Co-trustee

                                      /s/ Douglas D. Hommert
                                      ----------------------------------------
                                      Douglas D. Hommert, Co-trustee





                      REORGANIZATION AGREEMENT - PAGE 87

                                      JJN-BANK TRUST Dated February 4, 1994

                                      /s/ William G. Lauber
                                      ----------------------------------------
                                      William G. Lauber, Co-trustee

                                      /s/ Douglas D. Hommert
                                      ----------------------------------------
                                      Douglas D. Hommert, Co-trustee



                                      MDN-BANK TRUST Dated February 4, 1994

                                      /s/ William G. Lauber
                                      ----------------------------------------
                                      William G. Lauber, Co-trustee

                                      /s/ Douglas D. Hommert
                                      ----------------------------------------
                                      Douglas D. Hommert, Co-trustee



                                      UNION PLANTERS CORPORATION


                                      By: /s/ Jackson W. Moore
                                          ------------------------------------
                                            Jackson W. Moore
                                      Its:  President
ATTEST:


/s/ E. James House, Jr.
----------------------------------
E. James House, Jr., Secretary





                                      CBI ACQUISITION COMPANY, INC.


                                      By: /s/ Jackson W. Moore
                                          ------------------------------------
                                           Jackson W. Moore
                                      Its: President
ATTEST:


/s/ E. James House, Jr.
----------------------------------
E. James House, Jr., Secretary





                       REORGANIZATION AGREEMENT - PAGE 88

                                                                       EXHIBIT A

                                 PLAN OF MERGER


                        SETTING FORTH THE PLAN OF MERGER

                                       OF

                          CAPITAL BANCORPORATION, INC.
                            (A MISSOURI CORPORATION)

                                 WITH AND INTO

                         CBI ACQUISITION COMPANY, INC.
                           (A TENNESSEE CORPORATION)


         THIS PLAN OF MERGER (the "Plan of Merger") is made and entered into as of the ____ day of __________, 1995, by and between CAPITAL BANCORPORATION, INC. ("CBI"), a corporation chartered and existing under the laws of the State of Missouri which is a registered bank holding company and whose principal offices are located at 407 N. Kingshighway, Fourth Floor, Cape Girardeau, Cape Girardeau County, Missouri 63701; UNION PLANTERS CORPORATION ("UPC"), a corporation organized and existing under the laws of the State of Tennessee having its principal office at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018 and which is registered as a bank holding company under the Bank Holding Company Act of 1956; and CBI ACQUISITION COMPANY, INC. ("INTERIM"), a corporation chartered and existing under the laws of the State of Tennessee, whose principal place of business is located at 7130 Goodlett Farms Parkway, Memphis, Shelby County, Tennessee 38018. All of the authorized, issued and outstanding shares of capital stock of INTERIM are owned and held of record by UPC.


                                    PREAMBLE

         WHEREAS, UPC, INTERIM and CBI have entered into an Agreement and Plan of Reorganization dated as of the 20th day of June, 1995 (the "Reorganization Agreement") to which this Plan of Merger is Exhibit A and is incorporated by reference as an integral part thereof, providing for the merger of CBI with and into INTERIM (which would be the Surviving Corporation), the conversion and cancellation of all of the CBI Series C Preferred Stock and the acquisition of all of the CBI Common Stock outstanding immediately prior to the Effective Time of the Merger by UPC for the Consideration set forth in the Reorganization Agreement and in this Plan of Merger; and





        PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 89

         WHEREAS, As provided in the Reorganization Agreement, UPC has caused INTERIM to join in this Plan of Merger by executing and delivering same; and

         WHEREAS, The Boards of Directors of UPC, INTERIM and CBI are each of the opinion that the interests of their respective corporations and their corporations' respective shareholders would best be served if CBI were to be merged with and into INTERIM (the "Surviving Corporation") which would survive the Merger, on the terms and conditions provided in the Reorganization Agreement and in this Plan of Merger and, upon such Merger becoming effective, the Surviving Corporation would continue as a wholly-owned subsidiary of UPC.

         NOW, THEREFORE, in consideration of the covenants and agreements of the Parties contained herein, CBI, UPC and INTERIM hereby make, adopt and approve this Plan of Merger in order to set forth the terms and conditions for the merger of CBI with and into INTERIM, the survivor thereof (the "Merger").


                                   ARTICLE I.
                                  DEFINITIONS

         1.1 As used in this Plan of Merger and in any amendments hereto, all capitalized terms herein shall have the meanings assigned to such terms in the Reorganization Agreement unless otherwise defined herein.


                                   ARTICLE 2
                                 CAPITALIZATION

         2.1     CBI ACQUISITION COMPANY, INC.   The authorized capital stock
of INTERIM consists of 1,000 shares of common stock having a par value of $1.00 per share (the "INTERIM Common Stock") and no shares of preferred stock. As of the date of this Plan of Merger, 1,000 shares of INTERIM Common Stock are issued and outstanding and no shares of INTERIM Common Stock are held by it as treasury stock. All of such issued and outstanding shares of INTERIM Common Stock are owned beneficially and of record by UPC.

         2.2     CAPITAL BANCORPORATION, INC.   The authorized capital stock of
CBI consists of 6,500,000 shares of common stock having a par value of $.10 per share (the "CBI Common Stock"), and 200,000 shares of preferred stock having a par value of $1.00 per share (the "CBI Preferred Stock). As of the date hereof, 3,067,268 shares of CBI Common Stock were issued and outstanding, no shares of CBI Common Stock were held by CBI as CBI Treasury Stock and 27,600 shares of CBI Series C Preferred Stock were issued and outstanding.





        PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 90

                                   ARTICLE 3
                                 PLAN OF MERGER

         3.1 Constituent Corporations. The name of each constituent corporation to the Merger is:

                         CBI ACQUISITION COMPANY, INC.
                                      and
                          CAPITAL BANCORPORATION, INC.

         3.2     Surviving Corporation.  The Surviving Corporation shall be:

                         CBI ACQUISITION COMPANY, INC.

the name of which shall, at the Effective Time of the Merger, be changed to and thereafter continue to be:

                          CAPITAL BANCORPORATION, INC.


         3.3 Terms and Conditions of Merger. The Merger shall be consummated only pursuant to, and in accordance with, this Plan of Merger and the Reorganization Agreement. Conditioned upon the satisfaction or lawful waiver (by the Party or Parties entitled to the benefit thereof) of all conditions precedent to consummation of the Merger, the Merger shall become effective on the date and at the time of filing of Articles of Merger and this Plan of Merger with the Secretary of State of the State of Tennessee or at such later date and time as shall be specified in such Articles of Merger (the "Effective Time of the Merger"). At the Effective Time of the Merger, CBI shall be merged with and into INTERIM which shall survive the Merger, whereupon the separate existence of CBI shall cease and INTERIM and CBI shall become and be a single corporation in INTERIM as the Surviving Corporation as provided in
Section 48-21-108 of the Tennessee Code Annotated (the "Tennessee Code"). Thereafter the Surviving Corporation shall possess all of the assets, rights, privileges, appointments, powers, licenses, permits and franchises of both CBI and INTERIM, whether of a public or private nature, and shall be subject to all of the liabilities, restrictions, disabilities, and duties of both CBI and INTERIM as more particularly described in ARTICLE 4 below.

         3.4 Charter. At the Effective Time of the Merger, the Charter of INTERIM, as in effect immediately prior to the Effective Time of the Merger, shall continue to be the Charter of INTERIM as the Surviving Corporation unless and until the same shall be amended as provided by law and the terms of such Charter.





        PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 91

         3.5 Bylaws. At the Effective Time of the Merger, the Bylaws of INTERIM, as in effect immediately prior to the Effective Time of the Merger, shall continue to be its Bylaws as the Surviving Corporation unless and until amended or repealed as provided by law, its Charter or such Bylaws.

         3.6     Directors and Officers.

                 (a) The following persons shall, at the Effective Time of the Merger, become and be the directors of the Surviving Corporation:
Jackson W. Moore, Jack M. Parker, M. Kirk Walters and E. James House, Jr. all of whom are residents of Memphis, Tennessee, each to hold office as provided in the Charter and Bylaws of the Surviving Corporation unless and until their respective successors shall have been elected and shall have qualified or they shall be removed as provided therein.

                 (b) The officers of CBI in office immediately prior to the Effective Time of the Merger shall continue as the officers of the Surviving Corporation, to hold office as provided in the Charter and Bylaws of the Surviving Corporation unless and until their respective successors shall have been elected or appointed and shall have qualified or they shall be removed as provided therein.

         3.7 Name. At the Effective Time of the Merger, the name of INTERIM as the Surviving Corporation shall be changed to:

                          CAPITAL BANCORPORATION, INC.


                                   ARTICLE 4
                         DESCRIPTION OF THE TRANSACTION

         4.1     Terms of the Merger.

                 (a) Satisfaction of Conditions to Closing. After the transactions contemplated in the Reorganization Agreement shall have been approved by the shareholders of CBI and INTERIM and each other condition to the obligations of the Parties hereto (other than those conditions which are to be satisfied by delivery of documents by any Party to any other Party) shall have been satisfied or, if lawfully permitted, waived by the Party or Parties entitled to the benefits thereof, a closing (the "Closing") shall be held on the date (the "Closing Date") and at the time of day and place referred to in
Section 3.2 of the Reorganization Agreement.

                 (b) Effective Time of the Merger. Upon the satisfaction of all conditions to Closing, the Merger shall become effective on the date and at the time of filing Articles of Merger and this Plan of Merger with the Secretary of State of





        PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 92 the State of Tennessee or at such later date and time as shall be specified in such Articles of Merger (the "Effective Time of the Merger").

                 (c) Shares of INTERIM to Remain Outstanding. At the Effective Time of the Merger, each share of $1.00 par value common stock of INTERIM (the "INTERIM Common Stock") which shall be issued and outstanding immediately prior to the Effective Time of the Merger shall remain outstanding as one share of the issued and outstanding common stock of the Surviving Corporation.

                 (d)      Conversion of Outstanding Shares of CBI.

                          (1) CBI PREFERRED STOCK. CBI has outstanding 27,600 shares of its Series C Preferred Stock having a stated value and redemption value of $500.00 per share. The CBI Series C Preferred Stock is currently redeemable at the option of CBI at $500 per share together with unpaid accrued dividends thereon with the prior written consent of the Federal Reserve. Unless earlier redeemed by CBI, the Series C Preferred Stock shall, as a result of the Merger becoming effective and without any action on the part of anyone, be converted exclusively into the right of the holders thereof to receive in cash Five Hundred Dollars ($500) per share, together with all accrued and unpaid dividends thereon (whether or not declared) calculated to the Effective Date of the Merger in the manner provided in CBI's CERTIFICATE OF PREFERRED STOCK DESIGNATION dated June 10 1992 pursuant to which the CBI Series C Preferred Stock has been issued.

                          (2) CBI COMMON STOCK. At the Effective Time of the Merger, each share of common stock of CBI having a par value of $.10 per share (the "CBI Common Stock") which shall be validly issued and outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger becoming effective and without any further action on the part of anyone, be converted, exchanged and cancelled as provided in Section 4.1(e) hereof.

                 (e) Conversion and Exchange of Shares of CBI Common Stock; Exchange Ratio. At the Effective Time of the Merger, all outstanding shares of CBI Common Stock held by the CBI Record Holders immediately prior to the Effective Time of the Merger shall, without any further action on the part of anyone, cease to represent any interest (equity, shareholder or otherwise) in CBI and shall, except for those shares held by any CBI Record Holders who shall have properly perfected such Record Holders' dissenters' rights and shall have maintained the perfected status of such dissenters' rights through the Effective Time of the Merger, automatically be converted exclusively into, and constitute only the right of each CBI Record Holder to receive in exchange for such holder's shares of CBI Common Stock,





        PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 93 whole shares of UPC Common Stock and a cash payment in settlement of any fractional share of UPC Common Stock which shall remain after aggregating all whole and fractional shares of UPC Common Stock to which the CBI Record Holder is entitled as provided in this Section 4.1(e) hereof and Section 3.1(e) of the Reorganization Agreement. The shares of UPC Common Stock and the cash settlement of any remaining fractional share of UPC Common Stock deliverable by UPC to the CBI Record Holders pursuant to the terms of the Reorganization Agreement are sometimes collectively referred to herein as the "Consideration."

                          (1)     THE EXCHANGE RATIO.  Subject to any
         adjustments which may be required by an event described in Subsections 4.1(e)(3) and 4.1(e)(4) below, the number of shares of UPC Common Stock to be exchanged for each share of CBI Common Stock which shall be issued and outstanding immediately prior to the Effective Time of the Merger shall be based on an exchange ratio (the "Exchange Ratio") of One and 185/1000 (1.185) shares of UPC Common Stock for each share of CBI Common Stock which shall be outstanding immediately prior to the Effective Time of the Merger. The Exchange Ratio specified in this
         Section 4.1(e) is based upon there being no more than an aggregate of 3,067,268 shares of CBI Common Stock validly issued and outstanding immediately prior to the Effective Time of the Merger in addition to any shares of CBI Common Stock which shall have been issued in connection with: (i) the exercise of options or warrants which were outstanding on the date of the Reorganization Agreement, the existence of which was specifically disclosed in the Reorganization Agreement or in a Schedule of Exceptions thereto or (ii) the conversion of the principal of the CBI Convertible, Subordinated Capital Notes referred to in Section 2.8, of the Reorganization Agreement; provided, however
               , that no fractional shares of UPC Common Stock shall be issued in the transaction and if, after aggregating all of the whole and fractional shares of UPC Common Stock to which a CBI Record Holder shall be entitled based upon the Exchange Ratio, there should be a fractional share of UPC Common Stock remaining, such fractional share shall be settled by a cash payment therefor pursuant to the Mechanics of Payment of the Consideration set forth in Section 4.1(f) hereof, which cash settlement shall be based upon the Current Market Price Per Share [as defined in the following Subsection 4.1(e)(2)] of one (1) full share of UPC Common Stock.

                          (2) DEFINITION OF "CURRENT MARKET PRICE PER SHARE." The "Current Market Price Per Share" shall be the average price per share of the "last" real time trades (i.e., the "closing price") of the UPC Common Stock on the New York Stock Exchange ("NYSE") Consolidated Tape (the information as published in The Wall Street Journal,





        PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 94

         Midwestern Edition, shall be rebuttably presumed to be correct) for each of the ten (10) general market trading days next preceding the Closing Date on which the NYSE shall have been open for business (the "Pricing Period"). In the event the UPC Common Stock should not trade on one or more of the trading days during the Pricing Period (a "No Trade Date"), any such No Trade Date shall be disregarded in computing the average closing price per share of UPC Common Stock and the average shall be based upon the "last" real time trades and the number of days on which the UPC Common Stock actually traded on the NYSE during the Pricing Period.

                          (3) EFFECT OF EXERCISE OF DISSENTERS' RIGHTS ON THE EXCHANGE RATIO. Should CBI Record Holders holding as much as seven percent (7%) of the shares of CBI Common Stock issued and outstanding at the time of Closing have perfected such CBI Record Holders' Dissenters' Rights pursuant to the Missouri Code and have maintained the perfected status of such Dissenters' Rights through the Closing Date, UPC and INTERIM have the right, exercisable in their sole discretion, to either terminate the Reorganization Agreement without penalty or, subject to the prior approval of a committee consisting of those persons who were serving on the CBI Board of Directors immediately prior to the Effective Time of the Merger, to reduce the per share Consideration to be delivered by UPC hereunder (i.e., the Exchange Ratio) by an amount sufficient to offset against the aggregate Consideration the amount by which (A) the aggregate amount paid, or required to be paid, by INTERIM as the Surviving Corporation to such dissenting CBI Record Holders in satisfaction of their Dissenters' Rights shall exceed (B) the value of the Consideration which would have been delivered hereunder to such dissenting Record Holders had they not exercised their Dissenters' Rights. The "value" referred to in the previous sentence shall be the Current Market Price Per Share of the UPC Common Stock as defined in Subsection 4.1(e)(2) above.

                          (4) EFFECT OF STOCK SPLITS, REVERSE STOCK SPLITS, STOCK DIVIDENDS AND SIMILAR CHANGES IN THE CAPITAL OF CBI. Should CBI effect any stock splits, reverse stock splits, stock dividends or similar changes in its respective capital accounts subsequent to the date of this Reorganization Agreement but prior to the Effective Time of the Merger, the Exchange Ratio shall be adjusted in such a manner as the Board of Directors of UPC shall deem in good faith to be fair and reasonable in order to give effect to such changes.





        PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 95

         (f)     Mechanics of Payment of Consideration.

                          (1) THE CBI COMMON STOCK. Within five days after the Effective Time of the Merger and the receipt of a certified list of all of the CBI Record Holders, the Corporate Trust Department of Union Planters National Bank, Memphis, Tennessee (the "Exchange Agent") shall deliver to each of the CBI Record Holders such materials and information as may be deemed necessary by the Exchange Agent to advise the CBI Record Holders of the procedures required for proper surrender of their certificates formerly evidencing and representing shares of the CBI Common Stock in order for the CBI Record Holders to receive the Consideration. Such materials shall include, without limitation, a Letter of Transmittal, an Instruction Sheet, and a return envelope addressed to the Exchange Agent (collectively the "Shareholder Materials"). All Shareholder Materials shall be sent by First Class United States mail to the CBI Record Holders at the addresses set forth on a certified shareholder list to be delivered by CBI to UPC at the Closing (the "Shareholder List"). As soon as reasonably practicable thereafter, the CBI Record Holders of all of the outstanding shares of CBI Common Stock, shall deliver, or cause to be delivered, to the Exchange Agent, pursuant to the Shareholder Materials, the certificates formerly evidencing and representing all of the shares of CBI Common Stock which were validly issued and outstanding immediately prior to the Effective Time of the Merger, and the Exchange Agent shall take prompt action to process such certificates formerly evidencing and representing shares of CBI Common Stock received by it (including the prompt return of any defective submissions with instructions as to those actions which the Exchange Agent may deem necessary to remedy any defects). Upon receipt of the proper submission of the certificate(s) formerly representing and evidencing ownership of the shares of CBI Common Stock, the Exchange Agent shall, on or prior to the 10th day after the receipt of such certificates, mail to the former CBI Record Holders in exchange for the certificate(s) surrendered by them, the Consideration to be paid for each such CBI Record Holder's shares of CBI Common Stock evidenced by the certificate or certificates which were cancelled and converted exclusively into the right to receive the Consideration upon the Merger becoming effective. After the Effective Time of the Merger and until properly surrendered to the Exchange Agent, each outstanding certificate or certificates which formerly evidenced and represented the shares of CBI Common Stock of a CBI Record Holder, subject to the provisions of this Section, shall be deemed for all corporate purposes to represent and evidence only the right to receive the Consideration into which such CBI Record Holder's shares of CBI Common Stock were converted and aggregated at the





        PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 96

         Effective Time of the Merger. Unless and until the outstanding certificate or certificates which immediately prior to the Effective Time of the Merger evidenced and represented the CBI Record Holder's CBI Common Stock shall have been properly surrendered as provided above, the Consideration payable to the CBI Record Holder(s) of the cancelled shares as of any time after the Effective Date shall not be paid to the CBI Record Holder(s) of such certificate(s) until such certificates shall have been surrendered in the manner required. No dividends or other distributions which shall otherwise be payable on the shares of UPC Common Stock constituting the Consideration shall be paid to any CBI Record Holders entitled to receive such shares until such persons shall have surrendered in accordance with the Shareholder Materials their certificates formerly representing shares of CBI Common Stock. Upon such proper surrender, there shall be paid to such person in whose name the shares of UPC Common Stock shall be issued any dividends or other distributions, the record date of which shall have occurred between the Effective Time of the Merger and such surrender, with respect to such shares of UPC Common Stock, without interest thereon. Each CBI Record Holder will be responsible for all federal, state and local taxes which may be incurred by him or her on account of his receipt of the Consideration to be paid in the Merger. The CBI Record Holder(s) of any certificate(s) which shall have been lost or destroyed may nevertheless, subject to the provisions of this
         Section 4.1(f), receive the Consideration to which each such CBI Record Holder is entitled, provided that each such CBI Record Holder shall deliver to UPC and to the Exchange Agent: (i) a sworn statement certifying the fact of such loss or destruction and specifying the circumstances thereof and (ii) a lost instrument bond in form satisfactory to UPC and the Exchange Agent which shall have been duly executed by a corporate surety satisfactory to UPC and the Exchange Agent, indemnifying the Surviving Corporation, UPC, the Exchange Agent (and their respective successors) to their satisfaction against any loss or expense which any of them may incur as a result of such lost or destroyed certificates being thereafter presented. Any costs or expenses which may arise from such replacement procedure, including the premium on the lost instrument bond, shall be for the account of the CBI Record Holder. Should the Exchange Ratio potentially be subject to adjustment in the manner provided in Section 4.1(e)(3) or
         Section 4.1(e)(4) above, the Exchange Agent shall, with the presumed consent of each CBI Record Holder, withhold delivery of the Consideration until such time as the amount of the adjustment to the Exchange Ratio shall have been determined upon the proceedings upon the Dissenters' Rights having become final; provided, however, that if a CBI Record Holder should so elect in his or her Letter of Transmittal, the





        PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 97

Exchange Agent shall retain for future delivery only such part of the Consideration as shall be reasonably estimated to be required to effect the adjustment described in Section 4.1(e)(3) or Section 4.1(e)(4) hereof and shall deliver to the CBI Record Holder the remainder of the Consideration.

                          (2) THE CBI PREFERRED STOCK. Within five days after the Effective Time of the Merger and the receipt of a certified list of all of those persons who shall be holders of record of the CBI Series C Preferred Stock immediately prior to the Effective Time of the Merger, the Exchange Agent shall deliver to each of such holders of CBI Series C Preferred Stock such materials and information as may be deemed necessary by the Exchange Agent to advise them of the procedures required for proper surrender of their certificates formerly evidencing and representing shares of the CBI Series C Preferred Stock in order for such holders thereof to receive the consideration into which such shares shall have been converted upon the Merger becoming effective. Such procedures shall be the same as the procedures set forth above with respect to the surrender of the CBI Common Stock certificates against receipt of the Consideration; provided, however, that if all of such CBI Series C Preferred Stock shall be held of record at the Effective Time of the Merger by Capital Bank of Cape Girardeau County or its successor as Depositary for the benefit of the holders of Depositary Shares, each representing a 1/25th (or other)interest in a share of CBI Series C Preferred Stock, the Exchange agent shall, by prior arrangement with such Depositary, cause to be transferred by wire transfer to the Depositary against delivery of the certificates formerly evidencing and representing shares of the CBI Series C Preferred Stock immediately available funds in an amount sufficient to pay the redemption price of $500 per share plus unpaid accrued dividends as provided in Subsection 4.1(d)(1) of this Plan of Merger. This transfer shall be effected by the Exchange Agent as soon as practicable after the Effective Time of the Merger.

         4.2 Transfer of Assets. At the Effective Time of the Merger, INTERIM, as the Surviving Corporation, shall thereupon and thereafter possess all of the rights, assets, licenses, permits, privileges, immunities, franchises and other similar interests, as well of a public as of a private nature, of both of INTERIM and CBI; and all property, whether real personal, or mixed, and whether tangible or intangible, and whether liquidated or unliquidated, and whether real or contingent; and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to each of INTERIM and CBI, shall be taken and deemed to be transferred to, and vested in INTERIM as the Surviving Corporation without further act, deed, conveyance,





        PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 98 assignment or other instrument of transfer, all as provided in Section 48-23-108(2) of the Tennessee Code; and the title to any real estate, or any interest therein, under the laws of the State of Missouri vested in INTERIM or CBI as the merging corporations, shall not revert or be in any way impaired by reason of such Merger as provided in Title 23, Section 351.450(4) of the Missouri Code.

         4.3 Assumption of Liabilities. Following the Effective Time of the Merger, the Surviving Corporation shall thenceforth be responsible and liable for all of the debts, liabilities, obligations and contracts of both INTERIM and CBI, whether the same shall be matured or unmatured; whether accrued, absolute, contingent or otherwise; and whether or not reflected or reserved against in the balance sheets, other financial statements, books of account or records of INTERIM, or CBI; and any claim existing or action or proceeding pending against either of such corporations may be prosecuted to judgment as if such Merger had not taken place, or INTERIM as such Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of INTERIM or CBI shall be impaired by their Merger, all as provided in Section 48-21-108(3) of the Tennessee Code.

         4.4 Dissenters' Rights of CBI Shareholders. Any CBI Record Holder of shares of CBI Common Stock who shall comply strictly with the provisions of Title 23 Section 351.455 of the Missouri Code, shall be entitled to dissent from the Merger and to seek those appraisal remedies afforded by the Missouri Code. A CBI Record Holder who shall have perfected such holder's "Dissenter's Rights" is referred to herein as an "CBI Dissenting Shareholder." UPC and INTERIM shall not be obligated to consummate the Merger if CBI Record Holders holding or controlling more than ten percent (10%) of the shares of the CBI Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall have perfected and maintained in perfected status their Dissenters' Rights in accordance with the Missouri Code and the perfected status of said Dissenters' Rights shall have continued to the time of Closing.

         4.5 Approvals of Shareholders of CBI and INTERIM. In order to become effective, the Merger must be approved by the respective shareholders of CBI and of INTERIM at meetings to be called for that purpose by their respective Boards of Directors, or by their unanimous action by written consent complying fully with the laws of Missouri and Tennessee.

         4.6 CBI Stock Options. Each CBI Stock Option or warrant which shall be outstanding at the Effective Time of the Merger shall, without any action on the part of anyone, be automatically converted into an option to acquire at the exercise price per share of CBI Common Stock that number of shares of UPC Common Stock as shall be equal to the Exchange Ratio; e.g., assuming





        PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 99
that the Exchange Ratio were 1.185 shares of UPC Common Stock for each share of CBI Common Stock, a holder of an option or warrant to purchase 100 shares of CBI Common Stock for $20.00 per share would, upon exercise by paying the exercise price of $2,000, receive, after aggregation, 118 full shares of UPC Common Stock and a cash settlement for the remaining .5 share based upon the closing price of the UPC Common Stock on the date of exercise of the option or
warrant [100 X 1.185 = 118.5].   It is expected that at the Effective Time of
the Merger any validly issued and outstanding CBI Stock Options will either be exercised by the holders thereof or converted into options to acquire shares of UPC Common Stock at the election of the holders thereof.

         4.7 CBI Convertible Subordinated Capital Notes. As of June 20, 1995, CBI had outstanding $207,400 in principal amount of 9% Convertible Subordinated Capital Notes which are due and payable on June 30, 1997 (the "CBI Convertible Notes" or "Notes"). At the option of the holders, the Notes are convertible into shares of CBI Common Stock prior to maturity at the rate of one share of CBI Common Stock for each $20.00 of principal outstanding on the Notes. At the Effective Time of the Merger, without any action on the part of anyone, the Notes shall automatically be modified such that each $20.00 of outstanding principal would be convertible at the option of the holder into that number of shares and fractional shares of UPC Common Stock which shall be equal to the Exchange Ratio; i.e., assuming that the Exchange Ratio were 1.185 shares of UPC Common Stock for one share of CBI Common Stock, $20.00 of outstanding principal would be convertible into 1.185 shares of UPC Common Stock.

                                   ARTICLE 5
                             AMENDMENTS AND WAIVERS

                 5.1 Amendments. To the extent permitted by law, this Plan of Merger may be amended unilaterally by UPC and INTERIM as set forth in Sections
2.5 and 10.9(d) of the Reorganization Agreement; provided, however, that the provisions of Section 4.3 of this Plan of Merger relating to the manner or basis upon which shares of CBI Common Stock will be converted into the exclusive right to receive the Consideration from UPC shall not be amended in such a manner as to reduce the amount of the Consideration payable to the CBI Record Holders determined as provided in Section 4.3 of this Plan of Merger nor shall this Plan of Merger be amended to permit UPC to utilize assets other than shares of UPC Common Stock and, with respect to any fractional share remaining after aggregating all whole and fractional shares of a CBI Record Holder, cash or good funds to make payment of the Consideration as provided in Section 3.1(e) of the Reorganization Agreement at any time after the Shareholders' Meeting without the requisite approval (except as provided for in the Reorganization Agreement) of the CBI Record Holders of the shares of CBI Common Stock outstanding immediately prior to the Effective Time of the





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 100

Merger and that no amendment to this Plan of Merger shall modify the requirements of regulatory approval as set forth in Section 8.3(b) of the Reorganization Agreement.

                 5.2  Authority for Amendments and Waivers.   UPC shall have
the unilateral right to revise the structure of the corporate reorganization contemplated by the Reorganization Agreement and this Plan of Merger in order to achieve tax benefits or for any other reason which UPC may deem advisable; provided, however, that UPC shall not have the right, without the approval of the Board of Directors of CBI, to make any revision to the structure of the Reorganization which (i) changes the amount of the Consideration which the CBI Record Holders are entitled to receive [determined in the manner provided in
Section 3.1(e) of the Reorganization Agreement and Section 4.1(e) hereof]; (ii) changes the intended tax-free effect of the Merger to UPC, INTERIM, CBI or to any CBI Shareholder or CBI Subsidiary; (iii) would permit UPC to pay the Consideration other than by delivery of shares of UPC Common Stock registered with the SEC (in the manner described in Section 6.2 of the Reorganization Agreement); or (iv) materially adversely affects the economic benefits of the transaction from the perspective of the CBI Record Holders. UPC may exercise this right of revision by giving written Notice to CBI in the manner provided in Section 10.1 of the Reorganization Agreement, which Notice shall be in the form of an amendment to the Reorganization Agreement and/or this Plan of Merger or in the form of an Amended and Restated Agreement and Plan of Reorganization and/or Plan of Merger.

         Prior to the Effective Time of the Merger, UPC and INTERIM, acting through their respective Boards of Directors or chief executive officers or presidents or other authorized officers, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Tennessee Secretary of State, to waive any default in the performance of any term of this Plan of Merger by CBI, to waive or extend the time for the compliance or fulfillment by CBI of any and all of its obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of UPC and INTERIM under this Plan of Merger, except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation.

         Prior to the Effective Time of the Merger, CBI, acting through its Board of Directors or chief executive officer or president or other authorized officer, shall have the right to amend this Plan of Merger to postpone the Effective Time of the Merger to a date and time subsequent to the time of filing of the Plan of Merger with the Tennessee Secretary of State, to waive any default in the performance of any term of this Plan of Merger by UPC or INTERIM, to waive or extend the time for the compliance





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 101 or fulfillment by UPC or INTERIM of any and all of their obligations under this Plan of Merger, and to waive any or all of the conditions precedent to the obligations of CBI under this Plan of Merger except any condition that, if not satisfied, would result in the violation of any law or applicable governmental regulation.

                                   ARTICLE 6
                                 MISCELLANEOUS

                 6.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by registered or certified mail, postage pre-paid to the persons at the addresses set forth below (or at such other addresses or facsimile numbers as may hereafter be designated as provided below), and shall be deemed to have been delivered as of the date received by the Party to which, or to whom it is addressed:

If to UPC or INTERIM:
                 Union Planters Corporation
                 Post Office Box 387 (for mailing)
                 Memphis, Tennessee  38147
                 7130 Goodlett Farms Parkway (for deliveries)
                 Memphis, Tennessee  38018
                 Fax:  (901) 383-2877
                 Attn: Mr. Jackson W. Moore, President
                 E. James House, Jr., Esquire, Secretary

With copy to:    McDonnell Dyer, P.L.C
                 Post Office Box 775000 (for mailing)
                 Memphis, TN 38177-5000
                 6075 Poplar Avenue (Suite 650) (deliveries)
                 Memphis, TN 38119
                 Fax:  (901) 537-1010
                 Attn: Marion S. Boyd, Jr.

If to CBI:       Capital Bancorporation, Inc.
                 Post Office Box 2017 (for mailing)
                 Cape Girardeau, MO 63702-2017
                 407 N. Kingshighway (4th Floor) (deliveries)
                 Cape Girardeau, MO 63701
                 Fax:  (314) 335-1085
                 Attn: Mr. Van H. Puls,
                 President & Chief Executive Officer
                 Mr. David G. Collier, Secretary

With copy to:    Peper, Martin, Jensen, Maichel and Hetlage
                 720 Olive Street (24th Floor)
                 St. Louis, MO 63101
                 Fax:  (314) 621-4834
                 Attn: John R. Short, Esq.





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 102 or to such other address as any Party hereto may hereafter designate to the other Parties in writing pursuant to this Section 6.1. Notice shall be deemed to have been given on the date reflected in the proof or evidence of delivery, or if none, on the date actually received.

                 6.2 Governing Law. This Reorganization Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, and not the laws pertaining to choice or conflicts of laws, of the State of Tennessee, unless and to the extent that federal law controls and unless and to the extent that the laws of Missouri control the procedures for effecting the Merger and the substantive effect thereof.

                 6.3 Captions. The Captions heading the Sections in this Plan of Merger are for convenience only and shall not affect the construction or interpretation of this Plan of Merger.

                 6.4 Counterparts. This Plan of Merger may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the Parties hereto has caused this Plan of Merger to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the date first written above.


                                           CAPITAL BANCORPORATION, INC.


                                           By: ------------------------------
                                                        Van H. Puls
                                                   Its: President and Chief
                                                        Executive Officer
ATTEST:

------------------------------
David G. Collier, Secretary


                                           UNION PLANTERS CORPORATION


                                           By: ------------------------------
                                                 Jackson W. Moore
                                           Its:  President
ATTEST:

------------------------------
E. James House, Jr., Secretary





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 103

                                           CBI ACQUISITION COMPANY, INC.


                                           By:  ------------------------------
                                                Jackson W. Moore
                                           Its: President
ATTEST:

------------------------------
E. James House, Jr., Secretary





       PLAN OF MERGER - EXHIBIT A TO REORGANIZATION AGREEMENT - PAGE 104

                                   APPENDIX B

                   [Letterhead of M. A. Schapiro & Co., Inc.]

                                                                    Date



Board of Directors
Capital Bancorporation, Inc.
Fourth Floor                                                        D R A F T
407 N. Kingshighway
Cape Girardeau, Missouri 63702-2017

Dear Sirs:

         You have asked us to advise you with respect to the fairness to the stockholders of Capital Bancorporation, Inc. ("CBI"), from a financial point of view, of the Exchange Ratio (as defined below) to be received by CBI's stockholders, pursuant to the Agreement and Plan of Reorganization dated June 20, 1995 as amended and restated June 22, 1995 (the "Agreement") by and among CBI, CBI Acquisition Company, Inc. and Union Planters Corporation ("UPC"). The Agreement provides for the merger of CBI into a wholly-owned subsidiary of UPC. If the Merger is consummated, each share of CBI Common Stock that is outstanding immediately prior to the effective time of the Merger will be converted into 1.185 shares of UPC Common Stock, subject to adjustment as set forth in the Agreement (the "Exchange Ratio"). The terms and conditions of the Merger are more fully set forth in the Agreement and we have assumed for purposes of this opinion that no such terms or conditions will be amended, modified or waived in a manner adverse to the stockholders of CBI prior to commencement of the Merger.

         In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to CBI and UPC. We have also reviewed certain other information, including financial forecasts, provided to us by CBI and have met with the management and representatives of CBI and UPC to discuss their businesses and prospects.

         We have also considered certain financial and stock market data of CBI and UPC and we have compared that data with similar data for other publicly held companies in businesses similar to that of CBI, and we have considered the financial terms of certain other business combinations which have recently been effected. We also considered such other information, financial studies, analysis and investigation and financial, economic and market criteria which we deemed relevant.

         In connection with our review, we have not independently verified any of the foregoing information and have relied on it being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed (and have not independently verified) that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of CBI's management as to the future financial performance of CBI.
In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of CBI or UPC, nor have we been furnished with any such evaluations or appraisals. Our opinion herein is based upon circumstances existing and disclosed to us as of the date hereof.
         M.A. Schapiro & Co. Inc., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the past, we have provided financial advisory services for CBI and have received fees for rendering these services.

         It is understood that this letter is for the information of the Board of Directors only and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, or proxy statement or in any other written document used in connection with the offering or sale of securities nor shall this letter be used for any other purposes without M.A. Schapiro's prior written consent; provided, however, that this letter may be quoted in, referred to and filed as an exhibit or appendix to the Prospectus/Proxy Statement comprising a part of the Registration Statement on Form S-4 being filed by UPC with the Securities and Exchange Commission in connection with the registration of the shares of UPC common stock to be issued to the common stock holders of CBI as consideration for the cancellation of their issued and outstanding shares of CBI common stock, if the Merger is approved by CBI's common stockholders and thereafter is consummated. The opinion expressed herein is not intended to confer rights or remedies upon CBI, any stockholder of CBI, or any other person.

         Based upon the foregoing and subject to the various assumptions and limitation set forth herein, it is our opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the stockholders of CBI.


                                                      Very truly yours,



                                                      M.A. SCHAPIRO & CO., INC.

                                   APPENDIX C

         351.455. SHAREHOLDER WHO OBJECTS TO MERGER MAY DEMAND VALUE OF SHARES, WHEN

         1. If a shareholder of a corporation which is a party to a merger or consolidation shall file with such corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to such plan of merger or consolidation, and shall not vote in favor thereof, and such shareholder, within twenty days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to such shareholder, upon surrender of his certificate or certificates representing said shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder failing to make demand within the twenty day period shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof.

         2. If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his certificate or certificates representing said shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

         3. If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

         4. The right of a dissenting shareholder to be paid the fair value of his shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.
(L.1943, p. 410, Section 71.)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

              ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Restated Charter of the Registrant provides as follows:

TWELFTH:  INDEMNIFICATION OF CERTAIN PERSONS:

To the fullest extent permitted by Tennessee law, the Corporation may indemnify or purchase and maintain insurance to indemnify any of its directors, officers, employees or agents and any persons who may serve at the request of the Corporation as directors, officers, employees, trustees or agents of any other corporation, firm, association, national banking association, state-chartered bank, trust company, business trust, organization or any other type of entity whether or not the Corporation shall have any ownership interest in such entity. Such indemnification(s) may be provided for in the Bylaws, or by resolution of the Board of Directors or by appropriate contract with the person involved.

Article V, INDEMNIFICATION, of the Registrant's Bylaws provides as follows:

The Corporation does hereby indemnify its directors and officers to the fullest extent permitted by the laws of the State of Tennessee and by ARTICLE TWELFTH of its Charter. The Corporation may indemnify any other person to the extent permitted by the Charter and by applicable law.

Indemnification of corporate directors and officers is governed by Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (the "Act"). Under the Act, a person may be indemnified by a corporation against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in criminal actions or proceedings only, in addition, had no reasonable cause to believe that his conduct was unlawful. A Tennessee corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such suit unless such director or officer did not act in good faith or with the degree of diligence, care and skill which ordinarily prudent men exercise under similar circumstances and in like positions.

A person who has been wholly successful, on the merits or otherwise, in the defense of any of the foregoing types of suits or proceedings is entitled to indemnification for the foregoing amounts. A person who has not been wholly successful in any such suit or proceeding may be indemnified only upon the order of a court or a finding that the director or officer met the required statutory standard of conduct by (i) a majority vote of a disinterested quorum of the board of Directors, (ii) the Board of Directors based upon the written opinion of independent legal counsel to such effect, or (iii) a vote of the shareholders.


ITEM 21.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
NUMBER             DESCRIPTION
-------            -----------
  2       --       Agreement and Plan of Reorganization dated as of June 20, 1995, as amended and restated
                   June 22, 1995, by and between Union Planters Corporation, Capital Bancorporation, Inc. and CBI
                   Acquisition Company Inc. along with the Plan of Merger annexed thereto as Exhibit A (included as Appendix A to the Prospectus).

  5       --       Opinion of E. James House, Jr., Esquire, Secretary and Manager of the Legal Department of Union
                   Planters Corporation, regarding legality of the Union Planters Corporation Common Stock.

  23(a)   --       Consent of E. James House, Jr., Esq. (included in Exhibit 5).

  23(b)   --       Consent of Price Waterhouse LLP

  23(c)   --       Consent of KPMG Peat Marwick LLP

  23(d)   --       Consent of M. A. Schapiro & Co., Inc.

  24      --       Power of Attorney (included in signature pages).

  99(a)   --       Form of Proxy


ITEM 22.         UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                 (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                 (3) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                 (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                 (7) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                 (8) That every prospectus: (i) that is filed pursuant to Paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used on connection with and offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Memphis, State of Tennessee, on the 4th day of October, 1995.

DATE:    October 4, 1995

                                        UNION PLANTERS CORPORATION


                                        By:  /s/ Benjamin W. Rawlins, Jr.
                                             ------------------------------
                                             Benjamin W. Rawlins, Jr.
                                             Chairman of the Board and
                                             Chief Executive Officer


We, the undersigned directors and officers of Union Planters Corporation do hereby constitute and appoint E. James House, Jr. and M. Kirk Walters, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                               Capacity                                           Date
----                                               --------                                           ----
/s/ Benjamin W. Rawlins, Jr.                       Chairman of the Board,                     October 4, 1995
----------------------------------                 Chief Executive Officer,                   -------------------------
Benjamin W. Rawlins, Jr.                           Director (Principal
                                                   Executive Officer)

/s/ John W. Parker                                 Executive Vice President                   October 4, 1995
-------------------------------------------        and Chief Financial                        -------------------------
John W. Parker                                     Officer (Principal
                                                   Financial Officer)

/s/ M. Kirk Walters                                Senior Vice President,                     October 4, 1995
-------------------------------------------        Treasurer and Chief                        -------------------------
M. Kirk Walters                                    Accounting Officer

                                                   Director
-------------------------------------------                                                   -------------------------
Albert M. Austin

/s/ Marvin E. Bruce                                Director                                   October 4, 1995
-------------------------------------------                                                   -------------------------
Marvin E. Bruce

/s/ George W. Bryan                                Director                                   October 4, 1995
-------------------------------------------                                                   -------------------------
George W. Bryan

/s/ Robert B. Colbert, Jr.                         Director                                   October 4, 1995
-------------------------------------------                                                   -------------------------
Robert B. Colbert, Jr.

/s/ C.J. Lowrance, III                             Director                                   October 4, 1995
-------------------------------------------                                                   -------------------------
C. J. Lowrance, III

/s/ Jackson W. Moore                               President and Director                     October 4, 1995
-------------------------------------------                                                   -------------------------
Jackson W. Moore

/s/ Stanley D. Overton                             Director                                   October 4, 1995
-------------------------------------------                                                   -------------------------
Stanley D. Overton

/s/ V. Lane Rawlins                                Director                                   October 4, 1995
-------------------------------------------                                                   -------------------------
V. Lane Rawlins

                                                   Director
-------------------------------------------                                                   -------------------------
Mike P. Sturdivant

                                                   Director
-------------------------------------------                                                   -------------------------
Richard A. Trippeer, Jr.

                                                   Director
-------------------------------------------                                                   -------------------------
Milton J. Womack

                                 EXHIBIT INDEX



EXHIBIT
NUMBER            DESCRIPTION
 2                Agreement and Plan of Reorganization dated as of June 20, 1995, as amended and restated
                  June 22, 1995, by and between Union Planters Corporation, Capital Bancorporation, Inc. and
                  CBI Acquisition Company Inc. along with the Plan of Merger annexed thereto as Exhibit A
                  (included as Appendix A to the Prospectus).

 5                Opinion of E. James House, Jr., Esquire, Secretary and Manager of the Legal Department of
                  Union Planters Corporation, regarding legality of the Union Planters Corporation Common
                  Stock.

 23(a)            Consent of E. James House, Jr., Esq. (included in Exhibit 5).

 23(b)            Consent of Price Waterhouse LLP

 23(c)            Consent of KPMG Peat Marwick LLP

 23(d)            Consent of M. A. Schapiro & Co., Inc.

 24               Power of Attorney (included in signature pages).

 99(a)            Form of Proxy